  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1996

                                                       REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                        ALLEGHENY TELEDYNE INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                            25-1792394
     (STATE OR OTHER               3316                       (I.R.S.
     JURISDICTION OF           (PRIMARY STANDARD      EMPLOYER IDENTIFICATION
    INCORPORATION OR              INDUSTRIAL                     NO.)
      ORGANIZATION)           CLASSIFICATION CODE
                                    NUMBER)

                              1000 SIX PPG PLACE
                      PITTSBURGH, PENNSYLVANIA 15222-5479
                                (412) 394-2800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                 JON D. WALTON
                 VICE PRESIDENT--GENERAL COUNSEL AND SECRETARY
                        ALLEGHENY TELEDYNE INCORPORATED
                              1000 SIX PPG PLACE
                      PITTSBURGH, PENNSYLVANIA 15222-5479
                                (412) 394-2836
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
           RONALD D. WEST                             HENRY LESSER
     KIRKPATRICK & LOCKHART LLP                    IRELL & MANELLA LLP
        1500 OLIVER BUILDING                SUITE 3300, 333 SOUTH HOPE STREET
 PITTSBURGH, PENNSYLVANIA 15222-2312       LOS ANGELES, CALIFORNIA 90071-3042
           (412) 355-6500                            (213) 620-1555

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the effective time of the Combination described in this registration statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                              PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF                       MAXIMUM          MAXIMUM         AMOUNT OF
       SECURITIES          AMOUNT TO BE    OFFERING PRICE     AGGREGATE      REGISTRATION
    TO BE REGISTERED      REGISTERED (1)     PER SHARE    OFFERING PRICE (2)    FEE (3)
- -----------------------------------------------------------------------------------------
Common stock, par value     183,778,552
 $.10 per share........       shares            --          $3,500,611,275     $453,987

================================================================================

(1) Represents the maximum number of shares issuable to holders of Common Stock, par value $.10 per share, of Allegheny Ludlum Corporation ("Allegheny Ludlum Common Stock") and holders of Common Stock, par value $1.00 per share, of Teledyne, Inc. ("Teledyne Common Stock") pursuant to the Agreement and Plan of Merger and Combination described in this registration statement, including up to 68,275,902 shares issuable to holders of Allegheny Ludlum Common Stock and up to 115,502,650 shares issuable to holders of Teledyne Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(f)(1) based upon the average of the high and low sales prices of Allegheny Ludlum Common Stock and Teledyne Common Stock on July 15, 1996, in each case as reported on the New York Stock Exchange Composite Tape, and the respective ratios at which such Common Stock will be converted into Allegheny Teledyne Incorporated Common Stock pursuant to the Agreement and Plan of Merger and Combination described in this registration statement.
(3) Offset in accordance with Rule 457(b) by fees aggregating $753,121 previously paid in connection with the filings of the preliminary Joint Proxy Statement/Prospectus on May 16, 1996.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        ALLEGHENY TELEDYNE INCORPORATED

 CROSS-REFERENCE SHEET PURSUANT TO RULE 404(A) OF REGULATION C AND ITEM 501(B)
        OF REGULATION S-K SETTING FORTH THE LOCATION IN THE JOINT PROXY STATEMENT/PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-4.

                                                  LOCATION IN JOINT PROXY
FORM S-4 ITEM NUMBER AND CAPTION                    STATEMENT/PROSPECTUS
- --------------------------------                  -----------------------
A.  INFORMATION ABOUT THE TRANSACTION
1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus............................  Outside Front Cover Page
2.  Inside Front and Outside Back Cover     Available Information; Incorporation
    Pages of Prospectus...................  of Certain Documents by Reference;
                                            Table of Contents
3.  Risk Factors, Ratio of Earnings to
    Fixed Charges and Other Information...  Summary; Risk Factors; Comparative
                                            Per Share Data; The Meetings; The
                                            Combination
4.  Terms of the Transaction..............  Summary; The Combination; The
                                            Combination Agreement; The
                                            Stockholder Agreements; Unaudited
                                            Pro Forma Condensed Combined
                                            Financial Information; Comparison of
                                            Stockholder Rights; Description of
                                            ATI Capital Stock
5.  Pro Forma Financial Information.......  Summary; Unaudited Pro Forma
                                            Condensed Combined Financial
                                            Information
6.  Material Contacts with the Company
    Being Acquired........................  The Combination
7.  Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters.............    *
8.  Interests of Named Experts and
    Counsel...............................  Legal Matters
9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities...........................    *

B.  INFORMATION ABOUT THE REGISTRANT
10. Information with Respect to S-3
    Registrants...........................    *
11. Incorporation of Certain Information
    by Reference..........................    *
12. Information with Respect to S-2 or S-3
    Registrants...........................    *
13. Incorporation of Certain Information
    by Reference..........................    *
14. Information with Respect to
    Registrants Other Than S-2 or S-3
    Registrants...........................  Outside Front Cover Page; Summary;
                                            Unaudited Pro Forma Condensed
                                            Combined Financial Information

C.  INFORMATION ABOUT THE COMPANY BEING
    ACQUIRED
15. Information with Respect to S-3
    Companies.............................  Outside Front Cover Page;
                                            Incorporation of Certain Documents
                                            by Reference; Summary; Unaudited
                                            Pro Forma Condensed Combined
                                            Financial Information

                                                   LOCATION IN JOINT PROXY
FORM S-4 ITEM NUMBER AND CAPTION                     STATEMENT/PROSPECTUS
- --------------------------------                   -----------------------
16. Information with Respect to S-2 or S-3
    Companies...............................   *
17. Information with Respect to Companies
    Other Than S-3 or S-2 Companies.........   *
D.  VOTING AND MANAGEMENT INFORMATION
18. Information if Proxies, Consents or
    Authorizations are to be Solicited........ Outside Front Cover Page; Summary;
                                               The Meetings; The Combination; The
                                               Combination Agreement
19. Information if Proxies, Consents or
    Authorizations are not to be Solicited
    or in an Exchange Offer.................   *

- --------
* Not applicable or the answer is negative.

                    [LOGO OF ALLEGHENY LUDLUM CORPORATION]

R. P. Simmons
Chairman of the Board
                                                             July 17, 1996

Dear Allegheny Ludlum Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Allegheny Ludlum Corporation to be held on Thursday, August 15, 1996, at Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center (Union Trust Building), 435 Fifth Avenue, Pittsburgh, Pennsylvania, commencing at 1:00 p.m., local time.

  At the Special Meeting, you will be asked to approve and adopt an Agreement and Plan of Merger and Combination and the transactions contemplated thereby providing for the strategic combination of the businesses of Allegheny Ludlum Corporation and Teledyne, Inc. As a result of the business combination, each of Allegheny Ludlum and Teledyne will become a wholly owned subsidiary of a new corporation named Allegheny Teledyne Incorporated, each outstanding share of Allegheny Ludlum Common Stock will be converted into the right to receive one share of Allegheny Teledyne Common Stock, and each outstanding share of Teledyne Common Stock will be converted into the right to receive 1.925 shares of Allegheny Teledyne Common Stock (with cash paid in lieu of fractional shares).

  The Board of Directors has unanimously determined that the transaction is in the best interests of Allegheny Ludlum and its shareholders and recommends that you vote FOR the proposal to approve and adopt the Agreement and Plan of Merger and Combination and the transactions contemplated thereby. Salomon Brothers Inc, Allegheny Ludlum's financial advisor, has delivered its opinion, dated April 1, 1996, to the Board of Directors to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the transaction is fair to the holders of Allegheny Ludlum Common Stock from a financial point of view.

  At the Special Meeting, you will also be asked to approve certain proposed employee and director compensation plans. The accompanying Joint Proxy Statement/Prospectus describes the proposals to be considered at the Special Meeting more fully. You are urged to give it your careful attention.

  It is very important that your shares be represented at the Special Meeting whether or not you are personally able to attend. In order to insure that you will be represented, we ask you to complete and return the enclosed proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

  If you plan to attend the Special Meeting in person, please complete and return the enclosed postage-paid ticket request card promptly. An admission ticket, which will expedite your admission, will be mailed to you prior to the meeting. Shareholders without admission tickets will be admitted upon verification of ownership.

  You should not send in certificates representing Allegheny Ludlum Common Stock at this time. Following consummation of the combination of Allegheny Ludlum and Teledyne, information will be sent to you regarding the procedure for surrendering your stock certificates and receiving certificates for the shares of Allegheny Teledyne Common Stock issued in exchange for your Allegheny Ludlum shares.

                                          Sincerely,

                                          /s/ R. P. Simmons
                                          R. P. Simmons

                    [LOGO OF ALLEGHENY LUDLUM CORPORATION]

                              1000 SIX PPG PLACE
                     PITTSBURGH, PENNSYLVANIA 15222-5479
                                ---------------

    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 15, 1996

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Allegheny Ludlum Corporation, a Pennsylvania corporation ("Allegheny Ludlum"), will be held on Thursday, August 15, 1996, at Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center (Union Trust Building), 435 Fifth Avenue, Pittsburgh, Pennsylvania, commencing at 1:00 p.m., local time, to consider and vote upon the following matters described in the accompanying Joint Proxy Statement/Prospectus:

  1. Approval and adoption of the Agreement and Plan of Merger and Combination, dated as of April 1, 1996, as amended and restated (the "Combination Agreement"), among Allegheny Teledyne Incorporated, a newly formed Delaware corporation ("ATI"), Allegheny Ludlum, ALS Merger Corporation, a newly formed Pennsylvania corporation and a wholly owned subsidiary of ATI ("Allegheny Ludlum Merger Sub"), Teledyne, Inc., a Delaware corporation ("Teledyne"), and TDY Merger, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of ATI, and the transactions contemplated thereby, including the merger of Allegheny Ludlum Merger Sub with and into Allegheny Ludlum, pursuant to which, among other things, Allegheny Ludlum will become a wholly owned subsidiary of ATI, and each outstanding share of Allegheny Ludlum Common Stock (other than shares owned by Teledyne or any subsidiary of Teledyne, or shares held in Allegheny Ludlum's treasury immediately prior to the effective time of the Combination) will be converted into the right to receive one share of ATI Common Stock. A copy of the Combination Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

  2. Approval of the adoption of the Allegheny Teledyne Incorporated 1996 Incentive Plan.

  3. Approval of the adoption of the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan.

  4. Approval of the adoption of the amended and restated Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries.

  5. Approval of the adoption of the Teledyne, Inc. 1996 Senior Executive Performance Plan.

  6. The transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  Only holders of record of Allegheny Ludlum Common Stock at the close of business on July 8, 1996 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

  Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                   By Order of the Board of Directors,

                                        /s/ Jon D. Walton
                                          Jon D. Walton

                                   Vice President-General Counsel and
                                         Secretary
Pittsburgh, Pennsylvania

July 17, 1996

                            YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                           [LOGO OF TELEDYNE, INC.]
                            2049 CENTURY PARK EAST
                      LOS ANGELES, CALIFORNIA 90067-3101

                                                             July 17, 1996

Dear Fellow Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Teledyne, Inc. to be held at the Century Plaza Hotel, Los Angeles, California, on Thursday, August 15, 1996, commencing at 10:00 a.m. local time.

  At the meeting, we will vote on a proposal to approve and adopt an Agreement and Plan of Merger and Combination and the transactions contemplated thereby, providing for the strategic combination of the businesses of Teledyne and Allegheny Ludlum Corporation. As a result of the combination, each of Teledyne and Allegheny Ludlum will become a wholly owned subsidiary of a new corporation named Allegheny Teledyne Incorporated, each outstanding share of Teledyne Common Stock will be converted into the right to receive 1.925 shares of Allegheny Teledyne Common Stock (with cash paid in lieu of fractional shares) and each outstanding share of Allegheny Ludlum Common Stock will be converted into the right to receive one share of Allegheny Teledyne Common Stock.

  THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF TELEDYNE HAS UNANIMOUSLY RECOMMENDED TO THE TELEDYNE BOARD THAT IT APPROVE THE COMBINATION AGREEMENT. THE TELEDYNE BOARD HAS CONSIDERED AND UNANIMOUSLY ACCEPTED THIS RECOMMENDATION (EXCEPT FOR MR. RONALD LABOW, THE CHAIRMAN OF WHX CORPORATION, WHO ORIGINALLY VOTED AGAINST THE COMBINATION AGREEMENT BUT SUBSEQUENTLY VOTED IN FAVOR OF THE RESTATED VERSION THEREOF) AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  Both the Special Committee and the Board of Teledyne have concluded that the strategic combination with Allegheny Ludlum is in the best interests of Teledyne's stockholders. We have concluded that the combination represents a unique opportunity for creating both immediate and long-term value for Teledyne stockholders in excess of the value expected to be created by the continued pursuit of Teledyne's business plan on a stand-alone basis. Although certain potential risks are inherent in the combination (which are discussed in the enclosed Joint Proxy Statement/Prospectus), the Special Committee and the Board believe that these are significantly outweighed by the potential benefits of the transaction to our stockholders.

  Our recommendation that stockholders approve the Combination Agreement and the transactions contemplated thereby and our reasons for this recommendation, as well as the background of the proposed combination, the conditions to closing and other information about the transaction are set forth in the accompanying Joint Proxy Statement/Prospectus, which also includes the opinion of our financial advisors, Goldman, Sachs & Co., that, as of April 1, 1996, the exchange ratio of 1.925 shares of Allegheny Teledyne for each share of Teledyne is fair to Teledyne stockholders.

  The accompanying Joint Proxy Statement/Prospectus also contains important information regarding the terms of the transaction, the composition of the initial board of directors of Allegheny Teledyne, assignment of senior management responsibility for that company, certain proposed employee and director compensation plans to be acted upon at the Special Meeting and other matters. We urge you to give the document your careful attention.

  Your vote is important regardless of how many shares you own. In order to insure that you will be represented at the Special Meeting whether or not you are personally able to attend, we ask you to complete the enclosed proxy card promptly and return it in the envelope provided.

  Please do not send us any of your stock certificates at this time. Following the consummation of the combination, we will send you information about the procedure for surrendering your stock certificates and receiving certificates for the shares of Allegheny Teledyne common stock issued in exchange for your Teledyne shares.

                                              Sincerely,

                                              /s/ W. P. Rutledge

                                              William P. Rutledge
                                              Chairman of the Board and
                                              Chief Executive Officer

                           [LOGO OF TELEDYNE, INC.]
                            2049 CENTURY PARK EAST
                      LOS ANGELES, CALIFORNIA 90067-3101
                               ----------------

    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 1996

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Teledyne, Inc., a Delaware corporation ("Teledyne"), will be held on Thursday, August 15, 1996 at 10:00 a.m., local time, at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California.

  The meeting is called for the following purposes (as more fully described in the accompanying Joint Proxy Statement/Prospectus):

  1. To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger and Combination, dated as of April 1, 1996, as amended and restated (the "Combination Agreement"), among Allegheny Teledyne Incorporated, a newly formed Delaware corporation ("ATI"), Allegheny Ludlum Corporation, a Pennsylvania corporation ("Allegheny Ludlum"), ALS Merger Corporation, a newly formed Pennsylvania corporation and a wholly owned subsidiary of ATI, Teledyne and TDY Merger, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of ATI ("Teledyne Merger Sub"), and the transactions contemplated thereby, including the merger of Teledyne Merger Sub with and into Teledyne, pursuant to which, among other things, Teledyne will become a wholly owned subsidiary of ATI and each outstanding share of Common Stock of Teledyne (other than shares owned by Allegheny Ludlum or any subsidiary of Allegheny Ludlum, or shares held in Teledyne's treasury immediately prior to the effective time of the Combination) will be converted into the right to receive 1.925 shares of ATI Common Stock (with cash paid in lieu of fractional shares). A copy of the Combination Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

  2. To consider and act upon a proposal to approve the Allegheny Teledyne Incorporated 1996 Incentive Plan.

  3. To consider and act upon a proposal to approve the adoption of the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan.

  4. To consider and act upon a proposal to approve the adoption of the amended and restated Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries.

  5. To consider and act upon a proposal to approve the adoption of the Teledyne, Inc. 1996 Senior Executive Performance Plan.

  6. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on July 8, 1996 as the record date for determining those stockholders who will be entitled to vote at the meeting. A list of such stockholders will be open to examination by any stockholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the Teledyne, Inc. corporate offices, 2049 Century Park East, Los Angeles, California 90067-3101.

                                              By Order of the Board of
                                              Directors,
                                              Judith R. Nelson Secretary

July 17, 1996

  REGARDLESS OF WHETHER YOU NOW EXPECT TO BE PRESENT PERSONALLYAT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE.

                             JOINT PROXY STATEMENT
                                      OF

                          [LOGO OF ALLEGHENY LUDLUM]
                                      and
                           [LOGO OF TELEDYNE, INC.]
                               ----------------
                                  PROSPECTUS
                                      OF
                        ALLEGHENY TELEDYNE INCORPORATED

  This Joint Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $.10 per share ("Allegheny Ludlum Common Stock"), of Allegheny Ludlum Corporation, a Pennsylvania corporation ("Allegheny Ludlum"), in connection with the solicitation of proxies by the Board of Directors of Allegheny Ludlum for use at the Special Meeting of Allegheny Ludlum shareholders (the "Allegheny Ludlum Special Meeting") to be held on Thursday, August 15, 1996, at Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center (Union Trust Building), 435 Fifth Avenue, Pittsburgh, Pennsylvania, commencing at 1:00 p.m., local time, and at any adjournment or postponement thereof.

  This Joint Proxy Statement/Prospectus is also being furnished to holders of Common Stock, par value $1.00 per share ("Teledyne Common Stock"), of Teledyne, Inc., a Delaware corporation ("Teledyne"), in connection with the solicitation of proxies by the Teledyne Board of Directors for use at the Special Meeting of Teledyne stockholders (the "Teledyne Special Meeting") to be held on Thursday, August 15, 1996, at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

  This Joint Proxy Statement/Prospectus also constitutes the prospectus of Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), with respect to up to 183,778,552 shares of Common Stock, par value $.10 per share ("ATI Common Stock"), to be issued in the Combination (as defined herein) in exchange for outstanding shares of Allegheny Ludlum Common Stock and Teledyne Common Stock and upon the exercise of outstanding options, rights and awards. Based on the number of outstanding shares of Allegheny Ludlum Common Stock and Teledyne Common Stock as of June 30, 1996 and the respective ratios at which shares of Allegheny Ludlum Common Stock and Teledyne Common Stock will be converted into shares of ATI Common Stock in the Combination, the shareholders of Allegheny Ludlum and the stockholders of Teledyne immediately prior to the consummation of the Combination will own approximately 38% and 62%, respectively, of the outstanding shares of ATI Common Stock immediately following consummation of the Combination.

  All information contained in this Joint Proxy Statement/Prospectus relating to Allegheny Ludlum has been supplied by Allegheny Ludlum, and all information contained in this Joint Proxy Statement/Prospectus relating to Teledyne has been supplied by Teledyne.

  THE PROPOSED COMBINATION IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO BEGINNING ON PAGE 25 UNDER THE CAPTION "RISK FACTORS."
                               ----------------

 THE   SECURITIES   TO    BE   ISSUED   PURSUANT   TO    THIS   JOINT   PROXY
   STATEMENT/PROSPECTUS  HAVE  NOT  BEEN  APPROVED  OR DISAPPROVED  BY  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      NOR  HAS THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY STATE
       SECURITIES  COMMISSION PASSED UPON  THE ACCURACY OR  ADEQUACY OF
         THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
          THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

  This Joint Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of Allegheny Ludlum and stockholders of Teledyne on or about July 17, 1996.

   The date of this Joint Proxy Statement/Prospectus is July 17, 1996.

ALLEGHENY LUDLUM SPECIAL MEETING

  At the Allegheny Ludlum Special Meeting, shareholders of record of Allegheny Ludlum Common Stock as of the close of business on July 8, 1996 will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Combination, dated as of April 1, 1996, as amended and restated (the "Combination Agreement"), among ATI, Allegheny Ludlum, ALS Merger Corporation, a newly formed Pennsylvania corporation and a wholly owned subsidiary of ATI ("Allegheny Ludlum Merger Sub"), Teledyne and TDY Merger, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of ATI ("Teledyne Merger Sub"), and the transactions contemplated thereby, pursuant to which, among other things, Allegheny Ludlum Merger Sub will be merged with and into Allegheny Ludlum (the "Allegheny Ludlum Merger") and Allegheny Ludlum will become a wholly owned subsidiary of ATI. At the Allegheny Ludlum Special Meeting, such shareholders will also consider and vote upon separate proposals (the "Compensation Plan Proposals") to approve the adoption of the Allegheny Teledyne Incorporated 1996 Incentive Plan (the "ATI Incentive Plan"), the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan (the "ATI Director Stock Plan"), the amended and restated Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries (the "Allegheny Ludlum Performance Plan"), and the Teledyne, Inc. 1996 Senior Executive Performance Plan (the "Teledyne SEP Plan").

TELEDYNE SPECIAL MEETING

  At the Teledyne Special Meeting, holders of record of Teledyne Common Stock as of the close of business on July 8, 1996 will consider and vote upon a proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby, pursuant to which, among other things, Teledyne Merger Sub will be merged with and into Teledyne (the "Teledyne Merger") and Teledyne will become a wholly owned subsidiary of ATI. At the Teledyne Special Meeting, such stockholders will also consider and vote upon the Compensation Plan Proposals.

CONSUMMATION OF THE COMBINATION

  Upon consummation of the Allegheny Ludlum Merger and the Teledyne Merger (together, the "Combination"), each issued and outstanding share of Allegheny Ludlum Common Stock (other than shares owned by Teledyne or any subsidiary of Teledyne, or shares held in Allegheny Ludlum's treasury immediately prior to the effective time of the Combination (the "Effective Time")) will be converted into the right to receive one share of ATI Common Stock, and each issued and outstanding share of Teledyne Common Stock (other than shares owned by Allegheny Ludlum or any subsidiary of Allegheny Ludlum, or shares held in Teledyne's treasury immediately prior to the Effective Time) will be converted into the right to receive 1.925 shares of ATI Common Stock.

  At the Effective Time, all shares of Allegheny Ludlum Common Stock and Teledyne Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist (except as set forth above), and each holder of a certificate formerly representing shares of Allegheny Ludlum Common Stock or Teledyne Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive shares of ATI Common Stock to be issued in consideration therefor upon the surrender of such certificate, without interest. Fractional shares of ATI Common Stock will not be issuable in connection with the Combination. Teledyne stockholders otherwise entitled to a fractional share will be paid the value of such fraction in cash, determined as described under "The Combination Agreement--Conversion of Securities."

  Allegheny Ludlum Common Stock and Teledyne Common Stock are each listed on the New York Stock Exchange (the "NYSE"), and ATI Common Stock has been approved for listing on the NYSE subject to official notice of issuance. Teledyne Common Stock is also listed on the Pacific Stock Exchange. The closing prices of Allegheny Ludlum Common Stock (NYSE Symbol: "ALS") and Teledyne Common Stock (NYSE Symbol: "TDY") as reported on the NYSE Composite Tape on July 15, 1996 were $19.00 and $36.125 per share, respectively. There can be no assurance as to the market prices of Allegheny Ludlum Common Stock or Teledyne Common Stock at any time prior to the Combination or as to the market price of ATI Common Stock at any time thereafter. Stockholders are urged to obtain current market quotations.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ATI, ALLEGHENY LUDLUM, TELEDYNE OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ATI, ALLEGHENY LUDLUM OR TELEDYNE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

  THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN STATEMENTS WITH RESPECT TO, AMONG OTHER THINGS, THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, BUSINESS AND PROSPECTS OF ATI FOLLOWING CONSUMMATION OF THE COMBINATION THAT MIGHT BE CONSIDERED FORWARD-LOOKING, INCLUDING STATEMENTS RELATING TO SIGNIFICANT COST REDUCTIONS, CASH-FLOW INCREASES AND STRATEGIC SYNERGIES WHICH THE SENIOR MANAGEMENTS OF ALLEGHENY LUDLUM AND TELEDYNE EXPECT TO BE ACHIEVED AS A RESULT OF THE COMBINATION (SEE "THE COMBINATION--REASONS FOR THE COMBINATION; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS"). THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL COST REDUCTIONS, CASH-FLOW INCREASES AND SYNERGIES TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THOSE SET FORTH UNDER "RISK FACTORS."

                             AVAILABLE INFORMATION

  Allegheny Ludlum and Teledyne are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Allegheny Ludlum and by Teledyne with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy, information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy, information statements and other information may be found on the Commission's site address, http://www.sec.gov. The periodic reports, proxy statements and other information filed by Allegheny Ludlum and Teledyne with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and (in the case of Teledyne) at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  This Joint Proxy Statement/Prospectus is part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") that has been filed by ATI under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Combination Agreement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by Allegheny Ludlum (File No. 1-9498) and by Teledyne (File No. 1-5212) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

  1. Annual Report on Form 10-K of Allegheny Ludlum for the fiscal year ended December 31, 1995;

  2. Quarterly Report on Form 10-Q of Allegheny Ludlum for the fiscal quarter ended March 31, 1996;

  3. Current Reports on Form 8-K of Allegheny Ludlum dated April 2, 1996 and July 1, 1996;

  4. Description of Allegheny Ludlum Common Stock contained in Registration Statement on Form 8-A of Allegheny Ludlum filed on April 27, 1987;

  5. Annual Report on Form 10-K of Teledyne for the year ended December 31,
     1995;

  6. Quarterly Report on Form 10-Q of Teledyne for the quarter ended March 31, 1996;

  7. Current Reports on Form 8-K of Teledyne dated April 3, 1996, April 29, 1996 and July 2, 1996; and

  8. Description of Teledyne Common Stock contained in Exhibit 1 to Registration Statement on Form 8-A of Teledyne filed on May 23, 1980.

  All documents and reports subsequently filed by Allegheny Ludlum or Teledyne pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Allegheny Ludlum and Teledyne Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the dates of filing of such documents and reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED WITH THE COMMISSION THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, IN THE CASE OF DOCUMENTS RELATING TO ALLEGHENY LUDLUM, DIRECTED TO VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY, ALLEGHENY LUDLUM CORPORATION, 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 (TELEPHONE (412) 394-2800), OR, IN THE CASE OF DOCUMENTS RELATING TO TELEDYNE, DIRECTED TO SECRETARY, TELEDYNE, INC., 2049 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067-3101, (TELEPHONE (310) 277-3311). IN ORDER TO ENSURE TIMELY DELIVERY OF ANY DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 8, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
Summary..................................................................    6
Risk Factors.............................................................   25
Comparative Per Share Data...............................................   28
Market Price and Dividend Data...........................................   29
The Meetings.............................................................   30
   General...............................................................   30
   Matters to be Considered at the Meetings..............................   30
   Voting at the Meetings; Record Date...................................   30
   Proxies...............................................................   34
The Combination..........................................................   35
   Background of the Combination.........................................   35
   Reasons for the Combination; Recommendations of the Boards of
   Directors.............................................................   43
   Opinions of Financial Advisors........................................   49
   Interests of Certain Persons in the Combination.......................   59
   Directors and Executive Officers of ATI...............................   61
   Security Ownership of ATI After the Combination.......................   63
   Stock Option and Stock Purchase Plans.................................   66
   Accounting Treatment..................................................   67
   Certain Federal Income Tax Consequences...............................   67
   Regulatory Approvals..................................................   69
   Resale Restrictions...................................................   69
   No Appraisal Rights...................................................   70
The Combination Agreement................................................   71
   The Combination.......................................................   71
   Conversion of Securities..............................................   71
   Representations and Warranties........................................   72
   Certain Covenants.....................................................   73
   No Solicitation.......................................................   74
   Indemnification and Insurance.........................................   74
   Teledyne Stockholder Rights Plan......................................   75
   Stock Plans...........................................................   75
   Conditions............................................................   75
   Termination; Termination Fees and Expenses............................   76
   Amendment and Waiver..................................................   78
The Stockholder Agreements...............................................   79
Unaudited Pro Forma Condensed Combined Financial Information.............   80
Comparison of Stockholder Rights.........................................   88
Description of ATI Capital Stock.........................................   94
The Compensation Plans...................................................   95
Legal Matters............................................................  119
Experts..................................................................  119
Stockholder Proposals....................................................  119
  APPENDIX A Agreement and Plan of Merger and Combination
  APPENDIX B Opinion of Salomon Brothers Inc
  APPENDIX C Opinion of Goldman, Sachs & Co.
  APPENDIX D Form of Allegheny Ludlum Shareholder Agreements
  APPENDIX E Form of Teledyne Stockholder Agreements
  APPENDIX F Performance Share Plan for Key Employees of Allegheny Ludlum
             Corporation and Subsidiaries
  APPENDIX G Teledyne, Inc. 1996 Senior Executive Performance Plan

                                    SUMMARY

  Following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Capitalized terms used and not defined in this summary have the meanings ascribed thereto elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Joint Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety.

THE COMPANIES

Allegheny Ludlum....................  Allegheny Ludlum is one of the world's leading manufacturers of specialty
                                      materials and one of the largest domestic producers of stainless steel. It manufactures stainless steel sheet strip, plate, foil, welded tubing and stampings; silicon electrical steel sheet and strip; and other specialty steel and specialty metals alloys, including tool steels, magnetic, thermostatic and electronic sheet and strip, and high-temperature alloys. The principal executive offices of Allegheny Ludlum are located at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, and its telephone number is
                                      (412) 394-2800.

Teledyne............................  Teledyne is a technology-based manufacturing corporation serving
                                      worldwide customers with commercial and
                                      government-related aviation and
                                      electronics products; specialty metals
                                      for consumer, industrial and aerospace
                                      applications; and industrial and consumer products. The principal executive offices of Teledyne are located at 2049 Century Park East, Los Angeles, California 90071-3042, and its telephone number is (310) 277-3311.

ATI.................................  ATI is a corporation formed for the purpose of becoming the parent company of Allegheny Ludlum and Teledyne as a result of the Combination. The principal executive offices of ATI will be located at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, and its telephone number will be (412) 394-2800.

THE MEETINGS

Time, Date and Place................  Allegheny Ludlum. The Allegheny Ludlum
                                      Special Meeting is scheduled to be held
                                      on Thursday, August 15, 1996, at Room
                                      1000 Auditorium, 10th Floor, Two Mellon
                                      Bank Center (Union Trust Building), 435
                                      Fifth Avenue, Pittsburgh, Pennsylvania,
                                      commencing at 1:00 p.m., local time.

                                      Teledyne. The Teledyne Special Meeting is scheduled to be held on Thursday, August 15, 1996, at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, commencing at 10:00 a.m., local time.

Record Dates; Shares Entitled to
Vote................................  Allegheny Ludlum. Only holders of record of shares of Allegheny Ludlum Common
                                      Stock at the close of business on July 8, 1996 are entitled to notice of and to vote at the Allegheny Ludlum Special Meeting. As of July 8, 1996, there were 66,022,376 shares of Allegheny Ludlum Common Stock outstanding, held by 2,824 holders of record. Each holder of record of shares of Allegheny Ludlum Common Stock on the record date is entitled to cast one vote per share on each matter to be acted upon or which may properly come before the Allegheny Ludlum Special Meeting.

                                      Teledyne. Only holders of record of
                                      shares of Teledyne Common Stock at the
                                      close of business on July 8, 1996, are
                                      entitled to notice of and to vote at the Teledyne Special Meeting. As of July 8, 1996, there were 56,058,682 shares of Teledyne Common Stock outstanding, held by 12,107 holders of record. Each holder of record of shares of Teledyne Common Stock on the record date is entitled to cast one vote per share on each matter to be acted upon or which may properly come before the Teledyne Special Meeting.

Purposes of the Meetings............  Allegheny Ludlum. The purpose of the
                                      Allegheny Ludlum Special Meeting is to
                                      consider and vote upon a proposal to
                                      approve and adopt the Combination
                                      Agreement and the transactions
                                      contemplated thereby (including the
                                      Allegheny Ludlum Merger), to consider and vote upon each of the Compensation Plan Proposals, and to consider and vote upon such other matters as may properly be brought before the Allegheny Ludlum Special Meeting.

                                      Teledyne. The purpose of the Teledyne
                                      Special Meeting is to consider and vote
                                      upon a proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby
                                      (including the Teledyne Merger), to
                                      consider and vote upon each of the
                                      Compensation Plan Proposals, and to
                                      consider and vote upon such other matters as may properly be brought before the Teledyne Special Meeting.

Votes Required......................  Allegheny Ludlum Shareholders. The ap-
                                      proval and adoption of the Combination
                                      Agreement and the transactions contem-
                                      plated thereby (including the Allegheny
                                      Ludlum Merger) will require the affirma-tive vote of the holders of a majority of the votes cast by the holders of Alle-gheny Ludlum Common Stock entitled to vote thereon. The approval of each of the Compensation Plan Proposals by Allegheny Ludlum shareholders will require the af-firmative vote of the holders of a major-ity of the shares of Allegheny Ludlum Common Stock that are present or represented and entitled to vote at the Allegheny Ludlum Special Meeting. In connection with the Combination Agreement, each of Richard P. Simmons, Chairman of the Board and a di-rector of Allegheny Ludlum, Arthur H. Ar-onson, President and Chief Executive Of-ficer and a director of Allegheny Ludlum, Robert P. Bozzone, Vice Chairman of the Board and a director of Allegheny Ludlum, and Charles J. Queenan, Jr., a director of Allegheny Ludlum, who owned or had the exclusive right to vote in the aggregate 22,266,938 shares, or approximately 33.7%, of outstanding Allegheny Ludlum Common Stock as of June 30, 1996, entered into an agreement (together, the "Alle-gheny Ludlum Shareholder Agreements") with Teledyne pursuant to which each such Allegheny Ludlum shareholder agreed, among other things, to vote, and at Teledyne's request to grant Teledyne his irrevocable proxy to vote, all shares of Allegheny Ludlum Common Stock owned by him in favor of approval and adoption of the Combination Agreement and the trans-actions contemplated thereby. See "The Stockholder Agreements." Each other di-rector and executive officer of Allegheny Ludlum who owns Allegheny Ludlum Common Stock has indicated his or her intention to vote or direct the vote of all shares of Allegheny Ludlum Common Stock over which he or she has voting control in fa-vor of approval and adoption of the Com-bination Agreement and the transactions contemplated thereby. In addition, each director and executive officer of Alle-gheny Ludlum who owns Allegheny Ludlum Common Stock has indicated his or her in-tention to vote or direct the vote of all shares of Allegheny Ludlum Common Stock over which he or she has voting control in favor of approval of the Compensation Plan Proposals. As of June 30, 1996, the directors and executive officers of Alle-gheny Ludlum, including Messrs. Simmons, Aronson, Bozzone and Queenan, were the beneficial owners of approximately 34.4% of the outstanding shares of Allegheny Ludlum Common Stock (excluding options or other rights to acquire shares of Alle-gheny Ludlum Common Stock). See "The Meetings."

                                      Teledyne Stockholders. The approval and
                                      adoption by Teledyne stockholders of the Combination Agreement and the transactions contemplated thereby
                                      (including the Teledyne Merger) will
                                      require the affirmative vote of the
                                      holders of a majority of the shares of
                                      Teledyne Common Stock outstanding on the record date for the Teledyne Special Meeting. The approval of each of the

                                      Compensation Plan Proposals by Teledyne
                                      stockholders will require the affirmative vote of the holders of a majority of the shares of Teledyne Common Stock that are present or represented and entitled to vote at the Teledyne Special Meeting. In connection with the Combination Agreement, each of William P. Rutledge, Chairman of the Board and Chief Executive Officer and a director of Teledyne, Donald B. Rice, President and Chief Operating Officer and a director of Teledyne, and George A. Roberts (and Mrs. Roberts), Fayez Sarofim and Henry E. Singleton, directors of Teledyne, who owned or had the exclusive right to vote in the aggregate 8,738,010 shares, or approximately 15.6%, of outstanding Teledyne Common Stock as of June 30, 1996, entered into an agreement (together, the "Teledyne Stockholder Agreements," and, together with the Allegheny Ludlum Shareholder Agreements, the "Stockholder Agreements") with Allegheny Ludlum pursuant to which each such Teledyne stockholder agreed, among other things, to vote, and at Allegheny Ludlum's request to grant Allegheny Ludlum his irrevocable proxy to vote, all shares of Teledyne Common Stock owned by him in favor of approval and adoption of the Combination Agreement and the transactions contemplated thereby. See "The Stockholder Agreements." Each other director and executive officer of Teledyne who owns Teledyne Common Stock has indicated his or her intention to vote or direct the vote of all shares of Teledyne Common Stock over which he or she has voting control in favor of approval and adoption of the Combination Agreement and the transactions contemplated thereby. In addition, each director and executive officer of Teledyne who owns Teledyne Common Stock has indicated his or her intention to vote or direct the vote of all shares of Teledyne Common Stock over which he or she has voting control in favor of approval of the Compensation Plan Proposals. As of June 30, 1996, the directors and executive officers of Teledyne other than Mr. LaBow, including Messrs. Rutledge and Sarofim and Drs. Rice, Roberts and Singleton, were the beneficial owners of approximately 16.3% of the outstanding shares of Teledyne Common Stock (excluding options or other rights to acquire shares of Teledyne Common Stock). See "The Meetings."

                                      Teledyne has noticed for redemption the
                                      outstanding Teledyne Series E Cumulative
                                      Preferred Stock and the redemption date
                                      (August 14, 1996) will occur prior to the Teledyne Special Meeting. The aggregate amount payable to holders of Teledyne Series E Cumulative Preferred Stock in respect of such redemption will be approximately $43 million, which amount Teledyne will irrevocably deposit in trust prior to such redemption date. Accordingly, holders of shares of Teledyne Series E Cumulative Preferred Stock will not be entitled to vote such shares on the adoption and approval of the Combination Agreement and the transactions contemplated thereby or on any other matter to be considered and voted upon at the Teledyne Special Meeting.

THE COMBINATION

Risk Factors........................  For a discussion of certain risk factors that Allegheny Ludlum shareholders and
                                      Teledyne stockholders should take into
                                      account in determining whether to approve and adopt the Combination Agreement and the transactions contemplated thereby, including the different business profiles of Allegheny Ludlum, Teledyne and ATI, the cyclical nature of the specialty met-als business (which on a pro forma basis would have accounted for approximately 61% of ATI's 1995 total sales and 65% of its 1995 total income), the dependence on foreign sources for and price volatility of certain raw materials used to produce specialty metals, potential environmental liabilities, risks associated with U.S. government contracting, risks inherent in export sales, inherent uncertainties as-sociated with coordinating the operations conducted by Allegheny Ludlum and Teledyne following the Combination and with realizing the cost reductions and cash-flow increases expected to be real-ized through the Combination, and the un-certainty as to future market prices of ATI Common Stock, see "Risk Factors."

Effects of the Combination..........  At the Effective Time, pursuant to the
                                      Combination Agreement, (i) Allegheny
                                      Ludlum Merger Sub will be merged with and into Allegheny Ludlum, which will be the surviving corporation of the Allegheny Ludlum Merger and thereby become a wholly owned subsidiary of ATI, (ii) Teledyne Merger Sub will be merged with and into Teledyne, which will be the surviving corporation of the Teledyne Merger and thereby become a wholly owned subsidiary of ATI, (iii) each issued and outstanding share of Allegheny Ludlum Common Stock (other than shares owned by Teledyne or any subsidiary of Teledyne, or shares held in Allegheny Ludlum's treasury immediately prior to the Effective Time) will be converted into the right to receive one share of ATI Common Stock, and (iv) each issued and outstanding share of Teledyne Common Stock (other than shares owned by Allegheny Ludlum or any subsidiary of Allegheny Ludlum, or shares held in Teledyne's treasury immediately prior to the Effective Time) will be converted into the right to receive 1.925 shares of ATI Common Stock. Fractional shares of ATI Common Stock will not be issuable in connection with the Combination. Teledyne stockholders otherwise entitled to a fractional share will be paid the value of such fraction in cash determined as described under "The Combination Agreement--Conversion of Securities."

                                      On March 29, 1996, the last full trading day prior to the date on which the Combination Agreement was executed and delivered and the Combination was publicly announced, the closing prices per share of Allegheny Ludlum Common Stock and Teledyne Common Stock as reported on the NYSE Composite Tape were $18.50 and $28.00, respectively. On July 15, 1996, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing prices per share of Allegheny Ludlum Common Stock and Teledyne Common Stock as reported on the NYSE Composite Tape were $19.00 and $36.125, respectively. See "Market Price and Dividend Data."

                                      Based upon the number of outstanding
                                      shares of Allegheny Ludlum Common Stock
                                      and Teledyne Common Stock as of June 30,
                                      1996 and the respective ratios at which
                                      shares of Allegheny Ludlum Common Stock
                                      and Teledyne Common Stock will be
                                      converted into shares of ATI Common Stock in the Combination, the shareholders of Allegheny Ludlum and the stockholders of Teledyne immediately prior to the consummation of the Combination will own approximately 38% and 62%, respectively, of the outstanding shares of ATI Common Stock immediately following the consummation of the Combination (for this purpose, disregarding any shares of Allegheny Ludlum Common Stock that may be owned by Teledyne stockholders, and any shares of Teledyne Common Stock that may be owned by Allegheny Ludlum shareholders, immediately prior to the consummation of the Combination).

                                      As provided in the Combination Agreement, at the Effective Time each outstanding stock option or other right to acquire shares of Allegheny Ludlum Common Stock or Teledyne Common Stock pursuant to stock- based compensation plans of Allegheny Ludlum or Teledyne will be converted into and become a right with respect to ATI Common Stock, and ATI will reserve for issuance a sufficient number of shares of ATI Common Stock for delivery upon exercise of such options and rights. As of June 30, 1996, there were outstanding options to purchase an aggregate of 1,732,373 shares of Allegheny Ludlum Common Stock at a weighted average exercise price of $18.69 per share; 76,000 units, representing a maximum of 364,800 shares of Allegheny Ludlum Common Stock, awarded pursuant to Allegheny Ludlum's Performance Share Plan for Key Employees; participant elections to purchase shares of Allegheny Ludlum Common Stock having an aggregate value of up to $754,057 and to designate 3,700 shares of Allegheny Ludlum Common Stock under Allegheny Ludlum's Stock Acquisition and Retention Plan which will result in the issuance of one share of Allegheny Ludlum Common Stock for each two shares purchased or designated; and outstanding options to purchase an aggregate of 3,941,445 shares of Teledyne Common Stock at a weighted average exercise price of $20.71 per share.

                                      Pursuant to the Combination Agreement,
                                      the Board of Directors of ATI will be
                                      comprised of Richard P. Simmons (Chairman of the Board and Chairman of the Executive Committee), Arthur H. Aronson, Robert P. Bozzone, Paul S. Brentlinger, Frank V. Cahouet, Diane C. Creel, C. Fred Fetterolf, Thomas Marshall, W. Craig McClelland, William G. Ouchi, Charles J. Queenan, Jr., George A. Roberts, James E. Rohr, William P. Rutledge, Fayez Sarofim, and Henry E. Singleton. Messrs. Simmons, Aronson, Bozzone, Brentlinger, Fetterolf, Marshall, McClelland, Queenan and Rohr are currently members of the Board of Directors of Allegheny Ludlum, and Messrs. Cahouet, Sarofim and Rutledge, Ms. Creel and Drs. Ouchi, Roberts and Singleton are currently members of the Board of Directors of Teledyne. If, prior to the Effective Time, any of such persons who are currently members of the Board of Directors of Allegheny Ludlum should die or otherwise be unable or unwilling to serve as a director of ATI, then a substitute for such person shall be designated by Allegheny Ludlum. If, prior to the Effective Time, any of such persons who are currently members of the Board of Directors of Teledyne should die or otherwise be unable or unwilling to serve as a director of ATI, then a substitute for such person shall be designated by Teledyne. The Combination Agreement further provides that, at the Effective Time, the Certificate of Incorporation and Bylaws of ATI will be amended and restated in their entireties to read as set forth in Annexes A and B to the Combination Agreement, respectively. Pursuant to such amended and restated Certificate of Incorporation and Bylaws, the Board of Directors of ATI will be comprised of three classes of directors. Dr. Donald B. Rice has announced his resignation as a Teledyne director, officer and employee, effective immediately prior to the Effective Time, in order to pursue other opportunities. It was contemplated, when the Combination Agreement was initially entered into, that Dr. Rice would serve as a director and an officer of ATI following the Effective Time but he resigned such positions on July 12, 1996. No determination has been made as to whether there will be a replacement for him on the ATI Board. See "The Combination-- Directors and Executive Officers of ATI."

                                      The Combination Agreement provides that
                                      Richard P. Simmons (Chairman of the Board of Allegheny Ludlum) will be Chairman of the Board and Chairman of the Executive Committee of the Board of ATI, Robert P. Bozzone (Vice Chairman of the Board of Allegheny Ludlum) will be Vice Chairman of the Board of ATI, William P. Rutledge (Chairman of the Board and Chief Executive Officer of Teledyne) will be President and Chief Executive Officer of ATI, Arthur H. Aronson (President and Chief Executive Officer of Allegheny Ludlum) will be an Executive Vice President of ATI, James L. Murdy (Senior Vice President--Finance and Chief Financial Officer of Allegheny Ludlum) will be Senior Vice President and Chief Financial Officer of ATI, and Jon D. Walton (Vice President--General Counsel and Secretary of Allegheny Ludlum) will be Vice President--General Counsel and Secretary of ATI. ATI has entered into an employment agreement with each of Messrs. Aronson, Murdy and Walton. See "The Combination--Directors and Executive
                                      Officers of ATI."

                                      Certain provisions of ATI's Certificate
                                      of Incorporation and Bylaws, in the form to be effective at the Effective Time, and Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of ATI without the approval of the Board of Directors of ATI. See "Comparison of Stockholder Rights" and "Description of ATI Capital Stock."

                                      The Combination Agreement provides, and
                                      at the Effective Time the amended and
                                      restated Bylaws of ATI will provide, that the corporate headquarters of ATI will be located in Pittsburgh, Pennsylvania.

                                      For information with respect to the secu-rity ownership of ATI following the Com-bination, see "The Combination--Security Ownership of ATI After the Combination."

                                      For information with respect to certain
                                      severance payments that might become due to certain Teledyne employees following consummation of the Combination, see "The Combination--Interests of Certain Persons in the Combination."

Reasons for the Combination.........  Allegheny Ludlum. For a discussion of the factors considered by the Board of
                                      Directors of Allegheny Ludlum in reaching its decision with respect to the Combination, the Combination Agreement and the transactions contemplated thereby, see "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors."

                                      Teledyne. For a discussion of the factors considered by the Board of Directors of Teledyne in reaching its decision with respect to the Combination, the Combina-tion Agreement and the transactions con-templated thereby, see "The Combination-- Reasons for the Combination;
                                      Recommendations of the Boards of Direc-
                                      tors."

Recommendations of the Boards of
Directors...........................  Allegheny Ludlum. The Board of Directors
                                      of Allegheny Ludlum has determined that
                                      the Combination is in the best interests of Allegheny Ludlum and its shareholders, has approved the Combination Agreement and recommends a vote FOR approval and adoption of the Combination Agreement and the transactions contemplated thereby by the shareholders of Allegheny Ludlum.

                                      Teledyne. The Board of Directors of
                                      Teledyne has determined that the
                                      Combination is in the best interests of
                                      Teledyne and its stockholders, has
                                      approved the Combination Agreement and
                                      recommends a vote FOR approval and
                                      adoption of the Combination Agreement and the transactions contemplated thereby by the stockholders of Teledyne.

                                      For a discussion of the factors
                                      considered by the respective Boards of
                                      Directors in reaching their decisions,
                                      see "The Combination--Reasons for the
                                      Combination; Recommendations of the
                                      Boards of Directors."

Opinions of Financial Advisors......  Allegheny Ludlum. Salomon Brothers Inc
                                      ("Salomon Brothers") has delivered its
                                      written opinion, dated April 1, 1996, to the Board of Directors of Allegheny Ludlum to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the Combination is fair to the holders of Allegheny Ludlum Common Stock from a financial point of view.

                                      Teledyne. Goldman, Sachs & Co. ("Goldman
                                      Sachs") have delivered to the Board of
                                      Directors of Teledyne their written
                                      opinion, dated April 1, 1996, to the
                                      effect that, as of the date of their
                                      opinion, the exchange ratio of 1.925
                                      shares of ATI Common Stock for each share of Teledyne Common Stock in the Combination (the "Teledyne Exchange Ratio") is fair to the Teledyne stockholders.

                                      The full texts of the opinions of Salomon
                                      Brothers and Goldman Sachs, which set
                                      forth assumptions made, general
                                      procedures followed, matters considered
                                      and limits of review undertaken, are
                                      attached to this Joint Proxy
                                      Statement/Prospectus as Appendices B and
                                      C, respectively, and are incorporated
                                      herein by reference. Shareholders of
                                      Allegheny Ludlum are urged to read
                                      Salomon Brothers' opinion carefully and
                                      in its entirety and stockholders of
                                      Teledyne are urged to read Goldman Sachs' opinion carefully and in its entirety.

                                      See "The Combination--Opinions of
                                      Financial Advisors."

Interests of Certain Persons in
the Combination.....................  In considering the recommendations of
                                      Allegheny Ludlum's and Teledyne's Boards of Directors, Allegheny Ludlum shareholders and Teledyne stockholders should be aware that certain members of Allegheny Ludlum's management and Board of Directors and certain members of Teledyne's management and Board of Directors have certain interests in the Combination that are in addition to the interests of shareholders of Allegheny Ludlum and stockholders of Teledyne generally.

                                      Pursuant to the Allegheny Ludlum Stock
                                      Acquisition and Retention Plan, the
                                      forfeiture provisions applicable to
                                      shares of restricted Allegheny Ludlum
                                      Common Stock granted pursuant thereto
                                      lapse immediately upon a "change of
                                      control" (as defined in the Plan) of
                                      Allegheny Ludlum. Approval of the
                                      Combination Agreement and the
                                      transactions contemplated thereby by the shareholders of Allegheny Ludlum will constitute a "change of control" of Allegheny Ludlum for these purposes unless the participant has agreed otherwise. Based on the number of shares of restricted Allegheny Ludlum Common Stock granted under the Plan and held as of June 30, 1996, and assuming Allegheny Ludlum shareholder approval of the Combination Agreement and the transactions contemplated thereby had occurred as of such date, the number of shares of restricted Allegheny Ludlum Common Stock held by executive officers of Allegheny Ludlum as to which applicable forfeiture provisions would lapse would be 53,900 in the aggregate, including 11,796 shares held by James L. Murdy, Senior Vice President--Finance and Chief Financial Officer of Allegheny Ludlum, 8,598 shares held by Robert W. Rutherford, Senior Vice President-- Commercial of Allegheny Ludlum, 5,468 shares held by Douglas A. Kittenbrink, Vice President--Engineering and
                                      Information Technology of Allegheny
                                      Ludlum, 2,670 shares held by Carl R.
                                      Moulton, Group Vice President of
                                      Allegheny Ludlum, 9,292 shares held by
                                      Robert S. Park, Vice President--Treasurer of Allegheny Ludlum, 4,078 shares held by Richard R. Roeser, Vice President-- Controller of Allegheny Ludlum, 5,464 shares held by David G. Vietmeier, Vice President--Purchasing of Allegheny
                                      Ludlum, and 6,534 shares held by Jon D.
                                      Walton, Vice President--General Counsel
                                      and Secretary of Allegheny Ludlum, as
                                      well as that number of shares of
                                      restricted Allegheny Ludlum Common Stock having an aggregate value as of the applicable purchase date (as defined in the Plan) of up to $377,029 upon the effectiveness of irrevocable elections to purchase or designate shares of Allegheny Ludlum Common Stock under the Plan, including that number of shares having a value of up to $119,000, $67,500,
                                      $60,495, $59,826 and $70,208 to be
                                      awarded to Messrs. Murdy, Moulton,
                                      Roeser, Vietmeier and Walton,
                                      respectively.

                                      Because Teledyne stockholders will own
                                      less than 70% of the outstanding ATI Com-mon Stock upon consummation of the Combi-nation, under the terms of Severance Agreements between Teledyne and each of its executive officers (collectively, the "Teledyne Severance Agreements"), each of Teledyne's executive officers will be en-titled, if his or her employment is ter-minated involuntarily (other than for "cause," disability or death) or volun-tarily, in either case within one year of the Effective Time, to receive (i) a lump sum payment based on a multiple of his or her annualized compensation, including performance bonuses, (ii) continuation for up to two years of the life and health insurance benefits that were being provided by Teledyne to such officer and his or her family immediately prior to termination,
                                      (iii) personal financial and estate plan-ning services, and (iv) outplacement services for up to 52 weeks at Teledyne's expense (up to a maximum of $15,000). Each of the Teledyne Severance Agreements contains identical terms and conditions, except that the severance compensation multiple for William P. Rutledge, Chair-man of the Board and Chief Executive Of-ficer of Teledyne, is 2.5 and the multi-ple for the other executive officers is
                                      2.25. Based on annual salary and target
                                      bonus levels in effect as of June 30,
                                      1996 and assuming that the employment of each of the executive officers of Teledyne were terminated involuntarily (other than for "cause," disability or death) or voluntarily within one year of the Combination, the severance payments payable to executive officers of Teledyne under the Teledyne Severance Agreements (giving effect to the provisions of the next sentence) would be $6,597,461 in the aggregate, including $2,610,076 payable to Mr. Rutledge, $1,370,000 payable to Hudson B. Drake, Senior Vice President of Teledyne, $1,091,090 payable to Gary L. Riley, Vice President of Teledyne, and $763,795 payable to Douglas J. Grant, Treasurer of Teledyne. All severance ben-efits payable under the Teledyne Sever-ance Agreements would be reduced to the extent necessary to prevent any executive officer from being subject to the excise tax provisions of Section 4999 of the In-ternal Revenue Code of 1986, as amended (the "Code"), applicable to any "excess parachute payment" (as defined in Section 280G of the Code) and to preserve the ability of Teledyne to deduct the sever-ance benefits paid; provided, that the severance payments payable to a Teledyne executive officer may not exceed the amount payable to Teledyne's Chairman and Chief Executive Officer. Under a Separa-tion Agreement (which will supersede, if the Combination is consummated, a Teledyne Severance Agreement under which he would have been entitled to a sever-ance payment under certain circumstanc-
                                      es), Dr. Rice will receive from Teledyne a severance payment of $3.3 million when his resignation as a Teledyne director, officer and employee takes effect immedi-ately prior to the Effective Time. Dr. Rice will serve as a consultant to Teledyne, as well as a supervisory non-managerial director of the subsidiary through which Teledyne conducts its Euro-pean operations, until April 30, 1998.

                                      Pursuant to the Combination Agreement,
                                      certain directors of Allegheny Ludlum and of Teledyne are or will become directors of ATI, and certain officers of Allegheny Ludlum and of Teledyne are or will become officers of ATI.

                                      The Combination Agreement provides that, from and after the Effective Time, ATI will indemnify and hold harmless each present and former director and officer of Allegheny Ludlum and Teledyne and any of their respective subsidiaries against any losses, claims, damages, costs, expenses, liabilities or judgments incurred in connection with any claim arising out of matters existing or occurring at or prior to the Effective Time, to the full extent that a corporation is permitted under the Delaware General Corporation Law (the "DGCL") to indemnify its own directors or officers. ATI has also agreed to maintain in effect for a specified period directors' and officers' liability insurance coverage, including coverage with respect to claims arising from acts, omissions or other events which occur prior to or as of the Effective Time.

                                      See "The Combination--Interests of
                                      Certain Persons in the Combination," "The
                                      Combination--Directors and Executive
                                      Officers of ATI," "The Combination--
                                      Security Ownership of ATI After the
                                      Combination," "The Combination
                                      Agreement--Certain Covenants" and "The
                                      Combination Agreement--Indemnification
                                      and Insurance."

Common Stock Dividends..............  The Combination Agreement provides that
                                      Allegheny Ludlum and Teledyne may each
                                      continue to pay cash dividends on shares of Allegheny Ludlum Common Stock and shares of Teledyne Common Stock, respectively, prior to the Effective Time at quarterly rates not to exceed, in the case of Allegheny Ludlum, $.13 per share of Allegheny Ludlum Common Stock in the second quarter of 1996 and $.16 per share of Allegheny Ludlum Common Stock in the third quarter of 1996 and thereafter, and, in the case of Teledyne, $.31 per share of Teledyne Common Stock.

                                      It is anticipated that the initial annual rate of cash dividends to be declared on shares of ATI Common Stock will be $.64 per share. There can be no assurance as to the length of time that the level of such dividend, or any other future dividend that may be declared by the Board of Directors of ATI, will be maintained. The declaration and payment by ATI of dividends and the amount thereof will depend upon ATI's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by its Board of Directors.

                                      See "Market Price and Dividend Data."
Effective Time of the  Combination..  It is anticipated that the Combination will become effective as promptly as
                                      practicable after the requisite
                                      shareholder and stockholder approvals
                                      have been obtained and all other
                                      conditions to the Combination have been
                                      satisfied or waived. See "The Combination
                                      Agreement--Conditions."
Conditions to the Combination;
 Termination of the Combination
 Agreement..........................  The obligations of Allegheny Ludlum and
                                      Teledyne to consummate the Combination
                                      are subject to the satisfaction of
                                      certain conditions, including obtaining
                                      requisite shareholder and stockholder
                                      approvals; receipt of all requisite
                                      governmental and regulatory approvals,
                                      including expiration or termination of
                                      all waiting periods applicable to
                                      consummation of the Combination under the Hart-Scott-Rodino Antitrust Improvements
                                      Act of 1976, as amended (the "HSR Act");
                                      the absence of any injunction
                                      prohibiting, or the enactment of any law making illegal, consummation of the Combination; receipt of any material third party consents; the absence of a material adverse change affecting either Allegheny Ludlum or Teledyne; the absence of certain pension law changes; the receipt of certain legal opinions; and the receipt of accountants' letters with respect to qualification of the Combination as a pooling of interests for accounting purposes. See "The
                                      Combination--Accounting Treatment," "The
                                      Combination--Certain Federal Income Tax
                                      Consequences," "The Combination--
                                      Regulatory Approvals" and "The
                                      Combination Agreement--Conditions."

                                      Termination of the required waiting
                                      period under the HSR Act with respect to the Combination became effective on June 27, 1996.

                                      The Combination Agreement is subject to
                                      termination at the option of either
                                      Allegheny Ludlum or Teledyne if the
                                      Combination is not consummated before
                                      September 30, 1996, or prior to such time upon the occurrence of certain events. See "The Combination Agreement-- Termination; Termination Fees and Expenses."

                                      Under certain circumstances, Teledyne may be required to reimburse Allegheny Ludlum for its expenses and to pay Allegheny Ludlum a termination fee of $50,000,000 if the Combination Agreement is terminated. Under certain circumstances, Allegheny Ludlum may be required to reimburse Teledyne for its expenses and to pay Teledyne a termination fee of $30,000,000 if the

                                      Combination Agreement is terminated. See
                                      "The Combination Agreement--Termination;
                                      Termination Fees and Expenses."

Exchange of Stock Certificates......  Upon consummation of the Combination, each holder of a certificate or
                                      certificates representing shares of
                                      Allegheny Ludlum Common Stock or Teledyne
                                      Common Stock outstanding immediately
                                      prior to the Combination will, upon the
                                      surrender thereof (duly endorsed, if
                                      required) to ChaseMellon Shareholder
                                      Services, L.L.C. (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of shares of ATI Common Stock into which such shares of Allegheny Ludlum Common Stock and Teledyne Common Stock will have been automatically converted as a result of the Combination, together with cash in lieu of fractional shares. The Exchange Agent will mail a letter of transmittal with instructions to all holders of record of Allegheny Ludlum Common Stock and Teledyne Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of ATI Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "The Combination Agreement--Conversion of Securities."

No Appraisal Rights.................  Neither holders of Allegheny Ludlum
                                      Common Stock nor holders of Teledyne
                                      Common Stock will be entitled to
                                      dissenters' appraisal rights in
                                      connection with the Combination. See "The
                                      Combination--No Appraisal Rights."

Certain Federal Income Tax
 Consequences.......................  It is intended that the Allegheny Ludlum
                                      Merger and the Teledyne Merger will each constitute either a reorganization within the meaning of Section 368(a) of the Code or a non-recognition exchange of stock pursuant to Section 351 of the Code, and that no gain or loss will be recognized by Allegheny Ludlum or Teledyne and no gain or loss will be recognized by Allegheny Ludlum shareholders or Teledyne stockholders on the exchange of shares of Allegheny Ludlum Common Stock and Teledyne Common Stock for ATI Common Stock pursuant to the Combination. Consummation of the Combination is conditioned upon the receipt of opinions of counsel to Allegheny Ludlum and Teledyne to such effect. For a further discussion of certain federal income tax consequences of the Combination, see "The Combination--Certain Federal Income Tax Consequences" and "The Combination Agreement--Conditions."

Accounting Treatment................  The Combination is intended to qualify as a pooling of interests for accounting and financial reporting purposes.
                                      Consummation of the Combination is
                                      subject to various conditions, including that Allegheny Ludlum shall have received a letter from Ernst & Young LLP and Teledyne shall have received a letter from Arthur Andersen LLP, each such letter to be dated the date on which the Effective Time occurs, to the effect, in the case of the letter from Ernst & Young LLP, that Allegheny Ludlum qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available and that the Combination will be treated for accounting purposes as a pooling of interests under generally accepted accounting principles and, in the case of the letter from Arthur Andersen LLP, that Teledyne qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available.

Comparison of Stockholder Rights....  Upon consummation of the Combination, the shareholders of Allegheny Ludlum, a
                                      Pennsylvania corporation, and the
                                      stockholders of Teledyne, a Delaware
                                      corporation, will become stockholders of
                                      ATI, a Delaware corporation. For a
                                      discussion of certain differences between the corporate laws of Delaware and Pennsylvania, as well as between the articles or certificates of incorporation of Allegheny Ludlum, Teledyne and ATI, with respect to statutory provisions affecting business combinations and control share acquisitions, charter provisions affecting control and other transactions, cumulative voting, classification of directors, the right to call a special meeting of stockholders, procedures to bring business before a meeting of stockholders and stockholders' ability to take action by consent, fiduciary duties of directors, and charter and bylaw amendments, see "Comparison of Stockholder Rights."

COMPENSATION PLANS..................  For information with respect to the
                                      Compensation Plans and other information pertaining to the Compensation Plan Proposals, see "The Compensation Plans."

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

 Allegheny Ludlum Selected Financial Data

  The selected consolidated financial data of Allegheny Ludlum for each of five full fiscal years set forth below are derived from audited consolidated financial statements of Allegheny Ludlum. The selected consolidated financial data of Allegheny Ludlum for the first fiscal quarters ended March 31, 1996 and April 2, 1995 have been derived from unaudited consolidated financial statements which include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the consolidated results of operations and financial position of Allegheny Ludlum for such periods. The results of operations for any interim period are not necessarily indicative of results to be expected for future periods or for the full fiscal year. This summary should be read in conjunction with the financial statements and other financial information included in documents incorporated herein by reference. Allegheny Ludlum's fiscal year ends on the Sunday nearest to December 31 in each year. References in the Joint Proxy Statement/Prospectus to Allegheny Ludlum's fiscal years ended 1995, 1994, 1993, 1992 and 1991 mean, respectively, the fiscal years ended December 31, 1995, January 1, 1995, January 2, 1994, January 3, 1993 and December 29, 1991.

                        FIRST FISCAL QUARTER                  FISCAL YEAR
                        --------------------- ---------------------------------------------
                             1996       1995  1995(1)  1994(2)  1993(3)  1992(4)     1991
                        ---------- ---------- -------- -------- -------- --------  --------
                             (UNAUDITED)          (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.............. $    353.1 $    395.3 $1,494.3 $1,076.9 $1,100.2 $1,036.0  $1,004.6
Operating income.......       32.1       46.5    178.9     41.4    103.9     76.4      73.7
Income before
 cumulative effect
 of accounting change
 and extraordinary
 loss..................       19.1       28.9    114.8     18.2     70.8     46.9      41.1
Net income (loss)...... $     19.1 $     28.9 $  111.9 $   18.2 $   70.8 $  (78.3) $   41.1
                        ========== ========== ======== ======== ======== ========  ========
Per common share:
 Income before
  cumulative effect
  of accounting change
  and extraordinary
  loss................. $      .29 $      .41 $   1.66 $    .26 $   1.06 $    .71  $    .62
 Net income (loss)..... $      .29 $      .41 $   1.62 $    .26 $   1.06 $  (1.19) $    .62
                        ========== ========== ======== ======== ======== ========  ========
 Cash dividends
  declared............. $      .13 $      .12 $    .49 $    .48 $    .47 $    .44  $    .44
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital........ $    284.6 $    241.6 $  270.8 $  225.4 $  258.9 $  299.4  $  192.9
Total assets...........    1,133.9    1,133.7  1,144.3  1,094.7  1,174.0    871.2     764.5
Long-term debt due
 after one year........      180.0      132.0    181.2    133.1    138.9    138.1      48.5
Shareholders' equity...      364.7      374.3    375.4    361.7    403.4    256.9     364.5

- --------
(1) Includes income from assets held for sale beginning January 2, 1995 and extraordinary loss of $2.9, net of tax, on early retirement of debt.

(2) The United Steelworkers of America called a strike in the second quarter of 1994 which lasted 10 weeks.

(3) Beginning November 10, 1993, results include acquisition of Jessop Steel Company.

(4) Net income for 1992 reflects the early adoption of FAS Statement No. 106, "Accounting For Postemployment Benefits," and the resulting immediate recognition of a transition obligation of $125.2, net of tax. Amounts related to postretirement benefits for 1991 are not comparable.

 Teledyne Selected Financial Data

  The selected consolidated financial data of Teledyne for each of five full fiscal years set forth below are derived from audited consolidated financial statements of Teledyne. The selected consolidated financial data of Teledyne for the first fiscal quarters ended March 31, 1996 and 1995 have been derived from unaudited consolidated financial statements which include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the consolidated results of operations and financial position of Teledyne for such periods. The results of operations for any interim period are not necessarily indicative of results to be expected for future periods or for the full fiscal year. This summary should be read in conjunction with the financial statements and other financial information included in documents incorporated herein by reference.

                        FIRST FISCAL QUARTER                    FISCAL YEAR
                        --------------------- -------------------------------------------------
                          1996(1)    1995(2)  1995(2)  1994(3)   1993(3)(4) 1992(3)(5) 1991(5)
                        ---------- ---------- -------- --------  ---------- ---------- --------
                             (UNAUDITED)            (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Sales:
 Continuing............ $    640.3 $    580.5 $2,429.8 $2,079.1   $2,089.8   $2,143.8  $2,198.2
 Discontinued..........       28.4       45.0    138.0    312.1      401.9      743.8   1,008.6
                        ---------- ---------- -------- --------   --------   --------  --------
Net sales..............      668.7      625.5  2,567.8  2,391.2    2,491.7    2,887.6   3,206.8
Operating income.......       67.3       59.3    224.9     27.1      105.3      114.2     126.7
Income before
 cumulative effect of
 accounting changes
 and extraordinary
 losses................       62.5       64.3    162.0     (8.4)      72.8       45.9     (25.4)
Net income (loss)...... $     62.5 $     64.3 $  162.0 $   (8.4)  $ (116.5)  $   33.2  $  (25.4)
                        ========== ========== ======== ========   ========   ========  ========
Per common share:
 Income before
  cumulative effect of
  accounting changes
  and extraordinary
  losses............... $     1.11 $     1.16 $   2.88 $   (.15)  $   1.32   $    .83  $   (.46)
 Net income (loss)..... $     1.11 $     1.16 $   2.88 $   (.15)  $  (2.10)  $    .60  $   (.46)
                        ========== ========== ======== ========   ========   ========  ========
 Cash dividends
  declared (6)......... $     .225 $      .10 $    .40 $     --   $    .80   $    .80  $    .80
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital........ $    424.9 $    335.0 $  384.4 $  292.2   $  355.2   $  488.2  $  505.0
Total assets...........    1,652.9    1,484.4  1,606.2  1,477.7    1,477.8    1,535.9   1,719.4
Long-term debt due
 after one year........      377.9      359.4    380.0    356.6      356.6      449.7     497.1
Redeemable preferred
 stock.................       41.5        8.3     33.1      --         --         --        --
Shareholders' equity...      432.2      329.3    395.6    273.0      280.5      441.1     453.9

- --------
(1) Includes gain of $24.8 million net of tax on the sale of Teledyne's defense vehicle business.

(2) Includes gain of $30.3 million net of tax on the sale of substantially all of Teledyne's defense electronic systems business and related assets.

(3) Includes after-tax losses for 1994, 1993 and 1992 of $88.0 million, $10.7 million and $19.0 million, respectively, for charges to resolve certain U.S. government investigations.

(4) Net income for 1993 reflects the adoption of FAS Statement No. 106, "Accounting for Postemployment Benefits" and the resulting immediate recognition of a transition obligation of $185.6, net of tax. Amounts related to postretirement benefits for 1992 and 1991 are not comparable. In addition, net income for 1993 includes a gain of $24.2 million on the sale of Litton Common Stock.

(5) In 1991, Teledyne announced a restructuring plan that included the sale, closure or transfer of certain operations. Income before tax included income of $24.4 million in 1992 and a charge of $107.6 million in 1991 for the effect of restructuring.

(6) Teledyne also declared dividends on Teledyne Common Stock of $.15 per share in face amount of Teledyne Series E Cumulative Preferred Stock for each quarter in 1995 and the first quarter of 1996.

(7) Certain reclassifications have been made to the historical financial information to conform to current presentation.

 Unaudited Pro Forma Condensed Combined Summary Financial Information

  The unaudited pro forma condensed combined summary financial information set forth below gives effect to the Combination under the pooling of interests accounting method. Pro forma combined balance sheet information as of March 31, 1996 combines the balance sheet information of Allegheny Ludlum and Teledyne as of such date and gives effect to the Combination as if it had occurred on such date. Pro forma combined statement of income information for the three month periods ended March 31, 1996 and 1995 and for each of the three years ended December 31, 1995 combines the results of Allegheny Ludlum and Teledyne for such fiscal periods and gives effect to the Combination as if it had occurred at the beginning of the period presented.

  The pro forma consolidated balance sheet as of March 31, 1996 gives effect to anticipated expenses and nonrecurring charges related to the Combination and assumes that each outstanding share of Allegheny Ludlum Common Stock is converted into one share of ATI Common Stock and each outstanding share of Teledyne Common Stock is converted into 1.925 shares of ATI Common Stock. The pro forma financial information excludes the effect of anticipated revenue enhancements and expense reductions associated with the combination of the operations of Allegheny Ludlum and Teledyne. See "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors."

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if the Combination had been consummated during the periods or as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. See "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Information."

                               FIRST FISCAL QUARTER         FISCAL YEARS
                               --------------------- --------------------------
                                    1996       1995    1995     1994     1993
                               ---------- ---------- -------- -------- --------
                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales..................... $  1,021.8 $  1,020.8 $4,062.1 $3,468.1 $3,591.9
Income before cumulative
 effect of accounting change
 and extraordinary items......       81.6       93.2    276.8      9.8    143.6
 Per common share.............        .47        .53     1.57      .06      .83
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital............... $    641.3 $    576.6 $  635.2 $  517.6 $  614.1
Total assets..................    2,620.1    2,618.1  2,650.5  2,572.4  2,651.8
Long-term debt due after one
 year.........................      557.9      491.4    561.1    489.7    495.5
Redeemable preferred stock....         --        8.3     33.1       --       --
Shareholders' equity..........      784.9      703.6    765.8    634.7    683.9

                                 RISK FACTORS

  The following factors should be taken into account by holders of Allegheny Ludlum Common Stock and holders of Teledyne Common Stock in evaluating whether to approve and adopt the Combination Agreement and the transactions contemplated thereby, which approval and adoption will, if the other conditions to the Combination are satisfied, result in their becoming holders of ATI Common Stock. These factors should be taken into account in conjunction with the other information included or incorporated by reference in this Joint Proxy Statement/Prospectus.

DIFFERENT BUSINESS PROFILES OF ALLEGHENY LUDLUM, TELEDYNE AND ATI

  Allegheny Ludlum operates in a single business segment, substantially all of the production and maintenance employees of which are represented by the United Steelworkers of America: specialty steel. In contrast, Teledyne has four business segments, with an aggregate of less than 15% of its work force represented by labor unions: specialty metals; aviation and electronics; consumer; and industrial. Continuing operations from Teledyne's specialty metals segment generated sales that contributed approximately 37% of 1995 total sales from continuing operations (for purposes of this section, "total sales") and those sales contributed approximately 38% of 1995 total income before taxes, extraordinary losses and cumulative effect of accounting change (for purpose of this section, "total income"). Thus, Teledyne's other businesses contributed, in the aggregate, a majority of its total sales and total income in 1995.

  ATI will derive its income from the combined businesses of Allegheny Ludlum and Teledyne. On a pro forma basis, had the Combination taken effect as of January 1, 1995 (allocating revenue to ATI's segments on such pro forma basis in accordance with Teledyne's allocation of revenue to its segments for 1995 and treating all of Allegheny Ludlum's 1995 revenue as attributable to the ATI specialty metals segment), ATI's four segments would have contributed the following approximate percentages of 1995 total sales and total income: specialty metals--61% and 65%, respectively; aviation and electronics--26% and 27%, respectively; consumer--8% and 4%, respectively; and industrial--5% and 4%, respectively.

  Accordingly, former Allegheny Ludlum shareholders, by becoming stockholders of ATI, will be investors in a company the financial results of which will depend, in significant part, on businesses in which Allegheny Ludlum does not currently engage and has never engaged. Teledyne stockholders, by becoming stockholders of ATI, will be investors in a company the financial results of which will depend to a more significant extent on the specialty metals industry.

CERTAIN BUSINESS RISKS AFFECTING ATI

  Cyclical Nature of Specialty Metals Businesses. Demand for products of ATI's specialty metals businesses, which, on the pro forma basis indicated under "Different Business Profiles of Allegheny Ludlum, Teledyne and ATI" above, would have accounted for approximately 61% of ATI's 1995 total sales and 65% of its 1995 total income, is cyclical because the industries in which their customers operate are cyclical and are subject to changes in general economic conditions, including decreases in the rate of consumption or use of their products due to economic recessions or due to increases in use or decreases in price of other materials which may be used in lieu of the materials they produce, national and international overcapacity, fluctuations in the value of the United States dollar against other currencies and levels of lower priced imports, which affect market demand for specialty materials. From time to time, these industries have experienced significant downturns. Significant downturns in the domestic economy are believed to have adversely affected the results of operations of each of Allegheny Ludlum and Teledyne from time to time during their respective histories as public companies. As a result, ATI's operating results could be subject to significant fluctuation.

  Dependence on Foreign Sources for Certain Principal Raw Materials; Price Volatility of Certain Critical Raw Materials. Certain of the principal raw materials used to produce specialty metals can be acquired in large part only from foreign sources, some of which are located in countries that may be subject to unstable political and economic conditions which might disrupt supplies or affect the prices of these materials. Purchase prices of certain critical raw materials are volatile. As a result, ATI's operating results could be subject to significant fluctuation. It is anticipated that ATI may enter into raw material futures contracts from time to time to hedge its exposure to price fluctuations. It is expected that these contracts will not be significant to ATI's total raw material purchases and will not be material from a financial point of view.

  Potential Environmental Liabilities. ATI will be subject to various federal, state, local and foreign environmental laws and regulations. Environmental laws and regulations have changed rapidly in recent years, and it is likely that ATI will be subject to increasingly stringent environmental standards in the future. Allegheny Ludlum and Teledyne believe that their respective businesses are being operated in compliance in all material respects with applicable environmental laws and regulations. Allegheny Ludlum and Teledyne are parties to lawsuits and other proceedings involving alleged violations of environmental laws. Based on currently available information, management of Allegheny Ludlum and management of Teledyne do not believe that costs in excess of those accrued for environmental matters will have a material adverse effect on ATI. There can be no assurance that additional future developments, administrative actions or liabilities relating to environmental matters will not have a material adverse effect on ATI's financial condition or results of operations.

  Risks Associated With U.S. Government Contracting. Teledyne performs work on a number of contracts with the Department of Defense and other agencies and departments of the U.S. Government. Sales under contracts with the U.S. Government as a whole, and sales under contracts with the Department of Defense, as prime or sub contractor represented approximately 27% and 21%, respectively, of Teledyne's 1995 total sales, and 17% and 13%, respectively, of ATI's 1995 total sales on the pro forma basis indicated under "Different Business Profiles of Allegheny Ludlum, Teledyne and ATI" above. Such business has certain inherent risks that could have a material effect on ATI's business, results of operations and financial condition, including the following: (1) U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a fiscal-year basis even though contract performance may take more than one year. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years. The U.S. defense budget has been declining in real terms since the mid-1980's, resulting in some delays in new program starts, program stretch-outs and program cancellations, and future significant declines may occur; (2) Most of Teledyne's U.S. Government contracts are, by their terms, subject to termination by the U.S. Government either for its convenience or for the default of the contractor. Termination-for-convenience provisions provide only for the recovery by Teledyne of costs incurred or committed, settlement expenses, and profit on work completed prior to termination. Termination-for-default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source; (3) Teledyne obtains many U.S. Government prime and sub contracts through the process of competitive bidding. There can be no assurance that Teledyne will continue to be successful in having its bids accepted or, if accepted, that awarded contracts will generate sufficient sales to result in profitability for Teledyne's government contracting businesses; (4) A number of Teledyne's U.S. Government prime and sub contracts are fixed price-type contracts, with the inherent risk that actual performance cost may exceed the contract price. This is particularly true where the contract was awarded and the price finalized in advance of final completion of design (which may result in unforeseen technological difficulties and/or cost overruns); and (5) Teledyne, like other government contractors, has been and is presently subject to various audits, reviews and investigations (including private party "whistleblower" lawsuits) relating to its compliance with federal and state laws. In addition, Teledyne has adopted a rigorous compliance program, which from time to time surfaces issues that lead to voluntary disclosures to the U.S. Government. Generally, claims arising out of these U.S. Government inquiries and voluntary disclosures are resolved without resort to litigation. However, should the unit involved be charged with wrongdoing, or should the U.S. Government determine that the unit is not a "presently responsible contractor," that unit, and conceivably Teledyne, could be temporarily suspended or, in the event of a conviction, could be debarred for up to three years from receiving new government contracts or government-approved subcontracts. In addition, substantial amounts may be expended in defending such charges and in damages, fines and penalties if such charges are proven or result in negotiated settlements.

  Risks Inherent in Export Sales. During 1995, export sales accounted for 6% and 20%, respectively, of Allegheny Ludlum's and Teledyne's sales. It is anticipated that in the future export sales will continue to account for a significant percentage of ATI's sales. Among the risks associated with export sales are export controls, changes in legal and regulatory requirements, policy changes affecting the markets for ATI's products, changes in tax laws and tariffs, exchange rate fluctuations (which may affect sales to foreign customers and the value of, and profits earned on, such sales when translated into U.S. dollars), political and economic instability, accounts receivable collection, and the seasonality of foreign sales. Any of these factors could have a material adverse effect on ATI's business, results of operations and financial condition.

INHERENT UNCERTAINTIES RELATING TO CERTAIN EFFECTS OF THE COMBINATION

  Coordination of Operations. The success of the Combination in enhancing long-term stockholder value depends in part on the ability of the respective managements of Allegheny Ludlum and Teledyne to coordinate the operations of their two substantial business enterprises. As in every business combination, such coordination will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of ATI. The difficulties of coordination may be increased by the necessity of managing geographically separated organizations (Allegheny Ludlum will remain and ATI will be headquartered in Pittsburgh, whereas Teledyne will remain based in Los Angeles) and by the fact that three of Teledyne's segments engage in businesses in which Allegheny Ludlum has never engaged. There can be no assurance that the coordination necessary to maximize the benefits of the Combination will be wholly realized.

  Realization of Cost Reductions and Cash Flow Increases. The senior managements of Allegheny Ludlum and Teledyne have identified reductions of at least $85 million per year in pre-tax expenses and increases of at least $50 million per year in after-tax cash flow which they believe can be achieved, without taking into account or attempting to quantify any of the incremental operating profits or other cost savings expected to be realized over time through the Combination. The Board of Directors of Allegheny Ludlum, and the Teledyne Special Committee and Board, took into account this expectation in deciding to approve the Combination Agreement and the transactions contemplated thereby. See "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors." In addition, Salomon Brothers and Goldman Sachs considered these savings in connection with rendering their respective fairness opinions. See "The Combination--Opinions of Financial Advisors." There can be no assurance that ATI will be able to realize, or do so within any particular time frame, the expected cost reductions and cash-flow increases (a substantial portion of which are based on the ability to merge the respective pension plans of Allegheny Ludlum and Teledyne and use the surplus created by such merger to meet both the current underfunding in Allegheny Ludlum's plans and its obligations for retiree health benefits) or generate additional revenue to offset any unanticipated inability to realize such expected cost reductions and cash-flow increases.

UNCERTAINTY AS TO MARKET PRICE OF ATI COMMON STOCK

  In light of the considerations set forth above, the fact that ATI will be a new public company with no trading history, and the inherent uncertainty as to future market prices of the stock of any public company, the prices at which Allegheny Ludlum Common Stock and Teledyne Common Stock have traded in the past or are trading immediately prior to the Effective Time will not necessarily be indicative of the prices at which ATI Common Stock will trade following the Effective Time. See "Market Price and Dividend Data."

                          COMPARATIVE PER SHARE DATA

  Set forth below are net income, cash dividends declared and book value per common share data of Allegheny Ludlum and Teledyne on both historical and unaudited pro forma combined bases and on a per share equivalent unaudited pro forma basis. Unaudited pro forma combined per share information is derived from the unaudited pro forma combined information presented elsewhere herein. The information set forth below should be read in conjunction with the respective financial statements of Allegheny Ludlum and Teledyne that are incorporated by reference in this Joint Proxy Statement/Prospectus and with the unaudited pro forma combined data included under "Unaudited Pro Forma Condensed Combined Financial Information."

                                                 FIRST
                                             FISCAL QUARTER    FISCAL YEAR
                                             ----------------------------------
                                               1996    1995 1995   1994   1993
                                             ------- ------------ ------  -----
                                              (UNAUDITED)
ALLEGHENY LUDLUM--HISTORICAL
Net income (1).............................   $  .29  $ .41 $1.66 $  .26  $1.06
Cash dividends declared....................      .13    .12   .49    .48    .47
Book value.................................     5.53     --    --     --     --
TELEDYNE--HISTORICAL
Net income (loss) (2)......................  $  1.11  $1.16 $2.88 $ (.15) $1.32
Cash dividends declared (3)................     .225    .10   .40     --    .80
Book value.................................     7.73     --    --     --     --
ATI--PRO FORMA COMBINED
Net income (4).............................  $   .47  $ .53 $1.57  $ .06  $ .83
Cash dividends declared (5)................      .16     --   .64     --     --
Book value (6).............................     4.52     --    --     --     --
EQUIVALENT PRO FORMA COMBINED PER ALLEGHENY
 LUDLUM COMMON SHARE (7)
Net income (4).............................  $   .47  $ .53 $1.57  $ .06  $ .83
Cash dividends declared (5)................      .16     --   .64     --     --
Book value (6).............................     4.52     --    --     --     --
EQUIVALENT PRO FORMA COMBINED PER TELEDYNE
 COMMON SHARE (7)
Net income (4).............................  $   .90  $1.02 $3.02  $ .12  $1.60
Cash dividends declared (5)................      .31     --  1.23     --     --
Book value (6).............................     8.70     --    --     --     --

- --------
(1) Earnings per common share before extraordinary item.
(2) Earnings per common share before extraordinary items and cumulative effect of accounting changes.
(3) Teledyne also declared dividends on Teledyne Common Stock of $.15 per share in face amount of Teledyne Series E Cumulative Preferred Stock for each quarter in 1995 and the first quarter of 1996.
(4) Reflects the combination of Allegheny Ludlum earnings per common share with Teledyne earnings (loss) per common share before extraordinary item and cumulative effect of accounting change.
(5) Because Allegheny Ludlum and Teledyne are combining in a transaction in which their respective stockholders will be receiving shares of ATI Common Stock, equivalent pro forma cash dividends declared is not meaningful. It is anticipated that the initial annual rate of cash dividends to be declared on shares of ATI Common Stock will be $.64 per share. There can be no assurance as to the length of time that the level of such dividend, or any other future dividend that may be declared by the Board of Directors of ATI, will be maintained. The declaration and payment by ATI of dividends and the amount thereof will depend upon ATI's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by its Board of Directors.
(6) Gives effect to anticipated expenses and nonrecurring charges of $25 million related to the Combination, but not the effect of anticipated revenue enhancements and expense reductions associated with the combination of the operations of Allegheny Ludlum and Teledyne. See "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors."
(7) The equivalent pro forma data for Allegheny Ludlum represent the pro forma data for ATI multiplied by an exchange ratio of 1.0 to 1.0; the equivalent pro forma data for Teledyne represent the pro forma data for ATI multiplied by an exchange ratio of 1.925 to 1.0.

                        MARKET PRICE AND DIVIDEND DATA

  Allegheny Ludlum Common Stock is listed on the NYSE and traded under the symbol "ALS." Teledyne Common Stock is listed and principally traded on the NYSE under the symbol "TDY" and is also listed on the Pacific Stock Exchange. The table below sets forth, for the calendar quarters indicated, the range of high and low sale prices of Allegheny Ludlum Common Stock and Teledyne Common Stock as reported on the NYSE Composite Tape, and the cash dividends declared on such stock.

                          ALLEGHENY LUDLUM COMMON STOCK      TELEDYNE COMMON STOCK
                         -----------------------------------------------------------
                            HIGH        LOW      DIVIDENDS  HIGH     LOW   DIVIDENDS
                         ---------- ---------- ------------------- ------- ---------
1994
First Quarter...........    $24.875    $18.125      $.12   $26.625 $16.625   $  --
Second Quarter..........     21.25      17.00        .12    18.625  14.25       --
Third Quarter...........     22.375     18.375       .12    18.875  15.375      --
Fourth Quarter..........     21.875     18.00        .12    21.125  15.50       --
1995
First Quarter...........     21.375     18.375       .12    27.375  20.00     .10 (1)
Second Quarter..........     23.00      18.75        .12    26.50   23.375    .10 (1)
Third Quarter...........     22.625     19.75        .12    27.375  22.125    .10 (1)
Fourth Quarter..........     20.50      16.375       .13    27.625  23.125    .10 (1)
1996
First Quarter...........     21.063     18.00        .13    29.75   24.125    .225(1)
Second Quarter..........     21.375     17.375       .13    40.125  27.75     .31
Third Quarter (through
July 15, 1996)..........     19.375     18.875        --    36.875  36.00       --

- --------
(1) Teledyne also declared dividends on Teledyne Common Stock of $.15 per share in face amount of Teledyne Series E Preferred Stock for each quarter in 1995 and the first quarter of 1996.

  On March 29, 1996, the last full trading day prior to the date on which the Combination Agreement was executed and delivered and the Combination was publicly announced, the closing prices as reported on the NYSE Composite Tape were $18.50 per share of Allegheny Ludlum Common Stock and $28.00 per share of Teledyne Common Stock.

  On July 15, 1996, the most recent practicable date prior to the printing of this Joint Proxy Statement/ Prospectus, the closing prices as reported on the NYSE Composite Tape were $19.00 per share of Allegheny Ludlum Common Stock and $36.125 per share of Teledyne Common Stock.

  It is anticipated that the initial annual rate of cash dividends to be declared on shares of ATI Common Stock will be $.64 per share. There can be no assurance as to the length of time that the level of such dividend, or any other future dividend that may be declared by the Board of Directors of ATI, will be maintained. The declaration and payment by ATI of dividends and the amount thereof will depend upon ATI's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by its Board of Directors.

  ALLEGHENY LUDLUM SHAREHOLDERS AND TELEDYNE STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR ALLEGHENY LUDLUM COMMON STOCK AND TELEDYNE COMMON STOCK PRIOR TO THE ALLEGHENY LUDLUM SPECIAL MEETING AND THE TELEDYNE SPECIAL MEETING, RESPECTIVELY. THE PRICES AT WHICH ALLEGHENY LUDLUM COMMON STOCK AND TELEDYNE COMMON STOCK TRADE MAY NOT BE INDICATIVE OF THE PRICES AT WHICH ATI COMMON STOCK WILL TRADE (SEE "RISK FACTORS--UNCERTAINTY AS TO MARKET PRICE OF ATI COMMON STOCK").

                                 THE MEETINGS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of Allegheny Ludlum Common Stock in connection with the solicitation of proxies by the Board of Directors of Allegheny Ludlum for use at the Allegheny Ludlum Special Meeting to be held on Thursday, August 15, 1996, commencing at 1:00 p.m., local time, and at any adjournment or postponement thereof.

  This Joint Proxy Statement/Prospectus is also being furnished to holders of Teledyne Common Stock in connection with the solicitation of proxies by the Board of Directors of Teledyne for use at the Teledyne Special Meeting to be held on Thursday, August 15, 1996, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE MEETINGS

  Allegheny Ludlum. At the Allegheny Ludlum Special Meeting, holders of Allegheny Ludlum Common Stock will consider and vote upon a proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby (including the Allegheny Ludlum Merger), consider and vote upon each of the Compensation Plan Proposals, and consider and vote upon such other matters as may properly be brought before the Allegheny Ludlum Special Meeting.

  Teledyne. At the Teledyne Special Meeting, holders of Teledyne Common Stock will consider and vote upon a proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby (including the Teledyne Merger), consider and vote upon each of the Compensation Plan Proposals, and consider and vote upon such other matters as may properly be brought before the Teledyne Special Meeting.

  Boards of Directors Recommendations. The Board of Directors of Allegheny Ludlum has determined that the Combination is in the best interests of Allegheny Ludlum and its shareholders, has approved the Combination Agreement and recommends that Allegheny Ludlum shareholders vote FOR approval and adoption of the Combination Agreement and the transactions contemplated thereby.

  The Board of Directors of Teledyne has determined that the Combination is in the best interests of Teledyne and its stockholders, has approved the Combination Agreement and recommends that Teledyne stockholders vote FOR approval and adoption of the Combination Agreement and the transactions contemplated thereby.

  The Boards of Directors of Allegheny Ludlum and Teledyne also recommend that the stockholders of their respective corporations vote FOR approval of all of the Compensation Plan Proposals.

VOTING AT THE MEETINGS; RECORD DATE

  Allegheny Ludlum. The Board of Directors of Allegheny Ludlum has fixed July 8, 1996 as the record date for the determination of Allegheny Ludlum shareholders entitled to notice of and to vote at the Allegheny Ludlum Special Meeting. Accordingly, only holders of record of Allegheny Ludlum Common Stock on that record date will be entitled to notice of and to vote at the Allegheny Ludlum Special Meeting. As of July 8, 1996, there were 66,022,376 shares of Allegheny Ludlum Common Stock outstanding, held by 2,824 holders of record. Each holder of record of shares of Allegheny Ludlum Common Stock on the record date is entitled to cast one vote per share on the proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby, on each of the Compensation Plan Proposals, and on any other matters properly submitted for the vote of Allegheny Ludlum shareholders, exercisable in person or by properly executed proxy, at the Allegheny Ludlum Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Allegheny Ludlum Common Stock entitled to vote at the Allegheny Ludlum Special Meeting is necessary to constitute a quorum at the Allegheny Ludlum Special Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum for all purposes (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

  The approval and adoption by Allegheny Ludlum shareholders of the Combination Agreement and the transactions contemplated thereby (including the Allegheny Ludlum Merger) will require the affirmative vote of the holders of a majority of the votes cast by the holders of Allegheny Ludlum Common Stock entitled to vote at the Allegheny Ludlum Special Meeting. Abstentions will be counted as shares present at the Allegheny Ludlum Special Meeting for purposes of determining the existence of a quorum, but will not be recorded as votes cast on the proposal. Broker non-votes with respect to the proposal will be treated as shares not capable of being voted on the proposal. Accordingly, abstentions and broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve the proposal or on the outcome of voting on the proposal.

  The approval of each of the Compensation Plan Proposals by Allegheny Ludlum shareholders will require the affirmative vote of the holders of a majority of the shares of Allegheny Ludlum Common Stock that are present or represented at the Allegheny Ludlum Special Meeting and entitled to vote. Abstentions will be counted as shares present at the Allegheny Ludlum Special Meeting and will thus increase the minimum number of affirmative votes necessary to approve each of the Compensation Plan Proposals. Because they will not be recorded as votes in favor of the proposals, however, abstentions will have the effect of votes against the proposals. Broker non-votes with respect to such proposals will be treated as shares not entitled to be voted on the proposals; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposals or on the outcome of voting on the proposals. Although the Allegheny Ludlum Performance Plan is being submitted for approval to the stockholders of Teledyne because benefits thereunder are contemplated to be made available to employees of Allegheny Ludlum following the Effective Time, in the event that the shareholders of Allegheny Ludlum approve the Allegheny Ludlum Performance Plan and the Combination Agreement is for any reason terminated, the approval of the Allegheny Ludlum Performance Plan by Allegheny Ludlum shareholders will result in the approval of the Allegheny Ludlum Performance Plan irrespective of the vote of Teledyne stockholders with respect to such Plan. See "The Compensation Plans."

  Proxy cards, ballots and voting tabulations that identify individual shareholders are normally available for examination only by the Judge of Election, the Corporate Secretary and certain employees associated with processing proxy cards and tabulating the vote. Allegheny Ludlum does not disclose the vote of any shareholder except as may be necessary to meet legal requirements.

  The trustee of Allegheny Ludlum's Retirement Savings Plan, the Savings and Security Plan of Allegheny Ludlum's Tubular Products Division, the Savings and Security Plan of Allegheny Ludlum's Special Materials Division, the Allegheny Ludlum Personal Retirement Account Plan and the 401(k) Savings Account Plan for Employees of Allegheny Ludlum's Washington Plant has the sole right to exercise all rights relating to Allegheny Ludlum Common Stock held for participants in such plans. Participants have the right, however, to direct the trustee as to the manner in which voting and other rights will be exercised with respect to the full number of shares of Allegheny Ludlum Common Stock allocated to their accounts and shown on the voting instruction cards which they will receive from the Plan Administrator. The trustee will vote shares for which no participant instructions are received in the same proportion as shares for which participant instructions have been received. The trustee will exercise its sole discretion in voting or not voting fractional shares.

  If a shareholder is a participant in Allegheny Ludlum's Automatic Dividend Reinvestment Service for Shareholders, the proxy card represents authority to vote the number of full shares in the participant's dividend reinvestment service account on the record date, as well as shares registered in the participant's name.

  Teledyne has entered into an Allegheny Ludlum Shareholder Agreement with each of Richard P. Simmons, Chairman of the Board and a director of Allegheny Ludlum, Arthur H. Aronson, President and Chief Executive Officer and a director of Allegheny Ludlum, Robert P. Bozzone, Vice Chairman of the Board and a director of Allegheny Ludlum, and Charles J. Queenan, Jr., a director of Allegheny Ludlum, pursuant to which each such Allegheny Ludlum shareholder has agreed, among other things, to vote, and at Teledyne's request to grant Teledyne his irrevocable proxy to vote, all shares of Allegheny Ludlum Common Stock owned by him in favor of approval and adoption of the Combination Agreement and the transactions contemplated thereby. Each such Allegheny Ludlum shareholder has also agreed not to sell, transfer or encumber any of the shares of Allegheny Ludlum Common Stock now owned or acquired during the term of the Allegheny Ludlum Shareholder Agreement by such shareholders. As of June 30, 1996, such shareholders owned or had the sole power to vote an aggregate of 22,266,938 shares, or approximately 33.7%, of outstanding Allegheny Ludlum Common Stock. See "The Stockholder Agreements." Each other director and executive officer of Allegheny Ludlum who owns or has the power to direct the voting of shares of Allegheny Ludlum Common Stock has advised Allegheny Ludlum that he or she intends to vote or direct the vote of all shares of Allegheny Ludlum Common Stock over which he or she has voting control in favor of the approval and adoption of the Combination Agreement and the transactions contemplated thereby. In addition, each director and executive officer of Allegheny Ludlum who owns Allegheny Ludlum Common Stock has indicated his or her intention to vote or direct the vote of all shares of Allegheny Ludlum Common Stock over which he or she has voting control in favor of approval of the Compensation Plan Proposals. As of June 30, 1996, the directors and executive officers of Allegheny Ludlum, including Messrs. Simmons, Aronson, Bozzone and Queenan, were the beneficial owners of approximately 34.4% of the outstanding shares of Allegheny Ludlum Common Stock (excluding shares subject to options or other acquisition rights).

  Teledyne. The Board of Directors of Teledyne has fixed July 8, 1996 as the record date for the determination of Teledyne stockholders entitled to notice of and to vote at the Teledyne Special Meeting. Accordingly, only holders of record of Teledyne Common Stock on that record date will be entitled to notice of and to vote at the Teledyne Special Meeting. As of July 8, 1996, there were 56,058,682 shares of Teledyne Common Stock outstanding, held by 12,107 holders of record. Each holder of record of shares of Teledyne Common Stock on the record date is entitled to cast one vote per share on the proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby, on each of the Compensation Plan Proposals, and on any other matters properly submitted for the vote of Teledyne stockholders, exercisable in person or by properly executed proxy, at the Teledyne Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Teledyne Common Stock entitled to vote at the Teledyne Special Meeting is necessary to constitute a quorum at the Teledyne Special Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum for all purposes (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

  The approval and adoption by Teledyne stockholders of the Combination Agreement and the transactions contemplated thereby (including the Teledyne Merger) will require the affirmative vote of the holders of a majority of the outstanding shares of Teledyne Common Stock outstanding on the record date for the Teledyne Special Meeting. Because abstentions and broker non-votes with respect to the proposal will not be recorded as votes in favor of the proposal, both abstentions and broker non-votes will have the effect of votes against the proposal.

  The approval of each of the Compensation Plan Proposals by Teledyne stockholders will require the affirmative vote of the holders of a majority of the shares of Teledyne Common Stock that are present or represented at the Teledyne Special Meeting and entitled to vote. Abstentions will be counted as shares present at the Teledyne Special Meeting will thus increase the minimum number of affirmative votes necessary to approve each of the Compensation Plan Proposals. Because they will not be recorded as votes in favor of the proposals, however, abstentions will have the effect of votes against the proposals. Broker non-votes with respect to such proposals will be treated as shares not entitled to be voted on the proposals; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposals or on the outcome of voting on the proposals. Although the Teledyne SEP Plan is being submitted for approval to the shareholders of Allegheny Ludlum because payments are contemplated to be made under the Teledyne SEP Plan to executives of Teledyne following the Effective Time, in the event that the stockholders of Teledyne approve the Teledyne SEP Plan and the Combination Agreement is for any reason terminated, the approval of the Teledyne SEP Plan by Teledyne stockholders will result in the approval of the Teledyne SEP Plan irrespective of the vote of Allegheny Ludlum shareholders with respect to such Plan. See "The Compensation Plans."

  The Trustee of the Teledyne 401(k) Plan is responsible for exercising all rights relating to Teledyne Common Stock held for the accounts of participants in such plan. However, participants who have elected to invest any portion of their individual accounts in Teledyne Common Stock (through the "Teledyne Common Stock Fund") have the right to direct the Trustee as to the manner in which voting and similar rights will be exercised with respect to the shares of Teledyne Common Stock allocated to their individual accounts and shown on the voting instruction cards that they will receive from the Plan Administrator. The Trustee will vote shares of Teledyne Common Stock for which no participant instructions are received in the same proportion as shares for which participant instructions have been received.

  Teledyne Common Stock held for the accounts of participants in the Teledyne Employee Stock Purchase Plan (also known as "The Stock Advantage") will be voted in accordance with the participants' signed proxy instructions duly delivered to the Plan Administrator for such plan or, in the case of shares of Teledyne Common Stock for which instructions are not received, in accordance with applicable NYSE rules. Because NYSE rules prohibit the Plan Administrator from voting shares held for the accounts of participants without specific instructions from such participants, a failure by participants to give voting instructions with respect to any shares of Teledyne Common Stock will result in broker non-votes for such shares.

  Allegheny Ludlum has entered into a Teledyne Stockholder Agreement with each of William P. Rutledge, Chairman of the Board and Chief Executive Officer and a director of Teledyne, Donald B. Rice, President and Chief Operating Officer and a director of Teledyne, and George A. Roberts (and Mrs. Roberts), Fayez Sarofim and Henry E. Singleton, directors of Teledyne, pursuant to which each such Teledyne stockholder has agreed, among other things, to vote, and at Allegheny Ludlum's request to grant Allegheny Ludlum his irrevocable proxy to vote, all shares of Teledyne Common Stock owned by him in favor of approval and adoption of the Combination Agreement and the transactions contemplated thereby. Each such Teledyne stockholder has also agreed not to sell, transfer or encumber any of the shares of Teledyne Common Stock now owned or acquired during the term of the Teledyne Stockholder Agreement by such stockholders. As of June 30, 1996, such stockholders owned or had the sole power to vote an aggregate of 8,738,010 shares, or approximately 15.6%, of outstanding Teledyne Common Stock. See "The Stockholder Agreements." Each other director and executive officer of Teledyne who owns or has the power to direct the voting of shares of Teledyne Common Stock has advised Teledyne that he or she intends to vote or direct the vote of all shares of Teledyne Common Stock over which he or she has voting control in favor of the approval and adoption of the Combination Agreement and the transactions contemplated thereby. In addition, each director and executive officer of Teledyne who owns Teledyne Common Stock has indicated his or her intention to vote or direct the vote of all shares of Teledyne Common Stock over which he or she has voting control in favor of approval of the Compensation Plan Proposals. As of June 30, 1996, the directors and executive officers of Teledyne other than Mr. LaBow, including Messrs. Rutledge and Sarofim and Drs. Rice, Roberts and Singleton, were the beneficial owners of approximately 16.3% of the outstanding shares of Teledyne Common Stock (excluding shares subject to options or other acquisition rights).

  Teledyne has noticed for redemption the outstanding Teledyne Series E Cumulative Preferred Stock and the redemption date (August 14, 1996) will occur prior to the Teledyne Special Meeting. The aggregate amount payable to holders of Teledyne Series E Cumulative Preferred Stock in respect of such redemption will be approximately $43 million, which amount Teledyne will irrevocably deposit in trust prior to such redemption date. Accordingly, holders of shares of Teledyne Series E Cumulative Preferred Stock will not be entitled to vote such shares on the adoption and approval of the Combination Agreement and the transactions contemplated thereby or on any other matter to be considered and voted upon at the Teledyne Special Meeting.

PROXIES

  All shares of Allegheny Ludlum Common Stock and Teledyne Common Stock which are entitled to vote and are represented at the relevant Special Meeting by properly executed proxies received prior to or at that Special Meeting, and not revoked, will be voted at that Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will in each case be voted FOR approval and adoption of the Combination Agreement and the transactions contemplated thereby and FOR approval of each of the Compensation Plan Proposals.

  If any other matters are properly presented at a Special Meeting for consideration, including, among other things, a motion to adjourn that Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of Allegheny Ludlum or Teledyne, as the case may be, at or before the taking of the vote at the relevant Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Corporate Secretary of Allegheny Ludlum or Teledyne, as the case may be, before the taking of the vote at the relevant Special Meeting or (iii) attending the relevant Special Meeting and voting in person (although attendance at a Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered, in the case of Allegheny Ludlum shareholders, to Allegheny Ludlum Corporation, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, Attention: Corporate Secretary and, in the case of Teledyne stockholders, to Teledyne, Inc., 2049 Century Park East, Los Angeles, California 90067-3101, Attention: Corporate Secretary, or hand delivered to the designated representatives of Allegheny Ludlum or Teledyne, as the case may be, at or before the taking of the vote at the relevant Special Meeting.

  Except as described under "The Combination Agreement--Termination; Termination Fees and Expenses," all expenses of this solicitation, excluding the cost of mailing this Joint Proxy Statement/Prospectus and the filing fee paid to the Commission in connection with filing the Registration Statement (which will be shared equally by Allegheny Ludlum and Teledyne), will be paid by the party incurring the expense. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Allegheny Ludlum and Teledyne in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Allegheny Ludlum has retained D.F. King & Co., Inc. at an estimated cost of $7,500, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of Allegheny Ludlum. Teledyne has retained Morrow & Co., Inc. at an estimated cost of $7,500, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of Teledyne. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Allegheny Ludlum and Teledyne will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

  NEITHER ALLEGHENY LUDLUM SHAREHOLDERS NOR TELEDYNE STOCKHOLDERS SHOULD SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                THE COMBINATION

BACKGROUND OF THE COMBINATION

  From time to time over several years prior to November 28, 1994, Teledyne and Allegheny Ludlum had occasional and general discussions about the possibility of Allegheny Ludlum acquiring certain of Teledyne's specialty materials businesses. These discussions were preliminary and inconclusive.

  By letter dated November 28, 1994 addressed to the Board of Directors of Teledyne (the "Teledyne Board"), WHX Corporation, a Delaware corporation that is the parent company of Wheeling-Pittsburgh Steel Corporation ("WHX"), made an unsolicited proposal to acquire Teledyne in a merger at a price of $22 per share of Teledyne Common Stock, approximately 50% payable in cash and approximately 50% in WHX preferred stock (the "1994 Unsolicited WHX Proposal").

  By letter dated December 19, 1994 addressed to Mr. Ronald LaBow, Chairman of the Board of WHX, Teledyne advised WHX that the Teledyne Board had considered the 1994 Unsolicited WHX Proposal; that the Teledyne Board believed Teledyne's long-term strategic business plans suggested substantial increases in future values for Teledyne's stockholders; that the Teledyne Board had conducted a careful evaluation of all factors and circumstances which it considered relevant, including its view that there was no significant value to Teledyne stockholders associated with combining Teledyne and WHX; and that the resultant unanimous conclusion by the Teledyne directors was that they had no interest in pursuing the 1994 Unsolicited WHX Proposal. In reaching this conclusion, the Teledyne Board took note of the fact that a substantial component of the consideration offered by WHX was its own equity securities and, in assessing the value of such consideration, the Teledyne Board determined that there was no operational fit between Teledyne and WHX. The Teledyne Board considered the fact that WHX's principal business is integrated carbon steel manufacturing, which has a focus, methodology and markets substantially different than Teledyne's specialty metals business, and that WHX's non-steel related investments (a 50% interest in a greyhound race track and a number of radio stations, subsequently sold in 1995) involved businesses wholly unrelated to Teledyne's operations. The Teledyne Board also concluded that a combination with WHX involving the receipt of its equity securities by Teledyne's stockholders would subject them to significant risk by reason of the extremely capital-intensive requirements of the business of integrated carbon steel manufacture, as well as WHX's capital structure, which in the view of the Teledyne Board was characterized by an unusually high proportion of fixed-cost preferred equity, with correspondingly high fixed charges. On December 21, 1994, Teledyne publicly announced that the Teledyne Board had rejected the 1994 Unsolicited WHX Proposal and publicly released its December 19, 1994 letter to WHX. On November 25, 1994, the last trading day preceding the date of the 1994 Unsolicited WHX Proposal, the closing price of Teledyne Common Stock on the NYSE was $17 7/8. On December 20, 1994, the last trading day preceding such announcement of the 1994 Unsolicited WHX Proposal, the closing price of Teledyne Common Stock on the NYSE was $17 1/8.

  On December 21, 1994, WHX publicly announced that it was filing a notification form (the "WHX HSR Filing") under the HSR Act to allow it to acquire up to 15% of the outstanding shares of Teledyne Common Stock, the statutory waiting period applicable to which filing was terminated by the Federal Trade Commission on January 13, 1995. WHX subsequently disclosed, in its proxy statement dated March 31, 1995 issued in connection with the 1995 Teledyne Election Contest (as defined below), that it owned an aggregate of 2,477,800 shares of Teledyne Common Stock, representing approximately 4.5% of the shares of Teledyne Common Stock entitled to vote in the 1995 Teledyne Election Contest.

  On January 5, 1995, Teledyne publicly announced that the Teledyne Board had adopted a Stockholder Rights Plan (the "Teledyne Stockholders Rights Plan") entitling all stockholders, except a non-approved acquiror, to purchase a specified number of additional shares of Teledyne Common Stock at a 50% discount if, without the prior approval of the Teledyne Board, a person or group acquired 15% or more of Teledyne Common Stock or engaged in certain enumerated transactions with Teledyne after making a non-approved stock acquisition. Teledyne stated that the Teledyne Stockholder Rights Plan was adopted in light of the 1994

Unsolicited WHX Proposal and the WHX HSR Act filing. Teledyne also announced that the Teledyne Board had amended Teledyne's Bylaws to require 60 days' advance notice of a stockholder's intention to nominate board members or submit proposals for consideration at an annual meeting of stockholders and also to require that a stockholder desiring to solicit the written consent of other stockholders request the Teledyne Board to set a record date for the solicitation within ten days of the request.

  In a letter to stockholders dated January 31, 1995 (the "January 31, 1995 Letter"), Teledyne stated (among other things) that the Teledyne Board had adopted the Teledyne Stockholder Rights Plan in light of its rejection of the 1994 Unsolicited WHX Proposal and to give the Teledyne Board the ability to respond on the basis of the stockholders' best interests to any unsolicited takeover attempts; and that the Teledyne Stockholder Rights Plan would help insure that any transaction involving Teledyne would be on terms approved by the Teledyne Board and would treat all Teledyne stockholders fairly. In the January 31, 1995 Letter, Teledyne further stated (among other things) that the amendment to Teledyne's Bylaws was intended to protect the stockholders' interests against disruptive uses of the stockholder voting machinery. The Teledyne Board, in taking these measures, recognized that they could have certain anti-takeover effects. The Teledyne Stockholder Rights Plan would cause substantial dilution to a person or group that attempted to acquire Teledyne without conditioning its offer on the rights issued under the Teledyne Stockholder Rights Plan (the "Teledyne Rights") being redeemed or on a substantial number of Rights being acquired; however, the Teledyne Board also noted that the Rights should not interfere with any transaction (such as the Combination) approved in advance by the Teledyne Board because the Teledyne Stockholder Rights Plan empowers Teledyne to exempt transactions from the operation of the Teledyne Stockholder Rights Plan. The amendment to the Teledyne Bylaws requires any person or group seeking to solicit the approval of Teledyne's stockholders to take or refrain from taking action at an annual meeting of stockholders or by written consent (such as the election of alternate nominees for election to the Teledyne Board) to disclose its plan earlier than it might wish to do; however, the Teledyne Board considered that requiring such disclosure was in the best interests of stockholders in order to enable the Teledyne Board to formulate an informed position and disseminate it to all stockholders on a timely basis.

  On January 26, 1995 Teledyne publicly announced the resumption of quarterly dividends on Teledyne Common Stock. In its announcement, Teledyne stated that the Teledyne Board had declared a dividend of $.25 per share of Teledyne Common Stock, to be paid $.10 in cash and $.15 in a new issue of Teledyne Series E Cumulative Preferred Stock. In the January 31, 1995 Letter, Teledyne stated that the Teledyne Board had resumed the payment of quarterly dividends on Teledyne Common Stock as a measure of its confidence in Teledyne's future. The Teledyne Board decided to utilize the Series E Cumulative Preferred Stock as a means of paying a quarterly dividend in an aggregate amount of $0.25 per share without the need for an immediate expenditure of that amount in cash. By reason of the provisions of the Series E Cumulative Preferred Stock that require the affirmative vote of at least two-thirds of the shares thereof, voting as a separate class, to approve certain mergers, consolidations and reorganizations, and because of Teledyne's obligation to redeem the Series E Cumulative Preferred Stock following a "Change of Control" (as defined in the Certificate of Designation, Preferences and Rights of Series E Preferred Stock) for $16.50 per share if such Preferred Stock has not already been redeemed at Teledyne's option at $15.00 per share (as will be the case in connection with the Combination), the Series E Cumulative Preferred Stock could have an effect on whether a Change of Control occurs or the terms of any transaction pursuant to which a Change of Control would occur.

  On February 14, 1995, WHX announced that it intended to commence a proxy contest (the "1995 Teledyne Election Contest") for the election of directors of Teledyne at the annual meeting of stockholders of Teledyne scheduled for April 26, 1995 (the "Teledyne 1995 Annual Meeting"). WHX stated that it was commencing the 1995 Teledyne Election Contest in light of Teledyne's rejection of the 1994 Unsolicited WHX Proposal. WHX also announced that its slate of nominees would be committed, if elected, to the sale or merger of Teledyne to the highest bona fide bidder in a transaction that would provide Teledyne stockholders with value of at least $22 per share and that its nominees, if elected, would seek promptly to cause the Teledyne Board to retain as advisors a nationally recognized investment banking firm, other than any advisor to WHX, to assist in soliciting and reviewing bona fide offers for the sale of Teledyne.

  On February 24, 1995, Teledyne received, and publicly announced, a notice from a wholly owned subsidiary of WHX nominating eight candidates for election to the Teledyne Board. After Teledyne filed with the Commission its preliminary proxy material for the Teledyne 1995 Annual Meeting indicating that the size of the Teledyne Board would be reduced from eight to seven to reflect the retirement of Dr. George Kozmetsky, its co-founder and one of its directors, WHX reduced its number of nominees to seven. All of the WHX nominees for election to the Teledyne Board (the "1995 WHX Nominees") were directors of WHX.

  On March 28, 1995, Teledyne publicly announced (among other things) that, while it believed that substantial stockholder value would be created through execution of its business plan, it was committed to determining whether a sale of Teledyne or other transaction would achieve superior value for Teledyne's stockholders; that it had commenced a process to solicit offers for the possible sale of Teledyne, had retained Goldman Sachs, which had been acting as financial advisor to Teledyne in connection with the 1994 Unsolicited WHX Proposal and the 1995 Teledyne Election Contest, to assist in this process, had received and was responding to expressions of interest from third parties other than WHX, and was providing WHX the opportunity to participate in the process on the same basis as any other bidder; and that, in view of its decision to solicit offers, Teledyne had requested WHX to terminate the 1995 Teledyne Election Contest so that Teledyne would not be distracted from its principal objective of maximizing the value of Teledyne for the benefit of all of its stockholders.

  By letter dated March 28, 1995 to the Teledyne Board from Mr. LaBow, WHX amended the 1994 Unsolicited WHX Proposal. In its letter, WHX stated that, based on information furnished to it under a confidentiality letter with Teledyne dated March 22, 1995, it was offering to acquire Teledyne in a merger transaction at a price per share of Teledyne Common Stock of $22, payable in a combination of $18 in cash and $4 in WHX common stock (the "1995 Unsolicited WHX Proposal"). WHX stated that it was considering Teledyne's request that WHX terminate the 1995 Teledyne Election Contest but was concerned that the Teledyne Board had not committed to sell Teledyne by a certain date to the highest bidder. The Teledyne Board decided that the 1995 Unsolicited WHX Proposal would be considered by the Teledyne Board as part of the general process of soliciting and evaluating offers initiated by the Teledyne Board; accordingly, Teledyne did not separately respond thereto. As indicated below, in October 1995 the Teledyne Board accepted the recommendation of the Teledyne Special Committee to discontinue the process because continued implementation of Teledyne's business plans offered superior value. This represented the Board's response to (among other expressions of interest) the 1995 Unsolicited WHX Proposal.

  On March 30, 1995, WHX filed preliminary proxy materials with the Commission in connection with the 1995 Teledyne Election Contest indicating that WHX had reduced the number of 1995 WHX Nominees to two.

  On April 26, 1995, at the conclusion of the Teledyne 1995 Annual Meeting, Teledyne publicly announced that, while final results of the vote at the Teledyne 1995 Annual Meeting would await the report of the official Inspectors of Election, under applicable cumulative voting rules, whereby a candidate receiving one vote more than 12.5% of the total shares voted would be elected, it was expected that six of Teledyne's nominees for election to the Teledyne Board (the "1995 Teledyne Nominees") would be elected to the Teledyne Board along with one of the 1995 WHX Nominees.

  On May 15, 1995, Teledyne publicly announced that, according to the official report of the Inspectors of Election, the 1995 Teledyne Nominees received 81% of the votes cast at the Teledyne 1995 Annual Meeting; that, under the applicable cumulative voting rules, six of the 1995 Teledyne Nominees were re-elected along with one of the 1995 WHX Nominees; that, at its May 15, 1995 meeting, the newly-elected Teledyne Board had restored its size from seven to eight members; and that the Teledyne Board now consisted of the seven individuals who had been serving on the Teledyne Board prior to the Teledyne 1995 Annual Meeting (other than Dr. Kozmetsky), namely Frank V. Cahouet, Diane
C. Creel, Donald B. Rice, George A. Roberts, William P. Rutledge, Fayez Sarofim and Henry E. Singleton (all of whom, except Dr. Rice, are expected to be Teledyne's nominees to the initial Board of Directors of ATI pursuant to the Combination Agreement; see "The Combination--Directors and Executive Officers of ATI"), plus Mr. LaBow. Teledyne also stated that, while its recent performance spoke to the success of its business plan, the Teledyne Board was committed to seeing through to completion the solicitation and assessment of proposals for the possible sale of Teledyne to determine if such a sale might provide value for stockholders greater than that which could be realized by continued implementation of Teledyne's business plan, and that the Teledyne Board was also reviewing a wide range of other options to enhance stockholder value. Such other options included various alternative forms of recapitalization transactions, dispositions of assets or combinations thereof; however, as indicated below, Teledyne subsequently concentrated its attention on soliciting offers for the acquisition of the entire company.

  At its May 15, 1995 meeting, following the final determination of the results of the 1995 Teledyne Election Contest including the election of Mr. LaBow, the Teledyne Board created a special committee (the "Teledyne Special Committee") consisting of all members of the Teledyne Board except Mr. Rutledge and Dr. Rice, the two directors who were also employees, and Mr. LaBow. The Teledyne Special Committee was formed to oversee the process of soliciting offers for the possible sale of Teledyne that the Teledyne Board had initiated on March 28, 1996 and all matters that were under consideration by the Teledyne Board in connection with that process were referred to it. The Teledyne Special Committee was authorized to explore such possible transactions as it deemed appropriate for the purpose of evaluating whether any transaction might provide value for stockholders of Teledyne superior to the value created by the pursuit of Teledyne's business plan, and to make such recommendations to the entire Teledyne Board as it considered appropriate with respect thereto. At a meeting held on June 7, 1995, the Special Committee elected Dr. Henry E. Singleton, Teledyne's co-founder and largest stockholder, as its Chairman.

  Following its creation, the Teledyne Special Committee oversaw the process of evaluating interest on the part of third parties in a possible transaction with Teledyne. The Teledyne Special Committee was assisted by Goldman Sachs, which had been retained as financial advisors to Teledyne at the time of the 1994 Unsolicited WHX Proposal, in the process of soliciting offers. Goldman Sachs was in contact with 68 potential acquirors, comprising both industrial firms (including Allegheny Ludlum, as indicated below) and investment groups. Preliminary information packages were provided to a significant portion of such potential acquirors. Scores of parties expressed interest in acquiring one or more operating companies or business units of Teledyne. However, the search concentrated on potential buyers which expressed interest in purchasing the entire company (although, as noted below, Teledyne decided to proceed with its pre-existing plan to seek to divest its Vehicle Systems business). This was because, in the view of the Teledyne Special Committee, the disposition of Teledyne's numerous discrete business units, beyond those non-core units which were targeted for disposition under Teledyne's ongoing business plan, was impracticable and highly unlikely to yield after-tax per share value in excess of that expected to be produced by the business plan itself and because any process that contemplated a break-up of Teledyne's core businesses would likely have constituted a significant diversion of management resources over a lengthy period and could have been detrimental to those businesses. Teledyne then entered into confidentiality agreements with eight parties which expressed interest in acquiring the entire company. All of those interested parties received extensive confidential financial and operating information and six, including WHX, were briefed in depth by the managers of Teledyne's operating units. These interested parties discussed with representatives of Teledyne, over a period of several months ending in October 1995, a variety of potential transactions, although none of the parties except WHX made a formal proposal. The potential transactions would have involved either a combination of a leveraged acquisition and recapitalization or a possible purchase of Teledyne, in either case at projected per share values which were not materially in excess of the then-current market price of Teledyne Common Stock. None of the potential transactions appeared to the Teledyne Special Committee to present any long-term strategic advantage to Teledyne and its stockholders since none of them appeared likely, having regard to the identity of the interested party and/or the proposed terms, to create an opportunity (through a potential fit of strategically compatible businesses with consequential potential for cost-savings and enhanced revenue generation, or otherwise) for the creation of long-term stockholder value in excess of that expected to be achieved by the continued pursuit of Teledyne's business plan as a stand-alone company.

  In response to an inquiry from Goldman Sachs during the summer of 1995, Richard P. Simmons, Chairman of the Board of Allegheny Ludlum, expressed Allegheny Ludlum's interest in exploring the possibility of acquiring Teledyne's specialty metals business. Allegheny Ludlum did not express interest in a possible business combination with, or acquisition of the whole of, Teledyne and, accordingly, was not one of the eight parties with whom a confidentiality agreement was entered into.

  In August 1995, WHX communicated four "hypothetical transaction structures" for the expressed purpose of facilitating further discussions, two of which might have involved offers by WHX to acquire Teledyne at a price per share in excess of the 1995 Unsolicited WHX Proposal, while also stating that it had not as yet agreed to support any of these hypothetical transactions. All of such scenarios involved hypothetical transactions in which Teledyne stockholders would receive for each share of Teledyne Common Stock a combination of cash and a publicly-traded WHX preferred stock (paying a $3.25 annual dividend and a $50 liquidation preference, and convertible into WHX common stock at $15.78 per common share). Two of such scenarios hypothetically involved transactions in which WHX would acquire Teledyne for a per share price stated to be $30, with either $10 or $15 per share being payable in WHX preferred stock. With respect to these two hypothetical cases, WHX advised Teledyne that it might be constrained under its bank credit facilities from servicing the aggregate level of preferred dividends and was unwilling to effect those transactions because of "the financial hardship they would create for the combined entity" and that they were being presented solely for illustrative purposes. The other two hypothetical cases involved transactions with a per share price stated to be $24 ($18 in cash and $6 in preferred stock) and $28 ($19 in cash, $6 in preferred stock and a contingent right to receive at the end of three years a payment equal to the amount by which $28 exceeded the aggregate per share consideration previously paid).

  In September 1995, WHX made an unsolicited overture expressing interest in possibly acquiring certain defense operations of Teledyne including its Vehicle Systems business ("TVS") and associated pension assets and surplus. Thereafter, in discussions with Teledyne, WHX provided various alternative proposals for, in each case, the acquisition of TVS, together with other businesses and assets, including pension assets. TVS was one of the non-core units that had been targeted for divestiture under Teledyne's business plan before the initiation by the Teledyne Board of the process of soliciting offers for the entire company. At the time of WHX's unsolicited overture Teledyne was in negotiations for a possible divesture of TVS to General Dynamics (which divestiture was subsequently consummated in March 1996), with which Teledyne had been discussing a possible sale of TVS since before the 1994 Unsolicited WHX Proposal was made. In Teledyne's view, none of WHX's alternative proposals relating to TVS merited consideration in comparison to the terms then being negotiated with General Dynamics, nor warranted Teledyne incurring the risk of jeopardizing a possible transaction with General Dynamics on those terms, because the WHX proposals would have involved the disposition of assets, in addition to TVS, which Teledyne did not necessarily want to transfer, and contemplated prices that Teledyne viewed as significantly below the value of such assets. At no time did WHX make a firm offer to acquire Teledyne that superseded or improved on the 1995 Unsolicited WHX Proposal.

  On October 25, 1995, Teledyne publicly announced that the Teledyne Board had accepted the recommendation of the Teledyne Special Committee to discontinue active investigation of a possible sale of Teledyne or other extraordinary transaction. This recommendation of the Special Committee was accepted by the full Teledyne Board except for Mr. LaBow, who abstained. In the October 25, 1995 announcement, Dr. Singleton stated that the Teledyne Special Committee had concluded that continued implementation of Teledyne's business plans offered superior value for Teledyne's stockholders; accordingly, while the Teledyne Board remained open to any future proposal that provided superior value to Teledyne's stockholders, continuing an active search for a possible extraordinary transaction would not be productive, and would be an unnecessary and unwise diversion of management attention. In the same public announcement, Mr. Rutledge and Dr. Rice noted that Teledyne had seen four consecutive quarters of improved earnings year-to-year and that Teledyne intended aggressively to carry out all elements of its business plans, including process improvement and new product development, expanded international business, development of commercial products from defense technologies, and acquisition of complementary businesses.

  On January 31, 1996, Teledyne filed a preliminary shelf registration statement with the Commission covering a proposed public offering of $400 million principal amount of debt securities (the "Proposed Debt

Offering"). It was contemplated that the proceeds from the Proposed Debt Offering would be used for general corporate purposes, including refinancing of existing indebtedness in order to reduce annual interest expense by approximately $10 million. In view of the pendency of the Combination, no determination has been made as to whether the Proposed Debt Offering will be pursued.

  By letter dated February 9, 1996 addressed to the Teledyne Board and publicly released on February 12, 1996 WHX made an unsolicited proposal to acquire Teledyne in a merger at a price of $30 per share, payable $22 in cash and the balance in WHX common stock (as amended in the manner described below, the "1996 Unsolicited WHX Proposal"). In this letter, WHX stated that it was possible WHX would be prepared to increase its offer if additional information provided by Teledyne demonstrated to WHX that additional consideration was warranted. On February 12, 1996 Teledyne publicly announced that it would respond in due course to the 1996 Unsolicited WHX Proposal.

  During the period from February 9, 1996 until the commencement of the negotiations with Allegheny Ludlum in early March 1996 that culminated in the execution of the Combination Agreement on April 1, 1996, Teledyne contacted a limited number of third parties (not including Allegheny Ludlum) to inquire as to their possible interest in considering a business combination with Teledyne. The parties contacted were companies which Teledyne believed could present strategic and synergistic possibilities through a potential fit of strategically compatible businesses with consequential potential for cost savings and enhanced revenue generation. These particular contacts did not result in any meaningful discussions. Teledyne did not enter into any negotiations with WHX because Teledyne continued to believe, for the reasons identified above in connection with Teledyne's rejection of the 1994 Unsolicited WHX Proposal, that there was not a strategic fit with WHX and did not view further discussions with WHX as productive in light of the terms of the 1996 Unsolicited WHX Proposal and WHX's capital structure. In addition, Teledyne recognized that WHX was free to propose different terms at any time, as it had done in 1995 and did again on February 26, 1996 (as noted below).

  On February 21, 1996, Teledyne publicly announced the text of a letter being sent to its stockholders informing them of certain issues relating to the 1996 Unsolicited WHX Proposal. Among other things, such letter stated that, as demonstrated by its 1995 financial results, Teledyne continued to make excellent progress against its business plans; that, consistent with its commitment to maximize stockholder value, the Teledyne Board would consider any proposals or ideas that might enable it to provide value to stockholders exceeding what implementation of its business plan could generate and that the Teledyne Board was reviewing the 1996 Unsolicited WHX Proposal in that context; and that Teledyne had asked Goldman Sachs to assist the Teledyne Board in evaluating the 1996 Unsolicited WHX Proposal and had asked WHX to provide Teledyne with its business plans and financial projections so that Teledyne could more effectively evaluate the equity component of the 1996 Unsolicited WHX Proposal (WHX provided certain non-public information regarding its 1996 plans on February 21, 1996). In its publicly-released letter, Teledyne also stated that, shortly following WHX's announcement of the 1996 Unsolicited WHX Proposal, Standard & Poors had placed both WHX and Teledyne on credit watch (after having given the Proposed Debt Offering a favorable preliminary rating) and Moody's Investor Services also had placed Teledyne on review; that, as a result, the rating process with respect to the Proposed Debt Offering had been rendered uncertain; and that Goldman Sachs had advised Teledyne that, despite the then generally favorable interest rate environment, it was not advisable to proceed with the Proposed Debt Offering in light of the uncertainty created by the 1996 Unsolicited WHX Proposal.

  Although Allegheny Ludlum had not previously been interested in a business combination with Teledyne, as distinct from considering an acquisition of its specialty metals business, in the context of Allegheny Ludlum's ongoing strategic planning and following further review of Teledyne's public filings, on February 23, 1996, Mr. Simmons contacted Goldman Sachs to request that Goldman Sachs inform Teledyne that Allegheny Ludlum might be interested in considering a strategic combination transaction with Teledyne. While Allegheny Ludlum was generally aware that WHX had previously made proposals to Teledyne, its determination to consider a strategic combination with Teledyne was not prompted by the WHX proposals to Teledyne. On February 23, 1996, Goldman Sachs informed Teledyne of this contact. Goldman Sachs subsequently informed Mr. Simmons that Teledyne might be interested in pursuing such a transaction with Allegheny Ludlum. Mr. Simmons thereafter discussed these conversations with other representatives of Allegheny Ludlum senior management and members of its Board of Directors. It was concluded that it would be in Allegheny Ludlum's interest to proceed with a preliminary confidential investigation of Teledyne.

  On February 26, 1996, WHX publicly announced that it had sent a letter to the Teledyne Board increasing the per share price offered in the 1996 Unsolicited WHX Proposal to $32, payable $22 in cash and the balance in WHX common stock. On the same date, Teledyne publicly announced that the Teledyne Board would consider the revised 1996 Unsolicited WHX Proposal. Teledyne also stated that it would shortly be mailing proxy materials to its stockholders and would comment on all relevant issues in due course.

  On February 29, 1996, Teledyne publicly announced that the Teledyne Board had concluded that the 1996 WHX Unsolicited Proposal did not measure up to the value it expected Teledyne's business plan will generate and had concluded that Teledyne was worth far more than $32 per share. The Teledyne Board, without ascribing a specific value to Teledyne Common Stock, based this conclusion on Teledyne's recent financial results, consultations with Goldman Sachs, views of senior management regarding potential future results, and the Board's business judgment generally. Teledyne also stated, among other things, that the Teledyne Board was actively evaluating a variety of measures further to enhance stockholder value. Teledyne's announcement also reported an increase in the quarterly per share dividend on Teledyne Common Stock from $0.25 to $0.375, including $.15 per share face amount of Teledyne Series E Cumulative Preferred Stock, and that the Teledyne Board intended to pay all future dividends on Teledyne Common Stock in cash. Teledyne also announced that its eight candidates for election at the 1996 Annual Meeting of Stockholders included all current directors, except Mr. LaBow, together with a nominee not currently on the Teledyne Board (the "1996 Teledyne Nominees"). Mr. LaBow recused himself from the Teledyne Board's decision and vote at the February 29, 1996 Teledyne Board meeting.

  On February 29, 1996, Allegheny Ludlum contacted Teledyne to arrange for the execution of the confidentiality agreements and the exchange of confidential information. As a result of these discussions, on March 1, 1996 and March 4, 1996, Teledyne and Allegheny Ludlum executed confidentiality agreements which provided, among other things, that (i) each company would provide the other with confidential information regarding itself and a possible transaction with the other, (ii) each company would keep confidential (except as otherwise required by applicable law, regulation or legal process) any such information and the fact that discussions or negotiations were taking place concerning a possible transaction, and (iii) each company would not, for a three year period, without the prior written consent of the other, (a) attempt to acquire the other company or any subsidiary thereof or (b) participate in a proxy solicitation involving the other company. It was also agreed that representatives of Allegheny Ludlum senior management would visit Teledyne's corporate headquarters to meet key personnel and obtain additional information about Teledyne in order to determine whether or not the companies should engage in further discussions regarding a possible strategic combination.

  On March 3, 1996, WHX publicly announced that it had sent a letter to Teledyne that day stating that it was extremely disappointed that the Teledyne Board had rejected the 1996 Unsolicited WHX Proposal and was disturbed by the Teledyne Board's rejection thereof without any meaningful dialogue or negotiation. The WHX letter and announcement further stated that because WHX felt that a combination of the two companies offered significant benefits to stockholders of both companies, it intended to pursue the transaction by nominating and seeking to elect a slate of directors committed to the sale of Teledyne to the highest bidder (the "1996 Teledyne Election Contest").

  During the week of March 4, 1996, meetings took place at Teledyne's corporate headquarters among representatives of Allegheny Ludlum senior management, representatives of Teledyne senior management and representatives of Goldman Sachs. In the course of these meetings, non-public information regarding Teledyne was provided and preliminary discussions took place with respect to the possible financial terms and structure of a strategic combination of Allegheny Ludlum and Teledyne, including tax and accounting issues with respect to such a combination and the synergies that could be created by such a combination.

  On March 14, 1996, the Board of Directors of Allegheny Ludlum received a report regarding the discussions that had taken place with Teledyne the previous week at Teledyne's corporate headquarters regarding the possible strategic combination with Teledyne. Following discussion, the Allegheny Ludlum Board authorized senior officers of Allegheny Ludlum to continue to pursue the possibility of a strategic business combination with Teledyne. On March 15, 1996, Allegheny Ludlum advised Teledyne that Allegheny Ludlum's Board had authorized continuing discussions with Teledyne.

  On March 16, 1996, Allegheny Ludlum contacted Salomon Brothers to discuss its possible engagement to serve as financial advisor to Allegheny Ludlum in connection with a possible strategic combination with Teledyne. Salomon Brothers was subsequently engaged by Allegheny Ludlum to serve as its financial advisor in connection therewith.

  From March 18 through March 21, 1996, representatives of Teledyne's senior management, Goldman Sachs and Teledyne's legal advisors met with Allegheny Ludlum's senior officers, representatives of Salomon Brothers and Allegheny Ludlum's legal advisors. In the course of these meetings, various financial and structural terms and other issues regarding the possible strategic combination of Allegheny Ludlum and Teledyne were reviewed, and possible financial and operational synergies that could be expected to be achieved by such a combination were considered in detail.

  On March 21, 1996, Allegheny Ludlum's Board of Directors was updated concerning the status of the discussions with Teledyne and provided with additional background information concerning Teledyne and its business operations. The various financial aspects of the proposed transaction were also reviewed with the Board. Following discussions, the Allegheny Ludlum Board authorized Allegheny Ludlum's senior officers to continue to negotiate with Teledyne regarding a possible strategic combination of the two companies.

  During the course of the following week, Allegheny Ludlum and Teledyne, assisted by their respective advisors, continued due diligence investigations with respect to each other. These investigations included various site visits designed to provide each company with more complete information regarding the details of the other company's business operations.

  On or about March 22, 1996, WHX filed with the Commission definitive proxy materials relating to the 1996 Teledyne Election Contest. In such proxy materials, WHX stated (among other things) that the 1996 WHX Nominees were committed to a sale or merger of Teledyne for a price of at least $32 per share and, if elected, would seek to (i) solicit and review all acquisition offers and negotiate the sale of Teledyne and (ii) remove any other barriers to facilitate a negotiated sale of Teledyne; and that, because of possible conflicts of interest that might exist if all of the 1996 WHX Nominees were elected to the Teledyne Board, WHX currently planned that the solicitation would be conducted by Teledyne together with a nationally recognized investment banking firm (other than a firm advising, or otherwise providing investment banking services to, WHX) which the 1996 WHX Nominees would cause Teledyne to retain, or Teledyne's current investment banking firm. Such proxy materials also contained information with respect to WHX's beneficial ownership of Teledyne Common Stock indicating that during the period from September 9, 1995 to January 18, 1996, WHX had sold an aggregate of 2,238,200 shares of Teledyne Common Stock, including 1,814,300 shares sold in September 1995.

  On March 25 through March 27, 1996, certain of Allegheny Ludlum's senior officers, representatives of Teledyne's senior management and the two companies' respective financial advisors met at Teledyne's corporate headquarters. Presentations were made regarding several of Teledyne's operating businesses, and various financial and operational aspects of a strategic combination of Allegheny Ludlum and Teledyne were discussed. A portion of one of these meetings were attended by Dr. Henry E. Singleton, Teledyne's co-founder and largest stockholder, and by Dr. George A. Roberts, a director and former Chief Executive Officer of Teledyne.

  On March 28, 1996, the Teledyne Special Committee was briefed by representatives of Teledyne's senior management and its financial and legal advisors with respect to the status of the discussions and negotiations taking place with Allegheny Ludlum, including the terms of drafts of the Combination Agreement and Stockholder Agreements.

  On March 29, 1996, Allegheny Ludlum's Board of Directors was updated by Allegheny Ludlum's senior officers and its financial and legal advisors regarding the meetings with, and investigation of, Teledyne that had taken place since March 21, 1996. The Allegheny Ludlum Board also reviewed the status of negotiations regarding the drafts of the Combination Agreement and the Stockholder Agreements. Following discussion, the Board of Directors of Allegheny Ludlum authorized Allegheny Ludlum's senior officers to contact Teledyne's senior management with a view to finalizing the negotiations with respect to definitive versions of the Combination Agreement for submission to the Allegheny Ludlum Board and the Teledyne Board, respectively.

  From March 29 through March 31, 1996, negotiations continued with respect to various aspects of the Combination, including the terms of the Combination Agreement and the Stockholder Agreements and the transactions contemplated thereby.

  On April 1, 1996, the Board of Directors of Allegheny Ludlum approved the Combination Agreement and the transactions contemplated thereby, including the Allegheny Ludlum Merger. Also on April 1, 1996, the Teledyne Special Committee recommended to the Teledyne Board that it approve the Combination Agreement and the transactions contemplated thereby, and the Teledyne Board accepted such recommendation. See "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors."

  On April 1, 1996, following the meetings of the Allegheny Ludlum Board, the Teledyne Special Committee and the Teledyne Board, the Combination Agreement and the Stockholder Agreements were executed and publicly announced.

REASONS FOR THE COMBINATION; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

 Allegheny Ludlum

  On April 1, 1996, the Board of Directors of Allegheny Ludlum unanimously determined that the Combination is in the best interests of Allegheny Ludlum and its shareholders, approved the Combination Agreement and decided to recommend approval and adoption of the Combination Agreement and the transactions contemplated thereby to Allegheny Ludlum shareholders. In reaching these conclusions, the Board of Directors of Allegheny Ludlum took into account the following factors:

  1. The business and financial advantages expected to result from the Combination, which include the following:

    (i) The Board of Directors of Allegheny Ludlum believes that the Combination will facilitate the implementation of Allegheny Ludlum's core strategy to become a more effective global competitor in the highly competitive specialty metals industry. Allegheny Ludlum is acknowledged to be one of the world's leading producers of a wide range of specialty metals, including stainless steels, electrical steels, tool steels and high technology alloys. Teledyne is an industry leader in the manufacture of a variety of specialty metals that Allegheny Ludlum does not produce and also has a leading position in the industries in which these products are used, including the aircraft and aeronautical industry. The Allegheny Ludlum Board believes that cross-marketing opportunities will be created by the Combination which will provide ATI with improved access to the customers of both Allegheny Ludlum and Teledyne. Teledyne's strong international distribution network, operating out of centers in Europe and the Far East, is expected to provide ATI with markets for products manufactured by Allegheny Ludlum that Allegheny Ludlum currently does not serve. In addition, as a technology-based manufacturing and engineering company, Teledyne has advanced systems engineering capabilities that are expected to provide ATI with an additional resource which, when combined with the existing strong research capabilities of Allegheny Ludlum, should further enhance the development of new products as well as new process technologies that can improve quality and productivity while reducing costs.

    (ii) The Allegheny Ludlum Board believes that the Combination will provide diversification that will balance the cyclicality of Allegheny Ludlum's current specialty metals business. Teledyne's strong aviation and electronics, industrial and consumer products businesses are expected to provide ATI with opportunities in attractive markets which Allegheny Ludlum does not currently serve. In this connection, the Allegheny Ludlum Board also considered that certain Allegheny Ludlum shareholders who may be interested in an investment in a company, such as Allegheny Ludlum, whose business consists only of specialty metals may not be interested in an investment in a company, such as ATI, with more diverse businesses.

    (iii) The Allegheny Ludlum Board believes that the Combination will result in substantial cost savings from coordinating certain of Allegheny Ludlum's and Teledyne's respective operations, and in savings from economies of scale, volume purchase discounts and other similar factors.

    (iv) The Allegheny Ludlum Board believes that the Combination will enable Allegheny Ludlum to fulfill a long-standing goal of eliminating the only significant negative on its otherwise-strong balance sheet, namely its underfunded pension liabilities, and providing for its retiree health and life insurance liabilities. It is anticipated, based on the amount of pension assets in excess of projected benefit obligations reflected in Teledyne's financial statements, that a merger of Teledyne's overfunded pension plans with Allegheny Ludlum's underfunded pension plans following the Combination should generate (assuming no material change in current law) annual pre-tax cash savings of over $50 million for the funding of pension and retiree medical programs.

    (v) The Allegheny Ludlum Board believes that the Combination will result in opportunities for administrative and financial savings in addition to those indicated above. These include management's estimates that: (1) based on a comparison of the historic rates of returns on the investment of the pension assets of the pension plans of Teledyne and Allegheny Ludlum, a change in the investment strategy for Teledyne's pension assets to that utilized by Allegheny Ludlum would have resulted in an after-tax gain of up to $17 million in 1995; (2) assuming Teledyne's historical levels of capital expenditures were to continue after the Effective Time, a change in the depreciation method that has been historically employed by Teledyne to the method utilized by Allegheny Ludlum would, with respect to future capital expenditures by Teledyne, result in an after-tax reduction in annual depreciation costs of approximately $16 million; (3) based on current market conditions, a refinancing of Teledyne's 10% Subordinated Debentures due 2004 would result in an annual after-tax interest expense savings of more than $5 million; and (4) assuming that the Teledyne Debentures were refinanced, the resulting one-time write-off of bond discount amortization costs of approximately $15 million net of tax would eliminate the amortization of these costs in future years, in the amount of approximately $2 million net of tax annually. Other areas of administrative and financial savings that were considered included savings from the reduction of unused credit lines, coordination with respect to insurance programs and a streamlining of corporate administration.

  In considering the above factors, the Allegheny Ludlum Board of Directors took into account the risk that there could be no assurance that ATI would be able to realize, or do so within any particular time frame, the expected cost savings, including the expected administrative and financial savings, or generate additional revenue to offset any unanticipated inability to realize such expected cost savings.

  2. Information concerning the respective businesses, operations, assets, financial condition, operating results, strategies and prospects of Allegheny Ludlum and Teledyne, including the risks associated with Teledyne businesses that perform work under contracts with the Department of Defense and other agencies and departments of the U.S. Government and the potential environmental liabilities relating to Teledyne's businesses.

  3. The effect on shareholder value of Allegheny Ludlum continuing as an independent entity, compared to the effect of a combination of the businesses of Allegheny Ludlum and Teledyne, in light of the financial condition and prospects of Allegheny Ludlum and the current economic and industry environment, including the potential for increased value in ATI as compared to Allegheny Ludlum or Teledyne alone; and the opportunity for Allegheny Ludlum shareholders to become stockholders of a larger, more diversified company with greater financial resources and a greater possibility of long-term appreciation, of which Allegheny Ludlum shareholders would own approximately 38% of the common equity immediately following the Combination.

  4. The terms and conditions of the Combination Agreement and related matters, which were generally reciprocal in nature and the product of arms' length negotiations.

  5. The possible advantages to shareholders of Allegheny Ludlum of becoming stockholders of a company with a significantly greater market capitalization.

  6. The advantages to shareholders of Allegheny Ludlum resulting from the anticipated initial annual rate of cash dividends to be declared on shares of ATI Common Stock of $.64 per share, as compared to the current annual rate of cash dividends on Allegheny Ludlum Common Stock of $.52 per share. In this connection, the Board of Directors of Allegheny Ludlum also considered that there could be no assurance as to the length of time that the level of such dividend, or any other future dividend that may be declared by the Board of Directors of ATI, will be maintained.

  7. The detailed financial analyses and other information with respect to Allegheny Ludlum and Teledyne presented by Salomon Brothers, as well as the written opinion of Salomon Brothers to the effect that, based upon and subject to various considerations set forth in such opinion, as of April 1, 1996, the Combination is fair to holders of Allegheny Ludlum Common Stock from a financial point of view.

  8. The fact that the Combination would be treated as a pooling of interests for financial accounting purposes and be a transaction designed to be tax-free to Allegheny Ludlum shareholders.

  9. Recent and current market prices of Allegheny Ludlum Common Stock and Teledyne Common Stock, and the risk of stock price fluctuations prior to and following completion of the Combination.

  10. The prospective composition of the Board of Directors and executive management of ATI.

  11. The risks associated with coordinating the operations of Allegheny Ludlum and Teledyne following consummation of the Combination.

  The foregoing discussion of the information and factors considered by the Board of Directors of Allegheny Ludlum is not intended to be exhaustive, but includes all material factors considered by the Board of Directors of Allegheny Ludlum. In reaching its determination to approve the Combination Agreement and the transactions contemplated thereby, the Board of Directors of Allegheny Ludlum did not assign any relative or specific weights to the various factors considered by it nor did it specifically characterize any factor as positive or negative (except as described above), and individual directors may have given different weights to different factors and may have viewed certain factors more positively or negatively than others. After considering the Combination Agreement and the transactions contemplated thereby, and after considering, among other things, the matters discussed above, the Board of Directors of Allegheny Ludlum, by unanimous vote, approved the Combination Agreement and the transactions contemplated thereby as being in the best interests of Allegheny Ludlum and its shareholders.

  FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF ALLEGHENY LUDLUM, BY UNANIMOUS VOTE, APPROVED THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING IN THE BEST INTERESTS OF ALLEGHENY LUDLUM AND ITS SHAREHOLDERS, AND RECOMMENDED THAT ALLEGHENY LUDLUM SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ALLEGHENY LUDLUM MERGER.

 Teledyne

  On April 1, 1996, the Teledyne Special Committee (which consists of Ms. Creel, Drs. Roberts and Singleton, and Messrs. Cahouet and Sarofim) unanimously recommended to the Teledyne Board that it approve the Combination Agreement and the transactions contemplated thereby and that it recommend adoption thereof to the stockholders of Teledyne. On the same date, the Teledyne Board (which at the time consisted of the members of the Special Committee, together with Mr. LaBow, Dr. Rice and Mr. Rutledge) accepted the unanimous recommendation of the Teledyne Special Committee. Mr. LaBow voted against approval of the Combination Agreement at the meeting of the Teledyne Board held on April 1, 1996; accordingly, the following description of the factors considered by the Teledyne Board in making its decision and recommendation reflects the collective views of all of the other members of the Teledyne Board, each of whom voted in favor of the approval of the Combination Agreement. At a meeting of the Teledyne Board held on June 25, 1996 to consider various actions relating to the implementation of the Combination which were recommended by the Teledyne Special Committee, all of the directors present (including Mr. LaBow) voted to approve and recommend the amended and restated Combination Agreement to the Teledyne stockholders, as well as the Allegheny Ludlum Performance Plan and the Teledyne SEP Plan (see, generally, " The Compensation Plans").

  The Teledyne Special Committee and the Teledyne Board each decided that the Combination is in the best interests of Teledyne and its stockholders. In making their respective decisions, the Teledyne Special Committee and the members of the Teledyne Board who voted to approve the adoption of the Combination Agreement and recommend it to Teledyne stockholders considered the factors listed below, which collectively constitute all material factors considered by them in connection with their respective decisions (the full Board having also considered the Teledyne Special Committee's unanimous recommendation):

  1. The Teledyne Special Committee and the Teledyne Board determined that the Combination represented a unique opportunity to create significant long-term stockholder value. In reaching this conclusion, the Teledyne Special Committee and the Teledyne Board did not ascribe any specific per share notional value to the Combination or compare any such value to the hypothetical or assumed value of any other proposal for a transaction with Teledyne that had been received since November 1994 (all of which had been rejected, as discussed above), including any of the proposals from WHX or any expressions of interest from other potential interested parties received during 1995 in connection with the process of soliciting offers for the sale of Teledyne (see "The Combination--Background of the Combination"), or compare any such value against any hypothetical or assumed value for Teledyne Common Stock. Rather, the Teledyne Special Committee and the Teledyne Board reached this conclusion on the basis of the perceived merits of the Combination in relation to the continued pursuit of Teledyne's business plan as a stand-alone company, taking into account the following factors:

    (i) The Teledyne Special Committee's and the Teledyne Board's familiarity with and review of Teledyne's business, operations, financial condition and earnings on both an historical and a prospective basis, including without limitation, its strong earnings growth in 1995, as well as the range of market prices of Teledyne Common Stock in recent years;

    (ii) The information that had been developed by Teledyne's management and staff and by its outside advisors, including information furnished by Allegheny Ludlum, with respect to Allegheny Ludlum's business, operations, financial condition and earnings on both an historical and a prospective basis (including, without limitation, its long history of consistent operating profitability), the range of market prices of Allegheny Ludlum Common Stock in recent years and Allegheny Ludlum's legal and business affairs generally;

    (iii) The fact that the Combination would create a world leader in specialty metals, with complementary markets and technical expertise and significant opportunities for product enhancement and cross-marketing;

    (iv) The fact that ATI will have strong diversified technology businesses, with excellent positions in Teledyne's three non-specialty metals segments (aviation and electronics, industrial and consumer products); opportunities for technology cross-fertilization with specialty metals and a substantial counterbalance against the inherent cyclicality of the specialty metals business;

    (v) The significant business and strategic synergies which the senior managements of both companies expect to be created through increased distribution of Allegheny Ludlum products both internationally and domestically, production and service center efficiencies, technology interchange, reduction of sales, marketing and administrative costs, lower financing costs and the opportunity to accelerate utilization of Teledyne's pension surplus. In this regard, the Teledyne Special Committee and the Teledyne Board noted that the senior managements of both companies had identified reductions of at least $85 million per year in pre-tax expenses and increases of at least $50 million per year in after-tax cash flow (including the cost reductions generated by applying Teledyne's surplus pension assets to Allegheny Ludlum's underfunded pension and retiree medical obligations), which such managements believe can be achieved, without taking into account or attempting to quantify any of the incremental operating profits or other cost savings expected to be realized over time through the Combination. The Teledyne Special Committee and the Teledyne Board also took note of the belief of the senior managements of both companies that among the factors that were expected to create significant operating synergies were the reduction of materials costs for Teledyne special metals operations, Allegheny Ludlum's access to Teledyne's distribution channels and service centers, and the broadening of Allegheny Ludlum's overseas presence through Teledyne's international offices.

    (vi) The Teledyne Special Committee and the Teledyne Board concluded that the ability of ATI to realize these opportunities for synergy were enhanced by the fact that the Board of Directors of ATI would include significant representation from the current boards of directors of both Teledyne and Allegheny Ludlum, and that senior management responsibility for ATI would be shared between members of the current senior managements of Allegheny Ludlum and Teledyne, so that there would be continuity of oversight and management from individuals fully conversant with the current businesses and plans of both companies (see "The Combination--Directors and Executive Officers of ATI").

    (vii) The Teledyne Special Committee and the Teledyne Board considered the material terms of the Combination, including the conditions to consummation set forth in the Combination Agreement (see "The Combination Agreement--Conditions") and the provisions therein for reciprocal cash payments in the event that the Combination Agreement were terminated by either company for any of certain specified reasons (see "The Combination Agreement--Termination; Termination Fees and Expenses").

  On the basis of these factors, the Teledyne Special Committee and the Teledyne Board concluded that, by enabling Teledyne to continue to pursue the implementation of its existing business plan and at the same time realize the benefits of being strategically combined with Allegheny Ludlum, the Combination could be expected to result in the long-term per share value of ATI Common Stock exceeding the long-term value of Teledyne Common Stock.

  2. The Teledyne Special Committee and the Teledyne Board concluded that the Combination was likely to result in an immediate increase in per share value for holders of shares of Teledyne Common Stock. The Teledyne Special Committee and the Teledyne Board noted that the Teledyne exchange ratio of 1.925 shares of ATI Common Stock for each share of Teledyne Common Stock specified in the Combination Agreement (the "Teledyne Exchange Ratio") would result in a current implied value per share of Teledyne Common Stock, based on then-recent market prices of Teledyne Common Stock and Allegheny Ludlum Common Stock, in excess of the current and recent market prices of Teledyne Common Stock, and represented a premium of approximately 27% over the closing price of Teledyne Common Stock on the NYSE on March 29, 1996 (the last trading day before the Teledyne Special Committee meeting at which the Combination Agreement was approved), approximately 25% over the average closing price of Teledyne Common Stock on the NYSE since the public announcement of the 1996 Unsolicited WHX Proposal on February 9, 1996 and approximately 24% over the average closing price of Teledyne Common Stock on the NYSE since the public announcement of WHX's increase in the 1996 Unsolicited WHX Proposal on February 26, 1996. The Teledyne Exchange Ratio yielded a current implied value per share of Teledyne Common Stock of $39.46, $36.58 and $35.61 on March 29, February 9, and February 26, 1996, respectively, on the basis of the closing price of Allegheny Ludlum Common Stock on the NYSE on those dates, although the Teledyne Special Committee and the Teledyne Board recognized that any determination of current implied value as of any given date was subject to the daily fluctuations in market price of Teledyne Common Stock and Allegheny Ludlum Common Stock.

  3. The Teledyne Special Committee and the Teledyne Board took account of the evaluations that had previously been conducted by them with respect to the 1994 Unsolicited WHX Proposal, the 1995 WHX Unsolicited Proposal and the 1996 WHX Unsolicited Proposal, as well as their familiarity with the process of soliciting offers for Teledyne that had been conducted in 1995 (see "The Combination--Background of the Combination"). The Teledyne Special Committee and the Teledyne Board concluded, having regard to those matters and the other factors set forth above, that the Combination represented the best opportunity that had presented itself for creating both immediate and long-term value for Teledyne stockholders in excess of the value expected to be created by the continued pursuit of Teledyne's business plan on a stand-alone basis.

  4. The Teledyne Special Committee and the Teledyne Board considered the opinion of Goldman Sachs rendered on April 1, 1996 that, as of the date of such opinion, the Teledyne Exchange Ratio is fair to the holders of Teledyne Common Stock. See "The Combination--Opinions of Financial Advisors--Teledyne." A copy of Goldman Sachs' written opinion, setting forth the assumptions made, matters considered and review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus. The full text of such opinion is incorporated herein by reference and the foregoing description thereof is qualified in its entirety by such reference. Teledyne stockholders are urged to read this opinion carefully in its entirety.

  5. The Teledyne Special Committee and the Teledyne Board noted that the consummation of the Combination was conditioned on an opinion of Teledyne's counsel (which opinion such counsel indicated its expectation of being able to render) to the effect that the Combination would be treated for federal income tax purposes as either a tax-free reorganization or a non-recognition exchange of stock, with the effect (among others) that, in general, for federal income tax purposes no gain or loss would be recognized by Allegheny Ludlum or Teledyne as a result of the Combination or by a holder of Teledyne Common Stock with respect to the receipt of ATI Common Stock in the Combination. See "The Combination--Certain Federal Income Tax Consequences."

  6. The Teledyne Special Committee and the Teledyne Board noted that Allegheny Ludlum had agreed with Teledyne that it would be appropriate to announce the anticipation of both companies, in executing the Combination Agreement, that ATI should be able to pay an annual cash dividend of $.64 per share. The Teledyne Special Committee and the Teledyne Board also noted that, on the basis of the Teledyne Exchange Ratio, this anticipated initial dividend rate of $1.23 per share, while less than the annualized cash dividend that the Board anticipated for 1996 on Teledyne Common Stock (see "Market Price and Dividend Data"), was approximately 23% higher than the annualized cash dividend that had been paid on Teledyne Common Stock in 1995, and was approximately 23% higher than Allegheny Ludlum's current annualized cash dividend of $0.52 per share.

  7. The Teledyne Special Committee and the Teledyne Board noted that several holders of a substantial number of shares of Teledyne Common Stock (all of whom are members of the Teledyne Board) and several holders of a substantial number of shares of Allegheny Ludlum Common Stock (all of whom are members of the Allegheny Ludlum Board) were willing to demonstrate their support for the Combination by entering into binding contracts to vote their shares in favor of adoption of the Combination Agreement (see "The Stockholder Agreements"). The Teledyne Special Committee and the Teledyne Board concluded that, as a result of these agreements, the likelihood of the consummation of the Combination was substantially enhanced and the inherent risks of disruption and diversion attendant on the announcement of a business combination in the current merger and acquisition environment were limited.

  8. The Teledyne Special Committee and the Teledyne Board took account of the fact that there were certain risks associated with the Combination from the perspective of the Teledyne stockholders (see "Risk Factors") but concluded that such risks were limited and were outweighed by the potential benefits. The Teledyne Special Committee and the Teledyne Board considered the following factors:

    (i) The fact that ATI would have a different business profile from Teledyne, with significantly more of its business operations concentrated in a single segment (specialty metals). The Teledyne Special Committee and the Teledyne Board were also familiar with the uncertainties inherent in the specialty metals business by reason of its cyclical nature and its dependence on certain raw materials. The Teledyne Special Committee and the Teledyne Board concluded that, in view of Teledyne's own familiarity with the specialty metals business, including strategies for addressing such inherent uncertainties, and the significant operating synergies that could be expected to be achieved by reason of the compatibility of Allegheny Ludlum's business with the business of Teledyne's specialty metals segment, the changed business profile of ATI could be expected to have benefits to Teledyne's stockholders in addition to those expected to be realized by the continued pursuit of Teledyne's business plan.

    (ii) The inherent uncertainties relating to the successful coordination of operations and realization of cost savings necessary to maximize the benefits of the Combination. The Teledyne Special Committee and the Teledyne Board concluded that various factors should ameliorate those uncertainties, including the fact that the Board of Directors of ATI would be comprised of current directors of Allegheny Ludlum and Teledyne, and that senior management responsibility at ATI would be shared among the senior executive officers of Allegheny Ludlum and Teledyne (see "The Combination--Directors and Executive Officers of ATI"), and the fact that, by reason of the structure of the Combination, the operating identity of the respective businesses of Allegheny Ludlum and Teledyne would be preserved and the individuals responsible for the day-to-day operations of those businesses would generally retain that responsibility. The Teledyne Special Committee and the Teledyne Board also noted that the savings in pre-tax expenses and after-tax cash flow which the senior managements of Allegheny Ludlum and Teledyne believe can be achieved do not take into account an attempt to quantify any of the incremental operating profits or cost savings they expect to be realized over time through the Combination but, rather, are based on specifically identified categories of targeted cost savings.

  The foregoing discussion of the factors considered by the Teledyne Special Committee and the Teledyne Board is not intended to be exhaustive but summarizes all material factors considered. Neither the Teledyne Special Committee nor the Teledyne Board assigned any relative or specific weights to the foregoing factors nor did it specifically characterize any factor as positive or negative (except as described above), and individual directors may have given differing weights to differing factors and may have viewed certain factors more positively or negatively than others. Throughout their respective deliberations, the Teledyne Special Committee and the Teledyne Board received the advice of Teledyne's financial advisors, Goldman Sachs, its general outside counsel, Irell & Manella LLP, and its special outside employee benefits counsel, O'Melveny & Myers.

  THE BOARD OF DIRECTORS OF TELEDYNE RECOMMENDS THAT TELEDYNE STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINIONS OF FINANCIAL ADVISORS

 Allegheny Ludlum

  Salomon Brothers has acted as the exclusive financial advisor to Allegheny Ludlum in connection with the Combination. Pursuant to this engagement, Salomon Brothers delivered to the Allegheny Ludlum Board its written opinion dated April 1, 1996, to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the Combination is fair to the holders of Allegheny Ludlum Common Stock from a financial point of view.

  THE FULL TEXT OF SALOMON BROTHERS' OPINION DATED APRIL 1, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON BROTHERS' OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE COMBINATION AND DOES NOT ADDRESS ALLEGHENY LUDLUM'S UNDERLYING BUSINESS DECISION TO EFFECT THE COMBINATION OR CONSTITUTE A RECOMMENDATION CONCERNING HOW HOLDERS OF ALLEGHENY LUDLUM COMMON STOCK SHOULD VOTE WITH RESPECT

TO THE COMBINATION. THE SUMMARY OF SALOMON BROTHERS' OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SALOMON BROTHERS' OPINION ATTACHED AS APPENDIX B HERETO. ALLEGHENY LUDLUM SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

  In arriving at its opinion, Salomon Brothers reviewed certain publicly available business and financial information relating to Allegheny Ludlum and Teledyne, as well as certain other information, including financial projections, provided to it by Allegheny Ludlum and Teledyne. Salomon Brothers discussed the past and current operations and financial condition and prospects of Allegheny Ludlum and Teledyne with members of senior management of such companies. Salomon Brothers also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as it deemed relevant.

  Salomon Brothers assumed and relied on the accuracy and completeness of the information reviewed by it for the purpose of its opinion and did not assume any responsibility for any independent verification of such information or for any independent evaluation or appraisal of the assets of Allegheny Ludlum or Teledyne. With respect to Allegheny Ludlum's and Teledyne's financial projections, Salomon Brothers assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Allegheny Ludlum's and Teledyne's management and Salomon Brothers expressed no opinion with respect to such projections or the assumptions on which they were based.

  Salomon Brothers' opinion necessarily was based upon business, market, economic and other conditions as they existed and could be evaluated on the date of its opinion. Salomon Brothers' opinion did not imply any conclusion as to the likely trading range for ATI Common Stock following the consummation of the Combination, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. In rendering its opinion, Salomon Brothers assumed that, in the course of obtaining the necessary regulatory approvals for the Combination, no restrictions would be imposed that would have a material adverse effect on Allegheny Ludlum, Teledyne or the contemplated benefits of the Combination.

  The following is a summary of the report (the "Salomon Brothers Report") presented by Salomon Brothers to the Allegheny Ludlum Board on April 1, 1996, in connection with the delivery of the Salomon Brothers opinion dated such date.

  Comparable Public Company Analysis. Salomon Brothers valued each of Teledyne's four business segments (specialty metals; aviation and electronics; industrial; and consumer) based on the financial and market performance of groups of publicly traded companies corresponding to these segments. For Teledyne's specialty metals segment, Salomon Brothers analyzed the performance of the following companies: Allegheny Ludlum; Armco Inc.; Brush Wellman Inc.; Carpenter Technology Corporation; J&L Specialty Steel, Inc.; Kennametal Inc.; Lukens Inc.; Oregon Metallurgic Corporation; Precision Castparts Corp.; Quanex Corporation; SPS Technologies, Inc.; and Wyman-Gordon Company. Salomon Brothers analyzed the ranges of multiples of stock trading prices to historical latest twelve month and projected 1996 and 1997 earnings (selected multiple ranges of 15.0x to 19.0x, 15.0x to 16.5x and 11.0x to 13.0x, respectively) and multiples of Firm Value (as defined below) to latest twelve month sales (0.9x to 1.1x), EBITDA (defined as earnings before interest, taxes, depreciation and amortization) (8.0x to 10.0x) and EBIT (defined as earnings before interest and taxes) (11.0x to 13.0x) for these comparable companies, and compared this data to corresponding information for Teledyne's specialty metals segment. "Firm Value" equals equity market capitalization plus total debt, preferred stock and minority interests less cash and equity investments.

  The comparable publicly traded aviation and electronics companies Salomon Brothers analyzed consisted of two groups. The first group of companies corresponded to Teledyne's Brown Engineering Unit and consisted of BDM International, Inc.; CACI International Inc; EG&G, Inc.; Litton Industries, Inc.; Logicon, Inc.; Nichols Research Corporation; and Tracor, Inc. The second group was comparable to the remainder of Teledyne's aviation and electronics business and was made up of Alliant Techsystems Inc.; General Dynamics Corporation;

Lockheed Martin Corporation; Northrop Grumman Corporation; Watkins-Johnson Company; and Whittaker Corporation. Salomon Brothers analyzed the same ranges of multiples for these companies as it did for the specialty metals segment (selected trading price to historical and projected earnings multiple ranges of 16.0x to 18.0x, 15.0x to 17.0x and 13.0x to 14.0x, respectively, and selected Firm Value to sales, EBITDA and EBIT multiple ranges of 0.7x to 0.9x, 7.0x to 8.0x and 9.0x to 10.0x, respectively) and compared this data to corresponding information for Teledyne's aviation and electronics segment.

  For Teledyne's industrial business segment, Salomon Brothers reviewed the financial and market performance of Case Corporation; The Duriron Company, Inc.; Goulds Pumps, Incorporated; IDEX Corporation; Ingersoll-Rand Company; Keystone International, Inc.; Roper Industries, Inc.; and Watts Industries, Inc. Salomon Brothers analyzed the same ranges of multiples for these companies as it did for the specialty metals segment (selected trading price to historical and projected earnings multiple ranges of 15.5x to 17.5x, 13.0x to 15.0x and 10.0x to 12.0x, respectively, and selected Firm Value to sales, EBITDA and EBIT multiple of ranges of 1.1x to 1.4x, 8.0x to 10.0x and 9.5x to 12.5x, respectively) and compared this data to corresponding information for Teledyne's industrial segment.

  The group of publicly traded consumer companies analyzed by Salomon Brothers consisted of The Black & Decker Corporation; Helen of Troy Limited; Premark International, Inc.; Salton/Maxim Housewares, Inc.; Sunbeam Corporation; and Windmere Corporation. Salomon Brothers analyzed the same ranges of multiples for these companies as it did for the specialty metals segment (selected trading price to historical and projected earnings multiple ranges of 14.5x to 15.5x, 12.0x to 14.0x and 10.0x to 12.0x, respectively, and selected Firm Value to sales, EBITDA and EBIT multiple ranges of 0.8x to 1.0x, 6.0x to 7.0x and 8.0x to 9.5x, respectively) and compared this data to corresponding information for Teledyne's consumer segment.

  Based on the above-described comparable public company valuations for each of the four business segments and assuming a Firm Value of $163 million for Teledyne's pension assets (based on the present value of the estimated after-tax amount of retiree health and life insurance benefit costs and pension costs of Teledyne) and synergies of $323 million from the combination of the two companies' pension plans (which represents the present value of the annual cash synergies expected to result from such combination), as well as $100 million in operating and other synergies (which represents the present value of such synergies), Salomon Brothers estimated that the equity value for Teledyne was approximately $1.9 billion to $2.4 billion, or $33 to $42 per share of Teledyne Common Stock.

  Comparable Transaction Analysis. Salomon Brothers also reviewed the consideration paid or proposed to be paid in recent acquisitions of companies operating in lines of business corresponding to Teledyne's four business segments. For the specialty metals segment, Salomon Brothers analyzed the following acquiror/acquiree transactions: Rubicon Group Plc/Calder Group; Investor Group/Howmet Corporation (Pechiney S.A.); Allegheny Ludlum/Athlone Industries, Inc.; Investor/Nuclear Fuel United (Pechiney S.A.); Armco Inc./Cyclops Industries, Inc.; Lukens Inc./Washington Stainless; Wyman-Gordon Company/Arwood Corporation; Mercury Stainless Corp./Washington Stainless; and Dixons Group plc/Cyclops Corporation. Salomon Brothers calculated the multiples of the consideration paid or payable in these transactions to the acquirees' sales (selected multiple range of 0.8x to 1.0x), EBITDA (7.0x to 8.0x) and EBIT (11.0x to 12.5x), and compared these multiples to corresponding data for Teledyne's specialty metals segment.

  Salomon Brothers analyzed a number of transactions in the aviation and electronics segment, including General Dynamics Corporation/TVS; Lockheed Martin Corporation/Loral Corporation; Northrop Grumman Corporation/Westinghouse Defense Business; Tracor, Inc./AEL Industries, Inc.; Hughes Electronics Corporation/Magnavox Electronic Systems Company; Raytheon Company/E-Systems, Inc.; and Loral Corporation/Unisys Corporation Defense Business. Salomon Brothers calculated the multiples of the consideration paid or payable in these transactions to the acquirees' sales (selected multiple range of 0.9x to 1.0x), EBITDA (8.0x to 9.0x) and EBIT (9.0x to 10.0x), and compared these multiples to corresponding data for Teledyne's aviation and electronics segment.

  For Teledyne's industrial business segment, the acquiror/acquiree transactions reviewed by Salomon Brothers included, among others: The Duriron Company, Inc./Durametallic Corporation; WICOR, Inc./Hypro Corporation; Bowater plc France/Sofab, S.A.; IDEX Corporation/Micropump Corporation; Dresser Industries, Inc./Grove S.p.A; FMC Corporation/Moorco International Inc.; Moorco International Inc./Daniel Industries, Inc; and Precision Castparts Corp./Quamco, Inc. Salomon Brothers calculated the multiples of the consideration paid or payable in these transactions to the acquirees' sales (selected multiple range of 1.0x to 1.3x) and EBITDA (9.0x to 12.0x), and compared these multiples to corresponding data for Teledyne's industrial segment.

  Salomon Brothers reviewed the following transactions in the consumer business segment: Honeywell Inc./Duracraft Corp.; Health o meter Products, Inc./Mr. Coffee Inc.; and Remington Products Company/Bristol-Myers Squibb Company (Hair). Salomon Brothers calculated the multiples of the consideration paid or payable in these transactions to the acquirees' sales (selected multiple range of 1.1x to 1.3x) and EBIT (11.0x to 12.5x), and compared these multiples to corresponding data for Teledyne's consumer segment. Salomon Brothers noted that there were a limited number of comparable transactions for this segment.

  Based on the above-described comparable transaction analyses for each of the four business segments and making the same valuation assumptions for pension assets and pension and other synergies described above under the "Comparable Public Company Analysis", Salomon Brothers calculated an equity value for Teledyne of approximately $2.0 billion to $2.5 billion, or $36 to $43 per share of Teledyne Common Stock.

  Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") analysis, Salomon Brothers estimated the present value of the future cash flows that, beginning in 1996, could be produced by Teledyne on a consolidated basis over a five-year period and by each of Teledyne's four business segments over a three-year period, assuming performance was, in each case, on a stand-alone basis (without giving effect to any operating or other synergies pursuant to the Combination) in accordance with forecasts developed by the management of Teledyne. Using discount rates ranging from 10% to 12.5% and terminal EBITDA multiples ranging from 6.0x to 9.5x, Salomon Brothers' Firm Value estimate for Teledyne on a consolidated basis was approximately $2.3 billion to $2.8 billion, and on a segment basis was approximately $2.4 billion to $2.8 billion. The range for the discount rates approximated the estimated weighted average cost of capital for each of Teledyne's business segments and the company as a whole. In arriving at the weighted average cost of capital, Salomon Brothers reviewed the leverage and cost of debt of comparable companies, the relative risks of the businesses and the risk-free rate of return and expected risk premium on investments in equity required by investors. The range for the terminal EBITDA multiples for Teledyne's business segments and the company as a whole approximated the going concern value of the firm in the last year of the analysis. In arriving at the terminal EBITDA multiples, Salomon Brothers reviewed the EBITDA multiples and projected growth in free cash flow of publicly traded and comparable companies and the EBITDA multiples of transactions for comparable companies.

  Based on these DCF valuations and making the same valuation assumptions for pension assets and pension and other synergies as described above, Salomon Brothers determined an equity value range for Teledyne on a consolidated basis of approximately $2.4 billion to $2.8 billion, or $41 to $49 per share of Teledyne Common Stock, and for Teledyne on a segment basis of approximately $2.5 billion to $2.9 billion, or $44 to $50 per share of Teledyne Common Stock.

  Allegheny Ludlum Analysis. Salomon Brothers also valued Allegheny Ludlum according to the same comparable public company, comparable transaction and DCF analyses described above. Based on a comparable public company group consisting of Armco Inc.; J&L Specialty Steel, Inc.; and Lukens Inc., and the multiple ranges for these companies described above (trading price to historical and projected earnings mean multiples of 10.0x, 11.0x and 8.1x, respectively, and Firm Value to sales, EBITDA and EBIT mean multiples of 0.7x, 6.0x and 9.2x, respectively), Salomon Brothers calculated a Firm Value for Allegheny Ludlum of approximately $1.1 billion to $1.4 billion, or $17 to $21 per share of Allegheny Ludlum Common Stock. The precedent transactions Salomon Brothers analyzed were Allegheny Ludlum/Athlone Industries; Armco Inc./Cyclops Industries, Inc.; Lukens Inc./Washington Stainless; Mercury Stainless Corporation/Washington Stainless; and Dixons Group plc/Cyclops Corporation. After reviewing the multiples for these transactions described above (selected transaction consideration to sales, EBITDA and EBIT multiple ranges of 0.8x to 1.1x, 6.5x to 8.5x and 7.5x to 9.5x, respectively), Salomon Brothers estimated a Firm Value for Allegheny Ludlum of approximately $1.3 billion to $1.8 billion, or $20 to $27 per share of Allegheny Ludlum Common Stock. The DCF analysis for Allegheny Ludlum used discount rates of 10.5% to 12.5% and terminal EBITDA multiples of 6.0x to 8.0x and, based thereon, Salomon Brothers' Firm Value estimate for Allegheny Ludlum was approximately $1.2 billion to $1.4 billion, or $18 to $22 per share of Allegheny Ludlum Common Stock. The ranges for such discount rates and terminal EBITDA multiples were determined on the same basis for Allegheny Ludlum as described above for Teledyne.

  Contribution Analysis. Salomon Brothers analyzed the pro forma financial contributions from each of Allegheny Ludlum and Teledyne to the combined company, assuming the Combination is consummated as set forth in the Combination Agreement. Salomon Brothers did not give any effect for the pooling accounting treatment of the Combination or for any synergies that may be realized in the Combination. The analysis determined that Allegheny Ludlum and Teledyne would have contributed the following percentages to the combined company's results for 1995: revenues--36.8% and 63.2%, respectively; EBITDA-- 37.9% and 62.1%, respectively; EBIT-- 38.2% and 61.8%, respectively; and net income--40.2% and 59.8%, respectively. For the results projected by management for 1996, the contributions by Allegheny Ludlum and Teledyne would have been as follows: revenues--36.1% and 63.9%, respectively; EBITDA--34.2% and 65.8%, respectively; EBIT-- 33.6% and 66.4%, respectively; and net income--34.6% and 65.4%, respectively. Using these contribution percentages, Salomon Brothers determined a range of implied exchange ratios for Teledyne Common Stock of 1.76x (based on the net income contributions) to 2.03x (based on the revenue contributions) for 1995, and of 2.09x (based on the revenue contributions) to 2.33x (based on the EBIT contributions) for 1996.

  Pro Forma Combination Consequences Analysis. Salomon Brothers analyzed certain pro forma effects of the Combination on Allegheny Ludlum's 1995 results and for Allegheny Ludlum's projected results in 1996, 1997 and 1998. Based on this analysis, Salomon Brothers estimated that, without giving effect to any synergies from the Combination, there would have been dilution of 1.2% for earnings per Allegheny Ludlum share in 1995 and accretion of 9.3%, 9.4% and 22.8% for earnings per Allegheny Ludlum share in 1996, 1997 and 1998, respectively.

  In arriving at its opinion and in preparing the Salomon Brothers Report, Salomon Brothers performed a variety of financial analyses, the material portions of which are summarized above. Salomon Brothers did not separately consider the extent to which any one of the analyses supported or did not support the Salomon Brothers fairness opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Salomon Brothers or its presentation to the Allegheny Ludlum Board. In addition, Salomon Brothers believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in its opinion and in the Salomon Brothers Report. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Salomon Brothers made no attempt to assign specific weights to particular analyses. With regard to the comparable public company analysis and the comparable transaction analysis summarized above, Salomon Brothers selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company or transaction utilized as a comparison is identical to Allegheny Ludlum, Teledyne, any business segment of Teledyne or the Combination. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the transaction or public trading value of the comparable companies and transactions to which Allegheny Ludlum, Teledyne, the business segments of Teledyne and the Combination are being compared.

  In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Allegheny Ludlum and Teledyne. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including events affecting the industries in which Allegheny Ludlum and Teledyne operate, general economic, market and interest rate conditions and other factors

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

which generally influence the price of securities. Additionally, all projections and estimates for future results of Allegheny Ludlum and Teledyne referred to above were provided by the respective managements of such companies. Projections and estimates for other companies referred to above were based on publicly available analyst reports.

  Salomon Brothers is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Allegheny Ludlum Board selected Salomon Brothers to act as its financial advisor on the basis of Salomon Brothers' international reputation and Salomon Brothers' familiarity with Allegheny Ludlum. Salomon Brothers previously rendered certain investment banking and financial advisory services to Allegheny Ludlum, including co-managing Allegheny Ludlum's 6.95% debentures and 5.875% convertible debentures offerings and acting as agent in Allegheny Ludlum's share repurchase program, for which Salomon Brothers received customary compensation. In addition, in the ordinary course of its business, Salomon Brothers may actively trade the securities of Allegheny Ludlum and Teledyne for Salomon Brothers' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to a letter agreement dated March 22, 1996, between Salomon Brothers and Allegheny Ludlum, Salomon Brothers agreed to act as exclusive financial advisor to Allegheny Ludlum in connection with the Combination. Allegheny Ludlum paid Salomon Brothers $100,000 upon execution of the letter agreement and $400,000 upon execution of the Combination Agreement, and will pay Salomon Brothers an additional $7,500,000, contingent upon, and payable at, the consummation of the Combination. Allegheny Ludlum also agreed to reimburse Salomon Brothers for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Salomon Brothers and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Salomon Brothers or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

  As noted under the caption "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors", the fairness opinion of Salomon Brothers was only one of the many factors considered by the Allegheny Ludlum Board in determining to approve the Combination Agreement and the Combination. The amount of consideration payable in the Combination was determined by arms'-length negotiations between Allegheny Ludlum and Teledyne, in consultation with their respective financial advisors and other representatives.

 Teledyne

  On April 1, 1996, Goldman Sachs delivered its opinion to the Teledyne Board that, as of the date of such opinion, the Teledyne Exchange Ratio pursuant to the Combination Agreement is fair to the holders of Teledyne Common Stock.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED APRIL 1, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF TELEDYNE COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

  In connection with its opinion, Goldman Sachs reviewed, among other things:
(i) the Combination Agreement; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of Teledyne and Allegheny Ludlum for the five fiscal years ended December 31, 1995; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q for Teledyne and Allegheny Ludlum; (iv) certain other communications from Teledyne and Allegheny Ludlum to their respective stockholders; and (v) certain internal financial analyses and forecasts for Teledyne and Allegheny Ludlum prepared by their respective managements. Goldman Sachs also held discussions with members of the senior managements of Teledyne and Allegheny Ludlum regarding the past and current business operations, financial condition and future prospects of their respective companies and the pro forma entity formed pursuant to the Combination Agreement. In addition, Goldman Sachs reviewed the reported price and trading activity for Teledyne Common Stock and Allegheny Ludlum Common Stock, compared certain financial and stock market information for Teledyne and Allegheny Ludlum with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the aviation and electronics, specialty metals, industrial products, and consumer products industries specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

  Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Teledyne or Allegheny Ludlum or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs has also assumed, with Teledyne's consent, that the consummation of the transactions contemplated by the Combination Agreement will be accounted for as a pooling of interests under generally accepted accounting principles.

  The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the Teledyne Board on April 1, 1996.

    (i) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Teledyne to corresponding financial information, ratios and public market multiples for selected publicly traded companies in the fields of either diversified technology or specialty metals. The selected diversified technology companies were Allied-Signal Inc., Alliant Techsystems Inc., Rockwell International Corporation, Textron, Inc., Thiokol Corporation, TRW Inc. and United Technologies Corporation (collectively, the "Diversified Technology Selected Companies"). The selected specialty metals companies were Allegheny Ludlum, Armco Inc., Carpenter Technology Corporation, J & L Specialty Steel Inc., Kennametal Inc. and Lukens Inc. (collectively, the "Specialty Metals Selected Companies" and, together with the Diversified Technology Selected Companies, the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that, for purposes of Goldman Sachs' analysis, are considered similar to Teledyne's. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Teledyne were calculated using (a) a price of $26.88 per Share, the closing price of Teledyne Common Stock on the NYSE on February 9, 1996 (the last trading day prior to the announcement of the 1996 Unsolicited WHX Proposal) (the "Teledyne Undisturbed Stock Price") and (b) a price of $35.61 per share of Teledyne Common Stock, based on the closing price of Allegheny Ludlum Common Stock of $18.50 as of March 29, 1996 and the Teledyne Exchange Ratio (the "Teledyne Implied Stock Price"). The multiples of Allegheny Ludlum Common Stock were calculated using a price of $18.50 as of March 29, 1996. The multiples and ratios for Teledyne and the Selected Companies were based on the most recent publicly available information. With respect to Teledyne and the Selected Companies, Goldman Sachs considered the levered market capitalization (i.e., market value of common equity plus face value of preferred stock, minority interests, estimated market value of debt, post-retirement liabilities and pension liabilities less cash and cash equivalents) as a multiple of latest twelve month ("LTM") sales, as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), and as a multiple of LTM earnings before interest and taxes ("EBIT"). Goldman Sachs' analysis of the Selected Companies indicated: (A) levered multiples of LTM sales that ranged (i) from 0.66x to 1.47x with a median of 1.01x for the Diversified Technology Selected Companies and (ii) from 0.79x to 1.45x with a median of 1.11x for the Specialty Metals Selected Companies, compared to 0.73x for the Teledyne Undisturbed Stock Price and 0.92x for the Teledyne Implied Stock Price, and 1.16x for Allegheny Ludlum Common Stock; (B) levered multiples of LTM EBITDA that ranged (i) from 5.3x to 10.8x with a median of 7.1x for the Diversified Technology Selected Companies and (ii) from 4.3x to 7.9x with a median of 7.0x for the Specialty Metals Selected Companies, compared to 7.5x for the Teledyne Undisturbed Stock

  Price and 9.5x for the Teledyne Implied Stock Price, and 7.9x for Allegheny Ludlum Common Stock; (C) levered multiples of LTM EBIT that ranged (i) from 7.9x to 21.2x with a median of 10.0x for the Diversified Technology Selected Companies and (ii) from 4.9x to 11.3x with a median of 9.2x for the Specialty Metals Selected Companies, compared to 10.5x for the Teledyne Undisturbed Stock Price and 13.3x for the Teledyne Implied Stock Price, and 9.7x for Allegheny Ludlum Common Stock; (D) estimated calendar year 1996 price/earnings ("P/E") multiples (based on Institutional Broker Estimate Service ("IBES") median estimates) that ranged (i) from 12.6x to 17.1x with a median of 13.8x for the Diversified Technology Selected Companies and
  (ii) from 9.0x to 13.4x with a median of 11.1x for the Specialty Metals Selected Companies, compared to 10.8x for the Teledyne Undisturbed Stock Price and 14.4x for the Teledyne Implied Stock Price, and 11.9x for Allegheny Ludlum Common Stock; (E) estimated calendar year 1997 P/E multiples (based on IBES median estimates) that ranged (i) from 11.9x to 15.0x with a median of 12.9x for the Diversified Technology Selected Companies and (ii) from 5.7x to 11.6x with a median of 9.4x for the Specialty Metals Selected Companies, compared to 9.6x for the Teledyne Undisturbed Stock Price and 12.7x for the Teledyne Implied Stock Price, and 11.6x for Allegheny Ludlum Common Stock; (F) five-year earnings per share ("EPS") Growth Rates (based on IBES median estimates) that ranged (i) from 6.5% to 12.5% with a median of 10.0% for the Diversified Technology Selected Companies and (ii) from 5.5% to 13.5% with a median of 12.0% for the Specialty Metals Selected Companies, compared to 8.0% for the Teledyne Undisturbed Stock Price and the Teledyne Implied Stock Price, and 12.5% for Allegheny Ludlum Common Stock; and (G) IBES five-year EPS Growth Rates as a multiple of estimated calendar year 1996 P/E multiples that ranged (i) from 1.31x to 2.12x with a median of 1.51x for the Diversified Technology Selected Companies and (ii) from 0.65x to 1.03x with a median of 0.76x for the Specialty Metals Selected Companies, compared to 1.35x for the Teledyne Undisturbed Stock Price and 1.79x for the Teledyne Implied Stock Price, and 0.93x for Allegheny Ludlum Common Stock.

    (ii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis using Teledyne's management projections. Using Teledyne's terminal values in the year 1998 based on multiples ranging from 5.0x EBITDA to 7.0x EBITDA (which multiples were considered by Goldman Sachs to be consistent with similar multiples in the industries in which Teledyne operates) and discounting these terminal values to present value using discount rates ranging from 14.0% to 18.0% (which discount rates are considered by Goldman Sachs to represent the risks inherent in Teledyne's realization of its business plan), the implied values per share of Teledyne Common Stock ranged from $29.78 to $46.04.

    (iii) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 25 selected transactions in the aviation and electronics industry (the "A&E Selected Transactions"), 20 selected transactions in the specialty metals industry (the "Specialty Metals Selected Transactions"), 32 selected transactions in the industrial industry (the "Industrial Selected Transactions") and 21 selected transactions in the consumer industry (the "Consumer Selected Transactions") since 1985 (collectively, the "Selected Transactions"). Goldman Sachs chose the Selected Transactions because they involved companies that operate in lines of business that are similar to Teledyne's respective businesses. Such analysis indicated that for the Selected Transactions levered aggregate consideration (i) as a multiple of LTM sales, indicated a median multiple of 0.59x for the A&E Selected Transactions, 0.83x for the Specialty Metals Selected Transactions, 1.23x for the Industrial Selected Transactions and 0.70 for the Consumer Selected Transactions compared to the implied levered aggregate consideration in the Combination (based on the Teledyne Exchange Ratio and calculated using a per share stock price of $18.50 for Allegheny Ludlum Common Stock and including the assumption of Teledyne debt and preferred stock having a value of $378 million) as a multiple of Teledyne's 1995 sales, which indicated a multiple of 0.92x and (ii) as a multiple of LTM EBIT, indicated a median multiple of 8.8x for the A&E Selected Transactions, 13.2x for the Specialty Metals Selected Transactions, 12.0x for the Industrial Selected Transactions and 9.2x for the Consumer Selected Transactions compared to the implied levered aggregate consideration in the Combination (based on the Teledyne Exchange Ratio and calculated using a per share stock price of $18.50 for Allegheny Ludlum Common Stock and including the assumption of Teledyne debt and preferred stock having a value of $378 million) as a multiple of Teledyne's 1995 adjusted EBIT, which indicated a multiple of 13.3x.

    (iv) Pro Forma Combination Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Combination. Using earnings estimates for Teledyne and Allegheny Ludlum prepared by their respective managements for the year 1996, Goldman Sachs compared the estimated 1996 EPS of Teledyne Common Stock ($2.77) and the estimated 1996 EPS of Allegheny Ludlum Common Stock (which ranged from $1.14 to $1.42), each on a standalone basis, to the prospective EPS of Teledyne Common Stock and Allegheny Ludlum Common Stock on a pro forma basis following the Combination. Goldman Sachs performed this analysis under the following two scenarios: Goldman Sachs assumed (a) no synergies resulting from the Combination (the "No Synergies Case") and (b) pre-tax synergies of $85.0 million resulting from the Combination (the "Synergies Case"). Based on such analyses, in the No Synergies Case, the Combination would result in a pro forma EPS for Teledyne Common Stock ranging from $2.56 to $2.77 and pro forma EPS for Allegheny Ludlum Common Stock ranging from $1.33 to $1.44. The analyses also indicated that, in the Synergies Case, the Combination would result in a pro forma EPS for Teledyne Common Stock ranging from $3.14 to $3.35 and a pro forma EPS for Allegheny Ludlum Common Stock ranging from $1.63 to $1.74. Goldman Sachs also analyzed 1996 earnings estimates for Teledyne and Allegheny Ludlum based on IBES median EPS estimates of $2.48 and $1.55, respectively. Based on IBES median estimated 1996 EPS in the No Synergies Case, the Combination would result in a pro forma EPS for Teledyne Common Stock of $2.70 and a pro forma EPS for Allegheny Ludlum Common Stock of $1.40. Based on IBES median estimated 1996 EPS in the Synergies Case, the Combination would result in a pro forma EPS for Teledyne Common Stock of $3.25 and a pro forma EPS for Allegheny Ludlum Common Stock of $1.69.

    (v) Contribution Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, revenues, EBITDA (excluding certain unusual items), net income (excluding certain unusual items), market value, cash, assets and shareholders' equity) for Teledyne, Allegheny Ludlum and the pro forma combined entity resulting from the Combination based on Teledyne and Allegheny Ludlum historical financial information and the respective managements' forecasts for each of Teledyne, Allegheny Ludlum and ATI (pro forma). Based on the market values of each of Teledyne and Allegheny Ludlum on March 29, 1996, the analysis indicated that Teledyne stockholders would contribute 56.2% of the market value of ATI following the Combination and would receive 62.0% of the equity in ATI. The analyses also indicated that Teledyne would have contributed to ATI in 1995 (a) 37% of the cash, (b) 58.4% of the assets and (c) 51.3% of the shareholders' equity. Goldman Sachs also analyzed the relative income statement contributions of Teledyne and Allegheny Ludlum to ATI on a pro forma basis before taking into account any of the possible benefits that may be realized following the Combination based on actual 1995 and estimated year 1996 financial data provided to Goldman Sachs by the respective managements of Teledyne and Allegheny Ludlum. This analysis indicated that Teledyne would have contributed in 1995 and would contribute in estimated 1996 (a) 63.2% and 63.8%, respectively, to combined revenues, (b) 56.6% and 64.8%, respectively, to combined EBITDA and (c) 53.1% and 64.4%, respectively, to combined net income (based on Allegheny Ludlum's management budget as of November 1995 and excluding certain non-recurring items). In estimated 1996, Teledyne would contribute 62.3% to combined net income (based on Allegheny Ludlum's management projections as of March 1996).

    (vi) Analysis of Exchange Ratio. Goldman Sachs compared the Teledyne Exchange Ratio with the exchange ratios implied from then-prevailing market prices of Teledyne Common Stock and Allegheny Ludlum Common Stock for the periods (a) 10 trading days, (b) 6 months and (c) 3 years prior to March 26, 1996, which indicated implied exchange ratios of 1.500x, 1.393x and 1.258x, respectively.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Goldman Sachs did not separately consider the extent to which any one of the analyses supported or did not support the Goldman Sachs fairness opinion. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Teledyne or Allegheny Ludlum or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Teledyne Board as to the fairness of the Teledyne Exchange Ratio to the holders of Teledyne Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of Teledyne, Allegheny Ludlum, ATI, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

  As described above, Goldman Sachs' opinion to the Teledyne Board was one of many factors taken into consideration by the Teledyne Board in making its determination to approve the Combination Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix C hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Teledyne selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Combination. Goldman Sachs is familiar with Teledyne having acted as its financial advisor in connection with the unsolicited proposals and election contests by WHX (see "The Combination--Background of the Combination") and having acted as financial advisor in connection with, and having participated in, certain of the negotiations leading to the Combination Agreement. Goldman Sachs is also familiar with Allegheny Ludlum having acted as lead underwriter of Allegheny Ludlum's initial public offering in May 1987, the issuance in December 1995 of Allegheny Ludlum's 6.95% Debentures due 2025 and the issuance in March 1992 of Allegheny Ludlum's 5.875% Convertible Subordinated Debentures due 2002, for which Goldman Sachs received customary compensation. Goldman Sachs may also provide investment banking services to ATI in the future.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold long and short positions in the securities or options on securities of Teledyne and/or Allegheny Ludlum for its own account and for the account of customers.

  Under the terms of letter agreements dated March 24, 1995 (the "1995 Letter Agreement") and April 26, 1996, between Goldman Sachs and Teledyne (together, the "Letter Agreements"), Goldman Sachs has acted as financial advisor to assist Teledyne in responding to any acquisition proposals it may receive or any other attempts to acquire control of Teledyne by way of a merger, tender offer, purchase of all or a substantial portion of its stock or assets, any contested solicitation of proxies or otherwise, including the 1994 Unsolicited WHX Proposal, the 1995 Teledyne Election Contest, the 1995 Unsolicited WHX Proposal, the 1996 Unsolicited WHX Proposal and the 1996 Teledyne Election Contest. Under the terms of the Letter Agreements, if the Combination is consummated, Goldman Sachs will be paid $10.65 million which would constitute the aggregate amount payable to Goldman Sachs for all advisory services under the Letter Agreements ($3.65 million of which has already been paid pursuant to the 1995 Letter Agreement), including advisory services related to the WHX acquisition proposals and the investigation of a possible sale of Teledyne or other extraordinary transaction. If the Combination is not consummated, Goldman Sachs will be paid $1.5 million which would constitute the aggregate amount payable to Goldman Sachs for all advisory services under the Letter Agreements (in addition to the $3.65 million which has already been paid). Teledyne also has agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses and to indemnify Goldman Sachs against certain liabilities, including liabilities under federal securities laws, arising in connection with the provision of these services.


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

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

  In considering the recommendations of the Boards of Directors of Allegheny Ludlum and Teledyne with respect to the Combination Agreement, shareholders of Allegheny Ludlum and stockholders of Teledyne should be aware that certain members of the management and Board of Directors of each of Allegheny Ludlum and Teledyne have certain interests in the Combination that are in addition to the interests of shareholders of Allegheny Ludlum and stockholders of Teledyne generally. The Board of Directors of each of Allegheny Ludlum and Teledyne was aware of these interests and considered them, among other matters, in approving the Combination Agreement and the transactions contemplated thereby.

  Allegheny Ludlum Stock Acquisition and Retention Plan. Pursuant to the Allegheny Ludlum Stock Acquisition and Retention Plan, the forfeiture provisions applicable to shares of restricted Allegheny Ludlum Common Stock granted pursuant thereto lapse immediately upon a "change of control" (as defined in the Plan) of Allegheny Ludlum. Because Allegheny Ludlum shareholders will own less than 60% of the outstanding ATI Common Stock upon consummation of the Combination, approval of the Combination Agreement and the transactions contemplated thereby by the shareholders of Allegheny Ludlum will constitute a "change of control" of Allegheny Ludlum, as defined by the Plan, except as to a participant who agrees otherwise. Based on the number of shares of restricted Allegheny Ludlum Common Stock granted under the Plan and held as of June 30, 1996, and assuming Allegheny Ludlum shareholder approval of the Combination Agreement and the transactions contemplated thereby had occurred as of such date, the number of shares of restricted Allegheny Ludlum Common Stock held by executive officers of Allegheny Ludlum as to which applicable forfeiture provisions would lapse would be 53,900 in the aggregate, including 11,796 shares held by James L. Murdy, Senior Vice President--Finance and Chief Financial Officer of Allegheny Ludlum, 8,598 shares held by Robert W. Rutherford, Senior Vice President-Commercial of Allegheny Ludlum, 5,468 shares held by Douglas A. Kittenbrink, Vice President-Engineering and Information Technology of Allegheny Ludlum, 2,670 shares held by Carl R. Moulton, Group Vice President of Allegheny Ludlum, 9,292 shares held by Robert S. Park, Vice President-Treasurer of Allegheny Ludlum, 4,078 shares held by Richard R. Roeser, Vice President-Controller of Allegheny Ludlum, 5,464 shares held by David G. Vietmeier, Vice President-Purchasing of Allegheny Ludlum, and 6,534 shares held by Jon D. Walton, Vice President-General Counsel and Secretary of Allegheny Ludlum, as well as that number of shares of restricted Allegheny Ludlum Common Stock having an aggregate value as of the applicable purchase date (as defined in the Plan) of up to $377,029 upon the effectiveness of irrevocable elections to purchase or designate shares of Allegheny Ludlum Common Stock under the Plan, including that number of shares having values of up to $119,000, $67,500, $60,495, $59,826, and $70,208 to be awarded to
Messrs. Murdy, Moulton, Roeser, Vietmeier and Walton respectively.

  Teledyne Severance Agreements. Teledyne is a party to a Teledyne Severance Agreement with each of its executive officers. See "The Compensation Plans-- Teledyne Executive Compensation Information--Severance Arrangements." Because Teledyne stockholders will own less than 70% of the outstanding ATI Common Stock upon consummation of the Combination, under the terms of the Teledyne Severance Agreements each of such executive officers will be entitled, if his or her employment is terminated involuntarily (other than for "cause," disability or death) or voluntarily, in either case within one year of the Effective Time, to receive (i) a lump sum payment based on a multiple of his or her annualized compensation, including performance bonuses, (ii) continuation for up to two years of the life and health insurance benefits that were being provided by Teledyne to such officer and his or her family immediately prior to termination, (iii) personal financial and estate planning services, and (iv) outplacement services for up to 52 weeks at Teledyne's expense (up to a maximum of $15,000). Each of the Teledyne Severance Agreements contains identical terms and conditions, except that the severance compensation multiple for William P. Rutledge, Chairman of the Board and Chief Executive Officer of Teledyne, is 2.5 and the multiple for the other executive officers is 2.25. All severance benefits payable under the Teledyne Severance Agreements would be reduced to the extent necessary to prevent any executive officer from being subject to the excise tax provisions of Section 4999 of the Code applicable to any "excess parachute payment" (as defined in Section 280G of the Code) and to preserve the ability of Teledyne to deduct the severance benefits paid; provided, that the severance benefits payable to a Teledyne

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

executive officer may not exceed the amount payable to Teledyne's Chairman and Chief Executive Officer. Based on annual salary and target bonus levels in effect as of June 30, 1996 and assuming that the employment of each of the executive officers of Teledyne were terminated involuntarily (other than for "cause," disability or death) or voluntarily within one year of the Combination, the severance payments payable to executive officers of Teledyne under the Teledyne Severance Agreements (giving effect to the provisions of the preceding sentence) would be $6,597,461 in the aggregate, including $2,610,076 payable to Mr. Rutledge, $1,370,000 payable to Hudson B. Drake, Senior Vice President of Teledyne, $1,091,090 payable to Gary L. Riley, Vice President of Teledyne, and $763,795 payable to Douglas J. Grant, Treasurer of Teledyne.

  Dr. Donald B. Rice is currently a director, President and Chief Operating Officer of Teledyne. Dr. Rice has announced his resignation from these positions and as an employee of Teledyne, effective immediately prior to the Effective Time, in order to pursue other opportunities. Under a Separation Agreement dated as of July 12, 1996 (the "Separation Agreement") among Teledyne, ATI and Dr. Rice (which will supersede, if the Combination is consummated, a Teledyne Severance Agreement under which he would have been entitled to a severance payment under certain circumstances), Dr. Rice will receive from Teledyne a severance payment of $3.3 million when his resignation takes effect. Dr. Rice will serve as a consultant to Teledyne, as well as a supervisory non-managerial director of the subsidiary through which Teledyne conducts its European operations, until April 30, 1998, and will receive consulting fees of $500 per hour but in no event less than $4,500 per month but will not be precluded from taking other full-time employment. The Separation Agreement also provides (among other things) that if the Combination is consummated, Dr. Rice will receive a pro rata portion of his 1996 performance-based bonus, payable under the same criteria and at the same time as the bonuses for other Teledyne senior executives; will be entitled to participation on the same basis as Teledyne's senior executives in Teledyne's group medical, dental and comparable insurance plans for two years following his resignation; and will continue to have all rights and benefits under his stock option agreements in accordance with their terms for so long as he continues to provide services to Teledyne under the Separation Agreement. The Separation Agreement also provides (among other things) that if (which the parties believe will not be the case) any payment or benefit to Dr. Rice, pursuant thereto or otherwise, in connection with or arising out of his employment is finally determined by a government taxing authority to be subject to the excise tax applicable to any "excess parachute payment" under
Section 280G of the Code, Dr. Rice will be entitled to receive a "gross-up payment" equal, on an after-tax basis, to the excise tax imposed. Under the Separation Agreement, upon the consummation of the Combination mutual releases of all claims will be exchanged between, on the one hand, Teledyne, ATI and Allegheny Ludlum, and, on the other hand, Dr. Rice.

  Severance arrangements also are in effect for certain other employees of Teledyne and its subsidiaries. Because Teledyne stockholders will own less than 70% of the ATI Common Stock upon consummation of the Combination, under the terms of these severance arrangements each such employee will be entitled, if certain circumstances occur involving the involuntary termination or voluntary termination after significant negative changes in the terms of employment for such employees after the Effective Time, to a specified severance payment. Approximately 235 Teledyne employees are covered by such arrangements. Based on salary and bonus target levels in effect as of April 30, 1996, and assuming that all such employees and all of the executive officers subject to the Teledyne Severance Agreements were terminated within the prescribed period following the Combination, the maximum aggregate value of benefits to be received by all such individuals as a group would be approximately $28 million.

  Directors and Executive Officers of ATI. Pursuant to the Combination Agreement, certain directors of Allegheny Ludlum and of Teledyne are or will become directors of ATI, and certain officers of Allegheny Ludlum and of Teledyne are or will become officers of ATI. See "The Combination--Directors and Executive Officers of ATI."

  Indemnification; Insurance. ATI has agreed that, from and after the Effective Time, it will indemnify and hold harmless each present and former director and officer of Allegheny Ludlum and Teledyne and any of their respective subsidiaries against any losses, claims, damages, costs, expenses, liabilities or judgments incurred in connection with any claim arising out of matters existing or occurring at or prior to the Effective Time, to the full extent that a corporation is permitted under the DGCL to indemnify its own directors or officers. ATI has also agreed to maintain in effect for a specified period policies of directors' and officers' liability insurance coverage, including coverage with respect to claims arising from acts, omissions or other events which occur prior to or as of the Effective Time. See "The Combination Agreement--Indemnification and Insurance."

DIRECTORS AND EXECUTIVE OFFICERS OF ATI

  Pursuant to the Combination Agreement, at the Effective Time the Board of Directors of ATI will be comprised of Richard P. Simmons (Chairman of the Board and Chairman of the Executive Committee), Arthur H. Aronson, Robert P. Bozzone, Paul S. Brentlinger, C. Fred Fetterolf, Thomas Marshall, W. Craig McClelland, Charles J. Queenan, Jr. and James E. Rohr, each of whom is currently a director of Allegheny Ludlum, and Frank V. Cahouet, Diane C. Creel, William G. Ouchi, George A. Roberts, William P. Rutledge, Fayez Sarofim and Henry E. Singleton, each of whom is currently a director of Teledyne.

  Richard P. Simmons, age 65, is Chairman of the Board of Allegheny Ludlum and has been a director of Allegheny Ludlum since 1980. He was also Chief Executive Officer of Allegheny Ludlum until 1990. He is also a director of PNC Bank Corp. and Consolidated Natural Gas Co.

  Arthur H. Aronson, age 60, has been President and Chief Executive Officer of Allegheny Ludlum since August 1994 and a director of Allegheny Ludlum since 1990. Previously, he served as Executive Vice President and Chief Operating Officer of Allegheny Ludlum. He is also a director of Cooper Tire & Rubber Company.

  Robert P. Bozzone, age 62, has been Vice Chairman of Allegheny Ludlum since August 1994 and has been a director of Allegheny Ludlum since 1981. Previously, he served as President and Chief Executive Officer of Allegheny Ludlum. He is also a director of DQE Inc., whose principal subsidiary is Duquesne Light Company, an electric utility.

  Paul S. Brentlinger, age 69, is a Partner in Morgenthaler Ventures, a venture capital group headquartered in Cleveland, Ohio. Mr. Brentlinger has been a director of Allegheny Ludlum since 1987. He is also a director of Ferro Corporation.

  Frank V. Cahouet, age 63, has been Chairman and Chief Executive Officer of Mellon Bank Corporation, a bank holding corporation, and Mellon Bank, N.A., a banking corporation, since 1987, and was also named President of both of those companies in 1990. He has been a director of Teledyne since 1994. He is also a director of Avery Dennison Corporation, office and paperboard products.

  Diane C. Creel, age 47, is Chief Executive Officer of EarthTech, an environmental consulting firm. She served as the Chief Operating Officer of EarthTech from December 1987 until January 1993 and became its President in September 1988 and Chief Executive Officer in January 1993. Ms. Creel has been a director of Teledyne since 1995. She also is a director of Glendale Federal Bank, Compensation Resources, Inc. and the Boards of the Corporations and Trusts which comprise the Fixed Income Funds of the American Funds Group.

  C. Fred Fetterolf, age 67, was President and Chief Operating Officer of Aluminum Company of America prior to 1991. He has been a director of Allegheny Ludlum since 1987. He is also a director of CasTech Aluminum Group, Dentsply International, Inc., Mellon Bank Corporation, Union Carbide Corporation, Praxair, Inc., Quaker State Corporation and Urethane Technologies.

  Thomas Marshall, age 67, has been Vice Chairman of Dynamet, Inc., a privately owned company engaged in the manufacture of titanium, superalloy products, machine components and die forgings, since January 1995. He was Chairman of Aristech Chemical Corporation, a privately owned company engaged primarily in the manufacture of chemical and polymer products, prior to April 1995. He also served as Chief Executive Officer of Aristech until October 1994. Mr. Marshall has been a director of Allegheny Ludlum since 1988. He also serves as a director of PNC Bank Corp.

  W. Craig McClelland, age 62, has been Chairman and Chief Executive Officer of Union Camp Corporation, a manufacturer of paper products, since 1994. Prior to that time, he served as President and Chief Operating Officer of Union Camp. Mr. McClelland has been a director of Allegheny Ludlum since 1987. He also serves as a director of Union Camp Corporation and PNC Bank Corp.

  William G. Ouchi, age 52, has been a professor of management at the Anderson Graduate School of Management at the University of California at Los Angeles since 1979. He has been a director of Teledyne since April 1996. He also is a director of FirstFed Financial Corp.

  Charles J. Queenan, Jr., age 65, is Senior Counsel of Kirkpatrick & Lockhart LLP, outside attorneys for Allegheny Ludlum. Prior to January 1996, he was a partner of that firm. Mr. Queenan has been a director of Allegheny Ludlum since 1980. He is also a director of Crane Co., Fansteel, Inc. and Medusa Corporation.

  George A. Roberts, age 77, is a private investor. He has been a director of Teledyne since 1966 and was Chairman of the Board of Directors of Teledyne from January 1991 through March 1993. Dr. Roberts was President of Teledyne from 1966 to 1990 and Chief Executive Officer from April 1968 to January 1991. He is also a director of Argonaut Group, Inc. and Unitrin, Inc.

  James E. Rohr, age 47 has been President of PNC Bank Corp. since 1992. He also serves as President and Chief Executive Officer of its Pennsylvania bank, PNC Bank, National Association. Previously, Mr. Rohr held other executive positions with the bank and the holding company. Mr. Rohr has been a director of Allegheny Ludlum since 1988. He is also a director of Equitable Resources, Inc., PNC Bank Corp. and Sallie Mae (Student Loan Marketing Association).

  William P. Rutledge, age 54, has been employed by Teledyne since 1986. He has served as a director of Teledyne since 1990, as Chief Executive Officer of Teledyne since January 1991 and as Chairman of the Board of Directors of Teledyne since March 1993. From 1990 to March 1993, Mr. Rutledge was President of Teledyne. From 1986 to 1987, Mr. Rutledge was a Group Executive, from 1987 to 1988, a Vice President and from 1988 to 1989, a Senior Vice President. During 1989 and part of 1990, he served as the Executive Vice President of Teledyne. Mr. Rutledge is also a director of FirstFed Financial Corp.

  Fayez Sarofim, age 67, is the Chairman of the Board and President of Fayez Sarofim Co., a registered investment advisor. He has been a director of Teledyne since 1986. He also is a director of Argonaut Group, Inc., Imperial Holly Corp. (sugar refining), Mesa, Inc. (oil and gas) and Unitrin, Inc.

  Henry E. Singleton, age 79, is a rancher and investor. He is the co-founder and a director of Teledyne. He was Chairman of the Board of Directors of Teledyne from 1960 to January 1991. From 1960 to 1986, he served as Chief Executive Officer of Teledyne. Dr. Singleton is a director of Argonaut Group, Inc. and Unitrin, Inc.

  If, prior to the Effective Time, any person designated by Allegheny Ludlum should die or otherwise be unable or unwilling to serve as a director of ATI, then a substitute for such person shall be designated by Allegheny Ludlum. If, prior to the Effective Time, any person designated by Teledyne should die or otherwise be unable or unwilling to serve as a director of ATI, then a substitute for such person shall be designated by Teledyne.

  Pursuant to the Combination Agreement, at the Effective Time, the Certificate of Incorporation and Bylaws of ATI will be amended and restated in their entireties to read as set forth in Annexes A and B to the Combination Agreement, respectively. Pursuant to such amended and restated Certificate of Incorporation and Bylaws, the Board of Directors of ATI will be comprised of three classes of directors. Pursuant to the

Combination Agreement, Ms. Creel, Messrs. Fetterolf, Marshall and Simmons and Dr. Singleton will be members of a class that will serve an initial term expiring at the first annual meeting of stockholders of ATI to be held after the Effective Time; Messrs. Aronson, Brentlinger, Rohr and Sarofim and Drs. Ouchi and Roberts will be members of a class that will serve an initial term expiring at the second annual meeting of stockholders of ATI to be held after the Effective Time; and Messrs. Bozzone, Cahouet, McClelland, Queenan and Rutledge will be members of a class that will serve an initial term expiring at the third annual meeting of stockholders of ATI to be held after the Effective Time.

  The Combination Agreement provides that Richard P. Simmons (Chairman of the Board of Allegheny Ludlum) will be Chairman of the Board and Chairman of the Executive Committee of the Board of ATI, Robert P. Bozzone (Vice Chairman of the Board of Allegheny Ludlum) will be Vice Chairman of the Board of ATI, William P. Rutledge (Chairman of the Board and Chief Executive Officer of Teledyne) will be President and Chief Executive Officer of ATI, Arthur H. Aronson (President and Chief Executive Officer of Allegheny Ludlum) will be an Executive Vice President of ATI, James L. Murdy (Senior Vice President-- Finance and Chief Financial Officer of Allegheny Ludlum) will be Senior Vice President and Chief Financial Officer of ATI, and Jon D. Walton (Vice President--General Counsel and Secretary of Allegheny Ludlum) will be Vice President--General Counsel and Secretary of ATI.

  Dr. Donald B. Rice has announced his resignation as a Teledyne director, officer and employee, effective immediately prior to the Effective Time, in order to pursue other opportunities. It was contemplated, when the Combination Agreement was initially entered into, that he would serve as a director and an officer of ATI following the Effective Time but he resigned such positions on July 12, 1996. No determination has been made as to whether there will be a replacement for him on the ATI Board.

  ATI is party to employment agreements, the terms of employment under which will begin at the Effective Time, with Mr. Aronson as Executive Vice President (which, as of the Effective Time, will supersede his employment agreement with Allegheny Ludlum), Mr. Murdy as Senior Vice President-Finance and Chief Financial Officer and Mr. Walton as Vice President-General Counsel and Secretary which provide for the payment of base salary as well as for eligibility to participate in incentive compensation, equity, employee and fringe benefit plans offered to senior executives of ATI. The term of the agreement with Mr. Aronson ends on his sixty-fifth birthday; the term of the agreements with Messrs. Murdy and Walton are for an initial three year term which, absent notice from one party to the other, renews automatically each month on and after the second anniversary of its effective date so that the then remaining term will be no less than one year.

  The agreements generally terminate prior to the expiration date without breach by any party in the event of the death, disability or voluntary resignation of the employee. ATI may also terminate the agreement for cause without breach by it. An employee may resign for good reason (which is defined to include demotion, reduction in base pay, or movement of corporate headquarters and, in the case of the agreements with Messrs. Murdy and Walton, resignation within one year after the Effective Time) and receive severance payments equal to the base pay and bonus, determined based on actual financial results, as well as continued participation in certain compensation and employee benefit plans for the then remaining term, including certain supplemental pension benefits. Under the agreements with Messrs. Murdy and Walton, they would not be entitled to such supplemental pension benefits if they were to voluntarily resign within one year after the Effective Time.

SECURITY OWNERSHIP OF ATI AFTER THE COMBINATION

  The following table sets forth certain information concerning persons or entities anticipated to own beneficially five percent or more of outstanding shares of ATI Common Stock, as well as information concerning anticipated ownership of ATI Common Stock by each executive officer of ATI, each director of ATI and by all directors and executive officers of ATI as a group, in each case based upon beneficial ownership by such persons or entities of shares of Allegheny Ludlum Common Stock and Teledyne Common Stock as of June 30, 1996 and after giving effect to the Combination.

BENEFICIAL OWNER (1)                          NUMBER OF SHARES PERCENT OF CLASS
- --------------------                          ---------------- ----------------
Arthur H. Aronson (2)(3).....................       101,470             *
Robert P. Bozzone (3)(4).....................     5,269,244           3.0%
Paul S. Brentlinger (5)......................         5,974             *
Frank V. Cahouet (6).........................        22,322             *
Diane C. Creel (7)...........................         8,986             *
C. Fred Fetterolf (8)........................         2,642             *
J. P. Morgan & Co., Incorporated (9).........    12,818,036           7.4%
 60 Wall Street
 New York, NY 10260
Thomas Marshall..............................         8,437             *
W. Craig McClelland (10).....................         3,974             *
James L. Murdy (3)(11).......................        50,771             *
William G. Ouchi.............................           962             *
Charles J. Queenan, Jr. (10)(12).............       685,324             *
George A. Roberts (13).......................       808,158             *
James E. Rohr................................         4,619             *
William P. Rutledge (14).....................       806,575             *
Fayez Sarofim (15)...........................     2,533,781           1.5%
Mr. and Mrs. Richard P. Simmons (3)(16)......    16,306,897           9.4%
 1000 Six PPG Place
 Pittsburgh, PA 15222
Henry E. Singleton...........................    13,999,100           8.1%
 335 North Maple Drive
 Beverly Hills, CA 90210
Jon D. Walton (3)(10)(17)....................        69,708             *
All directors and executive officers of ATI
as a group (18 persons) (18).................    40,673,944          23.3%

- --------
*Less than one percent of the outstanding shares.

(1) Each person is anticipated to have sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Does not include 13,500 shares to be owned by Mrs. Arthur H. Aronson. Mr. Aronson disclaims any beneficial ownership of such shares. Includes 48,000 shares which may be acquired within 60 days of June 30, 1996 pursuant to an Allegheny Ludlum stock option plan.

(3) Includes shares to be held by the trustee under the Allegheny Ludlum Retirement Savings Plan for the account of the named person as of December 31, 1995.

(4) Does not include 240,000 shares to be owned by Mrs. Robert P. Bozzone and 143,700 shares to be owned by the Bozzone Family Foundation. Mr. Bozzone disclaims any beneficial ownership of such shares.

(5) Does not include 200 shares to be owned by Mrs. Paul S. Brentlinger. Mr. Brentlinger disclaims any beneficial ownership of such shares.


(6) Includes 22,129 shares which Mr. Cahouet has the right to acquire through the exercise of stock options to acquire Teledyne Common Stock within 60 days of June 30, 1996.

(7) Includes 8,794 shares which Ms. Creel has the right to acquire through the exercise of stock options to acquire Teledyne Common Stock within 60 days of June 30, 1996.

(8) Does not include 2,600 shares to be owned by the Fetterolf Family Foundation. Mr. Fetterolf disclaims any beneficial ownership of such shares.

(9) J.P. Morgan & Co., Incorporated has filed an amended Schedule 13G under the Securities Exchange Act of 1934, as amended, dated December 29, 1995, stating that as of that date it held sole voting power with respect to 8,367,118 shares of Allegheny Ludlum Common Stock, shared voting power with respect to 177,680 shares of Allegheny Ludlum Common Stock, sole dispositive power with respect to 12,413,156 shares of Allegheny Ludlum Common Stock and shared dispositive power with respect to 307,330 shares of Allegheny Ludlum Common Stock and that the Schedule includes 273,466 shares where there is a right to acquire.

(10) Includes shares to be held jointly with the named individual's spouse.

(11) Includes 9,333 shares which may be acquired within 60 days of June 30, 1996 pursuant to an Allegheny Ludlum stock option plan. Does not include shares to be purchased by or granted to Mr. Murdy under the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan. In January 1996, Mr. Murdy made an irrevocable election under the Plan to purchase shares of Allegheny Ludlum Common Stock with a value as of the applicable purchase date (as defined in the Plan) of $238,000. Mr. Murdy's election will become effective at the end of the first window period (as defined in the Plan) that occurs six months after the date of such election. One restricted share of Allegheny Ludlum Common Stock is to be granted for each two shares of Allegheny Ludlum Common Stock purchased by Mr. Murdy under the Plan.

(12) Does not include 54,100 shares to be owned by Mrs. Charles J. Queenan, Jr. Mr. Queenan disclaims any beneficial ownership of such shares.

(13) Excludes 16,541 shares to be owned by Mrs. George A. Roberts and with respect to which Dr. Roberts disclaims beneficial ownership. Dr. Roberts' and Mrs. Roberts' respective shares will be owned of record by a trust of which he or she, as the case may be, is the sole trustee with sole voting and dispositive power over the shares held by such trust.

(14) Includes 789,250 shares which Mr. Rutledge has the right to acquire through the exercise of options to acquire Teledyne Common Stock within 60 days of June 30, 1996.

(15) Mr. Sarofim may be deemed to be the beneficial owner of 2,533,781 shares of ATI Common Stock. Of such shares, Mr. Sarofim has sole voting and dispositive power as to 1,785,120 shares of ATI Common Stock and shared voting and dispositive power as to 748,661 shares of ATI Common Stock. All of the securities which are not subject to sole voting and dispositive powers are owned by Sarofim International Management Company (a wholly owned subsidiary of Fayez Sarofim & Co.) or by the Pension and Profit Sharing Trusts of Fayez Sarofim & Co. (of which Mr. Sarofim is the trustee).

(16) Mr. and Mrs. Simmons own 16,248,785 shares of Allegheny Ludlum Common Stock jointly. Mr. Simmons has the sole power to direct the voting of the jointly-owned shares, and Mr. and Mrs. Simmons share the power to direct the disposition of such shares. In addition, Mr. Simmons owns 14,000 shares; Mrs. Simmons disclaims any beneficial ownership of such shares. Mrs. Simmons also owns 15,000 shares; Mr. Simmons disclaims any beneficial ownership of such shares. Does not include 140,500 shares to be owned by the R.P. Simmons Family Foundation. Mr. and Mrs. Simmons disclaim any beneficial ownership of such shares.

(17) Includes 30,666 shares which may be acquired within 60 days of June 30, 1996 pursuant to an Allegheny Ludlum stock option plan. Does not include shares to be purchased by or granted to Mr. Walton under the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan. In January 1996, Mr. Walton made an irrevocable election under the Plan to purchase shares of Allegheny Ludlum Common Stock with a value as of the applicable purchase date (as defined in the Plan) of $140,415. Mr. Walton's election will become effective at the end of the first window period (as defined in the Plan) that occurs six months after the date of such election. One restricted share of Allegheny Ludlum Common Stock is to be granted for each two shares of Allegheny Ludlum Common Stock purchased by Mr. Walton under the Plan. Does not include 7,400 shares to be owned by Mrs. Jon D. Walton. Mr. Walton disclaims any beneficial ownership of such shares.

(18) Includes an aggregate of 908,172 shares which may be acquired within 60 days of June 30, 1996 pursuant to an Allegheny Ludlum or Teledyne stock option plan. Does not include an aggregate of 633,541 shares with respect to which beneficial ownership is disclaimed or shares that executive officers have irrevocably elected to purchase under the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan or shares to be granted to executive officers under the Plan as a result of such purchases or as a result of irrevocable designations of stock under the Plan.

STOCK OPTION AND STOCK PURCHASE PLANS

  As provided in the Combination Agreement, Allegheny Ludlum will take such actions as may be necessary so that, at the Effective Time, each stock option or award outstanding (an "Allegheny Ludlum Option") pursuant to Allegheny Ludlum's 1987 Stock Option Incentive Plan or under its Performance Share Plan for Key Employees, and each outstanding purchase or designation right and related award under Allegheny Ludlum's Stock Acquisition and Retention Plan (collectively, the "Allegheny Ludlum Stock Plans"), whether or not then exercisable, will be deemed to constitute an option, award or right, as the case may be, to acquire or designate, on the same terms and conditions (including per share exercise or acquisition price) as were applicable under such Allegheny Ludlum Option or under such purchase or designation right and related award, as the case may be, a number of shares of ATI Common Stock equal to the number of shares of Allegheny Ludlum Common Stock subject to such Allegheny Ludlum Option or purchase or designation right and related award, as the case may be.

  Also as provided in the Combination Agreement, Teledyne will take such action as may be necessary so that, at the Effective Time: (A) each stock option outstanding (a "Teledyne Option") pursuant to Teledyne's 1990 Stock Option Plan, its 1994 Long-Term Incentive Plan, and its 1995 Non-Employee Director Stock Option Plan (collectively, the "Teledyne Stock Plans"), whether or not then exercisable, will be deemed to constitute an option or purchase right with respect to shares of ATI Common Stock, and (i) the number of shares of ATI Common Stock subject to each Teledyne Option shall be equal to the number of shares of ATI Common Stock into which shares of Teledyne Common Stock subject to such Teledyne Option would have been converted by virtue of the Combination had such share of Teledyne Common Stock been outstanding at the Effective Time, and (ii) the per share price for each share of ATI Common Stock subject to a Teledyne Option shall be equal to (y) the price for the share of Teledyne Common Stock that could otherwise be acquired pursuant to such Teledyne Option divided by (z) 1.925, rounded up to the nearest cent; and
(B) each right of a participant (a "Teledyne ESPP Right") under Teledyne's Employee Stock Purchase Plan (the "Teledyne ESPP") to have shares of Teledyne Common Stock purchased for the Teledyne ESPP account of such participant, both with contributions made by such participant and with the matching contributions of Teledyne, will be converted into and become a right to have shares of ATI Common Stock purchased for such participant's Teledyne ESPP account on terms whereby the "Price" (as defined in the Teledyne ESPP) shall mean either (i) with respect to treasury shares or authorized but unissued shares purchased from ATI, the average of the closing sale prices per share of Teledyne Common Stock divided by 1.925 (with respect to trading days prior to and including the date on which the Effective Time occurs) or ATI Common Stock (with respect to trading days following but excluding the date on which the Effective Time occurs), as the case may be, quoted in The Wall Street Journal for the last five trading days of the calendar month preceding the "Purchase Date" (as defined in the Teledyne ESPP), or (ii) with respect to issued and outstanding shares of ATI Common Stock purchased on the open market, the average price per share of ATI Common Stock paid by the "Plan Administrator" (as defined in the Teledyne ESPP) on such Purchase Date.

  As of June 30, 1996, there were outstanding options to purchase an aggregate of 1,732,373 shares of Allegheny Ludlum Common Stock at a weighted average exercise price of $18.69 per share; 76,000 units, representing a maximum of 364,800 shares of Allegheny Ludlum Common Stock, awarded pursuant to Allegheny Ludlum's Performance Share Plan for Key Employees; participant elections to purchase shares of Allegheny Ludlum Common Stock having an aggregate value of up to $754,057 and to designate 3,700 shares of Allegheny Ludlum Common Stock under Allegheny Ludlum's Stock Acquisition and Retention Plan which will result in the issuance of one share of Allegheny Ludlum Common Stock for each two shares purchased or designated; and outstanding options to purchase an aggregate of 3,986,164 shares of Teledyne Common Stock at a weighted average exercise price of $20.61 per share.

  At the Effective Time, ATI will assume each Allegheny Ludlum Option, purchase or designation right and related award under the Allegheny Ludlum Stock Plans, and each Teledyne Option and each purchase right under the Teledyne ESPP (collectively the "Derivative Securities") in accordance with the terms under which it was issued and any applicable agreement by which it is evidenced. ATI has also agreed to reserve for issuance a sufficient number of shares of ATI Common Stock for delivery and, as soon as practicable after the Effective Time, it will file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of ATI Common Stock subject to such plans and use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Derivative Securities remain outstanding.

  Approval of the Combination by the shareholders of Allegheny Ludlum and the stockholders of Teledyne will be deemed to constitute their respective approval of the adoption by ATI of the Allegheny Ludlum Stock Plans and the Teledyne Stock Plans, and of the issuance of ATI Common Stock in accordance with the terms of the Derivative Securities.

ACCOUNTING TREATMENT

  The Combination is intended to qualify as a pooling of interests for accounting and financial reporting purposes under Accounting Principles Board Opinion No. 16. Under this method of accounting, the assets and liabilities of Allegheny Ludlum and Teledyne will be carried forward to the combined company at their recorded amounts, income of the combined company on a consolidated basis will include income of Allegheny Ludlum and Teledyne for the entire fiscal period in which the Combination occurs and the reported income of the separate companies for prior periods will be combined and restated as consolidated income of the combined company.

  Pursuant to the Combination Agreement, each of Allegheny Ludlum and Teledyne is required to exercise its best efforts to cause each of its affiliates to execute a written agreement as of the Effective Time to the effect that such person has not transferred shares of Allegheny Ludlum Common Stock or Teledyne Common Stock within the 30 days preceding the Effective Time and will not transfer any shares of ATI Common Stock prior to the date that ATI publishes results covering at least 30 days of post-Combination operations.

  One of the conditions to consummation of the Combination is that Allegheny Ludlum shall have received a letter from Ernst & Young LLP and Teledyne shall have received a letter from Arthur Andersen LLP, each such letter to be dated the date on which the Effective Time occurs (the "Effective Date"), to the effect, in the case of the letter from Ernst & Young LLP, that Allegheny Ludlum qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available and that the Combination will be treated for accounting purposes as a pooling of interests under generally accepted accounting principles and, in the case of the letter from Arthur Andersen LLP, that Teledyne qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available. See "The Combination Agreement--Conditions" and "Unaudited Pro Forma Condensed Combined Financial Information."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Following is a summary of material federal income tax consequences of the Combination based on current law. Neither Allegheny Ludlum nor Teledyne has requested or will request any ruling from the Internal Revenue Service (the "IRS") as to the United States federal income tax consequences of the Combination. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, non-resident aliens, foreign corporations, persons who acquired shares of either Allegheny Ludlum Common Stock or Teledyne Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of either Allegheny Ludlum Common Stock or Teledyne Common Stock in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the Combination. Consequently, each holder of Allegheny Ludlum Common Stock or Teledyne Common Stock (a "Holder") should consult such Holder's own tax advisor as to the specific tax consequences of the Combination to such holder.

  Allegheny Ludlum has received the opinion of Kirkpatrick & Lockhart LLP and Teledyne has received the opinion of Irell & Manella LLP, their respective counsel, concerning certain federal income tax consequences of the Allegheny Ludlum Merger (in the case of the opinion from Kirkpatrick & Lockhart LLP) and the Teledyne Merger (in the case of the opinion from Irell & Manella LLP), in each case based upon certain customary representations and assumptions. Such opinions, together with such assumptions and representations, have been filed as exhibits to the Registration Statement (see "Available Information"). Based in part upon such representations and assumptions, such counsel are of the opinion that each of the Allegheny Ludlum Merger (in the case of the opinion of Kirkpatrick & Lockhart LLP) and the Teledyne Merger (in the case of the opinion of Irell & Manella LLP) will be treated as a reorganization within the meaning of Section 368(a) of the Code; that, accordingly, for federal income tax purposes, no gain or loss will be recognized by either Allegheny Ludlum or Teledyne, as the case may be, as a result of the Combination; and that Holders (other than the classes of Holders enumerated and excluded in the italicized introductory paragraph under this caption) who exchange shares of Allegheny Ludlum Common Stock or shares of Teledyne Common Stock for shares of ATI Common Stock pursuant to the Combination will generally be treated as follows (the treatment, set forth below, of Holders of Allegheny Ludlum Common Stock being the subject of the opinion of Kirkpatrick & Lockhart LLP and the treatment, as set forth below, of Holders of Teledyne Common Stock being the subject of the opinion of Irell & Manella LLP):

    (i) no gain or loss will be recognized by a Holder with respect to the receipt of ATI Common Stock;

    (ii) the aggregate adjusted tax basis of shares of ATI Common Stock (including a fractional share interest in ATI Common Stock deemed received and redeemed as described below) received by a Holder will be the same as the aggregate adjusted tax basis of the shares of Allegheny Ludlum Common Stock or Teledyne Common Stock, as the case may be, exchanged therefor;

    (iii) the holding period of shares of ATI Common Stock (including the holding period of a fractional share interest in ATI Common Stock) received by a Holder will include the holding period of the Allegheny Ludlum Common Stock or Teledyne Common Stock, as the case may be, exchanged therefor, provided that such shares of Allegheny Ludlum Common Stock or Teledyne Common Stock are held as capital assets at the Effective Time; and

    (iv) a Holder of Teledyne Common Stock who receives cash in lieu of a fractional share interest in ATI Common Stock will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Under Section 302 of the Code, if such deemed distribution is "substantially disproportionate" with respect to the Holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the Holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the Holder's adjusted tax basis in the fractional share interest. Under these rules, a minority stockholder of Teledyne should recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in ATI Common Stock. The capital gain or loss will be long-term capital gain or loss if the Holder's holding period in the fractional share interest is more than one year.

Other than as set forth above, such counsel express no opinion as to the U.S. federal, state, local, foreign or other tax consequences of the Combination that may be applicable to a particular stockholder of Allegheny Ludlum or Teledyne.

  The obligation of Allegheny Ludlum to consummate the Combination is conditioned on the receipt by Allegheny Ludlum of an opinion of its counsel, Kirkpatrick & Lockhart LLP, dated as of the Effective Time, substantially to the effect that the Allegheny Ludlum Merger will be treated for federal income tax purposes either as a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to
Section 351 of the Code. The obligation of Teledyne to consummate the Teledyne Merger is conditioned on the receipt by Teledyne of an opinion of its counsel, Irell & Manella LLP, dated as of the Effective Time, substantially to the effect that the Teledyne Merger will be treated for federal income tax purposes either as a reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code. The opinions of Kirkpatrick & Lockhart LLP and Irell & Manella LLP referred to in this paragraph will be based in part upon certain assumptions and representations substantially similar to those made and obtained in connection with their respective opinions filed as exhibits to the Registration Statement. Subject to the receipt of such representations, Kirkpatrick & Lockhart LLP and Irell & Manella LLP anticipate that they will render such opinions. If such opinions are not received, the Combination will not be consummated unless the conditions requiring their receipt are waived and the approvals of the Allegheny Ludlum shareholders and the Teledyne stockholders are resolicited by means of an updated Joint Proxy Statement/ Prospectus. Allegheny Ludlum and Teledyne currently anticipate that such opinions will be delivered and that neither Allegheny Ludlum nor Teledyne will waive the conditions requiring receipt of such opinions. Such opinions will not be binding upon the IRS and no assurance can be given that the IRS will not take a contrary position.

REGULATORY APPROVALS

  Antitrust. Under the HSR Act and the rules promulgated thereunder, the Combination could not be consummated until notifications had been given and certain information had been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements had been satisfied. Termination of the required waiting period under the HSR Act with respect to the Combination became effective on June 27, 1996. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Combination or seeking divestiture of businesses of Allegheny Ludlum or Teledyne by ATI. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, Allegheny Ludlum and Teledyne believe that the Combination will be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Combination on antitrust grounds will not be made or that, if such a challenge were made, Allegheny Ludlum and Teledyne would prevail.

  Foreign Approvals. Teledyne conducts operations in a number of foreign countries where regulatory filings or approvals may be required in connection with the consummation of the Combination. Teledyne is currently in the process of making filings and seeking approvals that may be required in foreign countries which may be material to ATI.

  Consummation of the Combination is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, subject to waiver of such condition in accordance with the terms of the Combination Agreement. Allegheny Ludlum and Teledyne intend to pursue vigorously all required regulatory approvals. However, there can be no assurance that such approvals will, in fact, be obtained, or, if obtained, as to the timing of their receipt. See "The Combination Agreement--Conditions."

RESALE RESTRICTIONS

  All shares of ATI Common Stock received by Allegheny Ludlum shareholders and Teledyne stockholders in the Combination will be freely transferable, except that shares of ATI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Allegheny Ludlum or Teledyne prior to the Combination may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of ATI) or as otherwise permitted under the Securities Act. The Combination Agreement requires each of Allegheny Ludlum and Teledyne to exercise its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell, transfer or otherwise dispose of any of the shares of ATI Common Stock issued to such person in or pursuant to the Combination unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act.

NO APPRAISAL RIGHTS

  Neither holders of Allegheny Ludlum Common Stock nor holders of Teledyne Common Stock are entitled to dissenters' appraisal rights in connection with the Combination.

                           THE COMBINATION AGREEMENT

  Following is a summary of the material terms of the Combination Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Combination Agreement. Shareholders of Allegheny Ludlum and stockholders of Teledyne are urged to read the Combination Agreement in its entirety for a more complete description of the Combination.

THE COMBINATION

  The Combination Agreement provides that, following the approval and adoption of the Combination Agreement and the transactions contemplated thereby by the shareholders of Allegheny Ludlum and by the stockholders of Teledyne, and the satisfaction or waiver of the other conditions to the Combination, Allegheny Ludlum Merger Sub will be merged with and into Allegheny Ludlum and Teledyne Merger Sub will be merged with and into Teledyne, whereupon each of Allegheny Ludlum and Teledyne will be a subsidiary of ATI.

  If all such conditions to the Combination are satisfied or waived, the Combination will become effective upon the filing of duly executed Articles of Merger with the Department of State of the Commonwealth of Pennsylvania (and, to the extent applicable, the Secretary of State of the State of Delaware) in the case of the Allegheny Ludlum Merger and of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware in the case of the Teledyne Merger, or at such time thereafter as is provided in the Articles of Merger and the Certificate of Merger.

  At the Effective Time, the Certificate of Incorporation and Bylaws of ATI as in effect immediately prior to the Effective Time will be amended and restated in their entireties to read as set forth in Annexes A and B to the Combination Agreement, respectively.

CONVERSION OF SECURITIES

  Upon consummation of the Combination, pursuant to the Combination Agreement, each issued and outstanding share of Allegheny Ludlum Common Stock (other than shares owned by Teledyne or any subsidiary of Teledyne, or shares held in Allegheny Ludlum's treasury immediately prior to the Effective Time, all of which will be canceled) will be converted into the right to receive one share of ATI Common Stock, and each issued and outstanding share of Teledyne Common Stock (other than shares owned by Allegheny Ludlum or any subsidiary of Allegheny Ludlum, or shares held in Teledyne's treasury immediately prior to the Effective Time, all of which will be canceled) will be converted into the right to receive 1.925 shares of ATI Common Stock.

  After the Effective Time, all shares of Allegheny Ludlum Common Stock and Teledyne Common Stock will cease to be listed on the NYSE (and, in the case of Teledyne Common Stock, the Pacific Stock Exchange), and ATI will undertake to terminate registration of Allegheny Ludlum Common Stock and Teledyne Common Stock under the Exchange Act. However, it is a condition to the parties' obligations to consummate the Combination that ATI Common Stock be approved for listing on the NYSE subject to official notice of issuance, and ATI Common Stock has been so approved.

  Neither certificates nor scrip for fractional shares of ATI Common Stock will be issued in the Combination, but in lieu thereof each holder of Teledyne Common Stock otherwise entitled to a fraction of a share of ATI Common Stock (after aggregating all fractional shares of ATI Common Stock that would otherwise be received by such holder) will be entitled to receive a cash payment. The amount of such cash payment will equal, in the case of each fractional share, an amount (rounded to the nearest whole cent), without interest, calculated as the product of (i) such fraction, multiplied by (ii) the average of the high and low per share sales prices for ATI

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Common Stock on the NYSE for each of the five (5) consecutive trading days immediately preceding the Effective Time as quoted in The Wall Street Journal or other reliable financial newspaper or publication, or, if ATI Common Stock does not trade prior to the Effective Time on a "when issued" basis, the average of the high and low per share sales prices for the ATI Common Stock on the trading day that includes the Effective Time (or, if the Effective Time does not occur on a trading day, on the first trading day thereafter). For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the NYSE. No such fractional share interest will entitle the owner thereof to vote or to any rights of a stockholder of ATI.

  Based upon the number of outstanding shares of Allegheny Ludlum Common Stock and Teledyne Common Stock as of June 30, 1996 and the respective ratios at which shares of Allegheny Ludlum Common Stock and Teledyne Common Stock will be converted into shares of ATI Common Stock in the Combination, the shareholders of Allegheny Ludlum and the stockholders of Teledyne immediately prior to the consummation of the Combination will own approximately 38% and 62%, respectively, of the outstanding shares of ATI Common Stock immediately following the consummation of the Combination (for this purpose, disregarding any shares of Allegheny Ludlum Common Stock that may be owned by Teledyne stockholders and any shares of Teledyne Common Stock that may be owned by Allegheny Ludlum shareholders immediately prior to the consummation of the Combination).

  Promptly after the Effective Time, the Exchange Agent will mail transmittal forms and exchange instructions to each holder of record of Allegheny Ludlum Common Stock and each holder of record of Teledyne Common Stock to be used to surrender and exchange certificates evidencing shares of Allegheny Ludlum Common Stock and Teledyne Common Stock for certificates evidencing the shares of ATI Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Allegheny Ludlum Common Stock or Teledyne Common Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of shares of ATI Common Stock to which such holder is entitled and, in the case of holders of Teledyne Common Stock, cash in lieu of fractional shares as indicated above. Such transmittal forms will be accompanied by instructions specifying other details of the exchange. ALLEGHENY LUDLUM SHAREHOLDERS AND TELEDYNE STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

  After the Effective Time, each certificate evidencing Allegheny Ludlum Common Stock or Teledyne Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of ATI Common Stock (and cash in lieu of fractional shares) which the holder of such certificate is entitled to receive, without interest. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by ATI until the certificate has been exchanged. Following such exchange, such dividends or other distributions will be paid to the holder entitled thereto, without interest.

  ATI or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to the Combination Agreement to any holder of Allegheny Ludlum Common Stock or Teledyne Common Stock such amounts as ATI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ATI or the Exchange Agent, such withheld amounts shall be treated as having been paid to the holder of shares of Allegheny Ludlum Common Stock or Teledyne Common Stock in respect of which such deduction and withholding was made by ATI or the Exchange Agent.

REPRESENTATIONS AND WARRANTIES

  The Combination Agreement contains various customary representations and warranties (which will terminate upon consummation of the Combination) relating to, among other things, (a) the corporate organization

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and qualification of each of Allegheny Ludlum and Teledyne and their respective subsidiaries and certain similar corporate matters; (b) the capital structure of each of Allegheny Ludlum and Teledyne; (c) the authorization, execution, delivery and enforceability of the Combination Agreement and the consummation of the transactions contemplated thereby and related matters; (d) required governmental filings and absence of violations under charters, bylaws, and certain instruments and laws; (e) documents and financial statements filed by each of Allegheny Ludlum and Teledyne with the Commission and the accuracy of information contained therein; (f) undisclosed liabilities; (g) the absence of certain material adverse changes or events;
(h) litigation; (i) taxes, tax returns and audits; (j) employee benefits; (k) environmental matters; (l) brokers and finders; (m) action by the Board of Directors of Teledyne to render inapplicable to the Combination the business combination provisions of the DGCL and Teledyne's Stockholder Rights Plan (see "The Combination--Teledyne Stockholder Rights Plan" and "Comparison of Stockholder Rights--Statutory Provisions Affecting Business Combinations and Control Share Acquisitions"); (n) certain tax and accounting matters; (o) labor matters; (p) compliance with laws; (q) title to assets; (r) intellectual property; (s) insurance; (t) employment and change of control agreements; (u) certain "related party" transactions; (v) the accuracy of information supplied by each of Allegheny Ludlum and Teledyne in connection with the Registration Statement and this Joint Proxy Statement/Prospectus; (w) opinions of financial advisors; (x) the absence of existing discussions with other parties; (y) restrictions on business activities; and (z) agreements, contracts and commitments.

  The Combination Agreement also contains various representations and warranties of ATI with respect to (a) its organization; (b) the authorization, execution, delivery and enforceability of the Combination Agreement and the consummation of the transactions contemplated thereby; and (c) the absence of violations under its Certificate of Incorporation or Bylaws.

CERTAIN COVENANTS

  Pursuant to the Combination Agreement, each of Allegheny Ludlum and Teledyne has agreed that, during the period from the date of the Combination Agreement until the earlier of the termination of the Combination Agreement in accordance with its terms or the Effective Time, except as otherwise disclosed to the other in writing in connection with the Combination Agreement or consented to in writing by the other, it and each of its subsidiaries will, with certain exceptions: (a) carry on its business in the ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other obligations when due; (c) use reasonable efforts consistent with past practices to preserve intact its present business organization; (d) except in the ordinary course of business, not acquire any stock or other interest in or purchase any assets of any business organization or entity; (e) not sell, lease, assign, transfer or otherwise dispose of any of its assets, nor create any mortgage, security interest or other lien thereon, except in the ordinary course of business and except for any assets which were held for disposition as of the date of the Combination Agreement or are obsolete; (f) not incur any indebtedness for borrowed money or any obligation under any guarantee except in the ordinary course of business consistent with past practice; (g) not (i) alter, amend or repeal any provision of its Articles or Certificate of Incorporation or Bylaws; (ii) change the number of its directors (other than as a result of the death, retirement or resignation of a director); (iii) except in the ordinary course of business, form or acquire any subsidiaries; (iv) except in the ordinary course of business, enter into, modify or terminate any material contract or agreement to which it is a party or agree to do so; (v) modify certain employment agreements; or (vi) incur any obligation for the payment of any bonus, additional salary or compensation or retirement, termination, welfare or severance benefits payable or to become payable to any of its employees or other persons, except in any such case for obligations incurred in the ordinary course of business and consistent with past practice and such matters as are required pursuant to the terms of any existing employment agreement or benefit plan; (h) pay and discharge all material taxes imposed upon it; (i) not declare, set aside, make or pay any dividends or other distributions with respect to its capital stock except for regular cash dividends not to exceed, in the case of Allegheny Ludlum, $.13 per share of Allegheny Ludlum Common Stock in the second quarter of 1996 and $.16 per share of Allegheny Ludlum Common Stock in the third quarter of 1996 and thereafter or, in the case of Teledyne, $.31 per share of Teledyne Common Stock and regular cash dividends on shares of Teledyne Series E Cumulative Preferred Stock, or purchase or redeem any shares of its capital stock; (j) not authorize or make any capital expenditure otherwise than in the ordinary course

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

of business; or (k) with certain exceptions, not increase the number of shares authorized or issued and outstanding of its capital stock, nor grant any option, warrant, call, commitment, right or agreement of any character relating to its capital stock, nor issue or sell any shares of its capital stock or securities convertible into such capital stock, or any bonds, promissory notes, debentures or other corporate securities.

NO SOLICITATION

  The Combination Agreement provides that neither Allegheny Ludlum nor Teledyne will, directly or indirectly, through any officer, director, employee, representative or agent of it or any of its subsidiaries, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving it or any of its subsidiaries, other than the transactions contemplated by the Combination Agreement (any of the foregoing inquiries or proposals being referred to in the Combination Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in the Combination Agreement shall prevent Allegheny Ludlum or Teledyne or their respective Boards of Directors from (a) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) its Board of Directors believes in good faith (after consultation with and based on the written opinion of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to its stockholders from a financial point of view than the transaction contemplated by the Combination Agreement (any such more favorable Acquisition Proposal being referred to in the Combination Agreement as a "Superior Proposal") and its Board of Directors determines in good faith based on a written opinion of outside legal counsel that such action is necessary for it to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, its Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the respective Confidentiality Agreements dated March 1 and March 4, 1996 between Allegheny Ludlum and Teledyne; or (b) taking any position, pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, with regard to an Acquisition Proposal consisting of a tender offer commenced by a third party (other than a tender offer commenced by public announcement alone) that is consistent with the advice of its counsel concerning its Board of Directors' fiduciary duties under applicable law.

  Each of Allegheny Ludlum and Teledyne is required to notify the other as soon as practicable upon receipt of any Acquisition Proposal or request for non-public information or access to its properties, books or records in connection with an Acquisition Proposal.

INDEMNIFICATION AND INSURANCE

  The Combination Agreement provides that each of Allegheny Ludlum and Teledyne shall, and from and after the Effective Time, ATI shall, indemnify, defend and hold harmless each person who was as of the date of the Combination Agreement an officer or director of Allegheny Ludlum or Teledyne or any of its subsidiaries, as the case may be, against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of it or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Combination Agreement or the transactions contemplated thereby, in each case to the full extent that a corporation is permitted under applicable law to indemnify its own directors or officers.

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

  The Combination Agreement provides that, subject to certain limitations, ATI will maintain in effect for a specified period policies of directors' and officers' liability insurance coverage, including coverage with respect to claims arising from acts, omissions or other events which occur prior to or as of the Effective Time.

TELEDYNE STOCKHOLDER RIGHTS PLAN

  On January 4, 1995, the Board of Directors of Teledyne adopted the Teledyne Stockholder Rights Plan pursuant to the Rights Agreement, dated as of January 4, 1995 between Teledyne and Chemical Trust Company of California, as Rights Agent. In accordance with the Teledyne Stockholder Rights Plan, the Board of Directors of Teledyne declared a dividend of one Teledyne Right for each outstanding share of Teledyne Common Stock. Pursuant to the Teledyne Stockholder Rights Plan, if a person or group, without the prior approval of the Board of Directors of Teledyne, becomes the beneficial owner of 15% or more of outstanding Teledyne Common Stock, each Teledyne Right, except any such Teledyne Rights held by the non-approved acquiror (or its affiliates or transferees), will entitle the holder to purchase a number of shares of Teledyne Common Stock that has a then-current market value of twice the exercise price of the Teledyne Right, which is $75 (subject to adjustment). In addition, if, after such an event, Teledyne sells 50 percent or more of its assets or earning power to the non-approved acquiror (or any other person if the transaction does not treat all shareholders alike), each Teledyne Right, except any such Teledyne Rights held by the non-approved acquiror (or its affiliates or transferees), will entitle the holder to buy a number of shares of the voting stock of the other party to the transaction that has a then-current market value of twice the exercise price. The Teledyne Stockholder Rights Plan and the Teledyne Rights are to expire on January 4, 2005. The Teledyne Rights may be redeemed by the Board of Directors of Teledyne for $0.01 per Teledyne Right at any time prior to the occurrence of the first triggering event described above or prior to the expiration of the Teledyne Rights.

  The Combination Agreement provides that Teledyne shall not redeem the Teledyne Rights (but may delay any "distribution date" thereon or render the Teledyne Rights inapplicable to the Combination Agreement, the Combination or the Stockholder Agreements or any action permitted thereunder) or amend (other than as contemplated by the final sentence of this paragraph) or terminate the Teledyne Rights prior to the earlier of the Effective Time or the termination of the Combination Agreement unless required to do so by a court of competent jurisdiction. As contemplated by the Combination Agreement, the Teledyne Board has taken action under the terms of the Teledyne Stockholder Rights Plan to exempt the Combination thereunder and to prevent the Combination from triggering the Teledyne Rights. In addition, as contemplated by the Combination Agreement, such Plan has been amended to provide that the Teledyne Rights will expire at the Effective Time.

STOCK PLANS

  For a description of the provisions of the Combination Agreement relating to the Allegheny Ludlum Stock Plans and the Teledyne Stock Plans and the Derivative Securities outstanding thereunder, see "The Combination--Stock Option and Stock Purchase Plans."

CONDITIONS

  The respective obligations of Allegheny Ludlum and Teledyne to effect the Combination are subject to the following conditions, among others: (a) the approval and adoption of the Combination Agreement and the transactions contemplated thereby by the shareholders of Allegheny Ludlum and the stockholders of Teledyne; (b) the expiration or termination of the waiting period applicable to the consummation of the Combination under the HSR Act;
(c) the receipt of all material governmental authorizations, consents, orders or approvals; (d) the effectiveness of the Registration Statement, which shall not be the subject of a stop order or proceedings seeking a stop order; (e) the absence of any temporary restraining order, preliminary or permanent injunction or other order to be in effect that prevents, or seeks to prevent, the consummation of the Combination; (f) no statute, rule, regulation, or order shall be enacted, entered, enforced or deemed applicable to the Combination which makes the consummation of the Combination illegal; (g) the receipt by Allegheny Ludlum and Teledyne of certain letters from their respective independent public accountants with respect to the accounting treatment of the Combination (See "The Combination--Accounting Treatment");
(h) the approval of the shares of ATI

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

Common Stock to be issued in the Combination for listing on the NYSE upon official notice of issuance; (i) receipt by Allegheny Ludlum of an opinion of counsel to Allegheny Ludlum, and receipt by Teledyne of an opinion of counsel to Teledyne, each dated the Effective Date, to the effect that the Allegheny Ludlum Merger and the Teledyne Merger, respectively, will be treated for federal income tax purposes either as a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code; (j) receipt by ATI of all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of ATI Common Stock pursuant to the Combination; (k) the obtaining of material consents required to consummate the Combination; (l) the accuracy in all material respects of the representations and warranties of the other party set forth in the Combination Agreement; and (m) the performance in all material respects of all obligations of the other party required to be performed under the Combination Agreement. In addition, the obligations of Allegheny Ludlum and Teledyne to effect the Combination are subject to the condition that no adoption of or amendment to any statute, or promulgation of or revision to any regulation, and no change in a position previously taken by one or more of certain governmental agencies, shall have been effected or proposed which has or would have the effect of prohibiting, or of limiting or restricting in any material respect the merger of any pension plans of Allegheny Ludlum and Teledyne or its economic equivalent or would cause a merger of such pension plans or its economic equivalent to be illegal or impractical.

TERMINATION; TERMINATION FEES AND EXPENSES

  The Combination Agreement may be terminated at any time prior to the Effective Time:

  (a) by mutual written consent of Allegheny Ludlum and Teledyne; or

  (b) by either Allegheny Ludlum or Teledyne if the Combination shall not have been consummated by September 30, 1996 (provided that the right to terminate the Combination Agreement under this clause shall not be available to any party whose failure to fulfill any material obligation under the Combination Agreement has been a cause of or resulted in the failure of the Combination to occur on or before such date); or

  (c) by either Allegheny Ludlum or Teledyne if a court of competent jurisdiction or other Governmental Entity (as defined in the Combination Agreement) shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination; or

  (d) by Allegheny Ludlum or Teledyne, if, at the Allegheny Ludlum Special Meeting or the Teledyne Special Meeting (including any adjournment or postponement), as the case may be, the requisite vote of the shareholders of Allegheny Ludlum in favor of the Combination Agreement and the Allegheny Ludlum Merger or the stockholders of Teledyne in favor of the Combination Agreement and the Teledyne Merger, as the case may be, shall not have been obtained; or

  (e) by Allegheny Ludlum, if (i) the Board of Directors of Teledyne shall have withdrawn or modified its recommendation of the Combination Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing; (ii) the Board of Directors of Teledyne shall have recommended to the stockholders of Teledyne an Alternative Transaction (as defined below); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Teledyne Common Stock is commenced (other than by Allegheny Ludlum or an affiliate of Allegheny Ludlum) and the Board of Directors of Teledyne recommends that the stockholders of Teledyne tender their shares in such tender or exchange offer; or (iv) for any reason Teledyne fails to call and hold a meeting of its stockholders to consider and vote on the Combination Agreement and the transactions contemplated thereby by September 30, 1996 unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable Teledyne to hold the Teledyne Special Meeting by such date; or

  (f) by Teledyne, if (i) the Board of Directors of Allegheny Ludlum shall have withdrawn or modified its recommendation of the Combination Agreement or the Combination in a manner adverse to consummation of

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

the Combination or shall have resolved to do any of the foregoing; (ii) the Board of Directors of Allegheny Ludlum shall have recommended to the shareholders of Allegheny Ludlum an Alternative Transaction (as defined below); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Allegheny Ludlum Common Stock is commenced (other than by Teledyne or an affiliate of Teledyne) and the Board of Directors of Allegheny Ludlum recommends that the shareholders of Allegheny Ludlum tender their shares in such tender or exchange offer, or (iv) for any reason Allegheny Ludlum fails to call and hold a meeting of its shareholders to consider and vote on the Combination Agreement and the transactions contemplated thereby by September 30, 1996 unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable Allegheny Ludlum to hold the Allegheny Ludlum Special Meeting by such date; or

  (g) by Allegheny Ludlum or Teledyne, if (i) the other party has breached any representation or warranty contained in the Combination Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a material adverse effect on the party having made such representation or warranty and its subsidiaries taken as a whole and would not have a material adverse effect upon ATI), or (ii) there has been a breach of a covenant or agreement set forth in the Combination Agreement on the part of the other party, which shall not have been cured within two business days following receipt by the breaching party of written notice of such breach from the other party (other than those described under "The Combination Agreement--No Solicitation," as to which there shall be no cure period).

  In the event of any termination of the Combination Agreement by either Allegheny Ludlum or Teledyne as provided above, the Combination Agreement will become void and there will be no liability or obligation on the part of Allegheny Ludlum, Teledyne or their respective officers, directors, stockholders or affiliates, except as set forth in the Combination Agreement and to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the Combination Agreement, provided that the provisions relating to fees and expenses shall survive such termination.

  Except as set forth below, whether or not the Combination is consummated, all fees, costs and expenses incurred in connection with the Combination Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of this Joint Proxy Statement/Prospectus and the Registration Statement shall be shared equally by Allegheny Ludlum and Teledyne.

  The Combination Agreement provides that Teledyne shall reimburse Allegheny Ludlum for out-of-pocket expenses incurred by Allegheny Ludlum relating to the transactions contemplated by the Combination Agreement prior to termination (including, but not limited to, fees and expenses of Allegheny Ludlum's counsel, accountants and financial advisors), upon the termination of this Agreement by Allegheny Ludlum under the circumstances described in paragraph
(d) above as a result of the failure to receive the requisite vote for approval of the Combination Agreement and the Teledyne Merger by the stockholders of Teledyne at the Teledyne Special Meeting, or under the circumstances described in paragraphs (e) or (g) above, and that Allegheny Ludlum shall reimburse Teledyne for out-of-pocket expenses incurred by Teledyne relating to the transactions contemplated by the Combination Agreement prior to termination (including, but not limited to, fees and expenses of Teledyne's counsel, accountants and financial advisors), upon the termination of the Combination Agreement by Teledyne under the circumstances described in paragraph (d) above as a result of the failure to receive the requisite vote for approval of the Combination Agreement and the Allegheny Ludlum Merger by the shareholders of Allegheny Ludlum at the Allegheny Ludlum Special Meeting, or under the circumstances described in paragraphs (f) or (g) above.

  Teledyne will be required to pay Allegheny Ludlum a termination fee of $50,000,000 upon the earliest to occur of the following events: (i) the termination of this Combination Agreement by Allegheny Ludlum under the circumstances described in paragraph (e) above; or (ii) the termination of the Combination Agreement by Allegheny Ludlum under the circumstances described in paragraph (g) above after a breach by Teledyne of the Combination Agreement; or (iii) the termination of the Combination Agreement by Allegheny Ludlum under the

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

circumstances described in paragraph (d) above as a result of the failure to receive the requisite vote for approval of the Combination Agreement and the Teledyne Merger by the stockholders of Teledyne at the Teledyne Special Meeting.

  Allegheny Ludlum will be required to pay Teledyne a termination fee of $30,000,000 upon the earliest to occur of the following events: (i) the termination of the Combination Agreement by Teledyne under the circumstances described in paragraph (f) above; or (ii) the termination of the Combination Agreement by Teledyne under the circumstances described in paragraph (g) above after a breach by Allegheny Ludlum of the Combination Agreement; or (iii) the termination of the Combination Agreement by Teledyne under the circumstances described in paragraph (d) above as a result of the failure to receive the requisite vote for approval of the Combination Agreement and the Allegheny Ludlum Merger by the shareholders of Allegheny Ludlum at the Allegheny Ludlum Special Meeting.

  If applicable, any expenses and fees payable as described above shall be paid within one business day after the first to occur of the relevant termination events.

  As used in the Combination Agreement, "Alternative Transaction" means either
(i) a transaction pursuant to which any person (or group of persons) (a "Third Party") other than Allegheny Ludlum or Teledyne, acquires more than 15% of the outstanding shares of Allegheny Ludlum Common Stock or Teledyne Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving Allegheny Ludlum or Teledyne pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Allegheny Ludlum or Teledyne or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Allegheny Ludlum or Teledyne, and the entity surviving any merger or business combination including any of them) of Allegheny Ludlum or Teledyne, as the case may be, having a fair market value (as determined by the Board of Directors of Allegheny Ludlum or Teledyne, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of Allegheny Ludlum and its subsidiaries or Teledyne and its subsidiaries, in either case taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

AMENDMENT AND WAIVER

  The Combination Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of Allegheny Ludlum and Teledyne, but after approval by the stockholders of Allegheny Ludlum and Teledyne of the Combination Agreement and the transactions contemplated thereby, no amendment shall be made which by law requires further approval by such stockholders without such further approval. Allegheny Ludlum and Teledyne, by action taken or authorized by their respective Boards of Directors, may extend the time for performance of the obligations or other acts of the other parties to the Combination Agreement, may waive inaccuracies in the representations or warranties contained in the Combination Agreement and may waive compliance with any agreements or conditions contained in the Combination Agreement.

                          THE STOCKHOLDER AGREEMENTS

  Following is a summary of the Stockholder Agreements. Such summary is qualified in its entirety by reference to the full texts of the forms of Allegheny Ludlum Shareholder Agreement and Teledyne Stockholder Agreement attached to this Joint Proxy Statement/Prospectus as Appendices D and E, respectively.

  Pursuant to the Stockholder Agreements, the individual parties thereto (each, a "Stockholder") have each agreed that, until the earlier of (i) the Effective Time or (ii) the date on which the Combination Agreement is terminated in accordance with its terms (the earlier of such time and such date being referred to herein as the "Stockholder Expiration Date"), the Stockholder will vote, or take action by written consent with respect to, all of his shares of Allegheny Ludlum Common Stock or Teledyne Common Stock, as the case may be, (x) in favor of the adoption and approval of the Combination Agreement and the transactions contemplated thereby, as such Combination Agreement may be modified or amended from time to time (but not to reduce the consideration to be received thereunder), and (y) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Combination, including, without limitation, any Acquisition Proposal other than the Combination.

  At the request of Allegheny Ludlum or Teledyne, as the case may be, the Stockholder will execute and deliver to Allegheny Ludlum or Teledyne an irrevocable proxy and irrevocably appoint Allegheny Ludlum or Teledyne, as the case may be, or its designee his attorney and proxy to vote or give consent with respect to all of his or its shares of Allegheny Ludlum Common Stock or Teledyne Common Stock, as the case may be, for the purposes set forth above. Any such proxy will terminate on the Stockholder Expiration Date.

  Each Stockholder Agreement contains the agreement of the Stockholder that, among other things, until the Stockholder Expiration Date, he will: (a) not, and will not agree to, sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of any of his shares of Allegheny Ludlum Common Stock or Teledyne Common Stock (or any interest therein), as the case may be (other than in connection with certain transfers for estate planning purposes, provided certain conditions are met); (b) other than as expressly contemplated by the Stockholder Agreement, not grant any powers of attorney or proxies or consents in respect of any of his shares of Allegheny Ludlum Common Stock or Teledyne Common Stock, deposit any of his shares of Allegheny Ludlum Common Stock or Teledyne Common Stock into a voting trust, enter into a voting agreement with respect to any of his shares of Allegheny Ludlum Common Stock or Teledyne Common Stock or otherwise restrict the ability of the holder of any of his shares of Allegheny Ludlum Common Stock or Teledyne Common Stock, in each case as the case may be, freely to exercise all voting rights with respect thereto; (c) in the Stockholder's capacity as a shareholder of Allegheny Ludlum or a stockholder of Teledyne, as the case may be, not, and direct and use his best efforts to cause his agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, and will cease any existing activities related to the foregoing; (d) notify Allegheny Ludlum or Teledyne, as the case may be, if any such inquiry or proposal is received by such Stockholder; and (e) not take any action that, based upon the advice of Allegheny Ludlum's or Teledyne's accountants, as the case may be, would or could prevent the Combination from qualifying for pooling of interests accounting treatment.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The unaudited pro forma consolidated financial information gives effect to the Combination on the basis that it will be accounted for as a pooling of interests. See "The Combination--Accounting Treatment." The consolidated financial information on the following pages presents the historical unaudited consolidated balance sheets of each of Allegheny Ludlum and Teledyne at March 31, 1996 and the pro forma unaudited consolidated balance sheet of ATI as of March 31, 1996, giving effect to the Combination as if it had occurred on that date; and the historical consolidated statements of income of each of Allegheny Ludlum and Teledyne for the three months ended March 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1995, and the pro forma unaudited consolidated statements of income for the three months ended March 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1995, giving effect to the Combination as if it had been effected at the beginning of the period presented. Certain reclassifications have been made to the historical financial information to conform to current presentation. Intercompany transactions between Allegheny Ludlum and Teledyne are immaterial and, accordingly, have not been eliminated.

  The unaudited pro forma consolidated balance sheet gives effect to anticipated expenses and nonrecurring charges related to the Combination and assumes each of the outstanding shares of Allegheny Ludlum Common Stock is converted into one share of ATI Common Stock and each of the outstanding shares of Teledyne Common Stock is converted into 1.925 shares of ATI Common Stock. However, pro forma financial information excludes the estimated effect of revenue enhancements and expense savings associated with the consolidation of the operations of Allegheny Ludlum and Teledyne. See "Risk Factors-- Inherent Uncertainties Relating to Certain Effects of the Combination" and "The Combination--Reasons for the Combination; Recommendations of the Boards of Directors."

  The unaudited pro forma consolidated financial statements are intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future. The pro forma consolidated financial information should be read in conjunction with the 1995 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1996 of Allegheny Ludlum and Teledyne incorporated by reference herein.

                        ALLEGHENY TELEDYNE INCORPORATED
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                            (in millions of dollars)

                               ALLEGHENY            PRO FORMA
                                LUDLUM    TELEDYNE ADJUSTMENTS      PRO FORMA(1)
                               ---------  -------- -----------      ------------
ASSETS
Current assets:
  Cash and marketable
  securities.................. $   99.5   $   79.1     (43.2)(2)      $  135.4
  Trade receivables...........    142.9      427.5                       570.4
  Inventories.................    217.3      235.9                       453.2
  Deferred income taxes.......       --       78.0      (8.2)(3)          69.8
  Prepaid expenses and other
  current assets..............     13.2       12.8                        26.0
                               --------   --------   -------          --------
    Total current assets......    472.9      833.3     (51.4)          1,254.8
Properties, plants and
equipment.....................    446.9      301.1                       748.0
Cost in excess of net assets
acquired......................    129.2       34.2                       163.4
Prepaid pension cost..........       --      400.6     (68.3)(4)         332.3
Assets held for sale..........     22.4         --                        22.4
Other assets..................     19.9       83.7      (9.8)(4)          93.8
Deferred income taxes.........     42.6         --     (37.2)(3)(4)        5.4
                               --------   --------   -------          --------
    Total assets.............. $1,133.9   $1,652.9   $(166.7)         $2,620.1
                               ========   ========   =======          ========
LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities:
  Current portion of long-term
  debt........................ $    2.0   $    7.6                    $    9.6
  Accounts payable............     75.4      123.2                       198.6
  Income taxes payable........     20.9       26.4      (8.2)(3)          39.1
  Other accrued expenses......     90.0      251.2      25.0(5)          366.2
                               --------   --------   -------          --------
    Total current liabilities.    188.3      408.4      16.8             613.5
Long-term debt................    180.0      377.9                       557.9
Pensions......................    102.3         --    (102.3)(4)            --
Postretirement benefit
liability.....................    270.1      267.6                       537.7
Deferred income taxes.........       --       27.7     (27.7)(3)            --
Other.........................     28.5       97.6                       126.1
                               --------   --------   -------          --------
    Total liabilities.........    769.2    1,179.2    (113.2)          1,835.2
Redeemable preferred stock....       --       41.5     (41.5)(2)            --
Shareholders' equity:
  Common stock................      7.3       55.9     (45.8)(6)          17.4
  Additional capital..........    271.5       44.0     (78.5)(6)         237.0
  Retained earnings...........    224.9      324.2     (26.7)(2)(5)      522.4
  Other.......................       --        8.1                         8.1
  Equity adjustment--pension
  minimum liability...........    (14.7)        --      14.7(4)             --
  Common stock in treasury....   (124.3)        --     124.3(6)             --
                               --------   --------   -------          --------
    Total shareholders'
    equity....................    364.7      432.2     (12.0)            784.9
                               --------   --------   -------          --------
    Total liabilities and
    shareholders' equity...... $1,133.9   $1,652.9   $(166.7)         $2,620.1
                               ========   ========   =======          ========

    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          QUARTER ENDED MARCH 31, 1996
                 (in millions, except per share and share data)

                                    ALLEGHENY LUDLUM  TELEDYNE  PRO FORMA(7)
                                    ---------------- ---------- ------------
Sales.............................     $    353.1    $    668.7 $   1,021.8
Costs and expenses:
  Cost of sales...................          286.1         457.4       743.5
  Research, development and
  technology......................           10.9          15.5        26.4
  Commercial and administrative...           12.6         110.5       123.1
  Depreciation and amortization...           11.5          18.0        29.5
  Interest expense--net...........            1.3          10.1        11.4
                                       ----------    ---------- -----------
                                            322.4         611.5       933.9
Operating earnings--assets held
for sale..........................            1.2            --         1.2
Other income--net.................             .6          43.7        44.3
                                       ----------    ---------- -----------
Income before income taxes........           32.5         100.9       133.4
Income taxes......................           13.4          38.4        51.8
                                       ----------    ---------- -----------
Net income........................     $     19.1    $     62.5 $      81.6
                                       ==========    ========== ===========
Net income per common share.......     $      .29    $     1.11 $       .47
                                       ==========    ========== ===========
Average common shares outstanding.     66,592,371    55,859,589 174,122,080


    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME QUARTER ENDED MARCH 31,
              1995 (in millions, except per share and share data)

                                       ALLEGHENY LUDLUM   TELEDYNE PRO FORMA(7)
                                       ---------------- ---------- ------------
Sales.................................    $    395.3    $    625.5 $   1,020.8
Costs and expenses:
  Cost of sales.......................         313.7         426.6       740.3
  Research, development and
  technology..........................          11.2          12.4        23.6
  Commercial and administrative.......          14.0         109.4       123.4
  Depreciation and amortization.......           9.9          17.8        27.7
  Interest expense--net...............           0.8          10.1        10.9
                                          ----------    ---------- -----------
                                               349.6         576.3       925.9
Operating earnings--assets held for
sale..................................           3.0            --         3.0
Other income--net.....................            .3          53.7        54.0
                                          ----------    ---------- -----------
Income before income taxes............          49.0         102.9       151.9
Income taxes..........................          20.1          38.6        58.7
                                          ----------    ---------- -----------
Net income............................    $     28.9    $     64.3 $      93.2
                                          ==========    ========== ===========
Net income per common share...........    $      .41    $     1.16 $       .53
                                          ==========    ========== ===========
Average common shares outstanding.....    70,567,973    55,500,626 177,406,678


    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME YEAR ENDED DECEMBER 31,
              1995 (in millions, except per share and share data)

                                       ALLEGHENY LUDLUM   TELEDYNE PRO FORMA(7)
                                       ---------------- ---------- ------------
Sales.................................    $  1,494.3    $  2,567.8 $   4,062.1
Costs and expenses:
  Cost of sales.......................       1,173.4       1,785.1     2,958.5
  Research, development and
  technology..........................          46.2          57.3       103.5
  Commercial and administrative.......          55.3         430.1       485.4
  Depreciation and amortization.......          40.5          70.4       110.9
  Interest expense--net...............           1.5          39.3        40.8
                                          ----------    ---------- -----------
                                             1,316.9       2,382.2     3,699.1
Operating earnings--assets held for
sale..................................          11.5            --        11.5
Other income--net.....................           1.8          64.6        66.4
                                          ----------    ---------- -----------
Income before income taxes and
extraordinary items...................         190.7         250.2       440.9
Income taxes..........................          75.9          88.2       164.1
                                          ----------    ---------- -----------
Income before extraordinary item......    $    114.8    $    162.0 $     276.8
                                          ==========    ========== ===========
Income per common share before
extraordinary item....................    $     1.66    $     2.88 $      1.57
                                          ==========    ========== ===========
Average common shares outstanding.....    69,246,949    55,656,827 176,386,341


    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME YEAR ENDED DECEMBER 31,
              1994 (in millions, except per share and share data)

                                      ALLEGHENY LUDLUM   TELEDYNE  PRO FORMA(7)
                                      ---------------- ----------  ------------
Sales................................    $  1,076.9    $  2,391.2  $   3,468.1
Costs and expenses:
  Cost of sales......................         915.0       1,651.7      2,566.7
  Research, development and
  technology.........................          36.6          65.9        102.5
  Commercial and administrative......          45.8         576.3        622.1
  Depreciation and amortization......          38.2          70.2        108.4
  Interest expense--net..............           6.0          38.0         44.0
                                         ----------    ----------  -----------
                                            1,041.6       2,402.1      3,443.7
Other income (loss)--net.............          (2.4)          7.2          4.8
                                         ----------    ----------  -----------
Income (loss) before income taxes....          32.9          (3.7)        29.2
Income taxes.........................          14.7           4.7         19.4
                                         ----------    ----------  -----------
Net income (loss)....................    $     18.2    $     (8.4) $       9.8
                                         ==========    ==========  ===========
Net income (loss) per common share...    $      .26    $     (.15) $       .06
                                         ==========    ==========  ===========
Average common shares outstanding....    70,827,362    55,446,296  177,561,482


    See accompanying Notes to Pro Forma Consolidated Financial Information.

                        ALLEGHENY TELEDYNE INCORPORATED
  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME YEAR ENDED DECEMBER 31,
              1993 (in millions, except per share and share data)

                                       ALLEGHENY LUDLUM   TELEDYNE PRO FORMA(7)
                                       ---------------- ---------- ------------
Sales.................................    $  1,100.2    $  2,491.7 $   3,591.9
Costs and expenses:
  Cost of sales.......................         877.7       1,781.2     2,658.9
  Research, development and
  technology..........................          41.9          64.0       105.9
  Commercial and administrative.......          46.0         468.5       514.5
  Depreciation and amortization.......          30.7          72.7       103.4
  Interest expense--net...............           2.6          33.2        35.8
                                          ----------    ---------- -----------
                                               998.9       2,419.6     3,418.5
Other income--net.....................          17.7          41.2        58.9
                                          ----------    ---------- -----------
Income before income taxes,
 extraordinary item and cumulative
 effect of accounting change..........         119.0         113.3       232.3
Income taxes..........................          48.2          40.5        88.7
                                          ----------    ---------- -----------
Income before extraordinary item and
 cumulative effect of accounting
 change...............................    $     70.8    $     72.8 $     143.6
                                          ==========    ========== ===========
Income per common share before
 extraordinary item and cumulative
 effect of accounting change..........    $     1.06    $     1.32 $       .83
                                          ==========    ========== ===========
Average common shares outstanding.....    66,614,353    55,420,654 173,299,112


    See accompanying Notes to Pro Forma Consolidated Financial Information.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

(1) The pro forma consolidated balance sheet gives effect to the Combination by combining the respective balance sheets of the two companies at March 31, 1996 on a pooling of interests basis.

(2) The pro forma balance sheet gives effect to the redemption of Teledyne Series E Cumulative Preferred Stock and the payment of the related dividend.

(3) Reflects reclassification of deferred income tax liabilities.

(4) Prepaid and accrued pension obligations, equity adjustment and the associated deferred tax amounts related to minimum liabilities of Allegheny Ludlum have been eliminated on the pro forma balance sheet to reflect the excess of plan assets over projected benefit obligations of Teledyne. Although it is expected that ATI will pursue a course of action which would allow Teledyne's surplus pension funds to be utilized to fund Allegheny Ludlum's underfunded pension obligations subsequent to the Combination, no adjustment has been made to reflect the foregoing in the pro forma statements of income.

(5) A liability of $25 million has been recorded in the pro forma consolidated balance sheet to reflect management's estimate of anticipated expenses related to the Combination.

(6) The capital accounts have been adjusted to reflect the issuance of 173.7 million shares of ATI Common Stock in exchange for all the outstanding shares of Allegheny Ludlum Common Stock and Teledyne Common Stock, and the cancellation of treasury stock.

(7) The pro forma consolidated statements of income give effect to the Combination by combining the respective statements of income of the two companies for the three months ended March 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1995. The pro forma consolidated statements of income do not give effect to anticipated expenses and nonrecurring charges related to the Combination and the estimated effect of revenue enhancements and expense savings associated with the combination of the operations of Allegheny Ludlum and Teledyne.

  Earnings per common share amounts for Allegheny Ludlum and Teledyne are based on the historical weighted average number of common shares outstanding for each company during the period. With respect to the pro forma earnings per share computation, shares have been adjusted to the equivalent shares of ATI for each period.

                       COMPARISON OF STOCKHOLDER RIGHTS

  Upon consummation of the Teledyne Merger, the stockholders of Teledyne, a Delaware corporation, will become stockholders of ATI, a Delaware corporation. Upon consummation of the Allegheny Ludlum Merger, the shareholders of Allegheny Ludlum, a Pennsylvania corporation and a "registered corporation" (as defined in the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL")), will become stockholders of ATI. Differences between Teledyne's Restated Certificate of Incorporation, as amended (the "Teledyne Certificate"), and Amended and Restated Bylaws (the "Teledyne Bylaws") and ATI's Restated Certificate of Incorporation to be in effect as of the Effective Time (the "ATI Certificate") and ATI's Amended and Restated Bylaws to be in effect as of the Effective Time (the "ATI Bylaws") will result in changes in the rights of stockholders of Teledyne when they become stockholders of ATI. Differences between the PBCL and the DGCL, as well as between Allegheny Ludlum's Restated Articles of Incorporation, as amended (the "Allegheny Ludlum Articles"), and Bylaws, as amended (the "Allegheny Ludlum Bylaws"), and the ATI Certificate and the ATI Bylaws, will result in changes in the rights of the shareholders of Allegheny Ludlum when they become stockholders of ATI. Following is a description of certain of such differences, based on the PBCL and the DGCL as in effect on the date hereof and the respective charters and bylaws of Teledyne, Allegheny Ludlum and ATI. Descriptions of provisions of the ATI Certificate or the ATI Bylaws are qualified in their entirety by reference to the full texts thereof attached as Annexes A and B to the Combination Agreement, respectively. Certain provisions of the DGCL and of the ATI Certificate and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of ATI, without the approval of ATI's Board of Directors.

STATUTORY PROVISIONS AFFECTING BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITIONS

  There are four "anti-takeover" provisions of the PBCL which are generally applicable to registered corporations and relate to (i) "control transactions," (ii) "business combinations," (iii) "control-share acquisitions" and (iv) "disgorgement of profits." Pursuant to amendments to the Allegheny Ludlum Bylaws adopted in accordance with the PBCL, Allegheny Ludlum opted out of all four of these "anti-takeover" provisions. Accordingly, other anti-takeover provisions of the PBCL related to severance compensation for employees terminated following certain "control-share acquisitions" and to the effect of business combinations on labor contracts are also not applicable to Allegheny Ludlum.

  Delaware has enacted a business combination statute, Section 203 of the DGCL ("Section 203"), which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a "business combination" with the corporation for a period of three years following the time the person became an interested stockholder, unless (i) the board of directors of the corporation approved, prior to such time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in that person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and officers of that corporation and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder.

  In determining whether a stockholder is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203, ownership is defined to include the right, directly or indirectly, to acquire stock or to control the voting or disposition of stock. A "business combination" is defined to include (i) mergers or consolidations of a corporation with an interested stockholder, (ii) sales or other dispositions of ten percent or more of the assets of a corporation with or to an interested stockholder, (iii) certain transactions resulting in the issuance or transfer to an interested stockholder of any stock of a corporation or its subsidiaries, (iv) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by an interested stockholder, and (v) receipt by an interested stockholder of the benefit

(except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits from, by or to a corporation or any of its majority-owned subsidiaries.

  Since neither the Teledyne Certificate nor the Teledyne Bylaws contains a provision expressly electing not to be governed by Section 203, it is subject to Section 203, and since neither the ATI Certificate nor the ATI Bylaws will contain such a provision, ATI will be subject to Section 203.

CHARTER PROVISIONS AFFECTING CONTROL AND OTHER TRANSACTIONS

  Article Seventh of the Allegheny Ludlum Articles requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Allegheny Ludlum Common Stock to approve certain fundamental changes such as a merger, consolidation, sale of substantially all of Allegheny Ludlum's assets, dissolution, certain purchases by Allegheny Ludlum or one of its subsidiaries of shares of Allegheny Ludlum Common Stock or other assets from a "significant shareholder," any merger of a "significant shareholder" into Allegheny Ludlum or one of its subsidiaries, or any reclassification or recapitalization of Allegheny Ludlum consummated within five years after a "significant shareholder" becomes such, if the result of such reclassification or recapitalization is to reduce the number of outstanding shares of Allegheny Ludlum Common Stock or convert any such shares into cash or other securities. This supermajority voting requirement is not applicable if the fundamental change has been approved at a meeting of the Allegheny Ludlum Board of Directors by the vote of more than two-thirds of the incumbent directors. A "significant shareholder" is defined as any person who owns beneficially a number of shares of Allegheny Ludlum Common Stock that is greater than 10% of the outstanding shares of Allegheny Ludlum Common Stock, and any and all associates and affiliates of such person.

  Article TWELVE of the ATI Certificate will be substantially the same as Article Seventh of the Allegheny Ludlum Articles. Neither the Teledyne Certificate nor the Teledyne Bylaws contains a similar provision relating to transactions with substantial shareholders. Under the DGCL, the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote is required to approve certain transactions of the type referred to above.

CUMULATIVE VOTING

  The PBCL states that, except as otherwise provided in a Pennsylvania corporation's articles of incorporation and except for certain types of Pennsylvania corporations, in each election of directors every shareholder entitled to vote will have the right to multiply the number of votes which he may be entitled to vote on any other matter by the total number of directors to be elected in that election and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates. The Allegheny Ludlum Articles do not otherwise so provide and the Allegheny Ludlum Bylaws affirm that every Allegheny Ludlum shareholder entitled to vote will have such rights.

  The DGCL states that the certificate of incorporation of any Delaware corporation may provide that at all or at certain elections of directors each holder of stock entitled to vote may vote cumulatively for directors. The Teledyne Certificate provides that each holder of Teledyne Common Stock will be entitled to vote cumulatively for directors.

  The ATI Certificate expressly provides that ATI Stockholders will not have the right to cumulate their votes in the election of directors.

CLASSIFICATION OF DIRECTORS

  The directors of Teledyne are elected annually to serve one-year terms. The Allegheny Ludlum Board of Directors consists of three classes of directors comprised as nearly as practicable of one-third of the Board and one class of directors is elected at each annual meeting of shareholders to serve a three-year term. The ATI Certificate will provide that ATI's Board of Directors will consist of three classes of directors. The initial

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members of the Board of Directors of ATI designated pursuant to the
Combination Agreement will be divided into three classes to serve as follows: the Class I Directors would initially hold office for a term to expire at the first annual meeting of stockholders after their initial election; the Class II Directors would initially hold office for a term to expire at the second annual meeting of stockholders after their initial election; and the Class III Directors would initially hold office for a term to expire at the third annual meeting of stockholders after their initial election. At each annual meeting of stockholders of ATI, only the election of directors of the class whose term is expiring would be voted upon, and upon election each such director would serve a three-year term.

RIGHT TO CALL A SPECIAL MEETING

  The PBCL provides that a special meeting of the shareholders of a registered corporation may be called at any time (i) by the board of directors, (ii) by such officers or other persons as may be designated in the bylaws of that corporation or (iii) by an interested stockholder for the purpose of approving a business combination (which provision is not applicable to Allegheny Ludlum). The Allegheny Ludlum Bylaws designate the Chairman of the Board and the Chief Executive Officer as officers entitled to call a special meeting and also provide that a special meeting may be called by holders of not less than one-fifth of the outstanding shares entitled to vote at such meeting. There is no provision in the Allegheny Ludlum Bylaws that restricts the business that may come before a special meeting of shareholders.

  The DGCL provides that a special meeting of the stockholders of a Delaware corporation may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws of such corporation. The Teledyne Bylaws state that special meetings of the stockholders may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors or at the request in writing of the stockholders owning a majority in amount of the outstanding capital stock of Teledyne. The Teledyne Bylaws specify that the business to be transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of such meeting.

  The ATI Certificate provides that special meetings of the stockholders may only be called by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors pursuant to a resolution passed by a majority of the directors then in office. Accordingly, stockholders of ATI will not have the right to call a special meeting of the stockholders. The ATI Certificate further provides that only such business will be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to ATI's notice thereof. Nominations of persons for election to the board of directors of ATI may be made at a special meeting of stockholders at which directors are to be elected pursuant to ATI's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record at the time of the giving of notice of such meeting. Nominations by a stockholder of persons for election to the board of directors may be made if the stockholder's notice is delivered to the Secretary of ATI not earlier than the 90th day prior to such special meeting and not later than the 75th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

PROCEDURES TO BRING BUSINESS BEFORE A MEETING AND ACTION BY CONSENT

  The Allegheny Ludlum Bylaws provide that annual meetings of its shareholders will be held for the election of directors and the transaction of such other business as may properly come before the shareholders. The Teledyne Bylaws and the ATI Certificate provide that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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

  The Allegheny Ludlum Bylaws provide that action may be taken by written consent so long as that consent is signed by the holders of all outstanding shares of Allegheny Ludlum Common Stock. Similarly, the Teledyne Bylaws state that the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. The ATI Certificate provides that any action required to be taken by the stockholders of ATI must be effected at a duly called annual or special meeting of such stockholders and may not be effected by the written consent of such stockholders.

FIDUCIARY DUTIES OF DIRECTORS

  Both Delaware and Pennsylvania law provide that a corporation's board of directors has the ultimate responsibility for managing the business and affairs of the corporation. The DGCL is silent as to the nature of the duties of directors of a Delaware corporation. Delaware courts have held that the duty of care requires the directors to exercise an informed business judgment. Under Delaware case law, an informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Delaware courts have also imposed a heightened standard of scrutiny regarding the conduct of directors in resisting unsolicited takeover attempts. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care generally requires a finding by a court that the directors were grossly negligent. Delaware courts have also held that the directors of a Delaware corporation owe the corporation and its stockholders a duty of loyalty, requiring them to act in good faith and in what they believe to be the best interests of the corporation and its stockholders and that, whenever their interests with respect to a transaction conflict with those of the corporation, the transaction be fair to the corporation.

  The PBCL expressly provides that directors of a Pennsylvania corporation are obligated to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director of a Pennsylvania corporation are presumed to be in the best interests of the corporation. The PBCL states that directors of a Pennsylvania corporation may, but are not required to, take into consideration the effects of their actions upon various groups affected by such action, including not only shareholders, but also employees, suppliers, customers, creditors and communities. The PBCL also makes clear that a director has no greater obligation to justify, or higher burden of proof with respect to, any act relating to an actual or potential takeover of the corporation than he or she has with respect to any other act as a director.

  The duty of loyalty in both states requires that the directors act in good faith and place the best interests of the corporation and its stockholders above any individual interests of their own.

  Although the PBCL will not be applicable to ATI, Article ELEVEN of the ATI Certificate will provide that the directors of ATI may take into account the effects of their actions on employees, suppliers, distributors and customers of ATI and its subsidiaries and the effect upon communities in which the offices or facilities of ATI and its subsidiaries are located or any other factors considered pertinent.

  At the Effective Time, there will be in effect no ATI stockholder rights plan similar to the Teledyne Stockholder Rights Plan (see "The Combination Agreement--Teledyne Stockholder Rights Plan"). Unlike the PBCL, the DGCL does not expressly provide for such plans. However, a line of cases applying Delaware law has upheld the decision of the board of directors of a Delaware corporation, such as ATI, in adopting such a plan and invoking its protection against an unsolicited takeover attempt where both such adoption and such invocation have been found to satisfy both the duty of care and the duty of loyalty owed by the directors.

  Both Delaware and Pennsylvania law permit a corporation to include in its charter documents a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages in certain circumstances. The Allegheny Ludlum Articles, the Teledyne Certificate and the ATI Certificate each

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

include such a provision. Under the DGCL, a Delaware corporation may include in its certificate of incorporation a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) for any transaction from which the director derives an improper personal benefit. The ATI Certificate contains such a provision and further provides that, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of an ATI director shall be eliminated or limited to the fullest extent so permitted. Such provision of the ATI Certificate also specifies that no amendment to or repeal of the provision shall apply to or have any effect on the liability or alleged liability of any director of ATI for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

CHARTER AMENDMENTS

  Under the PBCL, amendments to the articles of incorporation of a registered corporation may only be proposed by its board of directors. Except for certain amendments which do not require shareholder approval and unless a greater vote is required by its articles of incorporation, amendments of the articles of incorporation of a Pennsylvania corporation are to be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of capital stock is entitled to vote as a class, the affirmative vote of a majority of the votes cast in each such separate vote. Under the Allegheny Ludlum Articles, the approval of the holders of at least two-thirds of the outstanding shares of Allegheny Ludlum Common Stock is required to amend the provisions of the Allegheny Ludlum Articles related to (i) the existence of Allegheny Ludlum, (ii) the classification of directors and (iii) the approval of certain fundamental changes.

  To amend a Delaware corporation's certificate of incorporation, the DGCL requires approval first by that corporation's board of directors and then by the holders of a majority of the outstanding shares of stock entitled to vote thereon and a majority of each class of stock entitled to vote thereon as a class, unless a larger proportion is specified in its certificate of incorporation or except when the provision being amended or repealed provides for a supermajority vote of the board or the stockholders, in which case, the same percentage of the board or the stockholders, as the case may be, is needed to amend or repeal that provision.

  The ATI Certificate provides that the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of capital stock of ATI is required to amend or rescind, or adopt any provision inconsistent with the purpose or intent of the provisions of the ATI Certificate relating to the adoption, amendment and repeal of the ATI Bylaws, limitations of certain liabilities of directors, actions of stockholders, classification of directors, certain factors permitted to be considered by the directors, approval of certain fundamental changes, and amendments to the ATI Certificate.

BYLAW AMENDMENTS

  Under the PBCL, the shareholders of a Pennsylvania corporation who are entitled to vote have the power to adopt, amend and repeal the bylaws thereof. The authority to adopt, amend and repeal bylaws of a Pennsylvania corporation may be expressly vested by the bylaws in the board of directors, subject to the power of the shareholders to override such actions and except that a board of directors may not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders under the PBCL, unless the articles of incorporation of that corporation give the board that authority. The Allegheny Ludlum Bylaws provide that they may be amended by the affirmative vote of the holders of a majority of the shares of Allegheny Ludlum Common Stock or by the affirmative vote of a majority of its Board of Directors at any regular or special meeting of that Board.

  Under the DGCL, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws as do the directors to the extent that the certificate of incorporation confers such powers on the directors. The Teledyne

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

Certificate grants the Teledyne Board the power to make, alter or repeal the Teledyne Bylaws. The ATI Certificate authorizes the ATI Board to adopt, amend or repeal the ATI Bylaws. The ATI Certificate also provides that the stockholders may not adopt, amend or repeal the ATI Bylaws other than by the same affirmative vote that is required to amend certain provisions of the ATI Certificate (see "Comparison of Stockholder Rights--Charter Amendments").

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

                       DESCRIPTION OF ATI CAPITAL STOCK

  The ATI Certificate will provide that the authorized capital of ATI consists of 600,000,000 shares of Common Stock, par value $.10 per share, and 50,000,000 shares of Preferred Stock, par value $.10 per share ("ATI Preferred Stock").

COMMON STOCK

  Each share of ATI Common Stock will entitle its holder of record to one vote for the election of directors and all other matters to be voted on by the stockholders. Holders of ATI Common Stock will not have cumulative voting rights, and therefore the holders of a majority of the shares of ATI Common Stock voting for the election of directors may elect all nominees standing for election as ATI directors. Subject to the rights of holders of Preferred Stock, holders of ATI Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by ATI Board of Directors in its discretion from funds legally available for that use. Subject to the rights of holders of Preferred Stock, holders of ATI Common Stock will be entitled to share on a pro rata basis in any distribution to stockholders upon liquidation, dissolution or winding up of ATI. No holder of ATI Common Stock will have any preemptive right to subscribe for any stock or other security of ATI.

PREFERRED STOCK

  The Board of Directors of ATI, without further action by its stockholders, may from time to time authorize the issuance of shares of ATI Preferred Stock in one or more series and, within certain limitations, fix the powers, preferences and rights and the qualifications, limitations or restrictions thereof and the number of shares constituting any series or designations of such series. Satisfaction of any dividend preferences of outstanding ATI Preferred Stock would reduce the amount of funds available for the payment of dividends on ATI Common Stock. Holders of ATI Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of ATI before any payment is made to the holders of ATI Common Stock. In addition, under certain circumstances, the issuance of such ATI Preferred Stock may render more difficult or tend to discourage a change in control of ATI. Although ATI currently has no plans to issue shares of ATI Preferred Stock, the Board of Directors of ATI, without stockholder approval, may issue ATI Preferred Stock with voting and conversion rights which could adversely affect the rights of holders of shares of ATI Common Stock.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for ATI Common Stock will be ChaseMellon Shareholder Services, L.L.C., Pittsburgh, Pennsylvania.

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

                            THE COMPENSATION PLANS

  The Boards of Directors of ATI, Allegheny Ludlum and Teledyne have approved the compensation plans of their respective companies described below. The purpose of each Compensation Plan covering executives is to provide incentives and rewards to key executives who contribute to profitability and, in the case of stock-based plans, to further align management's goals with those of the stockholders. The purpose of the ATI Director Stock Plan is to promote the interests of ATI and its stockholders by attracting, retaining and providing an incentive to non-employee directors through the acquisition of an equity interest in ATI and an increased personal interest in its performance.

  Shareholders of Allegheny Ludlum and stockholders of Teledyne are being asked to approve the Compensation Plan Proposals so that, among other things, certain amounts paid or awarded pursuant to each plan are deductible for federal income tax purposes by the company making the payment or issuing the award. Section 162(m) of the Code and the regulations promulgated thereunder by the IRS (together "Section 162(m)") provide that a publicly traded company may not deduct compensation paid to any "covered employee" in excess of $1 million per year. "Covered employees" include such company's chief executive officer and four other most highly compensated executive officers in office at the end of the applicable year. However, Section 162(m) does not include in the calculation of the $1 million limitation any compensation paid under a performance-based plan, within the meaning of Section 162(m), provided such plan is approved by the company's stockholders. To the extent that compensation paid under any of the Compensation Plans must meet the deductibility requirements of Section 162(m), approval of the applicable Compensation Plans at the Allegheny Ludlum Special Meeting and the Teledyne Special Meeting (see "The Meetings") is intended to satisfy the stockholder approval requirement of Section 162(m).

  Prior to the execution of the Combination Agreement on April 1, 1996, Allegheny Ludlum had planned to submit the Allegheny Ludlum Performance Plan for approval at its 1996 annual meeting of shareholders and Teledyne had planned to submit the Teledyne SEP Plan for approval at its 1996 annual meeting of stockholders. Following the execution of the Combination Agreement, the two companies decided to postpone their respective 1996 annual meetings and to submit the Combination Agreement and the Compensation Plan Proposals for approval at special meetings of their respective stockholders. The Compensation Plans are being submitted for approval by the stockholders of both companies to facilitate the payment of compensation thereunder, after the Effective Time, that is deductible under Section 162(m). In the event that the shareholders of Allegheny Ludlum approve the Allegheny Ludlum Performance Plan at the Allegheny Ludlum Special Meeting and the stockholders of Teledyne approve the Teledyne SEP Plan at the Teledyne Special Meeting and the Combination Agreement is thereafter terminated for any reason, such plans will become effective and such approval of the respective company's stockholders will satisfy the stockholder approval requirements of Section 162(m) as to the applicable Compensation Plan.

  None of the Compensation Plans is a guarantee of any bonus or continued employment or continued service as a director (as the case may be) to any eligible or covered participant.

THE ATI INCENTIVE PLAN

  In accordance with the Combination Agreement, the Board of Directors of ATI has adopted and approved a compensation plan to be sponsored and maintained by ATI, which is named the Allegheny Teledyne Incorporated 1996 Incentive Plan. The effectiveness of the ATI Incentive Plan is subject to the approval thereof by the respective stockholders of Allegheny Ludlum and Teledyne. A copy of the ATI Incentive Plan appears as Annex E to the Combination Agreement, which is attached to this Joint Proxy Statement/Prospectus as Appendix A. The following summary does not purport to be fully descriptive and reference is made to the full text of the ATI Incentive Plan for more detailed information.

  Administration. The ATI Incentive Plan will be administered by a committee of the Board of Directors of ATI (the "ATI Committee") comprised of at least two persons. The ATI Committee shall have the sole discretion to interpret the ATI Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable. The ATI Committee may

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

delegate its authority under the ATI Incentive Plan to a subcommittee or to one or more officers or employees of ATI. The selection of members of the ATI Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, must comply with Section 16(b) of the Exchange Act, the performance-based compensation provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time.

  Amount of Stock. The ATI Incentive Plan provides for awards of up to 9,000,000 shares of ATI Common Stock. The number of shares available for issuance under the ATI Incentive Plan shall be subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares to be offered under the ATI Incentive Plan will be either authorized and unissued shares or issued shares which have been reacquired by ATI.

  Eligibility and Participation. All officers and key employees of ATI or any subsidiary of ATI will be eligible to participate, including officers who are also directors of ATI or its subsidiaries. The ATI Committee may also grant awards, other than incentive stock options, to non-employees who, in the judgment of the ATI Committee, render significant service to ATI or any of its subsidiaries. As of the date hereof, no determination has been made as to the particular officers and key employees to whom incentive benefits under the ATI Incentive Plan will be awarded, the type of incentive compensation under the ATI Incentive Plan which will be awarded or the number of shares or other benefits which any person will be awarded. No participant can receive awards under the ATI Incentive Plan in any calendar year in respect of more than 750,000 shares of ATI Common Stock (whether through grants of options, stock appreciation rights or other grants of ATI Common Stock or rights with respect thereto) and $3,000,000 in cash. Shares reserved for issuance under the ATI Incentive Plan may also be used to pay awards made under the Allegheny Ludlum Performance Plan (see "The Compensation Plans--The Allegheny Ludlum Performance Plan") and the Teledyne SEP Plan (see "The Compensation Plans--The Teledyne SEP Plan"). Shares so issued will be governed exclusively by the terms of the applicable Plan.

  Amendment or Termination. The ATI Incentive Plan has no fixed expiration date, except that no incentive stock options under Section 422 of the Code ("incentive stock options") may be granted after the tenth anniversary of the Effective Time and the provisions of the ATI Incentive Plan with respect to performance-based awards for purposes of Section 162(m) expire five years after the Effective Time. The ATI Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options, the ATI Incentive Plan will expire ten years from its effective date.

  Stock Options. The ATI Committee may grant to a participant incentive stock options, options which do not qualify as incentive stock options ("non-qualified stock options") or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the ATI Committee. Grants of incentive stock options shall be made in accordance with Section 422 of the Code.

  The exercise price for stock options will be determined by the ATI Committee at its discretion, provided that the exercise price per share for each incentive stock option shall be at least equal to 100% of the fair market value of one share of ATI Common Stock on the date when the stock option is granted.

  Upon a participant's termination of employment (or, in the case of options granted to a non-employee, termination of such non-employee's rendition of significant service to ATI and its subsidiaries) for any reason, any stock options which were not exercisable on the participant's termination date will expire, unless otherwise determined by the ATI Committee. However, in the case of a participant who ceases to be a director or employee but who thereafter continues to render significant services to ATI or any of its subsidiaries, the period during which the participant continues to render any such services will count toward the participant's vesting requirement with respect to stock options that were not exercisable at the time of the participant's termination of employment.

  Subject to the preceding paragraph, upon a participant's termination of employment for reasons other than death, disability or retirement, the participant's stock options will expire 90 days (or the next business day, as applicable) after the date of termination, unless the right to exercise the options is extended by the ATI

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

Committee in its discretion, but in no event may the options be exercised after the scheduled expiration date of the options. In general, upon a participant's termination by reason of death, disability or retirement, stock options which were exercisable on the participant's termination date (or which are otherwise determined to be exercisable by the ATI Committee) may continue to be exercised by the participant (or the participant's beneficiary) for a period of two years from the date of the participant's termination of employment, unless extended by the ATI Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

  Subject to the ATI Committee's discretion, payment for ATI Common Stock on the exercise of stock options may be made in cash, ATI Common Stock, a combination of cash and ATI Common Stock or in any other form of consideration acceptable to the ATI Committee (including one or more "cashless" exercise forms).

  Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted by the ATI Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. SARs entitle the participant to receive, upon exercise, a payment equal to (i) the excess of the fair market value of a share of ATI Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of ATI Common Stock with respect to which the SAR is exercised. Upon exercise of SARs with respect to ATI Common Stock, the number of shares of ATI Common Stock covered by the stock options related to such SARs, if any, are correspondingly reduced.

  SARs granted in tandem with options are generally governed by the same terms and conditions as govern the related stock option and may only be exercised to the extent the related stock option is exercisable.

  The exercise prices of SARs are determined by the ATI Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of SARs, payment will be made in cash or ATI Common Stock, or a combination thereof, as determined at the discretion of the ATI Committee.

  Restricted Shares. The ATI Committee may award to a participant shares of ATI Common Stock subject to specified restrictions ("Restricted Shares"). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period (the "Forfeiture Period"), the attainment of specified performance targets over the Forfeiture Period and/or retention of purchased or designated shares of ATI Common Stock. With respect to performance-based grants to "covered employees" (as defined in Section 162(m)), performance targets will only be specified levels of one or more of operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders' equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to ATI or, where relevant, any one or more of its subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities (collectively, the "Performance Goals"). The terms and conditions of Restricted Share awards will be determined by the ATI Committee.

  Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding ATI Common Stock, including the right to vote such shares and to receive dividends. During the Forfeiture Period, the Restricted Shares are nontransferable and may be held in custody by ATI or its designated agent, or if the certificate is properly legended, by the participant. Upon the lapse or release of all restrictions, an unrestricted certificate will be provided to the participant.

  The ATI Committee, in its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

  Performance Awards. The ATI Committee may grant performance awards to participants under such terms and conditions as the ATI Committee deems appropriate. A performance award entitles a participant to

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

receive a payment from ATI, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be denominated and/or paid in cash, ATI Common Stock or a combination thereof, as determined by the ATI Committee.

  Award periods will be established in the discretion of the ATI Committee. The performance targets will also be determined by the ATI Committee. In the case of awards to "covered employees" (as defined in Section 162(m)), the targets will consist only of the Performance Goals. When circumstances occur which, in the determination of the ATI Committee, are extraordinary and cause predetermined performance targets to be an inappropriate measure of achievement, the ATI Committee, at its discretion, may adjust the performance targets to the extent consistent with the provisions of Section 162(m).

  If a participant terminates employment prior to the end of an award period, the participant generally will forfeit all rights to any performance award, unless otherwise provided by the ATI Committee. The ATI Committee, at its discretion, may determine to pay all or any portion of a performance award to a participant who has terminated employment prior to the end of an award period under certain circumstances (including death, disability, retirement or a material change in circumstances arising after the date of grant).

  Other Stock-Based Awards. The ATI Committee is authorized to grant any stock purchase rights (with or without loans to participants by ATI) or any cash awards, ATI Common Stock awards or other types of awards which are valued in whole or in part by reference to the value of ATI Common Stock. The terms and conditions of such awards and the participants eligible for such awards will be determined by the ATI Committee at its discretion. In addition, as noted above, shares reserved for issuance under the ATI Incentive Plan may be issued to pay awards made under the Allegheny Ludlum Performance Plan and the Teledyne SEP Plan.

  Short-Term Cash Awards. The ATI Incentive Plan authorizes performance-based annual cash incentive compensation to be paid to covered employees subject to
Section 162(m). The material terms of the annual incentive compensation feature of the ATI Incentive Plan are as follows:

  (i) The class of persons covered consists of those senior executives of ATI who are from time to time determined by the ATI Committee to be subject to
Section 162(m).

  (ii) The targets for annual incentive payments to "covered employees" (as defined in Section 162m)), will consist only of the Performance Goals. Use of any other target will require ratification by stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets shall be established by the ATI Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m).

  (iii) In administering the incentive program and determining incentive awards, the ATI Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment under the applicable payment schedule. The ATI Committee will have the flexibility, based on its business judgment, to reduce this amount.

  (iv) The annual incentive award feature of the ATI Incentive Plan will not be operational until fiscal year 1997.

  Change in Control. In general, events which constitute a change in control (a "Change of Control") include: (i) acquisition by a person, other than ATI, one of its subsidiaries or an ATI benefit plan, of 25% or more of the ATI Common Stock; (ii) the individuals who constitute the Board of Directors of ATI as of the effective date of the ATI Incentive Plan (the "Incumbent Board") no longer constitute at least two-thirds of the Board of Directors of ATI without prior approval by a majority vote of the Incumbent Board; (iii) approval by the stockholders of ATI of certain reorganizations, mergers or consolidations; or (iv) approval by the stockholders of ATI of a complete liquidation or dissolution of ATI or sale or other disposition of substantially all of the assets of ATI.

  In the event of a Change in Control, unless otherwise specified by the ATI Committee in the applicable award agreement, stock options and SARs immediately become exercisable, the restrictions on all Restricted

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

Shares lapse, all performance awards immediately become payable and all other awards under the ATI Incentive Plan vest and become nonforfeitable.

  Tax Consequences. The following is a summary of the principal federal income tax consequences of ATI Incentive Plan benefits under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  No tax is incurred by the participant, and no amount is deductible by ATI, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of ATI Common Stock will constitute ordinary income to the participant. ATI will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

  In the case of incentive stock options, although no income is recognized upon exercise and ATI is not entitled to a deduction, the excess of the fair market value of ATI Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss.

  In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, to the extent of the excess of the fair market value of the ATI Common Stock on the date of exercise over the exercise price, and capital gain, to the extent of the excess of the amount realized on the sale of the ATI Common Stock over the optionee's basis in the ATI Common Stock (generally, the exercise price plus any ordinary income recognized with respect to such earlier disposition) and ATI will be entitled to a deduction, equal to the amount of ordinary income recognized by the participant, when recognized by the participant. Whether the capital gain recognized is long- term or short-term will depend upon whether the one-year capital gain holding period for the ATI Common Stock has been met.

  The participant will not recognize any income at the time of grant of a SAR. Upon the exercise of a SAR, the cash and the value of any ATI Common Stock received will constitute ordinary income to the participant. ATI will be entitled to a deduction in the amount of such income at the time of exercise.

  A participant will normally not recognize taxable income upon an award of Restricted Shares, and ATI will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value, at the time of such lapse, of the ATI Common Stock as to which the restrictions have lapsed, and ATI will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, ATI will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss. If, after making a Section 83(b) election, any Restricted Shares are forfeited, or if the fair market value at vesting or upon sale is lower than the amount on which the participant was taxed, the participant cannot then claim a tax deduction for the loss.

  Normally, a participant will not recognize taxable income upon the grant of performance awards or other stock-based and cash-based incentive awards . Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any ATI Common Stock received will constitute ordinary income to the participant. ATI will also then be entitled to a deduction in the same amount.

  The ATI Committee has discretion as to any award under the ATI Incentive Plan to grant a participant a separate cash amount at exercise, vesting or lapse of restrictions to meet mandatory tax withholding obligations or reimburse for any individual taxes paid.

  The deductibility under the Code of compensation payable under the ATI Incentive Plan to "covered employees" is subject to the requirements of
Section 162(m). The Incentive Plan is intended, with the approval of stockholders, to meet such requirements.

  Benefits Under the ATI Incentive Plan. No awards have been granted to date under the ATI Incentive Plan and the benefits to be received under the ATI Incentive Plan by any particular person are not determinable at this time.

  THE BOARDS OF DIRECTORS OF ALLEGHENY LUDLUM AND TELEDYNE RECOMMEND THAT THE SHAREHOLDERS OF ALLEGHENY LUDLUM AND THE STOCKHOLDERS OF TELEDYNE, RESPECTIVELY, VOTE FOR APPROVAL OF THE ADOPTION OF THE ATI INCENTIVE PLAN.

THE ATI DIRECTOR STOCK PLAN

  In accordance with the Combination Agreement, the Board of Directors of ATI has adopted the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan. The effectiveness of the ATI Director Stock Plan is subject to the approval thereof by the respective stockholders of Allegheny Ludlum and Teledyne. A copy of the ATI Director Stock Plan appears as Annex F to the Combination Agreement, which is attached to this Joint Proxy Statement/Prospectus as Appendix A. The following summary does not purport to be fully descriptive and reference is made to the full text of the ATI Director Stock Plan for more detailed information.

  In summary, under the ATI Director Stock Plan, non-employee directors of ATI will have the right to elect to receive ATI Common Stock and/or stock options in lieu of annual retainer and meeting payments and will automatically receive part of their annual retainer fees in the form of shares of ATI Common Stock rather than in the form of cash if they do not elect to receive such portion in the form of ATI Common Stock and/or stock options. In addition, all non-employee directors will receive automatic annual grants of options covering 1,000 shares of ATI Common Stock. (Directors who are employees of ATI will not receive any compensation for their service on the Board or its committees.) All options that may be granted under the ATI Director Stock Plan are referred to collectively as "ATI Director Options."

  Purpose and Administration. The purpose of the ATI Director Stock Plan is to promote the interests of ATI and its stockholders by attracting, retaining and providing an incentive to directors who are not employees of ATI or its affiliates (the "Non-Employee ATI Directors") through the acquisition of an equity interest in
ATI and an increased personal interest in its performance. Only Non-Employee ATI Directors are eligible to participate in the ATI Director Stock Plan. All shares of ATI Common Stock and ATI Director Options that may be granted under the ATI Director Stock Plan must be granted within ten years after the Effective Time.

  The ATI Director Stock Plan will be administered by the Board of Directors of ATI or a committee thereof (the "ATI Board"). The ATI Board will have the power to interpret the ATI Director Stock Plan, promulgate, amend and rescind rules and regulations relating to the ATI Director Stock Plan, and make all other determinations necessary or advisable for its administration.

  Shares Subject to the Plan. A maximum of 700,000 shares of ATI Common Stock may be issued to Non-Employee ATI Directors under the ATI Director Stock Plan, whether in the form of grants or pursuant to the exercise of ATI Director Options. If any ATI Director Option granted under the ATI Director Stock Plan expires or terminates for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto will again be available for issuance under the ATI Director Stock Plan. ATI Director Options granted under the ATI Director Stock Plan will not be qualified as incentive stock options under Section 422 of the Code.

  Election to Receive ATI Director Options or ATI Common Stock. Under the terms of the ATI Director Stock Plan, unless a Non-Employee ATI Director has made an election for the applicable Compensation Year

(as defined in the ATI Director Stock Plan) to receive ATI Director Options and/or ATI Common Stock in lieu of at least one-fourth of such director's annual retainer fee payment (as described below), on each Quarterly Payment Date (as defined in the ATI Director Stock Plan), three-fourths of such annual retainer fee will be paid in cash, with the remainder to be paid in a number of shares of ATI Common Stock with a Fair Market Value (as defined in the ATI Director Stock Plan) equal to one-fourth of the portion of the annual fee that would otherwise be payable by ATI to a Non-Employee ATI Director as of such Quarterly Payment Date. In addition, each Non-Employee ATI Director may elect to have up to 100% (but not less than 25%) of his or her annual retainer fee, and any portion of his or her meeting fee payments, paid in the form of ATI Director Options and/or ATI Common Stock. If such an election is made to receive annual retainer fees in the form of ATI Common Stock, the number of shares transferred on each Quarterly Payment Date to a Non-Employee ATI Director will be determined by dividing the amount of the annual fee specified by such Non-Employee ATI Director by the Fair Market Value of the ATI Common Stock on such Quarterly Payment Date. If such an election is made to receive meeting fees in the form of ATI Common Stock, a similar transfer will occur promptly on first business day in January of the next following Compensation Year, with the Fair Market Value of the ATI Common Stock to be determined as of the date of issuance of such ATI Common Stock.

  If a Non-Employee ATI Director has not elected to receive ATI Director Options or ATI Common Stock in lieu of at least one-quarter of his or her annual retainer fee, such director shall be deemed to have elected to receive one-fourth of his or her annual retainer fee payment in the form of ATI Common Stock, calculated in the same manner as described above.

  In all cases, cash will be paid in lieu of any fractional shares.

  Under the ATI Director Stock Plan, the term "Quarterly Payment Date" means each of the quarterly dates on which the annual fee payable to Non-Employee ATI Directors is paid by ATI. "Fair Market Value" under the ATI Director Stock Plan means, on any given date the average of the high and low trading prices of the ATI Common Stock on such date as reported on the NYSE.

  Annual ATI Director Options. Conditioned on the occurrence of the Effective Time, the ATI Director Stock Plan grants an ATI Director Option covering l,000 shares of ATI Common Stock to each Non-Employee ATI Director as of (and with the date of grant for all purposes of the ATI Director Stock Plan being) the first trading date for ATI Common Stock following the Effective Date. Thereafter, an ATI Director option covering 1,000 shares of ATI Common Stock will be granted to each Non-Employee ATI Director automatically at the conclusion of each ATI annual meeting of stockholders. If a director first becomes a Non-Employee ATI Director on a date other than an annual meeting date, an ATI Director Option covering 1,000 shares of ATI Common Stock will be granted to such director on his or her first date of ATI Board service. Each such ATI Director Option (an "Annual ATI Director Option") and all rights associated therewith will expire ten years from the date of grant. The purchase price of the ATI Common Stock covered by such Annual ATI Director Option will be the Fair Market Value of a share of ATI Common Stock as of the date of grant of the Annual ATI Director Option. Each Annual ATI Director Option granted under the ATI Director Stock Plan will become exercisable in full one year after the date of the grant. No Annual ATI Director Option may be exercised for a fraction of a share and no partial exercise of any Annual ATI Director Option may be for less than 100 shares.

  Retainer Fee ATI Director Options. If a Non-Employee ATI Director has elected to receive ATI Director Options in lieu of his or her annual retainer fees ("Retainer Fee ATI Director Option"), such Retainer Fee ATI Director Option for a Compensation Year will be granted on January 2 of the next following Compensation Year (or if January 2 is not a business day, on the next succeeding business day) for service during that Compensation Year. The number of shares of ATI Common Stock to be subject to a Retainer Fee ATI Director Option will be the nearest number of whole shares determined by multiplying the Fair Market Value of a share of ATI Common Stock on the date of grant by 0.3333 and dividing the result into the portion of the director's retainer fee which such director has elected to receive as ATI Director Options. The purchase price of each share of ATI Common Stock covered by each Retainer Fee ATI Director Option will be equal to the Fair Market Value of a share of ATI Common Stock on the date of grant of the Retainer Fee ATI Director Option multiplied by 0.6666. Each Retainer Fee ATI Director Option will be exercisable in full one year after the date of the grant.

  Meeting Fee ATI Director Options. ATI Director Options in lieu of fees for attending meetings of the ATI Board or any committee thereof ("Meeting Fee ATI Director Options") for a Compensation Year will be granted on January 2 of the next following Compensation Year (or if January 2 is not a business day, on the next succeeding business day) after conclusion of the Compensation Year. The number of shares of ATI Common Stock to be subject to a Meeting Fee ATI Director Option and the purchase price of such shares will be calculated in the manner described in the preceding paragraph, except that the Meeting Fees and any other fees paid for service as a director are substituted for the annual retainer in the calculation. Meeting Fee ATI Director Options become exercisable immediately upon grant.

  Retainer Fee ATI Director Options and Meeting Fee ATI Director Options are referred to collectively as "Service ATI Director Options." All Service ATI Director Options terminate upon the expiration of ten years from the date of grant. No Service ATI Director Option may be exercised for a fraction of a share and no partial exercise of any Service ATI Director Option may be for less than 100 shares.

  Service ATI Director Options are intended to provide each electing director with ATI Director Options at an exercise value on the date of grant equal to the foregone fees; that is, if the ATI Director Options were exercised immediately after they were granted, and the underlying shares of ATI Common Stock were sold immediately, the gain to be realized by the director would be equal to the foregone fees.

  Grants Under the ATI Director Stock Plan. The number of shares of ATI Common Stock and/or the number of ATI Director Options to be granted to Non-Employee ATI Directors under the ATI Director Stock Plan cannot be estimated at this time, since the number of shares of ATI Common Stock and/or the number of ATI Director Options to be granted depends on a variety of factors, including the number of directors, the number of ATI Board or committee meetings held (and attended by the director) in a year, whether the director elects to receive ATI Common Stock and/or ATI Director Options in lieu of the annual retainer and meeting fees, the Fair Market Value of ATI Common Stock on relevant dates, and the amount paid by ATI for the annual retainer and/or meeting fees in a given year. The actual value of contingent ATI Director Options granted to date under the ATI Director Stock Plan cannot be calculated because such value depends upon the amount by which the Fair Market Value of a share of ATI Common Stock on the ATI Director Option exercise date exceeds the exercise price of the ATI Director Options. Because a market for ATI Common Stock has not been established yet, it is not possible to calculate the total value of shares of ATI Common Stock subject to the ATI Director Stock Plan.

  Exercise of ATI Director Options. The purchase price for the shares of ATI Common Stock subject to ATI Director Options must be paid in full at the time of exercise: (i) in cash or by check payable to the order of ATI; (ii) by delivery of shares of ATI Common Stock already owned by, and in the possession of the ATI Director Option holder; or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to ATI the amount of sale or loan proceeds to pay the ATI Director Option price (in which case the exercise will be effective upon receipt of such proceeds by ATI).

  Transferability of ATI Director Options. ATI Director Options are not transferable, other than by will or the laws of descent and distribution, and are exercisable during an ATI Director Option holder's lifetime only by the ATI Director Option holder or by his or her guardian or legal representative, except to the extent transfer is permitted by Rule 16b-3 promulgated under the Exchange Act and approved by the ATI Board.

  Termination of Directorship. All rights of a Non-Employee ATI Director in an ATI Director Option, to the extent that the ATI Director Option has not been exercised, terminate three months after date of the termination of his or her services as a director for any reason other than (i) the death of the director, (ii) cessation of services as director because the individual, although nominated by the ATI Board of Directors, is not elected by the stockholders to the ATI Board of Directors, or (iii) retirement because of total and permanent disability as defined in Section 22(e) of the Code (collectively, "Termination Events"). If a Non-Employee ATI Director ceases to be a director of ATI because of a Termination Event, a pro rata portion of such person's ATI Director Options that were not previously exercisable will become exercisable. All then-exercisable ATI Director Options terminate 12 months after the date of a Termination Event.

  Adjustments Upon Changes in ATI Common Stock. The number and kind of shares available for issuance under the ATI Director Stock Plan, and the exercise price of outstanding ATI Director Options, shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the ATI Director Stock Plan or the shares issuable thereunder.

  Amendment and Termination. The ATI Board will have complete power and authority to amend the ATI Director Stock Plan at any time except that the ATI Board may not, without the affirmative approval of the ATI stockholders, increase the number of shares of ATI Common Stock available for issuance thereunder or make any other amendment which requires shareholder approval under Rule 16b-3 promulgated under the Exchange Act, unless the ATI Board determines that such compliance is no longer desired, or under any applicable law. The ATI Board will have the right to terminate the ATI Director Stock Plan at any time. No amendment or termination of the ATI Director Stock Plan may, without the consent of the Non-Employee ATI Director adversely affected thereby, affect the right of such Non-Employee ATI Director with respect to any ATI Director Options then outstanding.

  Effective Date and Term of the ATI Director Stock Plan. The ATI Director Stock Plan will become effective on the Effective Date if it is approved by the stockholders of Teledyne and Allegheny Ludlum (see "The Meetings"). It will terminate without further action upon the earlier of (a) the tenth anniversary of the Effective Date, and (b) the first date upon which no shares of ATI Common Stock remain available for issuance under the ATI Director Stock Plan.

  Tax Consequences. The following is a summary of the principal federal income tax consequences of grants of ATI Common Stock and ATI Director Options under the ATI Director Stock Plan under present law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  Under the Code, the issuance of ATI Common Stock in lieu of annual retainer or meeting fees will result in ordinary income to the ATI Director Option holder equal to the fair market value of the shares on the date of issuance. Generally, ATI will be allowed, at the date of issuance, to take a deduction for federal income tax purposes in an equivalent amount.

  In addition, under the Code, the grant of an ATI Director Option that is a nonqualified stock option has no tax effect on ATI or the ATI Director Option holder to whom it is granted. Generally, the exercise of the ATI Director Option will result in ordinary income to the ATI Director Option holder equal to the excess of the fair market value of the shares at the time of exercise over the ATI Director Option price. If the ATI Director Option holder pays cash to exercise the ATI Director Option, the ATI Director Option holder's tax basis in the shares received will be the aggregate exercise price paid by the ATI Director Option holder plus the amount of taxable income recognized upon exercise. Upon any subsequent disposition of such shares, gain or loss will be capital gain or loss, and will be long-term if such shares are held more than one year after exercise. Generally, ATI will be allowed, at the time of recognition of ordinary income by the ATI Director Option holder, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

  If the ATI Director Option holder pays the exercise price by delivering existing shares of ATI Common Stock, the tax treatment of the income from the difference between the ATI Director Option price and the fair market value of the stock received is the same as described above. Generally there is no gain recognized by the ATI Director Option holder on the transfer of the ATI Director Option holder's existing stock; instead, the corresponding number of shares received on exercise of the ATI Director Option will be treated as if they are the same as the shares used to pay for the exercise of the ATI Director Option. Thus, gain on the shares used to pay the ATI Director Option price will be deferred until the substituted shares received are later sold. The basis in the remaining shares received upon exercise of the ATI Director Option will be equal to the income recognized as a result of such exercise.

  THE BOARDS OF DIRECTORS OF ALLEGHENY LUDLUM AND TELEDYNE RECOMMEND THAT THE SHAREHOLDERS OF ALLEGHENY LUDLUM AND THE STOCKHOLDERS OF TELEDYNE, RESPECTIVELY, VOTE FOR APPROVAL OF THE ADOPTION OF THE ATI DIRECTOR STOCK PLAN.

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THE ALLEGHENY LUDLUM PERFORMANCE PLAN

  The Board of Directors of Allegheny Ludlum has adopted the amended and restated Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries, subject to shareholder approval. A copy of the Allegheny Ludlum Performance Plan is attached to this Joint Proxy Statement/Prospectus as Appendix F. The following summary does not purport to be fully descriptive and reference is made to the full text of the Allegheny Ludlum Performance Plan for more detailed information.

  Background. The original Allegheny Ludlum Performance Plan was adopted and approved by Allegheny Ludlum shareholders in March 1987. The original Plan had a term of approximately ten years and will expire on January 1, 1997. As of April 30, 1996, no shares of Allegheny Ludlum Common Stock remain available for issuance under the Allegheny Ludlum Performance Plan except for the shares that have been set aside for possible issuance in connection with the award made under the Plan for the 1995-1996 Award Period.

  The amendments extend the term of the Allegheny Ludlum Performance Plan for an additional ten years and authorize additional shares of Allegheny Ludlum Common Stock for issuance under the Allegheny Ludlum Performance Plan. The Allegheny Ludlum Performance Plan also contains provisions intended to permit the deductibility of awards thereunder under the Code.

  Purpose and Administration. The Allegheny Ludlum Performance Plan is intended to provide executive officers and other key employees of Allegheny Ludlum with awards of cash and/or shares of Allegheny Ludlum Common Stock as an incentive to achieve long-term corporate objectives. The extent to which awards are received by participants depends on whether corporate objectives are achieved during a particular award period; awards are paid in installments over a three year payment schedule following the award period.

  Under the Allegheny Ludlum Performance Plan, the number of shares of Allegheny Ludlum Common Stock reserved for issuance under the Allegheny Ludlum Performance Plan would be increased from 900,000 to 2,250,000 shares. If the Allegheny Ludlum Performance Plan is approved, up to 49,141 shares of the additional shares reserved for issuance under the Allegheny Ludlum Performance Plan will be available for payment of the award made to key employees of Allegheny Ludlum in 1994 for the 1995-1996 award period. Pursuant to the Combination Agreement, after the Effective Time, shares of stock issuable under the Plan shall be shares of ATI Common Stock. Such shares of ATI Common Stock will be issued under the ATI Incentive Plan but will be governed exclusively by the terms of the applicable award under the Allegheny Ludlum Performance Plan (see "The Compensation Plans--The ATI Incentive Plan").

  The Allegheny Ludlum Performance Plan will be administered by the Personnel and Compensation Committee of the Board of Directors of Allegheny Ludlum (the "Allegheny Ludlum Committee"). All determinations necessary for the implementation and administration of the Allegheny Ludlum Performance Plan will be made by the Allegheny Ludlum Committee.

  Plan Provisions. Under the Allegheny Ludlum Performance Plan, the Allegheny Ludlum Committee determines at the beginning of, or prior to, each fiscal year whether an award period should be established. If an award period is established, the Allegheny Ludlum Committee determines which employees of Allegheny Ludlum, in addition to executive officers, are key employees of Allegheny Ludlum who are eligible to participate in the Allegheny Ludlum Performance Plan and determines the financial objectives to be achieved during the award period. In the case of awards intended to qualify for deductibility under Section 162(m), the financial objectives will only be specified levels of one or more of operating income, earnings per share, return on investment, return on shareholders' equity and/or objective measures of individual performance. In prior years, the awards made under the Allegheny Ludlum Performance Plan have been based on the achievement by Allegheny Ludlum of specified levels of operating income during the applicable award period.

  The Allegheny Ludlum Committee selects the key employees to be awarded units under the Allegheny Ludlum Performance Plan and the number of units to be awarded to any participating key employee. Approximately 50 Allegheny Ludlum employees are presently eligible to receive awards under the Allegheny

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Ludlum Performance Plan. Directors who are not also employees of Allegheny
Ludlum are not eligible to participate in the Allegheny Ludlum Performance Plan. The Allegheny Ludlum Committee has the authority to prescribe limitations, restrictions and conditions upon any award.

  Units may be denominated by an amount of cash, a number of shares of Allegheny Ludlum Common Stock or a combination of cash and shares of Allegheny Ludlum Common Stock. The grant of units is evidenced by a written agreement with the participant and Allegheny Ludlum. Units awarded under the Allegheny Ludlum Performance Plan are nonassignable except by will or by the laws of descent and distribution. In the event a participant retires with the consent of the Chief Executive Officer (or, in the case the participant is the Chief Executive Officer, with the consent of the Allegheny Ludlum Committee), dies or is disabled after the close of an award period, any unpaid installments are to be paid to the participant or his estate in due course as if he had remained an employee. If a participant's employment is terminated for any reason other than those stated in the immediately preceding sentence, any nonvested awards and any unpaid installments with respect to that award period are to be forfeited.

  Certain provisions are included in the Allegheny Ludlum Performance Plan to permit the deductibility of awards to each person who is a "named executive officer" covered by Section 162(m), which includes the Chief Executive Officer and the other four most highly compensated executive officers of Allegheny Ludlum (the "Covered Employees"). For example, the Allegheny Ludlum Performance Plan provides that the performance goals established by the Allegheny Ludlum Committee for an award period shall meet the requirements of an objective formula under the Code unless the Allegheny Ludlum Committee determines otherwise. In addition, the Allegheny Ludlum Performance Plan provides that the maximum award payable to a Covered Employee with respect to any award period shall not exceed 100,000 shares of Allegheny Ludlum Common Stock and $500,000 in cash.

  The Board of Directors of Allegheny Ludlum may at any time amend or terminate the Allegheny Ludlum Performance Plan without the consent of the shareholders, except that no amendment may be made, without the affirmative approval of the shareholders, which would increase the number of shares available for issuance under the Allegheny Ludlum Performance Plan, which would extend the term of the Allegheny Ludlum Performance Plan or which would extend the period during which units may be granted under the Allegheny Ludlum Performance Plan.

  Plan Benefits. With respect to the 1995-1996 Award Period, a total of 76,000 units have been awarded to a total of 45 key employees of Allegheny Ludlum, including 40,500 units which were awarded to 12 executive officers. The base value of each unit consists of $50 in cash and four shares of Allegheny Ludlum Common Stock.

  If the Allegheny Ludlum Performance Plan is approved by stockholders, of the 1,350,000 additional shares of Allegheny Ludlum Common Stock reserved for issuance under the Allegheny Ludlum Performance Plan, the maximum number of shares issuable with respect to the 1995-1996 Award Period if the maximum award payable for such Award Period is earned is as follows:

      NAME AND POSITION WITH ALLEGHENY LUDLUM   MAXIMUM NUMBER OF SHARES
      ---------------------------------------   ------------------------
      Arthur H. Aronson                               3,362 shares
      President and Chief Executive Officer
      James L. Murdy                                  2,716 shares
      Senior Vice President-Finance
       and Chief Financial Officer
      Robert W. Rutherford                            2,457 shares
      Senior Vice President-Commercial
      Harry R. Wagner                                 2,457 shares
      Senior Vice President-Operations
      Jack W. Shilling                                2,457 shares
      Senior Vice President-Technical
      Executive Group                                26,186 shares
      Non-Executive Director Group                      0 shares
      Non-Executive Officer Employee Group           22,953 shares

  The dollar value of such shares will be determined as of the date the award for such Award Period is paid; under the terms of the award, payments of the award will be made in three annual installments, beginning in 1997.

  The Allegheny Ludlum Summary Compensation Table set forth herein contains additional information about awards that have been made under the Allegheny Ludlum Performance Plan. It is not possible to indicate the number of persons who may receive awards in the future under the Allegheny Ludlum Performance Plan or the amount of benefits that may be received pursuant to the Allegheny Ludlum Performance Plan since those matters will be determined in the discretion of the Committee.

  Tax Consequences. The following is a summary of the principal federal income tax consequences of awards under the Allegheny Ludlum Performance Plan under present law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  Generally, the award of units under the Allegheny Ludlum Performance Plan will not result in taxable income to the participant upon grant. The participant will recognize income in the year the cash and shares of Common Stock are distributed under the Allegheny Ludlum Performance Plan, in an amount equal to the sum of the cash and the fair market value (determined as of the date of distribution) of any shares received. Allegheny Ludlum will be entitled to a deduction at the same time and in the same amount. The deductibility under the Code of compensation payable under the Allegheny Ludlum Performance Plan to "covered employees" is subject to the requirements of Section 162(m). The Allegheny Ludlum Performance Plan is intended, with the approval of shareholders, to meet such requirements.

  Term of Allegheny Ludlum Performance Plan. If the Allegheny Ludlum Performance Plan is approved, the term of the Allegheny Ludlum Performance Plan will be extended ten years so that it will terminate on January 1, 2007.

  THE BOARDS OF DIRECTORS OF ALLEGHENY LUDLUM AND TELEDYNE RECOMMEND THAT THE SHAREHOLDERS OF ALLEGHENY LUDLUM AND THE STOCKHOLDERS OF TELEDYNE, RESPECTIVELY, VOTE FOR APPROVAL OF THE ADOPTION OF THE ALLEGHENY LUDLUM PERFORMANCE PLAN.

THE TELEDYNE SEP PLAN

  The Board of Directors of Teledyne has adopted the Teledyne, Inc. 1996 Senior Executive Performance Plan subject to shareholder approval. A copy of the Teledyne SEP Plan is attached to this Joint Proxy Statement/Prospectus as Appendix G. The following summary does not purport to be fully descriptive and reference is made to the full text of the Teledyne SEP Plan for more detailed information.

  General. The purpose of the Teledyne SEP Plan is to provide incentives and rewards to key senior executives of Teledyne who create economic value and to ensure that income paid pursuant to the Teledyne SEP Plan is deductible by Teledyne for federal income tax purposes.

  Administration. The Teledyne SEP Plan will be administered by the Compensation and Stock Option Committee of the Teledyne Board of Directors, or a subcommittee thereof ("Teledyne Committee") that satisfies the requirements of Section 162(m). Each Teledyne Committee member serves in such capacity until such time as he or she ceases to meet the requirements of Section 162(m) and Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), or until the Teledyne Board decides to replace such member. The Teledyne Committee will have full authority to administer the Teledyne SEP Plan, including authority to interpret and construe any relevant provision of the Teledyne SEP Plan and to adopt any rules and regulations it may deem necessary. Decisions of the Teledyne Committee are final and binding on all persons who have an interest in the Teledyne SEP Plan.

  Eligibility. The executive officers eligible to participate in the Teledyne SEP Plan for any fiscal year are the Chief Executive Officer and each other executive officer of Teledyne within the meaning of Rule 3b-7 promulgated under the Exchange Act, or other executive officers that are deemed "covered" employees of Teledyne under Section 162(m). Participants are approved for each fiscal Teledyne SEP Plan year by the Teledyne Committee. The Teledyne Committee has sole discretion to reduce or withhold a participant's award for the year in which such participant's employment is terminated (voluntarily or involuntarily).

  Bonus Pool. Bonuses under the Teledyne SEP Plan are awarded out of a pool based on Teledyne's economic value added ("EVA") for the year ("SEP Pool"). For these purposes, EVA means the amount, if any, by which Teledyne's net operating profit after tax exceeds a reference cost of capital of no less than 7% ("Measurement Factors"). No later than ninety days after the commencement of a Teledyne SEP Plan year ("Establishment Date"), the Teledyne Committee must determine the percentage of EVA that will fund the pool, not to exceed 5% of EVA, and must determine the reference cost of capital, not less than 7%, to be used in calculating EVA. The Teledyne Committee must determine the constituent parts of net operating profit after tax for a given year by the Establishment Date. Generally, it is the intention of the Teledyne Committee to adjust net income to reflect net operating profits after taxes, but before non-cash bookkeeping entries. Adjustments may include material unusual or infrequent items like restructuring charges, sales of businesses or investments, litigation and other losses. In any event, net operating profit after tax for a given year will not exceed Teledyne's reported net income excluding reported financing costs such as interest expense, unusual losses and the negative effect of accounting changes. Similarly, the Teledyne Committee must establish the constituent parts of capital by the Establishment Date. Although the Teledyne Committee intends to adjust capital to reflect the cash invested in Teledyne over time, in no event will capital be lower than Teledyne's reported shareholders' equity attributable to Teledyne's common and preferred stock plus long-term debt, determined in accordance with generally accepted accounting principles. Payments may be made under the Teledyne SEP Plan in a combination of cash or shares of Teledyne Common Stock (or, following the consummation of the Combination, in shares of ATI Common Stock, which shares will be issued under the ATI Incentive Plan but will be governed exclusively by the terms of the award made under the Teledyne SEP Plan (see "The Compensation Plans--The ATI Incentive Plan")).

  Bonus Awards. No later than the Establishment Date, the Teledyne Committee must determine the share of the SEP Pool to be available to each participant for that year. No participant's share of the SEP Pool may exceed thirty percent.

  New Teledyne SEP Plan Benefits. The Teledyne SEP Plan is intended to supersede the EVA-based bonus system for executive officers currently in use by Teledyne, as described in the Compensation and Stock Option Committee Report on Executive Compensation of Teledyne included in its March 20, 1996 proxy statement in connection with its 1996 annual meeting of shareholders (which was postponed following the execution of the Combination Agreement). For 1996, the bonus pool for participating executive officers will be funded by no more than 5% of Teledyne's 1996 SEP EVA. If such level had been in effect for 1995, when Teledyne's maximum SEP EVA was $65,394,000 (making certain assumptions as to the constituent parts of capital and net operating profit after tax), the bonus pool would have been funded with $3,269,700, leaving approximately

$62,124,300 outside the bonus pool. No participating executive officer could have received more than 30% of such pool, and, in any event, the Teledyne Committee would have had discretion to decrease, but not to increase, the amount to be awarded to any participant. As set forth under "The Compensation Plans--Teledyne Executive Compensation Information," Teledyne's five most highly-paid executive officers were paid aggregate bonuses of approximately $2,000,000 for 1995 service. Because the amount of 1996 SEP EVA is unknowable at this time and because the amount payable to any participating executive officer under the Teledyne SEP Plan is subject to Teledyne Committee determination both as to the share of the pool initially allocated and as to whether the amount resulting from such share will actually be paid, neither the amount that will be paid in the future to any eligible executive officer, nor the amount that would have been paid last year had the Teledyne SEP Plan been in effect, is presently determinable.

  Duration, Amendment and Termination. Teledyne may, at any time, amend, discontinue or terminate the Teledyne SEP Plan in whole or in part, provided that (i) amounts which have been credited to a deferred bonus account must be paid out in accordance with the applicable deferral election or, if the Teledyne Committee so determines upon termination of the Teledyne SEP Plan, distributed to such participant as soon as practicable after termination of the Teledyne SEP Plan, and (ii) absent any required shareholder approval, amendments cannot be made which alter the Measurement Factors or increase the maximum amounts payable hereunder. In no event will any award be made under the Teledyne SEP Plan for any year after fiscal year 2000. The Teledyne SEP Plan, awards under the Teledyne SEP Plan, and any amendment to the Teledyne SEP Plan which would change the class of executives who are eligible to receive awards under the Teledyne SEP Plan or the permissible amount of such awards will be subject to approval of Teledyne's stockholders in such manner and with such frequency as required under Section 162(m).

  Tax Consequences. The following is a summary of the principal federal income tax consequences of awards of cash or shares under the Teledyne SEP Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  Participants in the Teledyne SEP Plan will recognize income in the year the cash or shares are distributed thereunder, in an amount equal to the sum of the cash and the fair market value (determined on the date of distribution) of any shares received. Teledyne will be entitled to a deduction at the same time and in the same amount. The deductibility under the Code of compensation payable under the Teledyne SEP Plan to "covered employees" is subject to satisfaction of the requirements specified in Section 162(m). The Teledyne SEP Plan is intended, with the approval of stockholders, to meet such requirements.

  THE BOARDS OF DIRECTORS OF ALLEGHENY LUDLUM AND TELEDYNE RECOMMEND THAT THE SHAREHOLDERS OF ALLEGHENY LUDLUM AND THE STOCKHOLDERS OF TELEDYNE, RESPECTIVELY, VOTE FOR APPROVAL OF THE ADOPTION OF THE TELEDYNE SEP PLAN.

ALLEGHENY LUDLUM EXECUTIVE COMPENSATION INFORMATION

  Summary of Cash and Certain Other Compensation. The following Summary Compensation Table shows, for fiscal years 1993, 1994 and 1995, the compensation paid to the Chief Executive Officer of Allegheny Ludlum and to each of the other four most highly compensated executive officers who were serving as executive officers as of December 31, 1995 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                    ----------------------------------
                                       ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                              ------------------------------------- -----------------------   --------
                                                           OTHER    RESTRICTED  SECURITIES
                                                           ANNUAL     STOCK     UNDERLYING      LTIP    ALL OTHER
NAME AND                                                  COMPEN-     AWARD    OPTIONS/SARS   PAYOUTS  COMPENSATION
PRINCIPAL POSITIONS      YEAR SALARY ($)(2) BONUS ($)(3) SATION ($)   ($)(4)      (#)(5)       ($)(6)     ($)(7)
- -------------------      ---- ------------- ------------ ---------- ---------- ------------   -------- ------------
Arthur H. Aronson        1995   $300,000      $374,870    $28,955    $ 87,341          0 shs. $204,021   $206,496
 President and Chief     1994    260,417             0      5,676     125,356          0       205,624    248,492
 Executive Officer (1)   1993    250,000       193,634                            36,000       151,625    121,310
James L. Murdy           1995   $238,706      $203,114    $10,574    $223,576          0 shs. $164,791   $118,027
 Senior Vice President-  1994    219,889             0     10,937           0          0       166,086    122,865
 Financial and Chief     1993    215,050       148,587                            28,000       164,188     72,123
 Financial Officer
Robert W. Rutherford     1995   $175,000      $127,698    $12,679    $ 85,895          0 shs. $149,103   $ 75,384
 Senior Vice President-  1994    158,038             0     12,968           0      1,867       150,275     81,532
 Commercial              1993    152,000        82,618                            25,200       151,625     42,890
Harry R. Wagner          1995   $165,000      $122,619    $ 4,032    $ 82,499          0 shs. $149,103   $ 56,138
 Senior Vice President-  1994    144,238             0      3,370      67,788      1,867       150,275     56,521
 Operations              1993    134,400        80,390                            25,200       164,188     28,501
Jack W. Shilling         1995   $155,000      $117,009    $ 7,478    $138,179          0 shs. $149,103   $ 55,518
 Senior Vice President-  1994    132,033             0      7,066                  1,867       150,275     56,037
 Technical               1993    124,521        65,546                            25,200        45,488     30,256

- --------
(1) Mr. Aronson was elected President and Chief Executive Officer of Allegheny Ludlum effective August 1, 1994. For a description of Allegheny Ludlum's employment agreement with Mr. Aronson, see "Employment Agreement" below.

(2) Includes cash compensation deferred pursuant to the Savings part of Allegheny Ludlum's Retirement Savings Plan, described in note (7) below. 1994 amounts reflect reductions in salary during the 10-week labor strike called by the United Steelworkers of America on April 1, 1994. For the months of April and May, 1994, the base salary of each of the named executive officers was reduced 25%.

(3) Includes payments under Allegheny Ludlum's Performance Management System Plan and payments under the salaried employees' profit-sharing plan. In fiscal year 1994, as a result of the 10-week labor strike called by the United Steelworkers of America on April 1, 1994, Allegheny Ludlum did not achieve the threshold level of earnings under either of these plans and, as a result, no awards were paid under the plans.

(4) Represents the closing market price on the NYSE, on the award date, of a number of shares of Allegheny Ludlum Common Stock equal to the number of shares of restricted stock awarded to the named executive under Allegheny Ludlum's Stock Acquisition and Retention Plan, which was approved by Allegheny Ludlum's shareholders at their 1994 Annual Meeting. The market price does not take into account the diminution in value attributable to the restrictions applicable to the shares awarded under the Plan. In general, the restricted shares awarded under this Plan will vest only if the participant retains the shares that are purchased and/or designated by the participant as subject to the Plan for a period of five years. Dividends are paid on all shares of restricted stock at the same rate as on non-restricted shares. The number of restricted shares of Allegheny Ludlum Common Stock held by each named executive officer in fiscal year 1995 under the Plan and the closing market price of that number of shares on the NYSE on December 29, 1995 were: Mr. Aronson, 10,413 shares, $192,641; Mr. Murdy, 11,796 shares, $218,226; Mr. Rutherford, 4,190 shares, $77,515; Mr. Wagner, 7,302 shares, $135,087; and Mr. Shilling, 7,548 shares, $139,638.

(5) Reflects options awarded under Allegheny Ludlum's Stock Option Incentive Plan. The amount represents the number of shares of Allegheny Ludlum Common Stock which the executive officer could purchase by exercising the options.

(6) Payments in fiscal years 1994 and 1995 reflect the achievement of 97% of the performance objectives for the 1991-1993 award period under Allegheny Ludlum's Performance Share Plan for Key Employees. Payment of the awards to the 43 participants over a three-year period began in 1994. Payments in fiscal year 1993 reflected the achievement of 120% of the performance objectives for the 1988-1990 award period under the Performance Share Plan. Payment of the awards to the 47 participants over a three-year period began in 1991 and ended in 1993. In each case, the amount represents the cash and the market value of the shares of Allegheny Ludlum Common Stock distributed under the Plan on the relevant valuation dates.

(7) These amounts include the annual accruals made by Allegheny Ludlum with respect to possible future payments to the named executive officers under Allegheny Ludlum's Supplemental Pension Plan. For fiscal year 1995, the amounts accrued were as follows: Mr. Aronson, $146,556; Mr. Murdy, $69,650; Mr. Rutherford, $37,295; Mr. Wagner, $19,594; and Mr. Shilling, $20,559. Also included are Allegheny Ludlum's contributions to the accounts of the named executive officers pursuant to the Retirement part of Allegheny Ludlum's Retirement Savings Plan which in fiscal year 1995 were as follows: Mr. Aronson, $8,020; Mr. Murdy, $8,251; Mr. Rutherford, $8,751; Mr. Wagner, $8,826; and Mr. Shilling, $8,901. Also included are Allegheny Ludlum's contributions to the accounts of the named executive officers pursuant to the Savings part of Allegheny Ludlum's Retirement Savings Plan which in fiscal year 1995 were as follows: Mr. Aronson, $4,500; Mr. Murdy, $4,620; Mr. Rutherford, $4,594; Mr. Wagner, $4,606; and
    Mr. Shilling, $4,585. The amounts also include contributions by Allegheny Ludlum to the plan accounts of the named executive officers under Allegheny Ludlum's Benefit Restoration Plan which, in fiscal year 1995, were as follows: Mr. Aronson, $21,706; Mr. Murdy, $13,734; Mr. Rutherford, $6,517; Mr. Wagner, $4,931; and Mr. Shilling, $3,332. For fiscal year 1995, also included are the dollar values of the benefits to the named persons of Allegheny Ludlum-paid premiums for "split dollar" term life insurance as follows: Mr. Aronson, $6,864; Mr. Murdy, $6,547; Mr. Rutherford, $4,452; Mr. Wagner, $4,406; and Mr. Shilling, $4,366. For fiscal 1995, the amounts also include the second of three annual installments of cash awards made by the Personnel and Compensation Committee during the first quarter of 1994 to a total of 43 management personnel, including the named executive officers, in order to recognize their contributions on behalf of Allegheny Ludlum during 1991-1993, as follows: Mr. Aronson, $18,850; Mr. Murdy, $15,225; Mr. Rutherford, $13,775; Mr. Wagner, $13,775; and Mr. Shilling, $13,775.

  The Retirement Savings Plan is a qualified defined contribution plan within the meaning of Section 401(a) of the Code. The Plan has two components: the Retirement part and the Savings part. Employees eligible for the Retirement part of the Plan include all salaried non-union employees. At the end of 1995, a total of 1,770 employees participated in the Retirement part of the Plan. The Savings part of the Plan is designed to encourage eligible employees to save for the future and accumulate a fund to supplement retirement income through tax-deferred contributions. All contributions by Allegheny Ludlum or by participants are subject to the applicable limits of the Code. The Company matches participants' Basic Savings contributions on the terms set forth in the Plan. Company contributions and earnings are invested only in a fund invested solely in Allegheny Ludlum Common Stock but may be transferred to any other fund available under the Plan monthly following due notice. In 1995, a total of 1,526 employees participated in the Savings part of the Plan.

  The Benefit Restoration Plan provides that Allegheny Ludlum will supplement the payments received by participants in Allegheny Ludlum's Pension Plan for Salaried Employees (see "Pension Plans" below) and the Retirement and Savings parts of the Retirement Savings Plan by making payments to or accruing benefits on behalf of such participants in amounts which are the equivalent of the portion of the payments or benefits which cannot be paid or accrued under such plans by reason of the limitations imposed by the Code.

    Compensation and benefits paid or furnished by Allegheny Ludlum in the fiscal years set forth in the above table to the executive officers, other than as set forth in the table, were less than established reporting thresholds.

  Stock Options. No stock options or stock appreciation rights were granted to any of the executive officers named in the Summary Compensation Table during fiscal year 1995 under Allegheny Ludlum's Stock Option Incentive Plan.

  The following table sets forth information regarding the exercise of stock options during fiscal year 1995 and the unexercised options held as of the end of the 1995 fiscal year by the executive officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") were exercised by any of the named executive officers and none of the named executive officers held any unexercised SARs at the end of the fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                               OPTIONS/SARS AT FY-      IN-THE-MONEY OPTIONS/
                                                                     END (#)            SARS AT FY-END ($)(2)
                                                            ------------------------- -------------------------
                          SHARES
                         ACQUIRED
NAME                  ON EXERCISE (#) VALUE REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                  --------------- --------------------- ----------- ------------- ----------- -------------
Arthur H. Aronson            0                  0           63,000 shs.  36,000 shs.   $533,273        $ 0
James L. Murdy               0                  0            9,334       28,000          74,089          0
Robert W. Rutherford    12,126 shs.         $175,615        25,200       27,067         200,025          0
Harry R. Wagner              0                  0           28,800       27,067         224,640          0
Jack W. Shilling         8,400 shs.          101,325        18,525       27,067         129,728          0

- --------
(1) The amount shown as "value realized" is calculated by subtracting the exercise price paid by an optionee upon exercise of an option from the mean between the high and low sales prices of a share of Allegheny Ludlum Corporation Common Stock on the NYSE on the date the option was exercised.

(2) The "value of unexercised in-the-money options" is calculated by subtracting the exercise price from $18.6875, which was the mean between the high and low sales prices of a share of Allegheny Ludlum Corporation Common Stock on the NYSE on December 29, 1995, the last trading day in Allegheny Ludlum's 1995 fiscal year.

  Pension Plans. In 1988, Allegheny Ludlum adopted the Retirement part of the Retirement Savings Plan (formerly known as the Retirement Security Program), and amended Allegheny Ludlum's Pension Plan for Salaried Employees (the "Pension Plan") to provide that no additional benefits would accrue thereunder from and after December 31, 1988 except for those employees who were grandfathered under the Pension Plan. Benefits accrued prior to January 1, 1989 will be paid at the time, in the form and in the amount determined under the Pension Plan.

  The following table shows the estimated annual benefits calculated on a straight life annuity basis payable under the Pension Plan and the defined benefit portion of the Benefit Restoration Plan to participants in specified compensation and years of service classifications upon attainment of age 65.

                              PENSION PLAN TABLE

AVERAGE ANNUAL ELIGIBLE EARNINGS FOR
 HIGHEST FIVE CONSECUTIVE YEARS IN            ESTIMATED ANNUAL PENSION BENEFITS FOR
TEN-YEAR PERIOD PRECEDING RETIREMENT       REPRESENTATIVE YEARS OF CONTINUOUS SERVICE
- ------------------------------------  -----------------------------------------------------
                                         15       20       25       30       35       40
                                      -------- -------- -------- -------- -------- --------
             $  200,000               $ 48,000 $ 64,000 $ 80,000 $ 96,000 $112,000 $128,000
                300,000                 72,000   96,000  120,000  144,000  168,000  192,000
                400,000                 96,000  128,000  160,000  192,000  224,000  256,000
                500,000                120,000  160,000  200,000  240,000  280,000  320,000
                600,000                144,000  192,000  240,000  288,000  336,000  384,000
                800,000                192,000  256,000  320,000  384,000  448,000  512,000
              1,000,000                240,000  320,000  400,000  480,000  560,000  640,000

  The formula used to determine retirement benefits under the Pension Plan considers the participant's average annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement and the number of the participant's years of service. Eligible earnings include base salary, including tax-deferred contributions by the employee under Allegheny Ludlum's savings plans, and awards when received under the Performance Management System Plan. Eligible earnings for the purposes of the Pension Plan and the defined benefit portion of the Benefit Restoration Plan for the 1995 calendar year for the named executives who are participants under the Pension Plan are as follows: Mr. Aronson, $318,850; Mr. Murdy, $253,931; Mr. Rutherford, $188,775; Mr. Wagner, $178,775; and Mr. Shilling, $168,775.

  In certain circumstances, pension benefits are subject to integration with Social Security and reduction for other payments made to the participant or his or her spouse. The benefits payable from a qualified defined benefit plan are also limited by Section 415 of the Code to an annual benefit of $120,000 payable at age 65 with actuarial reduction for earlier commencement. The amounts shown in the table indicate the aggregate of payments under the Pension Plan and the defined benefit portion of the Benefit Restoration Plan.

  As of December 31, 1995, Messrs. Aronson, Murdy, Rutherford, Wagner, and Shilling had .08, 0.58, 32, 29 and 23 credited years of service, respectively, for purposes of the Pension Plan. For vesting purposes, Messrs. Aronson and Murdy each had 7 years of service and are fully vested in the Pension Plan.

  In addition, Allegheny Ludlum has established a Supplemental Pension Plan which provides certain key employees of Allegheny Ludlum (or their beneficiaries in the event of death) with monthly payments in the event of retirement, disability or death, equal to 50 percent of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start two months following the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and continue for a 118-month period. The Plan describes the events which will terminate an employee's participation in the Plan. Since the payment of benefits to the named executive officers is contingent on future events, the amount to be paid in the future with respect to such officers cannot be determined at this time.

  Employment Agreement. Mr. Aronson is employed pursuant to an Employment Agreement with Allegheny Ludlum dated March 1, 1994 with a term that initially will expire on February 28, 1997 but which will automatically be extended for a period of one year thereafter on March 1 of each year commencing March 1, 1997 unless terminated by written notice by either party. The agreement provides for a base salary of at least $250,000 annually exclusive of any compensation he may receive pursuant to any other plan of Allegheny Ludlum or which may be otherwise authorized by the Board of Directors. The agreement also provides for his participation in any incentive plan of Allegheny Ludlum and in the various benefit plans maintained by Allegheny Ludlum, including its various pension, supplemental pension, disability, medical, insurance, sick leave and other similar benefit and retirement arrangements.

  Compensation of Directors. Directors who are not employees of Allegheny Ludlum are paid an annual fee of $22,000, $1,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board on which they serve. In addition, each non-employee chairman of a committee is paid an annual fee of $2,000. Directors who are employees of Allegheny Ludlum do not receive any compensation for their service on the Board or its committees.

  Each non-employee director also participates automatically in the Allegheny Ludlum Director Share Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended as an incentive to encourage such directors to increase their stock ownership and proprietary interest in Allegheny Ludlum and to continue as directors of Allegheny Ludlum, as well as to attract individuals of outstanding ability to serve as non-employee directors of Allegheny Ludlum. Under the Incentive Plan, on the first business day of each calendar year, each non-employee director becomes entitled to receive a number of shares of Allegheny Ludlum Common Stock (rounded to the nearest whole share) with a fair market value on such date equal to $5,000. Pursuant to this Plan, on January 3, 1995, each non-employee director received 268 shares of Allegheny Ludlum Common Stock.

  In order to continue to attract and retain outside directors of exceptional ability, Allegheny Ludlum maintains a Fee Continuation Plan for Non-Employee Directors (the "Fee Continuation Plan"). Under the Fee Continuation Plan, benefits will be payable to a person who serves as a non-employee director for a period of five years or more and who retires from service as a director because of the age limitation established by Allegheny Ludlum's Bylaws or because of death, disability or other circumstances specified in the Plan. The benefit will be an amount equal to the annual fee for directors in effect immediately prior to the participant's cessation of service as a director and will continue at the rate of one year of benefit for each year of the participant's credited service as a director (as defined in the Fee Continuation Plan) up to a maximum of ten years.

  Pursuant to an agreement between Robert P. Bozzone, Vice Chairman of Allegheny Ludlum, and Allegheny Ludlum, dated August 1, 1994, Mr. Bozzone served as an independent consultant to Allegheny Ludlum for compensation at an annual rate of $100,000 from August 1, 1994 through July 31, 1995. Since August 1, 1995, Mr. Bozzone has continued to provide services to Allegheny Ludlum focusing particularly on customers and related areas. He does not receive any compensation for the services he provides but is reimbursed for the expenses he incurs in providing these services to Allegheny Ludlum.

TELEDYNE EXECUTIVE COMPENSATION INFORMATION

  Compensation of Executive Officers. The following table sets forth certain information concerning the annual and long-term compensation of Mr. Rutledge and the other four most highly compensated executive officers of Teledyne (determined as of the end of the last fiscal year) for fiscal years 1995, 1994, and 1993.

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                     ---------------
                                                                         NO. OF
                                                                       SECURITIES
                                     ANNUAL COMPENSATION
                          ------------------------------------------   UNDERLYING
        NAME AND                                      OTHER ANNUAL    OPTIONS/SAR'S     ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY (1) BONUS (2) COMPENSATION (3) (IN SHARES) (4) COMPENSATION (5)
- ------------------------  ---- ---------- --------- ---------------- --------------- ----------------
William P. Rutledge       1995  $710,000  $715,385      $     --              --          $ 300
 Chairman of the Board
of                        1994   630,000   424,778       329,268(6)      300,000          1,452
 Directors and Chief      1993   600,000   150,000            --         150,000          1,452
 Executive Officer
Hudson B. Drake           1995   400,000   277,287            --              --            765
 Senior Vice President    1994   400,000   219,400            --         100,000            876
                          1993   400,000   100,000       203,150(7)       30,000            876
Douglas J. Grant          1995   252,455   181,529            --          20,000          1,079
 Chief Financial Officer  1994   222,500   106,950            --         100,000            300
 and Treasurer            1993   193,750    80,000            --          30,000            300
Donald B. Rice            1995   587,500   604,550            --              --          2,848
 President and Chief      1994   520,290   361,305            --         250,000             --
 Operating Officer        1993   407,693   350,000       542,444(8)      200,000             --
Gary L. Riley             1995   325,709   171,447            --              --          1,120
 Vice President           1994   310,000    47,740            --         100,000            225
                          1993   271,667    95,000       192,206(9)       30,000             75

- --------
(1) Includes amounts deferred under Teledyne's 401(k) Plan and under the Teledyne, Inc. Executive Deferred Compensation Plan.

(2) Bonuses relating to service in a fiscal year generally have been paid during the immediately following fiscal year. Therefore, amounts shown for fiscal years 1995, 1994, and 1993 were actually paid in 1996, 1995, and 1994, respectively. Includes amounts deferred under the Teledyne, Inc. Executive Deferred Compensation Plan. Does not include contingent bonuses awarded but not paid ("banked") with respect to 1995 service that the Compensation and Stock Option Committee has required the executive officers to carry over and put at risk against 1996 and 1997 performance.

(3) In accordance with Commission regulations, this table does not include perquisites and other personal benefits received by a named executive officer during a fiscal year unless the aggregate value of such perquisites and other benefits exceed the lesser of $50,000 or 10% of the total Salary and Bonus reported for the named executive officer.

(4) In 1994 options were granted under the Teledyne, Inc. 1994 Long-Term Incentive Plan. Options were granted in 1995 and 1993 under the Teledyne, Inc. 1990 Stock Option Plan. No stock appreciation rights have been granted under either plan.

(5) Amounts included under All Other Compensation were contributed or accrued for the applicable executive officer by Teledyne under Teledyne's 401(k) Plan and/or paid on behalf of the applicable executive officer for additional group term life insurance premiums not generally paid on behalf of all salaried employees under Teledyne's life insurance plans.

(6) In connection with the refinancing of his mortgage obligations, in 1994 Teledyne made a special payment to Mr. Rutledge of $300,000, the after-tax proceeds of which were used to reduce substantially Teledyne-guaranteed loan balance.

(7) In 1993, Mr. Drake received a special payment of $200,000, the after-tax proceeds of which were used to reduce Teledyne-guaranteed loan balance for a residence in Los Angeles.

(8) Teledyne required Dr. Rice to relocate his residence from the Washington, D.C. area to Los Angeles, California. In connection with this relocation, Teledyne compensated Dr. Rice $511,009 for the loss on the sale of his residence and paid $16,611 for the costs of this relocation.

(9) Teledyne required Mr. Riley to relocate his residence from the Pittsburgh, Pennsylvania area to Los Angeles, California. Teledyne paid $87,681 for the costs of Mr. Riley's relocation and made to Mr. Riley a one-time special payment of $100,000 to compensate him for moving at Teledyne's request.

  Option Grants, Exercises and Year-End Values. Shown below is further information with respect to stock options granted during fiscal year 1995 under Teledyne's 1990 Stock Option Plan to individuals listed in the Summary Compensation Table above. No options or stock appreciation rights were granted in 1995 under Teledyne's 1994 Long-Term Incentive Plan to such named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                        RATES OF STOCK PRICE APPRECIATION FOR 11-YEAR
                                                                                       OPTION TERM (2)
                                                                       -------------------------------------------------
                          INDIVIDUAL GRANTS                             0% ($)        5% ($)              10% (4)
- ---------------------------------------------------------------------- -------- ------------------  --------------------
                                                                       ASSUMED
                                                                        COMMON       ASSUMED              ASSUMED
                           NUMBER OF   % OF TOTAL                       STOCK         COMMON               COMMON
                          SECURITIES    OPTIONS                        PRICE ON       STOCK                STOCK
                          UNDERLYING   GRANTED TO  EXERCISE            JUNE 29,      PRICE ON             PRICE ON
                            OPTIONS   EMPLOYEES IN OR BASE  EXPIRATION   2006     JUNE 29, 2006        JUNE 29, 2006
NAME                      GRANTED (1) FISCAL YEAR   PRICE      DATE     $24.75        $42.33               $70.61
- ----                      ----------- ------------ -------- ---------- -------- ------------------  --------------------
Douglas J. Grant........    20,000        3.7       $24.75   06/29/06      0    $          351,618  $            917,293
Total Shareholder
Benefit (3).............                                                   0    Approx. $1 billion  Approx. $2.5 billion
Benefit to Named Officer
as a Percent of Total...                                                   0                  .036%                 .036%

- --------
(1) Options are exercisable at a rate of 25% per year, commencing on the first anniversary of their grant. Options are nonqualified under the Code, and were granted at an exercise price equal to the fair market value on the date of grant. Vesting of options may be accelerated upon a change in control of Teledyne. No stock appreciation rights have been granted under Teledyne's 1990 Stock Option Plan or Teledyne's 1994 Long-Term Incentive Plan.

(2) Except with respect to the first column, the amounts shown are not the values of the options on the date they were granted. Instead, these are hypothetical future values based on the difference between the option exercise price and an assumed future Teledyne Common Stock price at the end of the 11 year term of the options using hypothetical rates of growth at 0%, 5% and 10%, respectively. There can be no assurance that the growth rates specified in this table will be achieved.

(3) Represents the increase in market value of Teledyne Common Stock for all stockholders at assumed rates of stock appreciation over the eleven-year period.

  The following table provides further information with respect to the shares acquired on exercise of stock options in the last fiscal year and the number and value of unexercised options at fiscal year-end.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                             UNEXERCISED              IN-THE-MONEY
                         SHARES ACQUIRED    VALUE        OPTIONS (IN SHARES)             OPTIONS
NAME                       ON EXERCISE   REALIZED (1)       AT FY-END (2)             AT FY-END (3)
- ----                     --------------- ------------ ------------------------- -------------------------
                                                      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                                                      ------------------------- -------------------------
William P. Rutledge.....      2,500         $8,125        285,000 / 312,500      $1,700,625 / $2,490,625
Hudson B. Drake.........        700          6,300         133,050 / 96,250            764,775 / 777,500
Douglas J. Grant........       --             --           95,000 / 115,000            559,375 / 794,375
Donald B. Rice..........     95,000        527,187         67,500 / 287,500          362,812 / 2,271,875
Gary L. Riley...........       --             --           108,750 / 96,250            621,250 / 777,500

- --------
(1) Deemed gain calculated by determining the difference between the fair market value of the Teledyne Common Stock underlying the option on the date of the exercise and the exercise price. None of the officers has sold any of the shares of Common Stock issued pursuant to such exercises.

(2) Options have been granted under Teledyne's 1990 Stock Option Plan and 1994 Long-Term Incentive Plans. No stock appreciation rights have been granted under either plan and no stock options have been granted with respect to these individuals since the end of the last fiscal year. Vesting of options may be accelerated by a change in control of Teledyne.

(3) Calculated by determining the difference between the fair market value of the Teledyne Common Stock underlying the options on December 29, 1995 ($25.625, the closing price on the NYSE-Composite Transactions) and the exercise price of the options on that date.

  Defined Benefit Plans. The following table presents the estimated annual retirement benefits payable on a straight-life annuity basis, assuming retirement at age 65 or older in 1996, to participating employees, including executive officers, under Teledyne's Retirement Plan for Salaried Employees ("Plan") and the Pension Equalization Plan.

                              PENSION PLAN TABLE

                            YEARS OF CREDITED SERVICE
                       -----------------------------------
        REMUNERATION
            (1)           15       20       25     30 (2)
        ------------   -------- -------- -------- --------
          $125,000     $ 28,249 $ 37,665 $ 47,081 $ 56,498
          150,000        34,436   45,915   57,394   68,873
          175,000        40,624   54,165   67,706   81,248
          200,000        46,811   62,415   78,019   93,623
          225,000        52,999   70,665   88,331  105,998
          250,000        59,186   78,915   98,664  118,373
          300,000        71,561   95,415  119,269  143,123
          400,000        96,311  128,415  160,519  192,623
          450,000       108,686  144,915  181,144  217,373
          500,000       121,061  161,415  201,769  242,123
          600,000       145,811  194,415  243,019  291,623
          700,000       170,561  227,415  284,269  341,123
          800,000       195,311  260,415  325,519  390,623

- --------
(1) The benefits shown are calculated as if remuneration is the annual average Plan compensation under the terms of the Plan. For periods through December 31, 1994, Plan compensation was limited to an individual's basic salary. Effective January 1, 1995, plan compensation includes basic salary and incentive compensation received on and after January 1, 1995. Basic Salary for the past three years for the named executive officers is shown under the heading "Salary" and incentive compensation is shown under the heading "Bonus" in the Summary Compensation Table above.

(2) Maximum benefits payable under the Plan are reached after 30 years of credited service.

  The Plan is a defined benefit retirement plan qualified under the Code and covers employees, except nonsupervisory production or maintenance employees, with at least one year of service to Teledyne or those of its divisions or subsidiaries that have adopted the Plan. Benefits under the Plan depend upon an individual's average compensation (as described above) over the 60 highest consecutive months during the 120 months preceding termination of employment and the number of years such individual has participated in the Plan. Participants vest in their accrued benefits under the Plan after five years of service to Teledyne or its divisions or subsidiaries. Benefits payable under the Plan are not subject to any deduction for Social Security or other offset amounts.

  Section 415 of the Code imposes limitations on the amount of benefits payable under tax-qualified plans. Accordingly, the maximum annual benefit provided by the Plan for 1996 is $120,000. In addition, the Code imposes an annual limit upon the amount of compensation which may be included in the calculation of a benefit from a tax-qualified plan; in 1996, the maximum includable compensation is $150,000. This amount is adjusted periodically for increases in the cost of living. Teledyne has adopted a Pension Equalization Plan to restore retirement benefits, which would be payable under the Plan but for the limits imposed by the Code, to the level set forth in the preceding table, calculated pursuant to the Plan formula.

  The number of years of credited service and the average basic salary covered by the Plan and the Pension Equalization Plan as of December 31, 1995, for each named executive officer is: Hudson B. Drake, 22.2 years and $435,880; Douglas J. Grant 17.1 years and $222,629; Donald B. Rice, 1.8 years and $662,396; Gary L. Riley, 8.9 years and $286,023; and William P. Rutledge, 8.9 years and $692,956.

  Severance Arrangements. In 1995, Teledyne entered into Teledyne Severance Agreements with each of Teledyne's executive officers. Among other things, the Teledyne Severance Agreements were intended to encourage Teledyne's executive officers to remain with Teledyne during a period of uncertainty with respect to Teledyne's ownership and governance (see "The Combination--Background of the Combination"). On February 29, 1996, the Board of Directors of Teledyne approved amendments to the Teledyne Severance Agreements extending their terms for one year.

  The Teledyne Severance Agreements provide various severance benefits to such executive officers in the event their employment is terminated involuntarily (other than for cause, disability or death) or voluntarily, in either case within one year of the occurrence of a Change of Control (defined below). In general, a Change of Control will occur if (i) on or prior to July 31, 1997, any person acquires a majority of the voting power of Teledyne's stock, (ii) the individuals who comprised Teledyne's Board of Directors on March 5, 1995 cease to comprise a majority of the Board at or before the conclusion of the 1996 Annual Meeting of Shareholders, or (iii) on or prior to July 31, 1997, a merger, consolidation, reorganization or sale of all or substantially all of Teledyne's assets occurs and Teledyne's shareholders do not own, in substantially the same proportion as before such transaction, at least 70% of the voting securities of the entity resulting from such merger, consolidation or reorganization or which acquires such assets.

  The Teledyne Severance Agreements provide for the following severance benefits to each executive officer: (i) a lump sum payment based on a multiple of his or her annualized compensation, including performance bonuses, (ii) continuation for up to two years of the life and health insurance benefits that were being provided by Teledyne to such officer and his or her family immediately prior to termination, (iii) personal financial and estate planning services, and (iv) outplacement services for up to 52 weeks at Teledyne's expense (up to a maximum of $15,000). Each of the Agreements contains identical terms and conditions, except that the severance compensation multiple for Mr. Rutledge and Dr. Rice is 2.5 and the multiple for the other executive officers is 2.25. All severance benefits payable under the Teledyne Severance Agreements would be reduced to the extent necessary to prevent any executive officer from being subject to the excise tax provisions of Section 4999 of the Code applicable to any "excess parachute payment" (as defined in Section 280G of the Code) and to preserve the ability of Teledyne to deduct the severance benefits paid; provided, that the severance benefits payable to an executive officer may not exceed the highest amount payable to Teledyne's Chairman and Chief Executive Officer. The Teledyne Severance Agreements are not employment contracts.

  Severance arrangements also are in effect for certain other employees of Teledyne and its subsidiaries, conditional on a change of control with respect to Teledyne and involuntary termination or voluntary termination upon significant negative changes in the terms of employment for such employees. In total, approximately 235 employees are covered by such arrangements. If all such employees and all of the executive officers subject to the Teledyne Severance Agreements were terminated upon a change of control, at current salary and target bonus levels, the maximum aggregate value of benefits to be received by all such individuals as a group would be approximately $28 million.

  For a discussion of the effect of the consummation of the Combination under the Teledyne Severance Agreements and the other severance arrangements summarized above, see "The Combination--Interests of Certain Persons in the Combination."

  Compensation of Directors. Non-employee directors of Teledyne earn an annual retainer of $28,000, a fee of $1,500 per Board meeting attended, $1,000 per committee meeting attended, and a $5,000 additional retainer for serving as chair of the Audit or Compensation and Stock Option Committee. Pursuant to the terms of the Teledyne, Inc. 1995 Non-Employee Director Stock Option Plan, non-employee directors of Teledyne who first become directors after January 1, 1994 may elect to receive stock options in lieu of retainer and/or meeting fees. In addition, such directors receive annual stock options awards of 1,000 shares.

                                 LEGAL MATTERS

  The validity of the shares of ATI Common Stock to be issued in connection with the Combination will be passed upon by Jon D. Walton, Vice President-General Counsel and Secretary of ATI. As of June 30, 1996, Mr. Walton owned beneficially 69,708 shares of Allegheny Ludlum Common Stock and held a right to acquire shares of Allegheny Ludlum Common Stock having a value equal to $210,623.

                                    EXPERTS

  The consolidated financial statements and schedule of Allegheny Ludlum at December 31, 1995 and January 1, 1995, and for each of the three fiscal years in the period ended December 31, 1995, incorporated by reference to the Annual Report on Form 10-K of Allegheny Ludlum for the year ended December 31, 1995 and incorporated in this Joint Proxy Statement/Prospectus, which is referred to and made part of this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference therein and incorporated herein by reference. Such financial statements and schedule have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Teledyne included in the Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to Teledyne's adoption of SFAS No. 106 in 1993 as discussed in Note 9 to such consolidated financial statements.

                             STOCKHOLDER PROPOSALS

  Allegheny Ludlum and Teledyne have each postponed their respective 1996 annual meetings of stockholders in view of the pendency of the Combination and the decision of the two companies to submit the Combination Agreement for approval at special meetings of their respective stockholders. Accordingly, the dates that Allegheny Ludlum and Teledyne had set forth in their respective proxy statements previously issued in connection with such 1996 annual meetings as the dates by which stockholder proposals would have to be submitted in order to be timely for the purpose of Rule 14a-8 under the Exchange Act in relation to their annual meetings are no longer applicable. If the Combination is consummated, neither Allegheny Ludlum nor Teledyne will thereafter hold an annual meeting of stockholders that will be subject to the provisions of the Exchange Act. If the Combination Agreement is terminated for any reason, each of Allegheny Ludlum and Teledyne will thereafter schedule an annual meeting of stockholders and stockholder proposals will be timely, for the purpose of Rule 14a-8, with respect to either of such annual meetings if such stockholder proposals are received a reasonable time before Allegheny Ludlum or Teledyne (as the case may be) begins to solicit proxies in connection with such annual meeting. The proxy statements of Allegheny Ludlum and Teledyne issued in connection with such annual meetings will set forth information with respect to the timeliness requirement of 14a-8 in relation to the annual meetings of their respective stockholders following the meetings with respect to which such proxy statements are issued.

  If the Combination is consummated, the first annual meeting of stockholders of ATI (the "1997 ATI Annual Meeting") will occur on a date in 1997 that has not yet been determined. With respect to the 1997 ATI Annual Meeting, stockholder proposals will be timely, for the purpose of Rule 14a-8, if they are received a reasonable time before ATI begins to solicit proxies with respect to the 1997 ATI Annual Meeting and ATI intends to treat any stockholder proposal that is submitted on or before November 20, 1996 as timely (and any stockholder proposal submitted thereafter as untimely), for the purpose of Rule 14a-8, in relation to the 1997 ATI Annual Meeting because that was the date by which stockholder proposals would have been required to be submitted in order to have been timely under Rule 14a-8 with respect to the 1997 annual meetings of both Allegheny Ludlum and Teledyne had their respective 1996 annual meetings been held on the originally scheduled dates. Stockholder proposals are required to satisfy a number of requirements, in addition to timeliness, in order to be includable in a company's proxy statement under Rule 14a-8. The Commission's staff has issued an interpretation applicable to a recent business combination transaction which pertained to the provision of Rule 14a-8 requiring a stockholder who submits a proposal to a corporation to have held shares of that corporation for at least one year. If that interpretation were ruled applicable to the Combination, stockholders of ATI would not be entitled to rely on Rule 14a-8 to submit proposals for inclusion in ATI's proxy statement relating to the 1997 ATI Annual Meeting if, as expected, the 1997 ATI Annual Meeting is held within less than a year from the Effective Time, because they would not have held their shares of ATI Common Stock for at least one year. The proxy statement of ATI issued in connection with the 1997 ATI Annual Meeting will set forth information with respect to the timeliness requirement of Rule 14a-8 in relation to the 1998 Annual Meeting of Stockholders of ATI.

  Under Teledyne's Bylaws, Teledyne stockholders who wish to present proposals for action, or to nominate directors, at an annual meeting of stockholders of Teledyne must give written notice thereof to the Secretary on a timely basis. If the Combination Agreement is terminated for any reason and Teledyne thereafter schedules an annual meeting of its stockholders, the effect of such provisions of the Teledyne Bylaws will be to require any such notice to be given no earlier than 90 days prior to such annual meeting and no later than the later of 60 days prior to such annual meeting or the tenth day following the first public announcement of the date of such meeting. Teledyne's proxy statement issued in connection with such annual meeting will set forth information with respect to the timeliness requirement of its Bylaws for the presentation of proposals in relation to its annual meeting of stockholders following the annual meeting with respect to which such proxy statement is issued.

  The ATI Certificate provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or in the case of the 1997 ATI Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

                                                                      APPENDIX A
                  AGREEMENT AND PLAN OF MERGER AND COMBINATION

                           DATED AS OF APRIL 1, 1996

                            AS AMENDED AND RESTATED

                                     AMONG

                        ALLEGHENY TELEDYNE INCORPORATED,

                         ALLEGHENY LUDLUM CORPORATION,

                            ALS MERGER CORPORATION,

                                 TELEDYNE, INC.

                                      AND

                                TDY MERGER, INC.

                               TABLE OF CONTENTS

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                                                                           PAGE
                                                                           ----
                                   ARTICLE I
 THE COMBINATION..........................................................  A-1
    Section 1.1  Effective Time of the Combination.......................   A-1
    Section 1.2  Closing.................................................   A-2
    Section 1.3  Effects of the Combination..............................   A-2
    Section 1.4  Headquarters of ATI.....................................   A-2
                                   ARTICLE II
 CONVERSION OF SECURITIES.................................................  A-2
    Section 2.1  Conversion of Capital Stock.............................   A-3
    Section 2.2  Exchange of Certificates................................   A-3
    Section 2.3  No Further Transfers....................................   A-4
    Section 2.4  No Fractional Shares....................................   A-4
    Section 2.5  Withholding.............................................   A-5
    Section 2.6  Retirement of ATI Common Stock Issued Prior to the
                 Effective Time..........................................   A-5
                                  ARTICLE III
 REPRESENTATIONS AND WARRANTIES...........................................  A-5
    Section 3.1  Representations and Warranties of ALC and TI............   A-5
    Section 3.2  Representations of ATI, ALC Merger Sub and TI Merger
                 Sub.....................................................  A-14
                                   ARTICLE IV
 COVENANTS................................................................ A-15
    Section 4.1  No Solicitation.........................................  A-15
    Section 4.2  Stockholder Approvals...................................  A-15
    Section 4.3  Conduct of Business.....................................  A-16
    Section 4.4  Access to Information...................................  A-17
    Section 4.5  Legal Conditions to the Combination.....................  A-18
    Section 4.6  Public Announcements....................................  A-18
    Section 4.7  Tax-Free Reorganization.................................  A-18
    Section 4.8  Pooling Accounting......................................  A-18
    Section 4.9  Affiliate Agreements....................................  A-18
    Section 4.10 Representations, Covenants and Conditions; Further
                 Assurances..............................................  A-18
    Section 4.11 Stock Plans.............................................  A-19
    Section 4.12 Indemnification; Insurance..............................  A-20
    Section 4.13 TI Rights Plan..........................................  A-22
    Section 4.14 Notification of Certain Matters.........................  A-22
    Section 4.15 Plan Documents..........................................  A-22
    Section 4.16 ATI Matters.............................................  A-22
                                   ARTICLE V
 CONDITIONS TO COMBINATION................................................ A-23
    Section 5.1  Conditions to Each Party's Obligation to Effect the
                 Combination.............................................  A-23
    Section 5.2  Additional Conditions to Obligation of ALC..............  A-24
    Section 5.3  Additional Conditions to Obligation of TI...............  A-24

                                                                       PAGE
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                                 ARTICLE VI
 TERMINATION AND AMENDMENT............................................ A-25
    Section 6.1  Termination.........................................  A-25
    Section 6.2  Effect of Termination...............................  A-26
    Section 6.3  Fees and Expenses...................................  A-26
    Section 6.4  Amendment...........................................  A-27
    Section 6.5  Extension; Waiver...................................  A-27

                                ARTICLE VII
 MISCELLANEOUS........................................................ A-27
    Section 7.1  Nonsurvival of Representations, Warranties and
                 Agreements..........................................  A-27
    Section 7.2  Notices.............................................  A-27
    Section 7.3  Interpretation......................................  A-28
    Section 7.4  Knowledge...........................................  A-29
    Section 7.5  Counterparts........................................  A-29
    Section 7.6  Entire Agreement; No Third Party Beneficiaries......  A-29
    Section 7.7  Governing Law.......................................  A-29
    Section 7.8  Assignment..........................................  A-29
    Section 7.9  Severability........................................  A-29
    Section 7.10 Failure or Indulgence Not Waiver; Remedies
                 Cumulative..........................................  A-29
 Annex A--Restated Certificate of Incorporation of Allegheny Teledyne
          Incorporated
 Annex B--Allegheny Teledyne Incorporated Amended and Restated Bylaws
 Annex C--Directors and Officers of Allegheny Teledyne Incorporated
 Annex D--Form of Affiliate Agreement
 Annex E--Allegheny Teledyne Incorporated 1996 Incentive Plan
 Annex F--Allegheny Teledyne Incorporated 1996 Non-Employee Director
          Stock Compensation Plan

                 AGREEMENT AND PLAN OF MERGER AND COMBINATION

  AGREEMENT AND PLAN OF MERGER AND COMBINATION ("AGREEMENT"), dated as of April 1, 1996, by and among Allegheny Teledyne Incorporated (formerly XYZ/Power, Inc.), a Delaware corporation ("ATI"), Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), ALS Merger Corporation, a Pennsylvania corporation ("ALC MERGER SUB") and wholly owned subsidiary of ATI, Teledyne, Inc., a Delaware corporation ("TI"), and TDY Merger, Inc., a Delaware corporation ("TI MERGER SUB") and wholly owned subsidiary of ATI.

  WHEREAS, the Boards of Directors of the parties hereto have approved this Agreement and deem it advisable and in the best interests of their respective corporations and stockholders that ALC and TI enter into a strategic business combination in order to advance the long-term business interests of ALC and TI; and

  WHEREAS, such strategic business combination of ALC and TI will be effected pursuant to the terms of this Agreement by means of separate transactions, the consummation of each of which is a condition to the consummation of the other, in which ALC Merger Sub will merge with and into ALC (the "ALC MERGER"), and TI Merger Sub will merge with and into TI (the "TI MERGER"), whereupon ALC and TI will each become a wholly owned subsidiary of ATI, and the shareholders of ALC and the stockholders of TI will become shareholders of ATI (the "COMBINATION"); and

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to ALC's willingness to enter into this Agreement, Henry E. Singleton, George A. Roberts, Fayez Sarofim, William P. Rutledge and Donald B. Rice, each of whom is a stockholder of TI, have entered into Stockholder Agreements (the "TI STOCKHOLDER AGREEMENTS") with ALC pursuant to which such stockholders have agreed to vote their shares of Common Stock, par value $1.00 per share, of TI ("TI COMMON STOCK") in favor of this Agreement and the TI Merger and otherwise in favor of the Combination; and

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to TI's willingness to enter into this Agreement, Richard P. Simmons, Robert P. Bozzone, Charles J. Queenan, Jr. and Arthur H. Aronson, each of whom is a shareholder of ALC, have entered into Shareholder Agreements (the "ALC SHAREHOLDER AGREEMENTS" and, together with the TI Stockholder Agreements, the "STOCKHOLDER AGREEMENTS") with TI pursuant to which such shareholders have agreed to vote their shares of Common Stock, par value $0.10 per share, of ALC ("ALC COMMON STOCK") in favor of this Agreement and the ALC Merger and otherwise in favor of the Combination; and

  WHEREAS, for federal income tax purposes, it is intended that each of the ALC Merger and the TI Merger shall qualify either (i) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), or (ii) as a non-recognition exchange of stock under
Section 351 of the Code; and

  WHEREAS, for financial accounting purposes, it is intended that the Combination shall be accounted for as a pooling of interests;

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                THE COMBINATION

  Section 1.1 Effective Time of the Combination. Subject to the provisions of this Agreement, (i) articles of merger in such form (including, if required, an agreement of merger or consolidation) as is required in order to effect the ALC Merger under the relevant provisions of the Pennsylvania Business Corporation Law (the

"PBCL") and to the extent applicable, the Delaware General Corporation Law (the "DGCL") (collectively, the "ARTICLES OF MERGER"), and (ii) a certificate of merger in such form (including, if required, an agreement of merger or consolidation) as is required in order to effect the TI Merger under the relevant provisions of the DGCL (the "CERTIFICATE OF MERGER") shall each be duly prepared, executed and acknowledged by the appropriate party or parties and thereafter delivered to the Department of State of the Commonwealth of Pennsylvania (in the case of the Articles of Merger) and the Secretary of State of the State of Delaware (in the case of the Certificate of Merger and, to the extent applicable, the Articles of Merger) for filing as provided in the PBCL and the DGCL, respectively, as soon as practicable on or after the Closing Date. The Combination, including the ALC Merger and the TI Merger, shall become effective upon the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and, to the extent applicable, the Secretary of State of the State of Delaware, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Articles of Merger and the Certificate of Merger (the "EFFECTIVE TIME").

  Section 1.2 Closing. The closing of the Combination (the "CLOSING") will take place at 10:00 a.m., eastern time, on a date to be specified by ALC and TI, which shall be as soon as practicable after all of the conditions to the Combination set forth in Article V have been satisfied or waived, subject to the rights of termination and abandonment hereinafter set forth (the "CLOSING DATE"), at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222.

  Section 1.3 Effects of the Combination.

  (a) At the Effective Time (i) ALC Merger Sub shall be merged with and into ALC and the separate existence of ALC Merger Sub will cease, (ii) TI Merger Sub shall be merged with and into TI and the separate existence of TI Merger Sub shall cease, (iii) the Articles of Incorporation and Bylaws of ALC Merger Sub as in effect immediately prior to the ALC Merger shall become the Articles of Incorporation and Bylaws of ALC as the surviving corporation of the ALC Merger, (iv) the Certificate of Incorporation and Bylaws of TI Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation and Bylaws of TI as the surviving corporation of the TI Merger, (v) the directors of ALC Merger Sub at the Effective Time shall be the directors of ALC as the surviving corporation of the ALC Merger and hold office as provided in the Bylaws of ALC as in effect beginning at the Effective Time, and (vi) the directors of TI Merger Sub at the Effective Time shall be the directors of TI as the surviving corporation of the TI Merger and hold office as provided in the Bylaws of TI as in effect beginning at the Effective Time.

  (b) The ALC Merger shall otherwise have the effects specified in applicable provisions of the PBCL and the TI Merger shall otherwise have the effects specified in applicable provisions of the DGCL.

  (c) At the Effective Time, the Certificate of Incorporation and Bylaws of ATI shall be amended and restated in their entireties to read as set forth in Annexes A and B attached hereto, respectively.

  (d) In accordance with Section 4.16, the directors and officers of ATI shall initially be as set forth on Annex C attached hereto.

  Section 1.4 Headquarters of ATI. The corporate headquarters of ATI shall be maintained in Pittsburgh, Pennsylvania.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Combination, including the ALC Merger and the TI Merger, and without any action on the part of the holder of any shares of ALC Common Stock, TI Common Stock or capital stock of ATI, ALC Merger Sub or TI Merger Sub:

  (a) The issued and outstanding shares of the capital stock of ALC Merger Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $0.10 per share, of ALC, as the surviving corporation of the ALC Merger.

  (b) The issued and outstanding shares of the capital stock of TI Merger Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of TI, as the surviving corporation of the TI Merger.

  (c) Each issued and outstanding share of ALC Common Stock other than shares of ALC Common Stock issued and held in the treasury of ALC or owned of record by TI, TI Merger Sub or any direct or indirect subsidiary thereof shall be converted into and shall become, by virtue of the ALC Merger and without any further action by the holder thereof, one (1) share of the Common Stock, par value $0.10 per share of ATI ("ATI COMMON STOCK").

  (d) Each issued and outstanding share of TI Common Stock other than shares of TI Common Stock issued and held in the treasury of TI or owned of record by ALC, ALC Merger Sub or any direct or indirect subsidiary thereof shall be converted into and shall become, by virtue of the TI Merger and without any further action by the holder thereof, 1.925 shares of ATI Common Stock (the ratio of 1 to 1.925 being referred to herein as the "TI EXCHANGE RATIO").

  (e) Each share of ALC Common Stock issued and held in the treasury of ALC or owned of record by TI, TI Merger Sub or any indirect subsidiary thereof immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no consideration shall be exchangeable therefor.

  (f) Each share of TI Common Stock issued and held in the treasury of TI or owned of record by ALC, ALC Merger Sub or any indirect subsidiary thereof immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no consideration shall be exchangeable therefor.

  Section 2.2 Exchange of Certificates.

  (a) After the Effective Time, each holder of a certificate formerly evidencing shares of ALC Common Stock which have been converted pursuant to
Section 2.1(c) and each holder of a certificate formerly evidencing shares of TI Common Stock which have been converted pursuant to Section 2.1(d), upon surrender of the same to ChaseMellon Shareholder Services, L.L.C. or another exchange agent selected by ATI (the "EXCHANGE AGENT") as provided in Section 2.2(b) hereof, shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of whole shares of ATI Common Stock into which such shares of ALC Common Stock or TI Common Stock shall have been converted as provided in this Article II and (ii) as provided in Section 2.4, cash in lieu of any fractional share of ATI Common Stock into which such shares of ALC Common Stock or TI Common Stock would have otherwise been converted, without any interest thereon. Until so surrendered, each certificate formerly evidencing shares of ALC Common Stock or TI Common Stock which have been so converted will be deemed for all corporate purposes of ATI to evidence ownership of the number of whole shares of ATI Common Stock for which the shares of ALC Common Stock or TI Common Stock formerly represented thereby were exchanged and the right to receive cash in lieu of fractional shares as herein provided, without any interest thereon; provided, however, that until such certificate is so surrendered, no dividend payable to holders of record of ATI Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect of the shares of ATI Common Stock evidenced thereby and such holder shall not be entitled to vote such shares of ATI Common Stock. Upon surrender of a certificate formerly evidencing shares of ALC Common Stock or TI Common Stock which have been so converted, there shall be paid to the record holder of the certificates of ATI Common Stock issued in exchange therefor (i) at the time of such surrender, the amount of dividends and any other distributions theretofore paid with respect to such shares of ATI Common Stock as of any date subsequent to the Effective Time to the extent the same has not yet been paid to a public official pursuant to abandoned property, escheat or similar laws and (ii) at the appropriate payment date, the amount of dividends and any other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of ATI Common Stock. No interest shall be payable with respect to the payment of such dividends.

  (b) As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and a transmittal form to each holder of certificates formerly evidencing shares of ALC Common Stock and each holder of certificates formerly evidencing shares of TI Common Stock (other than certificates formerly representing shares of ALC Common Stock and TI Common Stock to be canceled pursuant to Sections 2.1(e) and 2.1(f)) advising such holder of the effectiveness of the Combination and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of ATI) such certificates for exchange into certificates evidencing ATI Common Stock (including cash in lieu of any fractional share). Each holder of certificates theretofore evidencing shares of ALC Common Stock or TI Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor certificates evidencing ATI Common Stock (and cash in lieu of any fractional share) deliverable in respect of the shares of ALC Common Stock or TI Common Stock theretofore evidenced by the certificates so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of ALC Common Stock or TI Common Stock for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (c) If any certificate evidencing shares of ATI Common Stock is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance of such certificate evidencing shares of ATI Common Stock that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

  (d) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, ATI will issue in exchange for such lost, stolen or destroyed certificate the certificate evidencing shares of ATI Common Stock deliverable in respect thereof, as determined in accordance with this Article II. When authorizing such issue of the certificate of shares of ATI Common Stock in exchange therefor, the Board of Directors of ATI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give ATI a bond in such sum as it may direct as indemnity against any claim that may be made against ATI with respect to the certificate alleged to have been lost, stolen or destroyed.

  (e) Approval and adoption of this Agreement by the shareholders of ALC and the stockholders of TI shall constitute, as an integral part of the Combination, ratification of the appointment of, and the reappointment of, said Exchange Agent.

  Section 2.3 No Further Transfers. After the Effective Time, there shall be no registration of transfers of shares on the respective stock transfer books of ALC or TI of the shares of ALC Common Stock and TI Common Stock that were outstanding immediately prior to the Effective Time.

  Section 2.4 No Fractional Shares. Neither certificates nor scrip for fractional shares of ATI Common Stock will be issued in the Combination, but in lieu thereof each holder of ALC Common Stock and each holder of TI Common Stock otherwise entitled to a fraction of a share of ATI Common Stock (after aggregating all fractional shares of ATI Common Stock that would otherwise be received by such holder) will be entitled hereunder to receive a cash payment. The amount of such cash payment shall equal, in the case of each fractional share, an amount (rounded to the nearest whole cent), without interest, calculated as the product of (i) such fraction, multiplied by (ii) the average of the high and low per share sales prices for the ATI Common Stock on the New York Stock Exchange for each of the five (5) consecutive trading days immediately preceding the

Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication, or, if the ATI Common Stock does not trade prior to the Effective Time on a "when issued" basis, the average of the high and low per share sales prices for the ATI Common Stock on the trading day that includes the Effective Time (or, if the Effective Time does not occur on a trading day, on the first trading day thereafter). For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange. No such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of ATI.

  Section 2.5 Withholding. ATI or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to this Agreement to any holder of ALC Common Stock or TI Common Stock such amounts as ATI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ATI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ALC Common Stock or TI Common Stock in respect of which such deduction and withholding was made by ATI or the Exchange Agent.

  Section 2.6 Retirement of ATI Common Stock Issued Prior to the Effective Time. ATI shall not issue any shares of ATI Common Stock prior to the Effective Time other than shares issued to any person or entity approved by both ALC and TI and on terms consistent with the following sentence. Any shares of ATI Common Stock issued and outstanding immediately prior to the Effective Time shall be re-acquired by ATI, and cancelled and retired, immediately prior to or at the Effective Time.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  Section 3.1 Representations and Warranties of ALC and TI. When used in connection with ALC or any of its respective Subsidiaries or TI or any of its respective Subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" for all purposes of this Agreement means any change or effect that (i) individually or when taken together with all other such changes or effects that have occurred during any relevant time period prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations or prospects of ALC and its respective Subsidiaries or TI and its respective Subsidiaries, respectively, in each case taken as a whole, or (ii) does or is reasonably likely to materially adversely affect the ability of, in the case of ALC, ALC and its Subsidiaries taken as a whole, or, in the case of TI, TI and its Subsidiaries taken as a whole, as the case may be, to perform its respective obligations under this Agreement or the Ancillary Documents (as hereinafter defined), to consummate the transactions contemplated hereby or thereby or to conduct their respective businesses after the Effective Time substantially as such businesses are being conducted as of the date hereof. When used herein, the term "material" for all purposes of this Agreement means material to the party referred to and its Subsidiaries taken as a whole. Except as set forth in the disclosure letter (designated as such specifically for purposes of this Agreement) delivered at or prior to the execution hereof to ALC or TI, as the case may be, by TI and ALC, respectively (each, a "DISCLOSURE LETTER"), ALC (except for paragraphs (c) and (n) below) hereby represents and warrants to TI, TI Merger Sub and ATI, and TI (except for paragraph (b) below), hereby represents and warrants to ALC, ALC Merger Sub and ATI, that:

  (a) Corporate Organization and Qualification. It and each of its Subsidiaries (both domestic and foreign), is an entity duly formed, validly existing and in good standing under the laws of its respective jurisdiction of formation and is in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or its Subsidiaries require such qualification, except for such failure to so qualify or be in such good standing which does not constitute a Material Adverse Effect. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. It and each of its Subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. It has made available to the other a complete and correct copy of its Articles or Certificate of Incorporation and Bylaws. Such Articles or Certificate of Incorporation and Bylaws so delivered are in full force and effect.

  (b) Authorized Capital of ALC. The authorized capital stock of ALC consists of 250,000,000 shares of ALC Common Stock, of which 65,991,891 shares were outstanding as of March 29, 1996, and 50,000,000 shares of Preferred Stock, par value $1.00 per share ("ALC PREFERRED STOCK"), of which no shares were outstanding on such date. Since such date, no additional shares of capital stock of ALC have been issued except for shares of ALC Common Stock which have been issued pursuant to the exercise of options or rights outstanding as of such date or pursuant to the purchase, designation or award of shares, under the ALC Stock Plans (as defined below) in effect as of such date or granted or awarded since such date in accordance with Article IV, and, except for grants made under the ALC Stock Plans in accordance with Article IV, no options, warrants or other rights to acquire shares of ALC Common Stock have been granted or issued by ALC other than pursuant to ALC's Stock Acquisition and Retention Plan. As of such date, 1,172,998 shares of ALC Common Stock were issuable upon exercise of outstanding options under the ALC 1987 Stock Option Incentive Plan, as amended; 76,000 units, representing a maximum of 364,800 shares of ALC Common Stock, had been awarded pursuant to ALC's Performance Share Plan for Key Employees; and participants had elected to purchase shares of ALC Common Stock having an aggregate value of up to $634,405 and to designate up to 3,700 shares of ALC Common Stock under ALC's Stock Acquisition and Retention Plan, which will result in the issuance of one share of ALC Common Stock for each two shares purchased or designated. All of the outstanding shares of ALC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. ALC has no shares of ALC Common Stock or ALC Preferred Stock reserved for issuance, except that, as of such date, 4,911,823 shares of ALC Common Stock were reserved for issuance pursuant to ALC's 1987 Stock Option Incentive Plan, as amended, 1,665,659 shares of ALC Common Stock were reserved for issuance pursuant to ALC's Performance Share Plan for Key Employees, 802,737 shares of ALC Common Stock were reserved for issuance pursuant to ALC's Stock Acquisition and Retention Plan, 89,897 shares were reserved for issuance pursuant to ALC's Director Share Incentive Plan and 250,000 shares were reserved for issuance under ALC's 1996 Non-Employee Director Stock Compensation Plan (such ALC plans are referred to herein together as the "ALC STOCK PLANS"). ALC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of ALC on any matter. Each of the outstanding shares of capital stock of each of ALC's corporate Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for the outstanding capital stock of ALstrip, Inc. (90% of which is owned by ALC) and except for shares held by officers and directors of ALC and its Subsidiaries as nominees and for the benefit of ALC or any of its Subsidiaries, owned, either directly or indirectly, by ALC free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above, as of the date hereof there are no shares of capital stock of ALC authorized, issued and outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of ALC or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of ALC or any of its Subsidiaries.

  (c) Authorized Capital of TI. The authorized capital stock of TI consists of 100,000,000 shares of TI Common Stock, of which 55,896,923 shares were outstanding as of February 28, 1996, and 15,000,000 shares of Preferred Stock, par value $1.00 per share ("TI PREFERRED STOCK"), including 100,000 shares of Series D Preferred Stock, of which none were outstanding as of such date, and 5,000,000 shares of Series E Cumulative Preferred Stock, of which 2,763,722 shares of Series E Cumulative Preferred Stock were outstanding as of March 29, 1996. No additional shares of capital stock of TI have been issued except for shares of TI Common Stock which have been issued pursuant to the exercise of options outstanding under the TI Stock Plans as of such date or granted or awarded since such date in accordance with Article IV, and, except for grants made under TI Stock Plans in accordance with Article IV, no options, warrants or other rights to acquire TI Common Stock have been granted or issued since such date by TI. As of March 11, 1996, 3,406,808 shares of TI Common Stock were issuable upon exercise of outstanding options under the TI Stock Plans. All of the outstanding shares of TI Common Stock and TI Series E Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. TI has no TI Common Stock or TI Preferred Stock reserved for issuance except for shares of TI Series D Preferred Stock issuable pursuant to the Rights Agreement, dated as of January 4, 1995, between TI and Chemical Trust Company of California, as Rights Agent (including any successor thereto) (the "TI RIGHTS PLAN"), and except that, as of such date, 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1990 Stock Option Plan, 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1994 Long-Term Incentive Plan, 200,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1995 Non-Employee Director Stock Option Plan, and 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's Employee Stock Purchase Plan (The Stock Advantage) (the "TI ESPP" and together with such other TI plans, the "TI STOCK PLANS"). TI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of TI on any matter. Each of the outstanding shares of capital stock of each of TI's corporate Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for shares held by officers and directors of TI and its Subsidiaries as nominees and for the benefit of TI or any of its Subsidiaries, owned, either directly or indirectly, by TI free and clear of all liens, pledges, security interests, claims or other encumbrances except for pledges of capital stock of Subsidiaries that are not significant subsidiaries (as defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) pursuant to financing arrangements entered into in the ordinary course of business and in effect as of the date hereof. Except as set forth above, as of the date hereof there are no shares of capital stock of TI authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of TI or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of TI or any of its Subsidiaries.

  (d) Corporate Authority. Subject only to approval of this Agreement and the ALC Merger by (in the case of ALC) the affirmative vote of at least a majority of the votes cast by holders of ALC Common Stock entitled to vote thereon, and to the approval of this Agreement and the TI Merger by (in the case of TI) the holders of at least a majority of the outstanding shares of TI Common Stock, it has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and any other agreement, instrument or certificate (collectively, the "ANCILLARY DOCUMENTS") to be executed or delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Its Board of Directors has approved this Agreement and the Combination and (i) in the case of ALC, the TI Stockholder Agreements, and (ii) in the case of TI, the ALC Shareholder Agreements and (for purposes of Section 203 of the DGCL and the TI Rights
Plan) the TI Stockholder Agreements, and has directed that this Agreement and the ALC Merger (in the case of ALC) and TI Merger (in the case of TI) be submitted to its stockholders for approval and adoption in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, and, subject to Section 4.1(a) below, has recommended that its stockholders approve this Agreement and the ALC Merger (in the case of ALC) and the TI Merger (in the case of TI). This Agreement and each Ancillary Document to be executed and delivered by it pursuant hereto is a valid and binding agreement, certificate or instrument, as the case may be, of it enforceable against it in accordance with its terms.

  (e) Governmental Filings; No Violations. (i) Other than the filings provided for in Section 1.1, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), filings required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), filings required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), filings required under state securities and "Blue Sky" laws, and any filings required to be made under the laws of any foreign jurisdiction, no notices, reports or other filings are required to be made by it or its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or its Subsidiaries from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement or any of the Ancillary Documents by it and the consummation by it of the transactions contemplated hereby and thereby, the failure of which to make or obtain would constitute a Material Adverse Effect.

  (ii) Neither the execution and delivery of this Agreement or any of the Ancillary Documents by it, nor the consummation by it of any of the transactions contemplated hereby or thereby, or any action required by applicable law as a result thereof, will constitute or result in (A) a breach or violation of, or a default under, its Articles or Certificate of Incorporation or Bylaws or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, a default (with or without the giving of notice or the passage of time) under or the triggering of any payment or other obligations, or the right of any third party to require a payment or performance of an obligation not otherwise due, pursuant to, or accelerate vesting under, any existing collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of it or any of its Subsidiaries ("BENEFIT PLANS") or any grant or award made under any of the foregoing, (C) a breach or violation of, a default under, a change in the rights of any party under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any note, bond, mortgage, indenture, agreement, lease, contract, instrument, arrangement or other obligation of it or any of its Subsidiaries or (D) a breach or violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit, license, franchise or other similar right or authorization to which it or any of its Subsidiaries is subject except, in the case of clauses (B), (C) or (D) above, for such breaches, violations, defaults, accelerations or changes that would not constitute a Material Adverse Effect. Its Disclosure Letter sets forth, to the knowledge of its officers, a list of any consents, approvals or waivers required under or pursuant to any of the foregoing to be obtained prior to consummation of the transactions contemplated by this Agreement. It will use commercially reasonable efforts to obtain the consents, approvals or waivers referred to in its Disclosure Letter.

  (f) SEC Reports; Financial Statements. Each of ALC and TI has delivered to the other a copy of each report, proxy statement or information statement filed by it since December 31, 1993 and prior to the date hereof, each in the form (including exhibits and any amendments thereto and all documents incorporated by reference therein) filed with the SEC under the Exchange Act (collectively, the "SEC REPORTS"). As of their respective dates, its SEC Reports did not and any report, proxy statement or information statement filed by it with the SEC subsequent to the date hereof (collectively, "SUBSEQUENT SEC REPORTS") will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, each of its consolidated balance sheets included in or incorporated by reference into the SEC Reports or Subsequent SEC Reports (including the related notes and schedules) fairly presented (with respect to the SEC Reports) or will fairly present (with respect to the Subsequent SEC Reports) the consolidated financial position of it and its Subsidiaries as of its date, and each of the consolidated statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the SEC Reports or Subsequent SEC Reports (including any related notes and schedules) fairly presented (with respect to the SEC Reports) or will fairly present (with respect to the Subsequent SEC Reports) the results of operations, stockholders' equity and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except for the SEC Reports and the Subsequent SEC Reports, since December 31, 1993, neither ALC nor any of its Subsidiaries (in the case of ALC) nor TI nor any of its Subsidiaries (in the case of TI) is or was required to file any report, proxy statement or information statement with the SEC pursuant to the requirements of the Exchange Act, the Securities Act or otherwise.

  (g) Absence of Undisclosed Liabilities. Except as set forth in its Disclosure Letter or its SEC Reports, it and its Subsidiaries do not have any liabilities, whether accrued or contingent and whether or not required to be reflected in financial statements in accordance with United States generally accepted accounting principles, that are material to the financial condition of it and its Subsidiaries taken as a whole, other than (i) liabilities (or reserves therefor) reflected in its consolidated balance sheet as of December 31, 1995 and (ii) normal or recurring liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices. Its Disclosure Letter sets forth an accurate and complete list of all contracts, agreements and other commitments and arrangements pursuant to which it or any of its Subsidiaries has agreed to indemnify or exonerate any person that would involve or be reasonably likely to involve a material liability. Its Disclosure Letter also sets forth an accurate and complete list of each contract, agreement or other commitment or arrangement (including such with any collective bargaining unit, union or other entity or group) that, pursuant to its terms, would give rights to any party as a result of the execution and delivery of this Agreement or consummation of the Combination, the exercise of which would constitute a Material Adverse Effect (for this purpose, the definition thereof to include the effects listed in the definition of "Material Adverse Effect" as applied to ATI and its Subsidiaries from and after the Effective Time (a "ATI MATERIAL ADVERSE EFFECT")).

  (h) Absence of Certain Changes. Except as set forth in its SEC Reports, since December 31, 1995, it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been (i) any change in it or any development or combination of developments of which its officers have knowledge which constitutes a Material Adverse Effect; (ii) except as contemplated by Section 4.3(l), any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock except for regular cash dividends of not more than $.13 per quarter in the case of ALC or, in the case of TI, dividends on TI Common Stock in the aggregate amount of $.225 in cash per share and $.15 in face amount of TI Series E Cumulative Preferred Stock per share prior to the date of this Agreement and regular cash dividends of not more than $.31 per quarter on the TI Common Stock and regular cash dividends on the TI Series E Cumulative Preferred Stock thereafter; or (iii) any change by it in accounting principles, practices or methods. Since March 15, 1996, except as provided for herein and other than in the ordinary course consistent with past practice, there has not been any increase in the compensation payable or which could become payable by it or its Subsidiaries to their officers or key employees, or any material amendment of any of its Benefit Plans.

  (i) Litigation. Except as described in its SEC Reports, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its officers, threatened, against it or any of its Subsidiaries that have resulted or are reasonably likely to result in any claims against, or obligations or liabilities of, it or any of its Subsidiaries, that constitutes a Material Adverse Effect.

  (j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of it or any of its Subsidiaries have been timely filed or requests for extension have been timely filed and any such extension shall have been granted and not have expired other than those returns with respect to which the failure to timely file or the failure to request an extension of the time for filing would not have a Material Adverse Effect, and all such filed returns are complete and accurate in all material respects. Except as currently being contested in good faith or with respect to which adequate reserves have been made in its financial statements referenced in Section 3.1(f), all taxes required to be shown on returns or to be paid with respect to returns for which extensions have been filed by it have been paid in full or have been recorded on its consolidated balance sheet and consolidated statement of earnings or income in accordance with United States generally accepted accounting principles. There is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of it or any of its Subsidiaries that might reasonably be expected to result in a determination that would constitute a Material Adverse Effect, except for any such examination, deficiency or litigation as to which adequate reserves are reflected in the financial statements referenced in Section 3.1(f). All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded on its balance sheet and consolidated statement of earnings or income (in accordance with United States generally accepted accounting principles). Neither it nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect, the failure to pay which would constitute a Material Adverse Effect.

  (k) Employee Benefits. (i) All benefit plans as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), covering employees or former employees of it or its Subsidiaries (excluding Foreign Plans) which are pension plans, disability plans, life insurance plans or severance plans, and all benefit plans, contracts or arrangements covering non-resident aliens (with respect to the United States) or covering employees or former employees of any foreign Subsidiaries other than government-sponsored programs or government-required benefits which are referred to herein as "FOREIGN PLANS," are referred to collectively as "PLANS."

  (ii) Except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect, (A) all of its Plans, to the extent subject to ERISA, are in substantial compliance with ERISA, (B) each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter covering the Tax Reform Act of 1986 from the Internal Revenue Service or application for such a favorable determination has been made within the applicable remedial amendment period provided by the Code, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter, (C) each Plan which is a group health plan within the meaning of Section 4980B(g)(2) of the Code is in substantial compliance with the requirements of Section 4980B of the Code, and (D) there is no pending or, to the knowledge of its officers, threatened litigation, investigation or audit relating to the Plans other than claims for benefits made in the ordinary course. Neither it nor any Subsidiary has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would reasonably be expected to constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has completely or partially withdrawn from a "multiemployer plan" within the meaning of
Section 3(37) of ERISA or has suffered a 70% decline in "contribution base units" within the meaning of Section 4205(b)(1)(A) of ERISA in any plan year beginning after 1979. No withdrawal liability has been or is expected to be incurred by it or its Subsidiaries with respect to any multiemployer plan in which it or any of its Subsidiaries participates or a former Subsidiary participated and it has no reason to believe that any such liability will arise as a result of the consummation of the Combination. It has furnished to the other a copy of the most recent annual report of the trustee of each such multiemployer plan and, to the knowledge of its management, each such report is true, accurate and complete. Each of its Foreign Plans complies and, to its knowledge, each benefit plan, contract or arrangement (other than government-sponsored programs or government-required benefits) covering employees or former employees of any of its Subsidiaries doing business in any other foreign jurisdiction complies, with all applicable laws governing its administration and maintenance, except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect.

  (iii) No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated Plan currently or formerly maintained by any of them, or any Plan of any entity which is considered one employer with it or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

  (iv) All material contributions required to be made by it or any of its Subsidiaries under the terms of any Plan have been timely made or have been accrued pending full and timely payment. Except as described in its SEC Reports, no Plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
Section 302 of ERISA. None of it, its Subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

  (v) For all Pension Plans that are "defined benefit plans" within the meaning of Section 3(35) of ERISA, the disclosures prepared under FAS 87 and set forth in the footnotes to its financial statements as of and for the year ended December 31, 1995 and included in the SEC Reports are true and correct in all material respects. There has been no material adverse change in the financial condition of any such Pension Plan since the last day of the most recent plan year.

  (vi) Except as described in its SEC Reports, neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any Plan. With regard to health and life benefits for employees other than employees covered by a collective bargaining agreement, or who are not residents of the United States, the current plan documents contain no restrictions on the rights of it or its Subsidiaries to amend or terminate any such Plan without incurring liability thereunder with respect to unincurred benefit obligations.

  (1) Environmental Matters. (i) It and each of its Subsidiaries has applied for and has in effect all federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("ENVIRONMENTAL PERMITS") under applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the U.S. Environmental Protection Agency or state and local agencies with jurisdiction over pollution or protection of the environment (collectively, "ENVIRONMENTAL LAWS") necessary for it to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit, except for the lack of Environmental Permits and for defaults under Environmental Permits which would not constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has received written notice from any foreign government or agency with jurisdiction over pollution or protection of the environment of its or any such Subsidiary's failure to have in effect, or of any default under, any comparable Environmental Permit under applicable statutes, laws, ordinances, rules, orders and regulations of such foreign government or agency (collectively, "FOREIGN ENVIRONMENTAL LAWS") necessary for it to carry on its or such Subsidiary's business in any foreign jurisdiction, except for such notices regarding the lack of such comparable Environmental Permits, and for such defaults, which do not constitute a Material Adverse Effect.

  (ii) To its knowledge, it and each of its Subsidiaries is, and has been, in compliance with applicable Environmental Laws and Foreign Environmental Laws, except for instances of possible noncompliance which do not constitute a Material Adverse Effect.

  (iii) There is no suit, action, proceeding or inquiry pending or, to its knowledge, threatened before any court, governmental agency or authority or other forum in which it or any of its Subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (a) for alleged noncompliance (including by any predecessor) with any Environmental Law or Foreign Environmental Law or (b) relating to the release into the environment of any Hazardous Material (as hereinafter defined), asbestos, polychlorinated biphenyls or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by it or any of its Subsidiaries, or (c) any site or location for which it or its Subsidiaries has been designated as a potentially responsible party under any federal, state, local or foreign superfund law, or (d) any claim, potential claim or express reservation of responsibility for damages to natural resources, except in each of the cases (a) through (d) above for any such suits, actions, proceedings and inquiries which do not constitute a Material Adverse Effect.

  (iv) During the period of ownership or operation by it and its current or former Subsidiaries of any of their respective current or formerly owned properties, there have been no underground storage tanks (whether currently active or not) and no polychlorinated biphenyls in transformers or other electrical equipment and there have been no releases of Hazardous Material or of asbestos, polychlorinated biphenyls or oil in, on, under or affecting such properties or, to its knowledge, any surrounding site, except in each case for those which do not constitute a Material Adverse Effect. Prior to the period of ownership or operation by it or its current or former Subsidiaries of any of their respective current or formerly owned properties, to the knowledge of its officers, there were no releases of Hazardous Material or asbestos, polychlorinated biphenyls or oil or other petroleum products in, on, under or affecting any such property or any surrounding site, except in each case for those which do not constitute a Material Adverse Effect. "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, other Environmental Laws or Foreign Environmental Laws or any similar state or local law.

  (m) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that ALC has retained Salomon Brothers Inc as its financial advisor and TI has retained Goldman, Sachs & Co. as its financial advisor in connection with the transactions contemplated hereby, the arrangements with which have been disclosed in writing to the other prior to the date hereof.

  (n) Takeover Statutes; Rights Plan. The Board of Directors of TI has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to an "interested stockholder" or a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreements or the consummation of the Combination (including the TI Merger) or the other transactions contemplated by this Agreement or by the Stockholder Agreements. The TI Rights Plan does not cause or permit, and will not cause or permit, TI stockholders to exercise rights as a result of the existence or implementation of this Agreement or the Stockholder Agreements, or any of the transactions contemplated hereby or thereby.

  (o) Tax and Accounting Matters. Neither it nor any of its Subsidiaries or affiliates has taken or agreed to take any action that would prevent each of the ALC Merger and the TI Merger from being treated as either a reorganization within the meaning of Section 368(a) of the Code or a non-recognition exchange of stock under Section 351 of the Code, or would prevent ATI from accounting for the business combination to be effected by the Combination as a pooling of interests.

  (p) Labor Matters. It has previously furnished to the other true and complete copies of all labor and collective bargaining agreements to which it or its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). There are no strikes or other work stoppages involving any employees of it or any of its Subsidiaries and there are no material labor disputes by any labor organization in progress or pending or, to the knowledge of its officers, threatened against it or any of its Subsidiaries that would constitute a Material Adverse Effect. To the knowledge of its officers, it and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights, non-compliance with which would constitute a Material Adverse Effect. There are no charges of unfair labor practices pending before any governmental authority involving or affecting it or any of its Subsidiaries that would constitute a Material Adverse Effect. It has not been notified that any customer or supplier of it or any Subsidiary is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would constitute a Material Adverse Effect.

  (q) Compliance with Laws. It and each of its Subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders and approvals, the absence of which would not constitute a Material Adverse Effect ("MATERIAL PERMITS"). All Material Permits are in full force and effect, and, to the knowledge of its officers, no suspension or cancellation of any of them is threatened. Except as described in its SEC Reports, to the knowledge of its officers, the operations of it and of each of its Subsidiaries are in compliance with all applicable federal, state and local and foreign laws, rules and regulations, and neither it nor any of its Subsidiaries has received written notice from any federal, state, local or foreign government, agency or individual regarding noncompliance by it or any such Subsidiary with any federal, state, local or foreign laws, rules or regulations, in each case including, without limitation, the Foreign Corrupt Practices Act and the False Claims Act, each as amended, and laws, rules and regulations relating to the employment of individuals, civil rights and occupational safety and health, except for instances of actual or possible noncompliance which would not constitute a Material Adverse Effect.

  (r) Title to Assets. Each of it and its Subsidiaries has good and marketable title to its properties and assets (other than property as to which it is lessee), except for such defects in title that would not constitute a Material Adverse Effect and encumbrances for obligations incurred in the ordinary course of business and reflected in its consolidated balance sheet as of December 31, 1995 or incurred thereafter in the ordinary course of business consistent with past practice.

  (s) Intellectual Property. It and its Subsidiaries either own, or to its knowledge, have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("INTELLECTUAL PROPERTY") used or held for use or necessary in connection with the business of it or its Subsidiaries, without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has, as of the date hereof, received any notice from any other person pertaining to or challenging the right of it or its Subsidiaries to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to it or any of its Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, have not had and are not reasonably likely to constitute a Material Adverse Effect. To its knowledge, none of its or its Subsidiaries' personnel is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its Subsidiaries or any other party the result of which has had or is reasonably likely to constitute a Material Adverse Effect.

  (t) Insurance. It and each of its Subsidiaries has in effect valid and effective policies of insurance, issued by companies believed by it to be sound and reputable, insuring it or such Subsidiary (as the case may be) for losses customarily insured against by others engaged in similar lines of business. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses conducted by it and its Subsidiaries. During the past five years, all insurance policies covering products liability and general liability maintained by or for the benefit of it or its Subsidiaries have been "occurrence" policies and not "claims made" policies.

  (u) Employment and Change in Control Agreements.

  (i) Its Disclosure Letter sets forth a true and complete list of all agreements with any officer or director of it or any of its Subsidiaries to which it or any of its Subsidiaries is a party, providing for the terms of his or her employment with it or any of its Subsidiaries and the terms of his or her severance or other payments upon termination of such employment (the "EMPLOYMENT AGREEMENTS"). It has previously furnished to the other true and complete copies of all Employment Agreements, together with all amendments thereto (if any).

  (ii) Except as it disclosed in its SEC Reports, and except as provided for in this Agreement, neither it nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of it or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it of the nature contemplated by this Agreement or (B) providing for compensation payments that would not be deductible by it for federal income tax purposes, or (ii) agreement or Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  (v) Certain Transactions. Except as set forth in its SEC Reports, none of the officers or directors of it or of any of its Subsidiaries nor any affiliate of it, and, to its knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with it or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement
(i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has a substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an affiliate of such officer, director or key employee, in each case covered by clauses (i) through (iii) if such matter would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC if such person was a person identified in such Item.

  (w) Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of ATI Common Stock in the Combination (the "S-4") will, at the time of the filing of the S-4 and any amendments thereto and at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the joint proxy statement/prospectus relating to the meetings of TI's and ALC's stockholders to be held in connection with the Combination and the offering of shares of ATI Common Stock to the holders of shares of ALC Common Stock and TI Common Stock (the "JOINT PROXY STATEMENT") will, at the date mailed to the stockholders and at the times of the meetings of stockholders to be held in connection with the ALC Merger, the TI Merger and the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (x) Opinion of Financial Advisor. It has received the opinion of its financial advisor referred to in Section 3.1(m), dated the date hereof, to the effect that, as of such date, the transactions contemplated hereby are fair to its stockholders from a financial point of view, a copy of which opinion has been delivered to the other.

  (y) No Existing Discussions. As of the date hereof, it is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 4.1).

  (z) Restrictions on Business Activities. Except for this Agreement and to the extent disclosed in its Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon it or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of ATI, ALC, TI and their respective Subsidiaries (in each case, taken as a whole), the acquisition of any material property by ATI, ALC, TI and their respective Subsidiaries (in each case, taken as a whole) or the conduct of the business by ATI, ALC, TI and their respective Subsidiaries (in each case, taken as a whole) as such business is currently conducted by ALC and TI and their respective Subsidiaries.

  (aa) Agreements, Contracts and Commitments. Neither it nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) which, individually or in the aggregate, would constitute a Material Adverse Effect. Each such agreement, contract and commitment that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which its officers have knowledge by any party obligated to it thereunder.

  Section 3.2 Representations of ATI, ALC Merger Sub and TI Merger Sub. Each of ATI, ALC Merger Sub and TI Merger Sub hereby represents and warrants to ALC and TI that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to enter into this Agreement, (ii) the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on its part, (iii) this Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, (iv) it has delivered to each of ALC and TI a true and correct copy of each of its Articles or Certificate of Incorporation and Bylaws, (v) the execution and delivery of this Agreement by it does not, and the consummation by it of the transactions contemplated by this Agreement will not, conflict with or result in a violation of, or default under (with or without notice or lapse of time or both), any provision of its Articles or Certificate of Incorporation or Bylaws, and (vi) it has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE IV

                                   COVENANTS

  Section 4.1 No Solicitation. From and after the date hereof until the earlier of the termination of this Agreement in accordance with Article VI and the Effective Time:

  (a) Neither ALC nor TI shall, directly or indirectly, through any officer, director, employee, representative or agent of it or any of its Subsidiaries,
(i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving it or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent it or its Board from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) its Board believes in good faith (after consultation with its financial advisor, and based upon the written opinion of such financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction (an "ACQUISITION TRANSACTION") more favorable to its stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Transaction being referred to in this Agreement as a "SUPERIOR PROPOSAL") and its Board determines in good faith based on a written opinion of outside legal counsel that such action is necessary for it to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, its Board receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the respective Confidentiality Agreements dated March 1 and March 4, 1996 between ALC and TI ("CONFIDENTIALITY AGREEMENT"); or (B) taking any position with regard to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2 under the Exchange Act which is consistent with the advice of counsel concerning its Board's fiduciary duties under applicable law with respect to a tender offer commenced by a third party (other than by public announcement alone).

  (b) Each of ALC and TI shall notify the other as soon as practicable upon receipt by it (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to its properties, books or records by any person or entity. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

  Section 4.2 Stockholder Approvals. (a) As promptly as practicable following the execution and delivery of this Agreement, unless this Agreement shall have been previously terminated in accordance with Article VI, each of ALC and TI shall submit this Agreement and the ALC Merger (in the case of ALC) and the TI Merger (in the case of TI) to its stockholders for approval and adoption at a meeting of its stockholders called for such purpose (the "ALC SHAREHOLDERS MEETING" and "TI STOCKHOLDERS MEETING," respectively). Unless this Agreement shall have been previously terminated in accordance with Article VI and subject to Section 4.1, (i) the ALC Board shall recommend that the shareholders of ALC vote to approve and adopt this Agreement and the ALC Merger and shall use its best efforts to solicit and secure from its shareholders their approval and adoption of this Agreement and the ALC Merger, and (ii) the TI Board shall recommend that the stockholders of TI vote to approve and adopt this Agreement and the TI Merger and shall use its best efforts to solicit and secure from its stockholders their approval and adoption of this Agreement and the TI Merger.

  (b) Unless this Agreement shall have been previously terminated in accordance with Article VI, ATI, as the sole stockholder of ALC Merger Sub and TI Merger Sub, shall, prior to the Effective Time, consent in writing to the approval and adoption of this Agreement and the ALC Merger and TI Merger.

  Section 4.3 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article VI and the Effective Time, each of ALC and TI agrees as to itself and its Subsidiaries (except (subject to the provisions of Article IV other than this Section 4.3) to the extent provided in its Disclosure Letter and except to the extent that the other shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business be substantially unimpaired at the Effective Time. Except as expressly contemplated by this Agreement, and not in limitation of the foregoing, during the aforesaid period each of ALC and TI shall (and shall cause its Subsidiaries to), except (subject to the provisions of Article IV other than this Section 4.3) as otherwise provided in its Disclosure Letter or except as approved in writing by the other party:

  (a) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary or desirable in the normal conduct of its business;

  (b) not acquire any stock or other interest in, nor (except in the ordinary course of business) purchase any assets of, any corporation, partnership, association or other business organization or entity or any division thereof (except any stock or assets distributed to it or any of its Subsidiaries as part of any bankruptcy or other creditor settlement or pursuant to a plan of reorganization), nor agree to do any of the foregoing;

  (c) not sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, patents, trade secrets or licenses), nor create any mortgage, security interest or other lien on any of its assets, except as permitted by this Agreement or in the ordinary course of business and except that it and each of its Subsidiaries may sell or otherwise dispose of any assets which are held for disposition as of the date hereof or are obsolete;

  (d) not incur any indebtedness for borrowed money or any obligation under any guarantee or "make whole" or capital support agreement or arrangement, other than as a result of borrowings or drawdowns, the issuance of letters of credit for its account and the incurrence of interest, letter of credit reimbursement obligations and other obligations incurred in the ordinary course of business consistent with past practice;

  (e) not (i) alter, amend or repeal any provision of its Articles or Certificate of Incorporation or Bylaws, (ii) change the number of its directors (other than as a result of the death, retirement or resignation of a director), (iii) except in the ordinary course of its business, form or acquire any Subsidiaries not existing as of the date of this Agreement, (iv) except in the ordinary course of its business, enter into, modify or terminate any material contracts or agreement to which it is a party or agree to do so,
(v) modify any Employment Agreement, or (vi) declare, pay, commit to or incur any obligation of any kind for the payment of any bonus, additional salary or compensation or retirement, termination, welfare or severance benefits payable or to become payable to any of its employees or such other persons, except in any such case for obligations incurred in the ordinary course of business and consistent with past practice and such matters as are required pursuant to the terms of any existing Employment Agreement or Benefit Plan;

  (f) maintain its books, accounts and records in the usual, ordinary and regular manner and in material compliance with all applicable laws;

  (g) pay and discharge all material federal, state, local and foreign taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, except to the extent that it is currently contesting, in good faith and by proper proceedings, the payment of such taxes and it maintains appropriate reserves with respect thereto;

  (h) use commercially reasonable efforts to meet its obligations under all material contracts, agreements and instruments to which it is a party, and not become in default thereunder which would constitute a Material Adverse Effect;

  (i) use commercially reasonable efforts to maintain its business and assets in good repair, order and condition, reasonable wear and tear excepted, and to maintain insurance upon such business and assets at least comparable in amount and kind to that in effect on the date hereof;

  (j) use commercially reasonable efforts to maintain its present relationships and goodwill with suppliers, brokers, manufacturers, representatives, distributors, customers and others having business relations with it (provided that it may pursue overdue accounts and otherwise exercise lawful remedies in its customary fashion);

  (k) carry on and operate its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its commercially reasonable efforts to cause its representations and warranties set forth in this Agreement and in any Ancillary Document to be true and correct, in all respects, on and as of the Effective Time, subject only to changes in the ordinary course of business;

  (l) not declare, set aside, make or pay any dividends or other distributions with respect to its capital stock except for regular cash dividends not to exceed $.13 per share of ALC Common Stock in the second quarter of 1996 and $.16 per share of ALC Common Stock in the third quarter of 1996 and thereafter or $.31 per share of TI Common Stock per quarter and regular cash dividends on shares of TI Series E Cumulative Preferred Stock (including the dividend payable in connection with the redemption thereof), or purchase or redeem any shares of its capital stock except, in the case of TI, shares of TI Series E Cumulative Preferred Stock, or agree to take any such action;

  (m) not authorize or make any capital expenditure otherwise than in the ordinary course of business;

  (n) not increase the number of shares authorized or issued and outstanding of its capital stock, nor grant or make any pledge, option, warrant, call, commitment, right or agreement of any character relating to its capital stock, nor issue or sell any shares of its capital stock or securities convertible into such capital stock, or any bonds, promissory notes, debentures or other corporate securities or become obligated so to sell or issue any such securities or obligations, except, in any case, issuance of shares of ALC Common Stock or TI Common Stock pursuant to (i) the exercise of options, warrants or other rights outstanding as of the date hereof and referred to in Sections 3.1(b) or (c), (ii) the purchase, designation or award of shares under the ALC Stock Acquisition Retention Plan, (iii) the grant of options or awards under the ALC Stock Plans or the TI Stock Plans to newly-hired employees in amounts consistent with policies for such grants in effect on the date hereof, (iv) the grant of options to acquire not more than 1,000,000 shares of ALC Common Stock in the aggregate pursuant to the ALC Stock Plans,
(v) the issuance of shares of ALC Common Stock pursuant to ALC's 1996 Non-Employee Director Stock Option Plan, (vi) the issuance of shares of TI Common Stock pursuant to the TI ESPP, or (vii) the grant of options to acquire not more than 700,000 shares of TI Common Stock in the aggregate pursuant to the TI Stock Plans.

  Prior to the Effective Time, none of ATI, ALC Merger Sub or TI Merger Sub shall conduct any business other than for the purpose of fulfilling its respective obligations under, and consummating the transactions contemplated by, this Agreement.

  Section 4.4 Access to Information. Upon reasonable notice, each of ALC and TI shall (and shall cause its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, accountants' work papers, correspondence and affairs, and (ii) cause its and their officers and employees to furnish to the other and its authorized representatives any and all financial, technical and operating data and other information pertaining to its businesses and those of its Subsidiaries as the other shall from time to time reasonably request. Each party will hold any such information which is subject to the Confidentiality Agreement in accordance with and subject to the restrictions contained in the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Combination.

  Section 4.5 Legal Conditions to the Combination. Each of the parties hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Combination (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Combination. Each of the parties hereto will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by any of the parties hereto or any of their Subsidiaries in connection with the Combination or the taking of any action contemplated thereby or by this Agreement.

  Section 4.6 Public Announcements. Neither ALC nor TI shall make any press release or other written public statement or publicly deliver any formally prepared oral statement concerning the matters covered by this Agreement without the approval of the other, except as required by law or applicable regulation, and each shall in all events use its best efforts to permit such other parties an opportunity to review and comment upon any such release or statement prior to dissemination.

  Section 4.7 Tax-Free Reorganization. The parties hereto shall each use its best efforts to cause each of the ALC Merger and the TI Merger to be treated either as a reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code.

  Section 4.8 Pooling Accounting. The parties hereto shall each use its best efforts to cause the business combination to be effected by the Combination to be accounted for as a pooling of interests. In particular, but without limitation of the foregoing, each party will take all remedial and other actions that are reasonably necessary or advisable (including, if necessary, the sale of treasury stock by such party) in order to ensure such accounting treatment. ALC and TI shall each use all commercially reasonable efforts to cause its Rule 145 Affiliates (as hereinafter defined) not to take any action that would adversely affect the ability of ATI to account for the business combination to be effected by the Combination as a pooling of interests.

  Section 4.9 Affiliate Agreements. Within two weeks following the date of this Agreement, each of ALC and TI will provide the other with a list of those persons who are, in its reasonable judgment after review by its independent counsel, "affiliates" of it within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145") (each such person who is an "affiliate" within the meaning of Rule 145 is referred to herein as a "RULE 145 AFFILIATE"). Each of ALC and TI shall provide the other with such information and documents as the other shall reasonably request for purposes of reviewing such list and shall notify the other in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. Each of ALC and TI shall use its commercially reasonable efforts to deliver or cause to be delivered to the other prior to the Effective Time from each of its Rule 145 Affiliates, an executed Affiliate Agreement, in substantially the form attached hereto as Annex D (each an "AFFILIATE AGREEMENT"). ATI shall be entitled to place appropriate legends on the certificates evidencing any ATI Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for ATI Common Stock, consistent with the terms of the Affiliate Agreements.

  Section 4.10 Representations, Covenants and Conditions; Further Assurances.

  (a) The parties hereto will each use its commercially reasonable efforts (i) to take, and to cause their respective Subsidiaries to take, all actions necessary to render accurate as of the Effective Time their respective representations and warranties contained herein, (ii) to refrain, and to cause their respective Subsidiaries to refrain, from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time and (iii) to perform or cause to be satisfied, and to cause their respective Subsidiaries to perform or cause to be satisfied, each covenant or condition to be performed or satisfied by them.

  (b) In addition to the provisions of Section 4.5 hereof and in furtherance thereof, upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Without limiting the generality of the foregoing, each of the parties agrees to reasonably engage in discussions and negotiations and provide information to any governmental authority with jurisdiction over the enforcement of any applicable antitrust laws, in a reasonable effort to address any concerns on the part of any such authority regarding the legality under any antitrust law of the Combination. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to create any obligation of ALC or TI to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of ALC, TI or ATI.

  Section 4.11 Stock Plans. (a) Prior to the Effective Time, ALC shall take such actions as may be necessary such that at the Effective Time each option (an "ALC OPTION") to purchase a share of ALC Common Stock outstanding pursuant to the ALC Stock Plans, whether or not then exercisable, shall become an option to purchase, on the same terms and conditions (including per share exercise price), a number of shares of ATI Common Stock equal to the number of shares of ALC Common Stock subject to such ALC Option. At or prior to the Effective Time, ALC shall make all necessary arrangements with respect to the applicable ALC Stock Plans to permit the assumption of the unexercised ALC Options by ATI pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable ALC Stock Plans if such change would, in the opinion of ALC's independent public accountants, have an adverse effect on ATI's ability to account for the Combination as a pooling of interests for financial reporting purposes.

  (b) Prior to the Effective Time, ALC shall take such actions as may be necessary such that at the Effective Time shares of ALC Common Stock issuable pursuant to awards ("ALC AWARDS") under the ALC Performance Share Plan for Key Employees and each right to purchase or otherwise acquire or to designate shares of ALC Common Stock pursuant to the ALC Stock Acquisition and Retention Plan ("ALC RIGHTS"), whether or not then issuable or exercisable, shall become an award or a right to purchase or otherwise acquire or to designate, on the same terms and conditions (including per share price), a number of shares of ATI Common Stock equal to the number of shares of ALC Common Stock subject to such ALC Award or ALC Right. At or prior to the Effective Time, ALC shall make all necessary arrangements with respect to the applicable ALC Stock Plans to permit the assumption of the ALC Rights and ALC Awards by ATI pursuant to this
Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable ALC Stock Plans if such change would, in the opinion of ALC's independent public accountants, have an adverse effect on ATI's ability to account for the Combination as a pooling of interests for financial reporting purposes.

  (c) Prior to the Effective Time, TI shall take such actions as may be necessary such that at the Effective Time each right of a participant under the TI ESPP ("TI ESPP Rights") to have shares of TI Common Stock purchased for the TI ESPP account of such participant, both with contributions made by such participant and with the matching contributions of TI, shall be converted into and become a right to have shares of ATI Common Stock purchased for such participant's TI ESPP account on terms whereby the "Price" (as defined in the TI ESPP) shall mean either (i) with respect to treasury shares or authorized but unissued shares purchased from ATI, the average of the closing sale prices per share of TI Common Stock divided by 1.925 (with respect to trading days prior to and including the date on which the Effective Time occurs) or ATI Common Stock (with respect to trading days following but excluding the date on which the Effective Time occurs), as the case may be, quoted in The Wall Street Journal or successor journal for the last five trading days of the calendar month preceding the "Purchase Date" (as defined in the TI ESPP), or
(ii) with respect to issued and outstanding shares of ATI Common Stock purchased on the open market, the average price per share of ATI Common Stock paid by the "Plan Administrator" (as defined in the TI ESPP) on such Purchase Date. At or prior to the Effective

Time, TI shall make all necessary arrangements with respect to the TI ESPP to permit the assumption of the TI ESPP Rights by ATI pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the TI ESPP if such change would, in the opinion of TI's independent public accountants, have an adverse effect on ATI's ability to account for the Combination as a pooling of interests for financial accounting purposes.

  (d) Prior to the Effective Time, TI shall take such actions as may be necessary such that at the Effective Time each option (an "TI OPTION") to purchase a share of TI Common Stock outstanding pursuant to the TI Stock Plans, whether or not then exercisable, shall be converted into and become rights to purchase shares of ATI Common Stock. At the Effective Time, (i) each TI Option assumed by ATI may be exercised solely for shares of ATI Common Stock, (ii) the number of shares of ATI Common Stock subject to each TI Option shall be equal to the number of shares of ATI Common Stock into which shares of TI Common Stock subject to such TI Option would have been converted by virtue of the TI Merger in accordance with Article II, had such share of TI Common Stock been outstanding at the Effective Time, and (iii) the per share exercise price for each such TI Option shall be equal to (y) the exercise price for the share of TI Common Stock otherwise purchasable pursuant to such TI Option divided by (z) the TI Exchange Ratio, rounded up to the nearest cent. At or prior to the Effective Time, TI shall make all necessary arrangements with respect to the applicable TI Stock Plans to permit the assumption of the unexercised TI Options by ATI pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable TI Stock Plans if such change would, in the opinion of TI's independent public accountants, have an adverse effect on TI's ability to account for the Combination as a pooling of interests for financial accounting purposes.

  (e) Effective at the Effective Time, ATI shall assume each ALC Option, ALC Right, ALC Award, TI Option and TI Right (collectively, the "DERIVATIVE SECURITIES") in accordance with the terms under which it was issued and any applicable agreement by which it is evidenced. At or prior to the Effective Time, ATI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ATI Common Stock for delivery upon exercise of Derivative Securities assumed by it in accordance with this Section 4.11. As soon as practicable after the Effective Time, ATI shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of ATI Common Stock subject to such Derivative Securities, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Derivative Securities remain outstanding.

  (f) As soon as practicable after the Effective Time, ATI shall deliver to each holder of Derivative Securities an appropriate notice setting forth such holder's rights pursuant thereto and such Derivative Security shall continue in effect on the same terms and conditions (including further anti-dilution provisions, and subject to the adjustments required by this Section 4.11 after giving effect to the Combination). ATI shall comply with the terms of all such Derivative Securities and ensure, to the extent required by, and subject to the provisions of, any applicable ALC Stock Plan or TI Stock Plan that Derivative Securities which qualified for special tax treatment prior to the Effective Time continue to so qualify after the Effective Time.

  (g) Approval and adoption of this Agreement by the shareholders of ALC and the stockholders of TI shall constitute, as an integral part of the Combination, ratification of the ALC Stock Plans and the TI Stock Plans, and the issuance of ATI Common Stock in accordance with the terms of the Derivative Securities, by the shareholders of ATI.

  Section 4.12 Indemnification; Insurance. (a) ALC shall, and from and after the Effective Time ATI shall, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of ALC or any of its Subsidiaries (the "ALC INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ALC or any of its Subsidiaries or is or was a plan fiduciary serving at the request of ALC or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("ALC INDEMNIFIED LIABILITIES") and (ii) all ALC Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby or any actual or proposed Alternative Transaction (as hereinafter defined), whether proposed or occurring as of the date of this Agreement, prior to such date or hereafter, in each case to the full extent a corporation is permitted under the PBCL or the DGCL, as applicable, to indemnify its own directors, officers and employees, as the case may be (and ATI will pay expenses in advance of the final disposition of any such action or proceeding to each ALC Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 1745 of the PBCL or Section 145 of the DGCL, as applicable). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any ALC Indemnified Party (whether arising before or after the Effective Time), (i) the ALC Indemnified Parties may retain counsel satisfactory to them and ALC (or them and ATI after the Effective Time), (ii) ALC (or after the Effective Time, ATI) shall pay all reasonable fees and expenses of such counsel for the ALC Indemnified Parties promptly as statements therefor are received, and (iii) ALC (or after the Effective Time, ATI) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither ALC nor ATI shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any ALC Indemnified Party wishing to claim indemnification under this Section 4.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify ALC or, after the Effective Time, ATI (but the failure so to notify shall not relieve ALC or ATI from any liability which it may have under this
Section 4.12(a) except to the extent such failure prejudices such party), and shall deliver to ALC (or after the Effective Time, ATI) the undertaking contemplated by Section 1745 of the PBCL or Section 145 of the DGCL, as applicable. The ALC Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more ALC Indemnified Parties.

  (b) TI shall, and from and after the Effective Time ATI shall, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of TI or any of its Subsidiaries (the "TI INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of TI or any of its Subsidiaries or is or was a plan fiduciary serving at the request of ALC or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("TI INDEMNIFIED LIABILITIES") and (ii) all TI Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby or any actual or proposed Alternative Transaction (as hereinafter defined), whether proposed or occurring as of the date of this Agreement, prior to such date or hereafter, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and ATI will pay expenses in advance of the final disposition of any such action or proceeding to each TI Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any TI Indemnified Party (whether arising before or after the Effective Time), (i) the TI Indemnified Parties may retain counsel satisfactory to them and TI (or them and ATI after the Effective Time), (ii) TI (or after the Effective Time, ATI) shall pay all reasonable fees and expenses of such counsel for the TI Indemnified Parties promptly as statements therefor are received, and (iii) TI (or after the Effective Time, ATI) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither TI nor ATI shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any TI Indemnified Party wishing to claim indemnification under this Section 4.12(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify TI or, after the Effective Time, ATI (but the failure so to notify shall not relieve TI or

ATI from any liability which it may have under this Section 4.12(b) except to the extent such failure prejudices such party), and shall deliver to ALC (or after the Effective Time, ATI) the undertaking contemplated by Section 145(e) of the DGCL. The TI Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more TI Indemnified Parties.

  (c) For a period of at least five years after the Effective Time, ATI shall cause to be maintained in effect standard policies of directors' and officers' liability insurance in an aggregate coverage amount not less than the greater of the coverage amounts maintained by ALC and TI respectively as of the date hereof and including coverage with respect to claims arising from facts or events which occurred before the Effective Time to the extent available; provided, that in no event shall ATI be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 4.12(c), any amount per annum in excess of 150 percent of the greater of the per annum amounts paid by ALC and TI as of the date hereof.

  (d) The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each ALC Indemnified Party and TI Indemnified Party, and his or her heirs and representatives.

  Section 4.13 TI Rights Plan. TI shall not redeem the rights issued under the TI Rights Plan (but may delay any "distribution date" thereon or render the rights inapplicable to this Agreement, the Combination, or the Stockholder Agreements or any action permitted hereunder or thereunder) or (subject to the following sentence) amend or terminate the TI Rights Plan prior to the earlier of the Effective Time or the termination of this Agreement unless required to do so by a court of competent jurisdiction. As soon as practicable after the date hereof, TI shall amend the TI Rights Plan in a manner satisfactory to ALC such that it provides that the rights issued thereunder shall expire and cease to be exercisable at the Effective Time.

  Section 4.14 Notification of Certain Matters. Each of ALC and TI shall give prompt notice to the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty of it contained in this Agreement to be materially untrue or inaccurate and (ii) any failure of it to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and further provided that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 6.1(g)(ii) unless the failure to give such notice results in material prejudice to the other party.

  Section 4.15 Plan Documents. Each of ALC and TI will furnish to the other, on or before April 25, 1996, true and complete copies of the documents evidencing its Plans, or setting forth the terms thereof, including, without limitation, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto.

  Section 4.16 ATI Matters. As soon as is practicable after the execution and delivery of this Agreement, the parties hereto will take all action necessary or appropriate to cause ATI's directors and officers to consist of those persons identified in Annex C attached hereto. At or prior to the Effective Time, ATI will (i) adopt the Allegheny Teledyne Incorporated 1996 Incentive Plan in the form attached hereto as Annex E and the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan in the form attached hereto as Annex F, and (ii) take all corporate action necessary to reserve for issuance a sufficient number of shares of ATI Common Stock for issuance upon exercise of stock options and other rights subject to grant under the plans referred to in the immediately preceding sentence.

                                   ARTICLE V

                           CONDITIONS TO COMBINATION

  Section 5.1 Conditions to Each Party's Obligation to Effect the
Combination. The respective obligations of each party to this Agreement to effect the Combination shall be subject to the satisfaction prior to the Closing Date of the following conditions:

  (a) Stockholder Approvals. This Agreement and the ALC Merger shall have been approved and adopted by the affirmative vote of at least a majority of the votes cast by holders of ALC Common Stock entitled to vote thereon, and this Agreement and the TI Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of TI Common Stock.

  (b) Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Combination under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.1, all filings required to be made prior to the Effective Time by ATI, ALC, TI or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by ATI, ALC, TI or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except failures in the foregoing that do not have a Material Adverse Effect.

  (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

  (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Combination or limiting or restricting in any material respect ATI's conduct or operation of the businesses of ALC and TI after the Combination shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination (including either the ALC Merger or the TI Merger) which makes the consummation of the Combination (including either the ALC Merger or the TI Merger) illegal.

  (e) Blue Sky Laws. ATI shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of ATI Common Stock pursuant to the Combination.

  (f) Pooling Letters. Allegheny Ludlum shall have received a letter from Ernst & Young LLP and Teledyne shall have received a letter from Arthur Andersen LLP, each such letter to be dated the date of the Joint Proxy Statement, which letters shall be confirmed in writing on the date on which the Effective Time occurs (the "EFFECTIVE DATE"), to the effect (i) in the case of the letters from Ernst & Young LLP to Allegheny Ludlum, that Allegheny Ludlum qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available and that the business combination to be effected by the Combination will be treated for accounting purposes as a pooling of interests transaction under generally accepted accounting principles, and (ii) in the case of the letters from Arthur Andersen LLP to Teledyne, that Teledyne qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting is available.

  (g) Consents. Each of ALC and TI shall have obtained all consents required to consummate the transactions contemplated by this Agreement, including the Combination, and all other consents in connection with the Combination and the other transactions contemplated hereby, the failure to obtain which would constitute a ATI Material Adverse Effect.

  (h) NYSE. The shares of ATI Common Stock to be issued in the Combination shall have been approved for listing on the New York Stock Exchange upon official notice of issuance.

  (i) Representations and Warranties. The representations of ATI, ALC Merger Sub and TI Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement.

  (j) Pension Law Changes. No adoption of or amendment to any statute, no promulgation of or revision to any regulation issued by the U. S. Department of the Treasury, the U. S. Department of Labor or by the Pension Benefit Guaranty Corporation, and no change in a position previously taken by any one or more of foregoing agencies, shall have been effected or proposed which has or would have the effect of prohibiting, or of limiting or restricting in any material respect the merger of any Pension Plans of ALC and TI or its economic equivalent or would cause a merger of such Pension Plans or its economic equivalent to be illegal or impractical.

  Section 5.2 Additional Conditions to Obligation of ALC. The obligation of ALC to effect the ALC Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by ALC:

  (a) Representations and Warranties of TI. The representations and warranties of TI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and ALC shall have received a certificate signed on behalf of TI by the Chief Executive Officer and the Chief Financial Officer of TI to such effect.

  (b) Performance of Obligations of TI. TI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ALC shall have received a certificate signed on behalf of TI by the Chief Executive Officer and the Chief Financial Officer of TI to such effect.

  (c) Tax Opinion. ALC shall have received a written opinion from Kirkpatrick & Lockhart LLP, counsel to ALC, dated the Effective Date, to the effect that the ALC Merger will be treated for federal income tax purposes either as a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock under Section 351 of the Code. In rendering such opinion, counsel may rely upon representations and certificates of ATI, ALC, ALC Merger Sub, TI and TI Merger Sub.

  (d) Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of TI and any of its Subsidiaries that constitute a Material Adverse Effect.

  Section 5.3 Additional Conditions to Obligation of TI. The obligation of TI to effect the Combination is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by TI:

  (a) Representations and Warranties of ALC. The representations and warranties of ALC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and TI shall have received a certificate signed on behalf of ALC by the Chief Executive Officer and the Chief Financial Officer of ALC to such effect.

  (b) Performance of Obligations of ALC. ALC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TI shall have received a certificate signed on behalf of ALC by the Chief Executive Officer and the Chief Financial Officer of ALC to such effect.

  (c) Tax Opinion. TI shall have received the opinion of Irell & Manella LLP, counsel to TI, dated the Effective Date, to the effect that the TI Merger will be treated for federal income tax purposes as either a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock under Section 351 of the Code. In rendering such opinion, counsel may rely upon representations and certificates of ATI, ALC, ALC Merger Sub, TI and TI Merger Sub.

  (d) Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of ALC and any of its Subsidiaries that constitute a Material Adverse Effect.

                                  ARTICLE VI

                           TERMINATION AND AMENDMENT

  Section 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

  (a) by mutual written consent of ALC and TI; or

  (b) by either ALC or TI if the Combination shall not have been consummated by September 30, 1996 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a cause of or has resulted in the failure of the Combination to occur on or before such date); or

  (c) by either ALC or TI if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination; or

  (d) by ALC or TI, if, at the ALC Shareholders' Meeting or the TI Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the shareholders of ALC in favor of this Agreement and the ALC Merger or the stockholders of TI in favor of this Agreement and the TI Merger shall not have been obtained; or

  (e) by ALC, if (i) the Board of Directors of TI shall have withdrawn or modified its recommendation of this Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing; (ii) the Board of Directors of TI shall have recommended to the shareholders of TI an Alternative Transaction (as defined in Section 6.3(f));
(iii) a tender offer or exchange offer for 15% or more of the outstanding shares of TI Common Stock is commenced (other than by ALC or an affiliate of ALC) and the Board of Directors of TI recommends that the shareholders of TI tender their shares in such tender or exchange offer, or (iv) for any reason TI fails to call and hold the TI Shareholders' Meeting by September 30, 1996, unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable TI to hold the TI Shareholders' Meeting by such date; or

  (f) by TI, if (i) the Board of Directors of ALC shall have withdrawn or modified its recommendation of this Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing; (ii) the Board of Directors of ALC shall have recommended to the shareholders of ALC an Alternative Transaction (as defined in Section 6.3(f)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of ALC Common Stock is commenced (other than by TI or an affiliate of TI) and the Board of Directors of ALC recommends that the stockholders of ALC tender their shares in such tender or exchange offer, or
(iv) for any reason ALC fails to call and hold the ALC Shareholders' Meeting by September 30, 1996, unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable ALC to hold the ALC Shareholders' Meeting by such date; or

  (g) by ALC or TI, if (i) the other has breached any representation or warranty contained in this Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a material adverse effect on the party having made such representation or warranty and its Subsidiaries taken as a whole and would not constitute a ATI Material Adverse Effect after giving effect to the transactions contemplated by this Agreement), or (ii) if there has been a breach of a covenant or agreement set forth in this Agreement on the part of the other, which shall not have been cured within 2 business days following receipt by the breaching party of written notice of such breach from the other party (other than those set forth in Section 4.1, as to which there shall be no cure period).

  Section 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors, stockholders or affiliates arising from the execution and delivery of this Agreement or its termination, except as set forth in Section 6.3 and further except to the extent that such termination results from the wilful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 6.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

  Section 6.3 Fees and Expenses.

  (a) Except as set forth in this Section 6.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Combination is consummated; provided, however, that ALC and TI shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

  (b) TI shall reimburse ALC for out-of-pocket expenses incurred by ALC relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of ALC's counsel, accountants and financial advisors), upon the termination of this Agreement by ALC pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the TI Merger by the stockholders of TI at the TI Stockholders' Meeting, or pursuant to Section 6.1(e) or Section 6.1(g), and ALC shall reimburse TI for out-of-pocket expenses incurred by TI relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of TI's counsel, accountants and financial advisors), upon the termination of this Agreement by TI pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the ALC Merger by the shareholders of ALC at the ALC Shareholders' Meeting, or pursuant to Section 6.1(f) or Section 6.1(g).

  (c) TI shall pay ALC a termination fee of $50,000,000 upon the earliest to occur of the following events:

  (1) the termination of this Agreement by ALC pursuant to Section 6.1(e); or

  (2) the termination of this Agreement by ALC pursuant to Section 6.1(g) after a breach by TI of this Agreement; or

  (3) the termination of this Agreement by ALC pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the TI Merger by the stockholders of TI at the TI Stockholders' Meeting.

  (d) ALC shall pay TI a termination fee of $30,000,000 upon the earliest to occur of the following events:

  (1) the termination of this Agreement by TI pursuant to Section 6.1(f); or

  (2) the termination of this Agreement by TI pursuant to Section 6.1(g) after a breach by ALC of this Agreement; or

  (3) the termination of this Agreement by TI pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the ALC Merger by the shareholders of ALC at the ALC Shareholders' Meeting.

  (e) The expenses and fees, if applicable, payable pursuant to Sections 6.3(b), 6.3(c) and 6.3(d) shall be paid in immediately available funds within one business day after the first to occur of any of the events described in
Section 6.3(b), 6.3(c) and 6.3(d); provided, however, that in no event shall ALC or TI, as the case may be, be required to pay such expenses and fees to the other if, immediately prior to the termination of this Agreement, the party to receive such expenses and fees was in material breach of its obligations under this Agreement.

  (f) As used in this Agreement, "ALTERNATIVE TRANSACTION" means either (i) a transaction pursuant to which any person (or group of persons) (a "THIRD PARTY") other than ALC or TI acquires more than 15% of the outstanding shares of ALC Common Stock or TI Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving ALC or TI pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of ALC or TI or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of ALC or TI, and the entity surviving any merger or business combination including any of them) of ALC or TI having a fair market value (as determined by the Board of Directors of ALC or TI, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of ALC or TI and its Subsidiaries taken as a whole immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

  Section 6.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Combination by the stockholders of TI, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

  Section 6.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other parties hereto and (iii) waive compliance with any of the agreements or conditions contained herein for their benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VII

                                 MISCELLANEOUS

  Section 7.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.2, 6.3, the last sentence of Section 6.4 and Article VII, and the agreements of the Affiliates of ALC and TI delivered pursuant to Section 4.9. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

  Section 7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to ALC, to:

     Allegheny Ludlum Corporation
     1000 Six PPG Place
     Pittsburgh, Pennsylvania 15222

     Attention: Chairman
                Telecopy No. (412) 394-3010

     with a copy to:

     Jon D. Walton
     Vice President-General Counsel and Secretary
     Allegheny Ludlum Corporation
     1000 Six PPG Place
     Pittsburgh, Pennsylvania 15222

                Telecopy No. (412) 394-3010
     and to:

     Ronald D. West
     Kirkpatrick & Lockhart LLP
     1500 Oliver Building
     Pittsburgh, Pennsylvania 15222

                Telecopy No. (412) 355-6501

  (b) if to TI, to:

     Teledyne, Inc.
     2049 Century Park East
     Los Angeles, California 90067-3101

     Attention: Chairman and Chief Executive Officer
                Telecopy No. (310) 551-4204

     with copies to:

     Judith R. Nelson, Secretary
     Elizabeth J. Keefer, General Counsel
     Teledyne, Inc.
     2049 Century Park East
     Los Angeles, California 90067-3101

                Telecopy No. (310) 551-4366

     and to:

     Edmund M. Kaufman
     Irell & Manella LLP
     333 South Hope Street
     Los Angeles, California 90071-3042

                Telecopy No. (213) 229-0515

  Section 7.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "THE DATE OF THIS AGREEMENT,"

"THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 1, 1996.

  Section 7.4 Knowledge. All references in this Agreement or any certificate to the knowledge of ALC or TI shall mean the knowledge of any officer or officers of such party (but only the officer executing any such certificate, in the case of a certificate) and shall reflect reasonable inquiry by such officer or officers in connection specifically with respect to the statement made to such knowledge.

  Section 7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  Section 7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Stockholder Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and, except for the provisions of
Section 4.12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  Section 7.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

  Section 7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  Section 7.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 7.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first set forth above.

ALLEGHENY TELEDYNE INCORPORATED           ALLEGHENY LUDLUM CORPORATION


By: /s/ Richard P. Simmons                By: /s/ Richard P. Simmons
  ---------------------------               ---------------------------
Title: Chairman of the Board              Title: Chairman


   /s/ William P. Rutledge                TELEDYNE, INC.
- ------------------------------

Title: President and Chief Executive Officer

                                          By: /s/ William P. Rutledge
                                            ---------------------------

ALS MERGER CORPORATION
                                          Title: Chairman of the Board    and
                                          Chief Executive Officer

By: /s/ Richard P. Simmons
  ---------------------------
Title: President

TDY MERGER, INC.

By: /s/ William P. Rutledge
  ---------------------------
Title: President

                                                                        ANNEX A

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        ALLEGHENY TELEDYNE INCORPORATED

  ONE: The name of the corporation is Allegheny Teledyne Incorporated (hereinafter referred to as the "Corporation").

  TWO: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

  THREE: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

  FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Six Hundred Fifty Million (650,000,000), consisting of Six Hundred Million (600,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock"), and Fifty Million (50,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"). The term "Voting Stock" shall hereafter refer to all shares of capital stock entitled to vote generally in the election of directors.

  A. Common Stock

  1. Except where otherwise provided by law, by this Restated Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOUR, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers of the capital stock.

  2. Subject to any preferential rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

  B. Preferred Stock

  The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

  FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of 75% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class.

      C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

  SIX: The Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

  SEVEN: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived any improper personal benefit. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

  EIGHT: A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article EIGHT with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

  B. Right to Advancement of Expenses. The right to indemnification conferred in Section A of this Article EIGHT shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section B or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article EIGHT shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

  C. Right of Indemnitee to Bring Suit. If a claim under Section A or B of this Article EIGHT is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement or expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHT or otherwise shall be on the Corporation.

  D. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

  E. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

  F. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  G. Amendment. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

  NINE: The following provisions are inserted for the definition, limitation and regulation of actions of the stockholders of the Corporation:

  A. Action to be Taken at Stockholder Meetings Only. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by the written consent of such stockholders.

  B. Calling of Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, the Chairman of the Board or the Chief Executive Officer. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice as provided in this Article NINE, Section B, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article NINE, Clause (B). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Article NINE, Section C shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventy-fifth day prior to such special meeting or the tenth day following the day on which a public announcement (as defined in subparagraph (e) of Article NINE, Section C) is first made of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  C. Notice of Nominations and Action to be Taken at an Annual Meeting.

  (a) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Article NINE, Section C who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article NINE, Section C.

  (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Article NINE, Section (C), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy-five days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, or in the case of the first annual meeting of the Corporation's stockholders after the Corporation becomes subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

  (c) Notwithstanding anything in the second sentence of paragraph (b) of this Article NINE, Section C to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least eighty-five days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article NINE, Section C shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

  (d) Only such persons who are nominated in accordance with the procedures set forth in this Article NINE, Section C shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article NINE, Section C. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article NINE, Section C and, if any proposed nomination or business is not in compliance with this Article NINE, Section C, to declare that such defective proposed business or nomination shall be disregarded.

  (e) For purposes of this Article NINE, Section C, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

  (f) Notwithstanding the foregoing provisions of this Article NINE, Section C, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article NINE, Section C. Nothing in this Article NINE, Section C shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  (g) The Bylaws of the Corporation may contain additional provisions not inconsistent with this Article NINE, Section C regarding nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders. Without limiting the category of such provisions which would not be inconsistent with this Article NINE, Section C, a provision in the bylaws of the Corporation which sets forth additional information which must be provided by a stockholder in the notice required by this Article NINE, Section C shall not be deemed to be so inconsistent.

  D. Voting. The stockholders shall not have the right to cumulate their votes in the election of directors.

  TEN: (A) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders after the initial classification of directors; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders after the initial classification of directors; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders after the initial classification of directors; and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified.

  (B) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

  (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and not by the stockholders, unless otherwise provided by law or by resolution adopted by a majority of the whole Board of Directors.

  (b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  (C) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of 75% of the Voting Power, voting together as a single class.

  ELEVEN: In addition to any other considerations which the Board of Directors, any committee thereof or any individual director lawfully may take into account in determining whether to take or refrain from taking corporate action on any matter, including making or declining to make any recommendations to the stockholders of the Corporation, the Board of Directors, any committee thereof or any individual director may in its, his or her discretion consider the long term as well as the short term best interests of the Corporation (including the possibility that these interests may best be served by the continued independence of the Corporation), taking into account and weighing as deemed appropriate the effects of such action on employees, suppliers, distributors and customers of the Corporation and its subsidiaries and the effect upon communities in which the offices or facilities of the Corporation and its subsidiaries are located and any other factors considered pertinent. This Article ELEVEN shall be deemed to grant discretionary authority to the Board of Directors, any committee thereof and each individual director, and shall not be deemed to provide to any specific constituency any right to be considered.

  TWELVE: In addition to the requirements of (i) law and (ii) the other provisions of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required for the adoption or authorization of a Fundamental Change unless the Fundamental Change has been approved at a meeting of the Board of Directors by the vote of more than two-thirds of the incumbent members of the Board of Directors.

  As used in this Article TWELVE, "Fundamental Change" shall mean (1) any merger or consolidation of the Corporation with or into any other corporation,
(2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger or consolidation of a Significant Shareholder with or into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Delaware General Corporation Law, as amended from time to time, which does not require a vote of the Corporation's stockholders for approval.

  As used in this Article TWELVE, "Significant Shareholder" shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to fifteen percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.

  THIRTEEN: Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders or at least 75% of the Voting Power, voting together as a single class, shall be required to alter, amend, supplement or repeal, or to adopt any provision inconsistent with the purpose or intent of, paragraph B of Article FIVE and Articles SEVEN, NINE, TEN, ELEVEN, TWELVE or THIRTEEN; provided, however, that no amendment of Article TWELVE shall apply to any person who is a Significant Shareholder at the time of the adoption of such amendment.

                                                                         ANNEX B


  -------------------------------------------------------------------------

                        ALLEGHENY TELEDYNE INCORPORATED

                          AMENDED AND RESTATED BYLAWS

  -------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I OFFICES..........................................................   1
  Section 1. Registered Office.............................................   1
  Section 2. Corporate Headquarters........................................   1
  Section 3. Other Offices.................................................   1
ARTICLE II MEETINGS OF STOCKHOLDERS........................................   1
  Section 1. Place of Meetings.............................................   1
  Section 2. Annual Meeting................................................   1
  Section 3. Special Meetings..............................................   1
  Section 4. Notice of Meetings............................................   1
  Section 5. Quorum; Adjournment...........................................   1
  Section 6. Proxies and Voting............................................   2
  Section 7. Stock List....................................................   2
ARTICLE III BOARD OF DIRECTORS.............................................   2
  Section 1. Duties and Powers.............................................   2
  Section 2. Number and Term of Office.....................................   2
  Section 3. Vacancies.....................................................   3
  Section 4. Meetings......................................................   3
  Section 5. Quorum........................................................   4
  Section 6. Actions of Board Without a Meeting............................   4
  Section 7. Meetings by Means of Conference Telephone.....................   4
  Section 8. Committees....................................................   4
  Section 9. Compensation..................................................   4
  Section 10. Removal......................................................   4
ARTICLE IV OFFICERS........................................................   4
  Section 1. General.......................................................   4
  Section 2. Election; Term of Office......................................   4
  Section 3. Chairman of the Board.........................................   5
  Section 4. Chief Executive Officer.......................................   5
  Section 5. President.....................................................   5
  Section 6. Vice President................................................   5
  Section 7. Secretary.....................................................   5
  Section 8. Assistant Secretaries.........................................   6
  Section 9. Treasurer.....................................................   6
  Section 10. Assistant Treasurers.........................................   6
  Section 11. Other Officers...............................................   6
ARTICLE V STOCK............................................................   6
  Section 1. Form of Certificates..........................................   6
  Section 2. Signatures....................................................   6
  Section 3. Lost Certificates.............................................   6
  Section 4. Transfers.....................................................   7
  Section 5. Record Date...................................................   7
  Section 6. Beneficial Owners.............................................   7
  Section 7. Voting Securities Owned by the Corporation....................   7

                                                                            PAGE
                                                                            ----
ARTICLE VI NOTICES.........................................................   7
  Section 1. Notices.......................................................   7
  Section 2. Waiver of Notice..............................................   7
ARTICLE VII GENERAL PROVISIONS.............................................   8
  Section 1. Dividends.....................................................   8
  Section 2. Disbursements.................................................   8
  Section 3. Corporation Seal..............................................   8
ARTICLE VIII AMENDMENTS....................................................   8

                          AMENDED AND RESTATED BYLAWS
                                      OF
                        ALLEGHENY TELEDYNE INCORPORATED
                    (HEREINAFTER CALLED THE "CORPORATION")

                                   ARTICLE I

                                    OFFICES

  Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

  Section 2. Corporate Headquarters. The corporate headquarters of the Corporation shall be in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania.

  Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the officer of the Corporation calling the meeting as authorized by the Corporation's Certificate of Incorporation and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  Section 2. Annual Meeting. Each annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

  Section 3. Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only as provided, and for the purposes specified, in the Corporation's Certificate of Incorporation.

  Section 4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

  Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the voting power of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

  Section 6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

  Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

  All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that at the discretion of the chairman of the meeting, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairman of the meeting.

  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by the affirmative vote of the holders of a majority of the shares of stock entitled to vote represented in person or by proxy at the meeting.

  Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE III

                              BOARD OF DIRECTORS

  Section 1. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

  Section 2. Number and Term of Office. The Board of Directors shall consist of one (1) or more members. The number of directors shall be fixed and may be changed from time to time by resolution duly adopted by a majority of the directors then in office, except as otherwise provided by law or the Certificate of Incorporation. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at the annual meetings of stockholders. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

  The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders after the initial classification of the directors, or until his or her earlier resignation or removal; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders after the initial classification of the directors, or until his or her earlier resignation or removal; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders after the initial classification of the directors, or until his or her earlier resignation or removal, and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified. This paragraph of Article III, Section 2 is also contained in Article TEN, Section A of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

  Section 3. Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOUR of the Corporation's Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

  (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

  (b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  This Article III, Section 3 is also contained in Article TEN, Section B of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

  Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these Bylaws.

  Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 6. Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

  Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

  Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

  Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation and expense reimbursement of directors including the authority to fix the compensation and expense reimbursement of members of special or standing committees and the chairmen of such committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

  Section 10. Removal. Any director or directors may be removed from office only as provided in the Corporation's Certificate of Incorporation.

                                  ARTICLE IV

                                   OFFICERS

  Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, and a President, such number of Vice Presidents as the Board of Directors shall elect from time to time (one or more of whom may be designated Executive Vice Presidents), a Secretary, a Treasurer (or a position with the duties and responsibilities of a Treasurer) and such other officers and assistant officers (if any) as the Board of Directors may from time to time appoint. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

  Section 2. Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board or a President, or both, a Secretary and a Treasurer

(or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

  Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have the powers and perform the duties of the Chairman of the Board, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

  Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the direction of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if any) or in the event of the inability of or refusal to act by the Chairman of the Board or the Vice Chairman of the Board (if any), or if the Board has not designated a Chairman or Vice Chairman, the Chief Executive Officer (if a member of the Board of Directors) shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

  Section 5. President. The President shall have general and active management of the business of the Corporation, subject to the direction of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors.

  Section 6. Vice President. In the absence of the President or in the event of inability of or refusal to act by the President, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

  Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be except as otherwise provided in the Bylaws of the Corporation or by resolution of the Board of Directors.

  Section 8. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and in the absence of the Secretary or in the event of the inability of or refusal to act by the Secretary, the Assistant Secretary (or if there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors or in the absence of any designation, then in order of their election) shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

  Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

  Section 10. Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and in the absence of the Treasurer or in the event of the inability of or refusal to act by the Treasurer, the Assistant Treasurer (or if there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors or in the absence of any designation, then in the order of their election) shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

  Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK

  Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board or the President or a Vice President, and
(ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

  Section 2. Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

  Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

  Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                  ARTICLE VI

                                    NOTICES

  Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, telex or cable or by overnight delivery or courier service and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, facsimile transmission, telex or cable.

  Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VII

                              GENERAL PROVISIONS

  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

  Section 2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

  Section 3. Corporation Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII

                                  AMENDMENTS

  Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

                                                                        ANNEX C

DIRECTORS OF ATI:

  Initial Directors of ATI:
    Richard P. Simmons
    Robert P. Bozzone
    Arthur H. Aronson
    Paul S. Brentlinger
    C. Fred Fetterolf
    Thomas Marshall
    W. Craig McClelland
    Charles J. Queenan, Jr.
    James E. Rohr
    Frank V. Cahouet
    Diane C. Creel
    William G. Ouchi
    George A. Roberts
    William P. Rutledge
    Fayez Sarofim
    Henry E. Singleton

  Ms. Creel, Messrs. Fetterolf, Marshall and Simmons and Dr. Singleton will be members of a class that will serve an initial term expiring at the first annual meeting of stockholders of ATI to be held after the Effective Time; Messrs. Aronson, Brentlinger, Rohr and Sarofim and Drs. Ouchi and Roberts will be members of a class that will serve an initial term expiring at the second annual meeting of stockholders of ATI to be held after the Effective Time; and Messrs. Bozzone, Cahouet, McClelland, Queenan and Rutledge will be members of a class that will serve an initial term expiring at the third annual meeting of stockholders of ATI to be held after the Effective Time.

  If, prior to the Effective Time, any of Messrs. Simmons, Bozzone, Aronson, Brentlinger, Fetterolf, Marshall, McClelland, Queenan or Rohr shall die or otherwise be unable or unwilling to serve, then a substitute for each such person shall be named by ALC. If, prior to the Effective Time, any of Ms. Creel or Messrs. Cahouet, Rutledge or Sarofim, or Drs. Ouchi, Roberts or Singleton shall die or otherwise be unable or unwilling to serve, then a substitute for each such person shall be named by TI.

OFFICERS OF ATI:

  Chairman of the Board and Chairman of the Executive Committee: Richard P. Simmons Vice Chairman of the Board: Robert P. Bozzone President and Chief Executive Officer: William P. Rutledge Executive Vice President: Arthur H. Aronson Senior Vice President and Chief Financial Officer: James L. Murdy Vice President--General Counsel and Secretary: Jon D. Walton

                                                                        ANNEX D

                         [FORM OF AFFILIATE AGREEMENT]

                                                              , 1996

Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), or Teledyne, Inc., a Delaware corporation ("TI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger and Combination, dated as of April 1, 1996 (the "Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), ALC, ALS Merger Corporation, a Pennsylvania corporation, TI and TDY Merger, Inc., a Delaware corporation, at the Effective Time (as defined in the Agreement) ALC and TI will each become a wholly owned subsidiary of ATI.

  As a result of the Combination (as defined in the Agreement), the undersigned may receive shares of Common Stock, par value $0.10 per share ("ATI Common Stock"), of ATI. The undersigned would receive such shares in exchange for shares of Common Stock, par value $0.10 per share, of ALC or shares of Common Stock, par value $1.00 per share, of TI owned by the undersigned.

  The undersigned hereby represents and warrants to, and covenants with, ATI that in the event the undersigned receives any ATI Common Stock in the
Combination:

    (A) The undersigned shall not make any sale, transfer or other disposition of the ATI Common Stock in violation of the Act or the Rules and Regulations.

    (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the ATI Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

    (C) The undersigned has been advised that the issuance of shares of ATI Common Stock to the undersigned in the Combination has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Combination's submission for a vote of the stockholders of ALC or TI the undersigned may be deemed an affiliate of ALC or TI, as the case may be, and (ii) the distribution by the undersigned of the ATI Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ATI Common Stock issued to the undersigned in the Combination unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to ATI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

Allegheny Teledyne Incorporated
             , 1996

Page 2

    (D) The undersigned understands that ATI will be under no obligation to register the sale, transfer or other disposition of the ATI Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    (E) The undersigned understands that stop transfer instructions will be given to ATI's transfer agent with respect to the ATI Common Stock owned by the undersigned and that there may be placed on the certificates for the ATI Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in
    accordance with the terms of a letter agreement dated     , 1996, a
    copy of which agreement is on file at the principal offices of Allegheny Teledyne Incorporated."

    (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's ATI Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, ATI reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

  It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to ATI (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to ATI to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

Allegheny Teledyne Incorporated
              , 1996

Page 3

  The undersigned further represents and warrants to, and covenants with, ATI that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Common Stock of either ALC or TI held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the ATI Common Stock received by the undersigned in the Combination until after such time as results covering at least 30 days of combined operations of ALC and TI have been published by ATI within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

                                                    Very truly yours,

Acknowledged this   day of     , 1996.

ALLEGHENY TELEDYNE INCORPORATED

By:
  -------------------------------
  Name:

                                                                         ANNEX E

                        ALLEGHENY TELEDYNE INCORPORATED

                              1996 INCENTIVE PLAN

                                   ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

  1.01 PURPOSE. The purpose of the Allegheny Teledyne Incorporated 1996 Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees, to act as an incentive in motivating selected officers and other key employees of Allegheny Teledyne Incorporated and its Subsidiaries to achieve long-term corporate objectives and to enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Code.

  1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors of Allegheny Teledyne Incorporated, to be effective as of the effective date of the transactions described in the Amended and Restated Agreement and Plan of Merger and Combination, dated as of April 1, 1996, by and among Allegheny Teledyne Incorporated, Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc. and TDY Merger, Inc. (the "Effective Date"), but is subject to the approval of the stockholders of Allegheny Ludlum Corporation and Teledyne, Inc. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII, VIII, IX and X with respect to performance-based awards to "covered employees" under Section 162(m) of the Code shall expire as of the fifth anniversary of the Effective Date.

                                   ARTICLE II

                                  DEFINITIONS

  For the purpose of this Plan, capitalized terms shall have the following meanings:

  2.01 AWARD means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Awards of cash or any other Award made under the terms of the Plan.

  2.02 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

  2.03 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

  2.04 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

  2.05 BOARD means the Board of Directors of the Company.

  2.06 CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

    (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

    (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

    (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

    (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

  2.07 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

  2.08 COMMITTEE means the Committee defined in Section 3.01.

  2.09 COMPANY means Allegheny Teledyne Incorporated, a Delaware corporation, and its successors.

  2.10 COMMON STOCK means Common Stock of the Company, par value $.10 per share.

  2.11 COMPANY VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

  2.12 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

  2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

  2.14 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

  2.15 FAIR MARKET VALUE means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

  2.16 INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

  2.17 MERGER means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

  2.18 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

  2.19 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

  2.20 OUTSTANDING COMMON STOCK means, at any time, the issued and outstanding shares of Common Stock.

  2.21 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01.

  2.22 PERFORMANCE AWARDS means Awards granted in accordance with Article
VIII.

  2.23 PERFORMANCE GOALS means operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders' equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.

  2.24 PLAN means the Allegheny Teledyne Incorporated 1996 Incentive Plan as described herein, as the same may be amended from time to time.

  2.25 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(b).

  2.26 RESTORATION OPTION means a Non-Qualified Stock Option granted pursuant to Section 6.01(f).

  2.27 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

  2.28 RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

  2.29 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

  2.30 STOCK APPRECIATION RIGHTS means Awards granted in accordance with
Article VI.

  2.31 SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

  2.32 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

                                  ARTICLE III

                                ADMINISTRATION

  3.01 COMMITTEE. The Plan shall be administered by a committee of the Board ("Committee") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new Options for previously awarded Options which, at the time of such substitution, have an exercise price in excess of the Fair Market Value of the underlying Common Stock (including options granted under other incentive compensation programs of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee and/or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. The selection of members of the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time.

                                  ARTICLE IV

                                    SHARES

  4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 9,000,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

  4.02 SHARES SUBJECT TO TERMINATED AWARDS. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

                                   ARTICLE V

                                 PARTICIPATION

  5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such officers and other key employees of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan, other than Incentive Stock

Options, to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 750,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $3,000,000 in cash.

                                  ARTICLE VI

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01 OPTION AWARDS.

    (A) GRANT OF OPTIONS. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

    (B) PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options designated by the Committee as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422 of the Code.

    (C) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

    (D) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

    (E) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

    (F) RESTORATION OPTIONS UPON THE EXERCISE OF A NON-QUALIFIED STOCK OPTION. In the event that any Participant delivers to the Company, or has withheld from the shares otherwise issuable upon the exercise of a Non-Qualified Stock Option, shares of Common Stock in payment of the Purchase Price of any Non-Qualified Stock Option granted hereunder in accordance with Section 6.04, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered or withheld upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, delivered or withheld to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share Purchase Price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

  6.02 STOCK APPRECIATION RIGHTS.

    (A) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

    (B) EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with Options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

    (C) PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

  6.03 TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

    (A) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

    (B) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

      (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

      (ii) Termination of the Award as provided in Section 6.03(e), following the Participant's Termination of Employment; or

      (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

      (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

    (C) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

    (D) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(i), (iii), and (iv).

    (E) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

    (i) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

      (A) TERMINATION. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate on the 90th day (or, if such day is not a business day, the next business day) after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d) or Section 6.03(e)(ii) applies. In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

      (B) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate two years after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

      (C) DEATH. In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.03(e)(i)(B) or Section 6.03(d) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of three years from the date of the Participant's death (but in no event more than two years from the date of the Participant's Termination of Employment by reason of disability or Retirement), unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

    (ii) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.03(c), (i) to the extent the right to exercise an Option or a Stock Appreciation Right granted to an employee of the Company or any of its Subsidiaries, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment and (ii) to the extent the right to exercise an Option or a Stock Appreciation Right granted to a non-employee, or any portion thereof, has not accrued as of the date on which such non-employee ceases, in the judgment of the Committee, to render significant services to the Company or any of the Subsidiaries such right shall expire at the date of such cessation. Notwithstanding the foregoing, the unvested Options and Stock Appreciation Rights of a Participant who terminates employment and who continues to render significant services to the Company or any of its Subsidiaries after his or her Termination of Employment shall continue to vest during the period in which the individual continues to render such services.

  6.04 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

  6.05 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this
Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

                                  ARTICLE VII

                               RESTRICTED SHARES

  7.01 RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares to "covered employees" (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Goals. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

    (A) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

    (B) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in
  Section 7.01(a), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

    (C) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code except to the extent that Section 16 of the Exchange Act limits a participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

    (D) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
  Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

  7.02 TERMS OF RESTRICTED SHARES.

    (A) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.02(b) and 7.03, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

    (B) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

  7.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.01(d).

                                 ARTICLE VIII

                              PERFORMANCE AWARDS

  8.01 PERFORMANCE AWARDS.

    (A) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

    (B) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

    (C) EARNING PERFORMANCE AWARDS. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

    (D) PAYMENT OF EARNED PERFORMANCE AWARDS. Subject to the requirements of
  Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

  8.02 TERMS OF PERFORMANCE AWARDS.

    (A) TERMINATION OF EMPLOYMENT. Unless otherwise provided below or in
  Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

    (B) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

    (C) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

    (D) PRO-RATA PAYMENT. The amount of any payment made to a Participant whose employment is terminated by Retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

    (E) OTHER EVENTS. Notwithstanding anything to the contrary in this
  Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

  8.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants, in accordance with Section 8.01(d), within 30 days after such Change in Control.

                                  ARTICLE IX

                           OTHER STOCK-BASED AWARDS

  9.01 GRANT OF OTHER STOCK-BASED AWARDS. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

  9.02 TERMS OF OTHER STOCK-BASED AWARDS. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this
Article IX shall be subject to the following:

    (a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

    (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

    (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

  9.03 FOREIGN QUALIFIED AWARDS. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

                                   ARTICLE X

                       SHORT-TERM CASH INCENTIVE AWARDS

  10.01 ELIGIBILITY. Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of
Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

  10.02 AWARDS.

    (A) PERFORMANCE TARGETS. For each fiscal year of the Company after fiscal year 1996, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of
  Section 162(m) of the Code.

    (B) AMOUNTS OF AWARDS. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under
  Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

    (C) PAYMENT OF AWARDS. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

    (D) NEGATIVE DISCRETION. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

    (E) GUIDELINES. The Committee shall adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

    (F) NON-EXCLUSIVE ARRANGEMENT. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

                                  ARTICLE XI

          TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

  11.01 PLAN PROVISIONS CONTROL AWARD TERMS. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

  11.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

  11.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

  11.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

  11.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

    (a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or
  (iii) by a combination of shares and cash.

    (b) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

    (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

  11.06 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

  11.07 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

    (A) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

    (B) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for such outstanding Awards. In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

    (C) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

  11.08 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

  11.09 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

  11.10 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

  11.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

  11.12 COMPLIANCE WITH RULE 16B-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

  11.13 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

  11.14 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

  11.15 AMENDMENT AND TERMINATION.

    (A) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under Rule 16b-3 or the Code, unless such compliance is no longer desired under Rule 16b-3, the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

    (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

  11.16 SPECIAL PROVISION RELATING TO CERTAIN STOCK ISSUANCES. Notwithstanding anything to the contrary contained in this Plan, shares of Common Stock authorized to be issued under this Plan may be issued to pay awards made under the Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries (As Amended and Restated) (the "Allegheny Ludlum Performance Plan") and the Teledyne, Inc. Senior Executive Performance Plan (the "Teledyne SEP Plan"). All decisions with respect to the making of awards, and the payment of such awards in shares of Common Stock, under the Allegheny Ludlum Performance Plan or the Teledyne SEP Plan (each a "Subsidiary Plan") shall be made by the body in whom the power to administer the applicable Subsidiary Plan is vested from time to time and shall be complied with by the Committee and the Company. All shares of Common Stock issued in payment of an award under either Subsidiary Plan shall be governed exclusively by the terms of such award, and any terms of this Plan inconsistent therewith shall be inapplicable to such shares.

                                                                        ANNEX F

                        ALLEGHENY TELEDYNE INCORPORATED
              1996 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

ARTICLE I. GENERAL

  1.01 Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of a proprietary interest in the Company and an increased personal interest in its performance. This purpose will be served by providing an opportunity for Non-Employee Directors to elect to receive Stock Options and/or Common Stock in lieu of Director's Fees, the automatic payment of a portion of the Director's Retainer Fee Payment in the form of Common Stock to those Non-Employee Directors not electing to receive such portion in the form of Stock Options and/or Common Stock and granting each Non-Employee Director annually an option covering 1,000 shares of Common Stock.

  1.02 Adoption and Term. The Plan has been approved by the Board and, subject to approval by the stockholders of Allegheny Ludlum Corporation and Teledyne, Inc., respectively, shall become effective as of the Effective Date (as hereinafter defined). The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the Effective Date, and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

  1.03 Definitions. As used herein the following terms have the following meanings:

  (a) "Annual Options" means the Stock Options issuable under Section 4.04(a) of the Plan.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

  (d) "Common Stock" means the common stock, par value $0.10 per share, of the Company.

  (e) "Company" means Allegheny Teledyne Incorporated, a Delaware corporation, and any successor thereto.

  (f) "Compensation Year" means each calendar year or portion thereof during which the Plan is in effect.

  (g) "Director" means a member of the Board.

  (h) "Director's Fees" means the Director's Retainer Fee Payments and the Director's Meeting Fee Payments.

  (i) "Director's Meeting Fee Payment" means the dollar value of the fees which the Non-Employee Director would be entitled to receive for attending meetings of the Board or any committee of the Board or for serving as the chair of the Board or any committee of the Board.

  (j) "Director's Retainer Fee Payment" means the dollar value of that portion of the annual retainer fee payable by the Company to a Non-Employee Director as of a particular Quarterly Payment Date, as established by the Board and in effect from time to time.

  (k) "Effective Date" means the date on which the "Effective Time" occurs. The term "Effective Time" shall have the meaning set forth in the Amended and Restated Agreement and Plan of Merger and Combination, dated as of April 1, 1996, by and among the Company, Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc. and TDY Merger, Inc.

  (l) "Employee" means any employee of the Company or an affiliate.

  (m) "Fair Market Value" means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange, or, if the Common

     Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

  (n) "Meeting Fee Options" means the Stock Options issuable under Section 4.04(c) of the Plan.

  (o) "Non-Employee Director" means a Director who is not an Employee.

  (p) "Non-Employee Director Notice" means a written notice delivered in accordance with Section 4.02.

  (q) "Plan" means this Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan, as it may hereafter be amended from time to time.

  (r) "Quarterly Payment Date" means each of the quarterly dates on which the Director's Fee Payment is paid by the Company.

  (s) "Retainer Fee Options" means the Stock Options issuable under Section 4.04(b) of the Plan.

  (t) "Stock Options" means options to purchase shares of Common Stock of the Company issuable hereunder.

  1.04 Shares Subject to the Plan. The shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as provided in Section 5.01 hereof, the aggregate amount of such stock which may be issued or subject to Stock Options issued hereunder shall not exceed 700,000. If any Stock Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto shall again be available for issuance under the Plan. Stock Options granted under the Plan will not be qualified as "incentive stock options" under Section 422 of the Code.

ARTICLE II. ADMINISTRATION

  2.01 The Board. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to participate hereunder, the determination of the number of shares of Common Stock or number of Stock Options issuable to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of shares of Common Stock and Stock Options to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

ARTICLE III. PARTICIPATION

  3.01 Participants. Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.

ARTICLE IV. PAYMENT OF DIRECTOR'S FEES

  4.01 General. The Director's Retainer Fee Payment shall be paid to each Non-Employee Director, as of each Quarterly Payment Date, as set forth in the Plan and subject to such other payment policies and procedures as the Board may establish from time to time. Director's Meeting Fee payments shall be paid reasonably promptly following the date of the meeting to which such payments relate. If for the applicable Compensation Year such Non-Employee Director has not made an election to receive Stock Options or Common Stock in lieu of at least one-fourth (1/4) of the Director's Retainer Fee Payment pursuant to Section 4.02, three-fourths (3/4) of the Director's Retainer Fee Payment shall be paid in cash and one-fourth (1/4) of the Director's Retainer Fee Payment shall be paid in the form of Common Stock.

  4.02 Non-Employee Director Notice. Non-Employee Directors may file with the Committee or its designee at least six months prior to the commencement of a Compensation Year, and at such other times as the Board may approve, a Non-Employee Director Notice electing to receive (a) a specified portion (but not below twenty five percent (25%)) of his or her Director's Retainer Fee Payment in the form of Stock Options and/or Common Stock, and/or (b) a specified portion of his or her Director's Meeting Fee Payment in the form of Stock Options and/or Common Stock. Notwithstanding the foregoing, elections to receive Common Stock or Stock Options may be made at any time during a Compensation Year so long as such elections are made irrevocably at least six months in advance of receiving the corresponding Common Stock or Stock Options or otherwise as the Board may permit and (i) the director making such election became a Non-Employee Director less than six months before the commencement of the subject Compensation Year, or (ii) such elections relate to the Common Stock or Stock Options for service in calendar years 1996 and 1997. In the case of such irrevocable election, the Common Stock and/or Stock Options shall be granted at the later of (i) the first business day which is six months and one day after the date of the director's election to receive a Common Stock or Stock Option or (ii) the date on which Stock Options or shares of Common Stock otherwise would be issued.

 4.03 Conversion to Shares.

  (a) Director's Retainer Fee Payment. Each Non-Employee Director who pursuant to Section 4.01 or 4.02 is to receive Common Stock as part of his or her Director's Retainer Fee Payment with respect to a Compensation Year and who is elected or reelected or is a continuing Non-Employee Director as of the date of commencement of such Compensation Year and as of the applicable Quarterly Payment Date, shall receive as of each Quarterly Payment Date during such Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Director's Retainer Fee Payment to be paid in the form of Common Stock by (ii) the Fair Market Value of the Common Stock per share on such Quarterly Payment Date. Cash shall be paid in lieu of any fractional shares.

  (b) Director's Meeting Fee Payment. Each Non-Employee Director who has duly filed a Non-Employee Director Notice in accordance with Section 4.02 with respect to a Compensation Year and elected to receive all or any portion of the Director's Meeting Fee Payment in the form of Common Stock shall receive on the first business day in January of the next following Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing
(i) the amount of the Director's Meeting Fee Payment for the Compensation Year to be paid in the form of Common Stock by (ii) the Fair Market Value of the Common Stock per share on the day immediately preceding the date of issuance of such Common Stock. Cash shall be paid in lieu of any fractional shares.

 4.04 Stock Options.

  (a) Annual Option Grants. Conditioned on the occurrence of the Effective Time, an Annual Option covering 1,000 shares of Common Stock is hereby granted to each Non-Employee Director as of (and with the date of grant for all purposes of the Plan being), the first trading day for Common Stock following the Effective Date. Thereafter, an Annual Option covering 1,000 shares of Common Stock will be granted to each Non-Employee Director automatically at the conclusion of each Company annual meeting. If, after the date of adoption of this Plan, a director first becomes a Non-Employee Director on a date other than an annual meeting date, an Annual Option covering 1,000 shares of Common Stock will be granted to such director on his or her first date of Board service. The purchase price of the Common Stock covered by each Annual Option will be the Fair Market Value of a share of Common Stock as of the date of grant of the Annual Option.

  (b) Retainer Fees Options. Retainer Fees Options for a Compensation Year will be granted on January 2 of such Compensation Year (or if such January 2 is not a business day, on the next succeeding business day) for service during such Compensation Year. The number of shares of Common Stock to be subject to a Retainer Fees Option shall be equal to the nearest number of whole shares determined by multiplying the Fair Market Value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the portion of the Director's Retainer Fee Payment elected to be received as Stock Options by the Non-Employee Director for the Compensation Year. The purchase price of each share covered by each Retainer Fee Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Retainer Fee Option multiplied by 0.6666.

  (c) Meeting Fee Options. Meeting Fee Options for a Compensation Year will be granted on January 2 of the next following Compensation Year (or if such January 2 is not a business day, on the next succeeding business day) after the conclusion of the Compensation Year. The number of shares of Common Stock to be subject to a Meeting Fee Option shall be equal to the nearest number of whole shares determined by multiplying the Fair Market Value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the portion of the Director's Meeting Fee Payment elected to be received as Stock Options by the Non-Employee Director. The purchase price of each share covered by each Meeting Fee Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Meeting Fee Option multiplied by 0.6666.

  (d) Duration and Exercise of Stock Options. Subject to Section 4.04(g) below, Annual Options and Retainer Fee Options become exercisable on the first anniversary of the date on which they were granted and Meeting Fee Options become exercisable immediately upon grant. Stock Options shall terminate upon the expiration of ten years from the date of grant. No Stock Option may be exercised for a fraction of a share and no partial exercise of any Stock Option may be for less than one hundred (100) shares.

  (e) Purchase Price. The purchase price for the shares shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company owned by the Stock Option holder, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Stock Option price (in which case the exercise will be effective upon receipt of such proceeds by the Company). Shares of Common Stock used to satisfy the exercise price of a Stock Option shall be valued at their Fair Market Value on the date of exercise.

  (f) Transferability. Stock Options granted hereunder shall not be transferable, other than by will or the laws of descent and distribution and shall be exercisable during a Stock Option holder's lifetime only by the Stock Option holder or by his or her guardian or legal representative, except to the extent (i) transfer is permitted by Rule 16b-3 promulgated under the Exchange Act, and (ii) approved by the Committee. Subject to the foregoing, Stock Options shall not be assigned, pledged or otherwise encumbered by the holder thereof, either voluntarily or by operation of law.

  (g) Termination of Directorship. All rights of a director in a Stock Option, to the extent that the Stock Option has not been exercised, shall terminate three months after the date of the termination of his or her services as a director for any reason other than (i) the death of the director, (ii) cessation of services as a director because the individual, although nominated by the Board, is not elected by the stockholders to the Board, or (iii) retirement because of total and permanent disability as defined in Section 22(e)(3) of the Code (collectively, "Termination Events"). If a director ceases to be a director of the Company because of a Termination Event, (i) the nearest whole number of unexercisable Stock Options shall immediately become exercisable which equals the number of full months actually served by the director as a Non-Employee Director during the Compensation Year at issue divided by 12, multiplied by the number of unexercisable Stock Options on the date of the Termination Event. The remaining unexercisable portion of all such Stock Options shall terminate. All then exercisable Stock Options shall expire twelve months after the date of a Termination Event.

ARTICLE V. MISCELLANEOUS

  5.01 Adjustments Upon Changes in Common Stock. The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to, and the exercise price of, outstanding Stock Options, shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the shares issuable under the Plan.

  5.02 Amendment and Termination. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the shareholders of the Company, increase the number of shares of Common Stock available for issuance hereunder or make any other amendment which requires shareholder approval under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless the Board determines that such compliance is no longer desired, or under any applicable law. The Board shall have the right and the power to terminate the Plan at any time. No amendment or termination of the Plan may, without the consent of the Non-Employee Director, adversely affect the right of such Non-Employee Director with respect to any Stock Options then outstanding.

  5.03 Requirements of Law. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

  5.04 No Guarantee of Membership. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

  5.05 Construction. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

                    SALOMON BROTHERS INC                              APPENDIX B
                    Seven World Trade Center
                    New York, New York 10048

                    212-783-7000

                                                             ----------------
                                                              SALOMON BROTHERS
                                                                  --------------

                    April 1, 1996


                    Board of Directors
                    Allegheny Ludlum Corporation
                    1000 Six PPG Place
                    Pittsburgh, PA 15222

                    Members of the Board:

                    You have requested our opinion as to the fairness, from a
                    financial point of view, to the holders of Common Stock, par value $0.10 per share ("Company Common Stock"), of Allegheny
                    Ludlum Corporation (the "Company") of the Proposed
                    Transaction (as defined below). We understand that the
                    Company, Teledyne, Inc. ("Teledyne") and a newly formed
                    holding company to be known as Allegheny Teledyne
                    Incorporated ("Newco") have entered into an Agreement and
                    Plan of Merger and Combination dated as of April 1, 1996
                    (the "Agreement"). Pursuant to the Agreement, (i) newly
                    formed subsidiaries of Newco will be merged with and into
Salomon             each of the Company and Teledyne, (ii) each share of Company
Brothers Inc        Common Stock (subject to certain exceptions) will be
& Worldwide         converted into one share of Common Stock, par value $0.10
Affiliates          per share ("Newco Common Stock"), of Newco and (iii) each
Atlanta             share of Common Stock, par value $1.00 per share, of
Berlin              Teledyne (subject to certain exceptions) will be converted
Boston              into 1.925 of a share of Newco Common Stock (the "Proposed
Chicago             Transaction").
Dallas
Frankfurt           In arriving at our opinion, we have reviewed certain
Hong Kong           publicly available business and financial information
London              relating to the Company and Teledyne, as well as certain
Los Angeles         other information, including financial projections, provided
Madrid              to us by the Company and Teledyne. We have discussed the
Melbourne           past and current operations and financial condition and
New York            prospects of the Company and Teledyne with members of senior
Osaka               management of such companies. We have also considered such
Paris               other information, financial studies, analyses,
San Francisco       investigations and financial, economic, market and trading
Seoul               criteria as we deemed relevant.
Singapore
Sydney              We have assumed and relied on the accuracy and completeness
Taipei              of the information reviewed by us for the purpose of this
Tokyo               opinion and we have not assumed any responsibility for any
Toronto             independent verification of such information or for any
Zurich

SALOMON BROTHERS INC

April 1, 1996
Page 2

                                               ----------------
                                                SALOMON BROTHERS
                                                    --------------

independent evaluation or appraisal of the assets of the Company or Teledyne. With respect to the Company's and Teledyne's financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and Teledyne's management and we express no opinion with respect to such projections or the assumptions on which they are based.

Our opinion necessarily is based upon business, market, economic and other conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Newco Common Stock following the consummation of the Proposed Transaction, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Proposed Transaction. Our opinion is directed only to the fairness, from a financial point of view, of the Proposed Transaction and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Proposed Transaction.

In rendering our opinion we have assumed that, in the course of obtaining the necessary regulatory approvals for the Proposed Transaction, no restrictions will be imposed that would have a material adverse effect on the Company, Teledyne or the contemplated benefits of the Proposed Transaction. We understand that the Proposed Transaction will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and that, for accounting purposes, the Proposed Transaction will be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee from the Company for our services, a portion of which is contingent upon consummation of the Proposed Transaction. We have previously rendered certain investment banking and financial advisory services to the Company, including co-managing the Company's $150 million 6.95% debentures and $100 million 5.875% convertible debentures offerings and acting as agent in the Company's share repurchase program, for which we have received customary compensation. In addition, in the ordinary course of our business, we may actively trade the securities of the Company and Teledyne for our

SALOMON BROTHERS INC

April 1, 1996
Page 3

                                               ----------------
                                                SALOMON BROTHERS
                                                    --------------

own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Proposed Transaction is fair to the holders of Company Common Stock from a financial point of view.

Very truly yours,

/s/ Salomon Brothers Inc

GOLDMAN, SACHS & CO. | 85 BROAD STREET | NEW YORK, NEW YORK 10004
TEL: 212-902-1000

                                                                     APPENDIX C

                                                     [LOGO OF GOLDMAN SACHS]

PERSONAL AND CONFIDENTIAL
- -------------------------

April 1, 1996

Board of Directors
Teledyne, Inc.
2049 Century Park East
Los Angeles, California 90087-3101

Gentlemen and Madame:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Teledyne, Inc. (the "Company") of the exchange ratio of 1.925 shares of Common Stock, par value $0.10 per share (the "Newco Common Stock"), of XYZ/Power, Inc. ("Newco"), a corporation formed for the purpose of becoming the parent company of the Company and Allegheny Ludlum Corporation ("Allegheny Ludlum"), to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger and Combination dated as of April 1, 1996 by and among Newco, Allegheny Ludlum and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with the unsolicited proposals and election contests by WHX Corporation and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading, to the Agreement. We are familiar with Allegheny Ludlum having provided certain investment banking services to Allegheny Ludlum from time to time including having acted as lead managing underwriter for Allegheny Ludlum's initial public offering of Common Stock in May 1987, the issuance in March 1992 of $90 million principal amount of 5.875% Convertible Subordinated Debentures due 2002, and the issuance in December 1995 of $150 million principal amount of 6.95% Debentures due 2025. We may provide certain investment banking services to Allegheny Ludlum or Newco in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company and Allegheny Ludlum for the five fiscal years ended December 31, 1995; certain interim reports to shareholders and Quarterly Reports on Form 10-Q for the Company and Allegheny Ludlum; certain other communications from the Company and Allegheny Ludlum to their respective shareholders; and certain internal financial analyses and forecasts for the Company and Allegheny Ludlum prepared by their respective managements. We also have held discussions with members of the senior managements of the Company and Allegheny Ludlum regarding the past and current

Teledyne, Inc.
April 1, 1996
Page Two

business operations, financial condition and future prospects of their respective companies and the pro-forma combined entity formed pursuant to the Agreement. In addition, we have reviewed the reported price and trading activity for the Shares and the shares of Common Stock, par value $0.10 per share, of Allegheny Ludlum, compared certain financial and stock market information for the Company and Allegheny Ludlum with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the aviation and electronics, specialty metals, industrial products and consumer products industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Allegheny Ludlum or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have also assumed, with your consent, that the consummation of the transactions contemplated by the Agreement will be recorded as a pooling of interests under generally accepted accounting principles. We are not expressing any opinion herein as to the prices at which the shares of Newco Common Stock may trade if and when they are issued.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.

                                                                     APPENDIX D

                                    FORM OF
                             SHAREHOLDER AGREEMENT

  This Shareholder Agreement, dated as of April 1, 1996, by and between Teledyne, Inc., a Delaware corporation ("TI"), and the shareholder listed on the signature page hereof (such shareholder being referred to herein as the "Shareholder");

                                  WITNESSETH:

  Whereas, the Shareholder, as of the date hereof, is the owner of or has the sole right to vote the number of shares of Common Stock, par value $0.10 per share (the "Common Stock"), of Allegheny Ludlum Corporation, a Pennsylvania corporation (the "Company"), set forth below the name of the Shareholder on the signature page hereof (the "Shares"); and

  Whereas, in reliance upon the execution and delivery of this Agreement, TI will enter into an Agreement and Plan of Merger and Combination, dated as of the date hereof (the "Combination Agreement"), with XYZ/Power, Inc. and the Company which provides, among other things, that upon the terms and subject to the conditions thereof, the Company and TI will each become a wholly owned subsidiary of New Corporation (the "Combination"); and

  Whereas, to induce TI to enter into the Combination Agreement and to incur the obligations set forth therein, the Shareholder is entering into this Agreement pursuant to which the Shareholder agrees to vote in favor of the Combination and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;

  Now Therefore, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  Section 1. Voting of Shares; Proxy. (a) The Shareholder agrees that until the earlier of (i) the Effective Time (as defined in the Combination Agreement) or (ii) the date on which the Combination Agreement is terminated (the earliest thereof being hereinafter referred to as the "Expiration Date"), the Shareholder shall vote all Shares owned by the Shareholder at any meeting of the Company's shareholders (whether annual or special and whether or not an adjourned meeting), or, if applicable, take action by written consent (i) for adoption and approval of the Combination Agreement and in favor of the ALC Merger (as defined in the Combination Agreement) and otherwise in favor of the Combination and any other transaction contemplated by the Combination Agreement as such Combination Agreement may be modified or amended from time to time and (ii) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Combination, including, without limitation, any Acquisition Proposal (as defined in the Combination Agreement) other than the Combination. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

  (b) At the request of TI, the Shareholder, in furtherance of the transactions contemplated hereby and by the Combination Agreement, and in order to secure the performance by the Shareholder of his or her duties under this Agreement, shall promptly execute, in accordance with the provisions of
Section 1759(d) of the Pennsylvania Business Corporation Law, and deliver to TI, an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint TI or its designees, with full power of substitution, his or her attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares owned by the Shareholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses
(i) and (ii) above of Section 1(a). The Shareholder acknowledges that the proxy executed and delivered by him or her shall be coupled with an interest, shall constitute, among other things, an inducement for TI to enter into the Combination Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Shareholder. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

  Section 2. Covenants of the Shareholder. The Shareholder covenants and agrees for the benefit of TI that, until the Expiration Date, he will:

    (a) not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares owned by him or her or any interest therein (provided, that the foregoing shall not prevent the Shareholder from transferring the Shares to an entity for estate planning purposes, provided that the Shareholder retains sole voting rights over the Shares or the estate planning entity executes a joinder agreeing to be bound by the terms of this Agreement);

    (b) other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by him or her, deposit any of the Shares owned by him into a voting trust, enter into a voting agreement with respect to any of the Shares owned by him or her or otherwise restrict the ability of the holder of any of the Shares owned by him or her freely to exercise all voting rights with respect thereto;

    (c) not, in his or her capacity as a shareholder of the Company (it being understood that nothing in this Shareholder Agreement shall restrict or affect Shareholder in any other capacity, including as a director or officer, as applicable, of the Company) and he or she shall direct and use his or her best efforts to cause his or her agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Shareholder shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this
  Section 2(c). The Shareholder shall notify TI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or her; and

    (d) not take any action whatsoever that, based on advice from TI's or the Company's independent auditors would or could prevent the Combination from qualifying for "pooling of interests" accounting treatment.

  Section 3. Covenants of TI. TI covenants and agrees for the benefit of the Shareholder that (a) immediately upon execution of this Agreement, TI shall enter into the Combination Agreement, and (b) until the Expiration Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Combination Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 3,
Section 12 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict TI's right or ability to exercise any of its rights under the Combination Agreement.

  Section 4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to TI that: (a) the execution, delivery and performance by the Shareholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Shareholder is bound; (b) this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms; (c) the Shareholder is the sole owner of or has the sole right to vote the Shares and the Shares represent all shares of Common Stock which the Shareholder is the sole owner of or has the sole right to vote at the date hereof, and the Shareholder does not have any right to acquire, nor is he the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options or other rights granted by the Company); (d) the Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; and (e) the Shareholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Combination Agreement).

  Section 5. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger (other than the Combination), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Shareholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents held by the Shareholder immediately following the effectiveness of the events described in clause (a) or the Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

  Section 6. Specific Performance. The Shareholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Combination Agreement, and that, without these agreements, TI would not enter into the Combination Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him or her of the provisions of this Agreement. Accordingly, the Shareholder and TI each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

  Section 7. Notices. All notices, requests, claims, demands and other communications hereunder shall be effective upon receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Shareholder at the address listed on the signature page hereof, and to TI at 2049 Century Park East, Los Angeles, California 90067-3101 Attention:
Secretary, telecopy number 310-551-4366, or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.

  Section 8. Binding Effect; Survival. Upon execution and delivery of this Agreement by TI, this Agreement shall become effective as to the Shareholder at the time the Shareholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

  Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

  Section 10. Counterparts. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

  Section 11. Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

  Section 12. Additional Agreements; Further Assurance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Shareholder will provide TI with all documents which may reasonably be requested by TI and will take reasonable steps to enable TI to obtain all rights and benefits provided it hereunder.

  Section 13. Amendment; Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by TI and the Shareholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

  In Witness Whereof, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                          Teledyne, Inc.

                                          By
                                             ----------------------------------
                                            Name:
                                            Title:

- -----------------------------
Shareholder

Address:

Number of Shares:

                                                                        ANNEX A

                                [FORM OF PROXY]

                               IRREVOCABLE PROXY

  In order to secure the performance of the duties of the undersigned pursuant to the Shareholder Agreement, dated as of April 1, 1996 (the "Shareholder Agreement"), between the undersigned and Teledyne, Inc., a Delaware corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoint(s)
and          , and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses (i) and (ii) of Section 1 of the Shareholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said Section 1 and otherwise act (consistent with the terms of the Shareholder Agreement) with respect to all shares of Common Stock, par value $0.10 per share (the "Shares"), of Allegheny Ludlum Corporation, a Pennsylvania corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate on September 30, 1996. This Proxy has been executed in accordance with Section 1759(d) of the Pennsylvania Business Corporation Law.

Dated:
   ---------------------------------          ---------------------------------

Dated:
   ---------------------------------          ---------------------------------

                                                                     APPENDIX E

                                    FORM OF
                              STOCKHOLDER AGREEMENT

  This Stockholder Agreement, dated as of April 1, 1996, by and between Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), and the stockholder listed on the signature page hereof (such stockholder and (with respect to Shares owned jointly with his or her spouse) together with his or her spouse, being referred to herein as the "Stockholder");

                                  WITNESSETH:

  Whereas, the Stockholder, as of the date hereof, is the owner of or has the sole right to vote the number of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Teledyne, Inc., a Delaware corporation (the "Company"), set forth below the name of the Stockholder on the signature page hereof (the "Shares"); and

  Whereas, in reliance upon the execution and delivery of this Agreement, ALC will enter into an Agreement and Plan of Merger and Combination, dated as of the date hereof (the "Combination Agreement"), with New Corporation and the Company which provides, among other things, that upon the terms and subject to the conditions thereof ALC and the Company will each become a wholly owned subsidiary of New Corporation (the "Combination"); and

  Whereas, to induce ALC to enter into the Combination Agreement and to incur the obligations set forth therein, the Stockholder is entering into this Agreement pursuant to which the Stockholder agrees to vote in favor of the Combination and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;

  Now Therefore, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  Section 1. Voting of Shares; Proxy. (a) The Stockholder agrees that until the earlier of (i) the Effective Time (as defined in the Combination Agreement) or (ii) the date on which the Combination Agreement is terminated (the earliest thereof being hereinafter referred to as the "Expiration Date"), the Stockholder shall vote all Shares owned by the Stockholder at any meeting of the Company's stockholders (whether annual or special and whether or not an adjourned meeting), or, if applicable, take action by written consent (i) for adoption and approval of the Combination Agreement and in favor of the TI Merger (as defined in the Combination Agreement) and otherwise in favor of the Combination and any other transaction contemplated by the Combination Agreement as such Combination Agreement may be modified or amended from time to time and (ii) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Combination, including, without limitation, any Acquisition Proposal (as defined in the Combination Agreement) other than the Combination. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

  (b) At the request of ALC, the Stockholder, in furtherance of the transactions contemplated hereby and by the Combination Agreement, and in order to secure the performance by the Stockholder of his or her duties under this Agreement, shall promptly execute, in accordance with the provisions of
Section 212(e) of the Delaware General Corporation Law, and deliver to ALC, an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint ALC or its designees, with full power of substitution, his or her attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares owned by the Stockholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses (i) and (ii) above of Section 1(a). The Stockholder acknowledges that the proxy executed and delivered by him or her shall be coupled with an interest, shall constitute, among other things, an inducement for ALC to enter into the Combination Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Stockholder. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

  Section 2. Covenants of the Stockholder. The Stockholder covenants and agrees for the benefit of ALC that, until the Expiration Date, he will:

    (a) not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares owned by him or her or any interest therein (provided, that the foregoing shall not prevent the Stockholder from transferring the Shares to an entity for estate planning purposes, provided that the Stockholder retains sole voting rights over the Shares or the estate planning entity executes a joinder agreeing to be bound by the terms of this Agreement;

    (b) other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by him or her, deposit any of the Shares owned by him or her into a voting trust, enter into a voting agreement with respect to any of the Shares owned by him or her or otherwise restrict the ability of the holder of any of the Shares owned by him or her freely to exercise all voting rights with respect thereto;

    (c) not, in his or her capacity as a shareholder of the Company (it being understood that nothing in this Stockholder Agreement shall restrict or affect Stockholder in any other capacity, including as a director or officer, as applicable, of the Company) and he or she shall direct and use his or her best efforts to cause his or her agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Stockholder shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this
  Section 2(c). The Stockholder shall notify ALC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or her; and

    (d) not take any action whatsoever that, based on advice from ALC's or the Company's independent auditors would or could prevent the Combination from qualifying for "pooling of interests" accounting treatment.

  Section 3. Covenants of ALC. ALC covenants and agrees for the benefit of the Stockholder that (a) immediately upon execution of this Agreement, ALC shall enter into the Combination Agreement, and (b) until the Expiration Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Combination Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 3,
Section 12 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict ALC's right or ability to exercise any of its rights under the Combination Agreement.

  Section 4. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to ALC that: (a) the execution, delivery and performance by the Stockholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Stockholder is bound; (b) this Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms; (c) the Stockholder is the sole owner of or has the sole right to vote the Shares and the Shares represent all shares of Common Stock which the Stockholder is the sole owner of or has the sole right to vote at the date hereof, and the Stockholder does not have any right to acquire, nor is he the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options or other rights granted by the Company); (d) the Stockholder has full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; and (e) the Stockholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Combination Agreement).

  Section 5. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger (other than the Combination) recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Stockholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

  Section 6. Specific Performance. The Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Combination Agreement, and that, without these agreements, ALC would not enter into the Combination Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him or her of the provisions of this Agreement. Accordingly, the Stockholder and ALC each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

  Section 7. Notices. All notices, requests, claims, demands and other communications hereunder shall be effective upon receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Stockholder at the address listed on the signature page hereof, and to ALC at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222, Attention: Secretary, telecopy number 412-394-3010, or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.

  Section 8. Binding Effect; Survival. Upon execution and delivery of this Agreement by ALC, this Agreement shall become effective as to the Stockholder at the time the Stockholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

  Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  Section 10. Counterparts. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

  Section 11. Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

  Section 12. Additional Agreements; Further Assurance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Stockholder will provide ALC with all documents which may reasonably be requested by ALC and will take reasonable steps to enable ALC to obtain all rights and benefits provided it hereunder.

  Section 13. Amendment; Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by ALC and the Stockholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

  In Witness Whereof, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                          Allegheny Ludlum Corporation

                                          By __________________________________
                                             Name:
                                             Title:

- -----------------------------
Stockholder

- -----------------------------
Spouse

Address:

Number of Shares:

                                                                        ANNEX A

                                [FORM OF PROXY]

                               IRREVOCABLE PROXY

  In order to secure the performance of the duties of the undersigned pursuant to the Stockholder Agreement, dated as of April 1, 1996 (the "Stockholder Agreement"), between the undersigned and Allegheny Ludlum Corporation. a Pennsylvania corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints
     and     , and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses (i) and (ii) of Section 1 of the Stockholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said Section 1 and otherwise act (consistent with the terms of the Stockholder Agreement) with respect to all shares of Common Stock, par value $1.00 per share (the "Shares"), of Teledyne, Inc., a Delaware corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate on September 30, 1996. This Proxy has been executed in accordance with Section 212(e) of the Delaware General Corporation Law.

Dated:
   ---------------------------------          ---------------------------------

Dated:
   ---------------------------------          ---------------------------------

                                                                     APPENDIX F

                  PERFORMANCE SHARE PLAN FOR KEY EMPLOYEES OF
                 ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                           (AS AMENDED AND RESTATED)

                                   ARTICLE I

                                    PURPOSE

  The purposes of the Performance Share Plan For Key Employees of Allegheny Ludlum Corporation and Subsidiaries are to promote the growth and profitability of Allegheny Ludlum Corporation and its subsidiaries, to provide key employees with an incentive to achieve long-term corporate objectives and to attract and retain key employees of outstanding competence.

                                  ARTICLE II

                                  DEFINITIONS

  The following terms shall have the meanings shown:

  2.01 "Award Period" shall mean the time period established by the Committee pursuant to Article IV of the Plan for the purpose of measuring attainment of performance objectives.

  2.02 "Board of Directors" shall mean the Board of Directors of the Corporation.

  2.03 "Chief Executive Officer" shall mean the chief executive officer of the Corporation.

  2.04 "Committee" shall mean the Personnel and Compensation Committee of the Board of Directors which may be appointed from time to time by the Board of Directors, subject to the provisions of Section 3.1(a) hereof.

  2.05 "Common Stock" shall mean common stock, $0.10 par value per share, of the Corporation.

  2.06 "Corporation" shall mean Allegheny Ludlum Corporation.

  2.07 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  2.08 "Executive Officer" shall mean an "officer" of the Corporation as defined in Rule 16a-1(f) as promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule may be amended from time to time.

  2.09 "Fair Market Value" shall mean the fair market value of shares of Common Stock, as determined by the Committee in its discretion. The Committee may change from time to time any method or formula by which it determines Fair Market Value.

  2.10 "Grantee" shall mean a Key Employee to whom a Unit or Units have been granted.

  2.11 "Key Employee" shall mean (a) an employee who is an Executive Officer (subject to the second sentence of this subsection) and (b) any other employee of the Corporation or a Subsidiary who is, in the judgment of the Chief Executive Officer, responsible to a material extent for the profitability and continued growth of the Corporation and Subsidiaries. Directors of the Corporation who are not otherwise officers or employees of the Corporation and directors who are members of the Committee may not be designated as Key Employees.

  2.12 "Plan" shall mean the Performance Share Plan For Key Employees of Allegheny Ludlum Corporation and Subsidiaries.

  2.13 "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, as in effect prior to May 1, 1991 until the Committee elects otherwise and thereafter as such Rule may be amended from time to time.

  2.14 "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

  2.15 "Subsidiary" shall mean any corporation at least a majority of whose outstanding voting shares shall at the time be owned by the Corporation or by one or more Subsidiaries.

  2.16 "Unit" shall mean a unit denominated in a fixed dollar amount and/or shares of Common Stock in such form and amount as the Committee shall determine as of the date of grant of such Unit in accordance with the provisions hereof.

                                  ARTICLE III

                                    GENERAL

  3.1 Administration.

  (a) The Plan shall be administered by the Committee. The Committee will be constituted so as to qualify awards for exemption under Rule 16b-3 and as "performance-based compensation" for the purposes of Section 162(m), with respect to the participation of Executive Officers in the Plan.

  (b) The Chief Executive Officer shall designate which employees, in addition to the Executive Officers, are Key Employees. The Committee shall (i) grant awards pursuant to the Plan; (ii) prescribe such limitations and restrictions as the Committee shall deem appropriate; and (iii) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

  (c) All such actions shall be final, conclusive and binding upon the Key Employees. Neither the Chief Executive Officer nor any member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

  3.2 Grant of Units. The Committee shall select from among the Key Employees those individuals who shall be granted awards under the Plan. The Committee shall determine the number, form and amount of Units to be granted to a Grantee. In granting such awards and determining their form and amount, consideration shall be given to the recommendations of the Chief Executive Officer, the functions and responsibilities of the Grantee, the Grantee's potential contributions to the profitability and sound growth of the Corporation and such other factors as shall be deemed relevant.

                                  ARTICLE IV

                     ESTABLISHMENT OF CORPORATE OBJECTIVES

  During the first ninety days of a fiscal year or prior to such fiscal year, the Committee shall determine whether to establish an Award Period commencing with the beginning of such fiscal year and the appropriate length of the Award Period. If the Committee establishes an Award Period, the Committee, in consultation with the Chief Executive Officer, shall determine the financial objectives of the Corporation and its Subsidiaries to be achieved during such Award Period and the basis on which Units granted for such Award Period shall vest upon either partial achievement of the corporate objectives or upon the meeting or surpassing of the corporate objectives. The performance goals shall meet the requirements of an objective formula under Section 162(m), unless the Committee determines otherwise.

                                   ARTICLE V

                                GRANT OF UNITS

  5.1 Grant of Units. The Committee, subject to the provisions of the Plan, may grant Units, or fractions thereof, to Key Employees and determine (and the Performance Unit Agreement shall state) the number, form and amount of Units granted to the respective Grantees and such other terms and conditions as the Committee may consider appropriate. In taking such action, consideration shall be given to the recommendations of the Chief Executive Officer. Notwithstanding any other provision of the Plan, no Executive Officer who is a "covered employee" under Section 162(m) shall receive, with respect to any Award Period, Units in respect of more than 100,000 shares of Common Stock and more than $500,000 in cash.

  5.2 Performance Unit Agreements. Units granted to a Key Employee under the Plan shall be evidenced by a written "Performance Unit Agreement", to be entered into between the Corporation and the Key Employee and to contain such terms and conditions as the Committee may consider appropriate in each case.

  5.3 Grantee Account. At such time as it shall be determined by the Committee that the objectives for such Award Period shall have been fully or partially achieved or surpassed, the Corporation shall establish and maintain a bookkeeping account for each Grantee who shall have been granted Units for such Award Period and shall credit to such account a dollar amount and/or the number of shares of Common Stock equal to the dollar value and/or the number of shares of Common Stock of the Units to which the Grantee becomes entitled pursuant to his Performance Unit Agreement.

  5.4 Payment of Grantee Account. The dollar amount and/or the number of shares of Common Stock credited to a Grantee's bookkeeping account shall be paid to the Grantee in installments; provided, however, that a Grantee must be then and have continuously been an employee of the Corporation or any of its Subsidiaries from the date of the grant of the Units to the date of each installment payment. The installment payments shall be in the amount and/or the number of shares of Common Stock as follows: thirty-three and one-third percent (33%) of the total dollar amount and number of shares of Common Stock credited to the Grantee's account on or before the first day of the calendar month following the calendar month in which the amount was credited to the account and an additional thirty-three and one-third percent (33%) on or before the first business day of January of each succeeding calendar year thereafter, until such amount is completely distributed. Fractional shares shall not be distributed but shall be aggregated and paid in the last maturing installment. Notwithstanding the foregoing, in the event of the death of the Grantee, total disability of the Grantee (as determined by the Committee in its sole discretion) or retirement of the Grantee with the consent of the Chief Executive Officer or, in the case the Grantee is the Chief Executive Officer, with the consent of the Committee, and pursuant to a pension plan maintained by the Corporation or a Subsidiary, any unpaid installments shall be paid to the Grantee or his estate, as the case may be, in due course as if the Grantee had remained an employee of the Corporation.

                                  ARTICLE VI

                AGGREGATE LIMITATION ON SHARES SUBJECT TO PLAN

  Shares of Common Stock which may be issued pursuant to Units granted under the Plan may be either authorized and unissued shares or authorized and issued shares of Common Stock held by the Corporation as treasury shares. The number of shares of Common Stock reserved for issuance under the Plan shall not exceed 2,250,000 shares, which amount has been adjusted to reflect the stock splits effective July 2, 1990 and July 1, 1993, subject to further adjustment pursuant to Section 7.10 hereof; provided, however, if any Units shall be cancelled prior to the expiration of the Award Period and prior to its exercise in full for any reason, the shares subject to such Units shall be thereafter available under the Plan. Notwithstanding the foregoing, following the effective time of the combination of the Corporation and Teledyne, Inc., references to "Common Stock" under this Article VI shall be deemed reference to the common stock of Allegheny Teledyne Incorporated, issued under such company's 1996 Incentive Plan, and not to the common stock of the Corporation.

                                  ARTICLE VII

                                 MISCELLANEOUS

  7.1 General Restriction. Any Unit denominated in Common Stock under the Plan shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition of the granting of a Unit or issuance of shares of Common Stock or cash in satisfaction thereof, such grant of a Unit or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

  7.2 Non-Assignability. No Unit granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, any Unit shall be exercisable only by such individual. No assignment or transfer of a Unit or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Units shall terminate and become of no further effect.

  7.3 Withholding Taxes. Whenever the Corporation makes payments under the Plan, in whole or in part, the Corporation shall notify the Key Employee of the amount of withholding tax, if any, which must be paid under federal and, where applicable, state and local law. The Corporation shall, in the discretion of the Corporation, but with the consent of the Committee, arrange for payment for such withholding taxes in any one or combination of the following ways: (i) acceptance of an amount in cash paid by the Key Employee,
(ii) deduction of amounts for withholding taxes from Key Employee's regular salary payments, (iii) deduction of amounts for withholding taxes from amounts of cash payable as an installment under the Plan, (iv) reduction in the number of shares to be issued in an installment by that number of shares having a Fair Market Value equal to the amount which the Corporation is required to withhold and/or (v) acceptance of whole shares of Common Stock already owned by the Key Employee, having a Fair Market Value equal to the amount the Corporation is required to withhold. If the full amount of the withholding tax is not recovered in the above manner, the Key Employee shall, forthwith upon receipt of notice, remit the deficiency to the Corporation. No certificates for shares of Common Stock shall be issued or delivered to a Key Employee under the Plan until all applicable taxes shall have been satisfied in full.

  7.4 Delivery of Certificates. As soon as practicable after compliance by a Key Employee with all applicable conditions, the Corporation will issue and deliver by mail, or cause delivery by mail to the Key Employee at the address specified, certificates registered in the name of the Key Employee for the number of shares of Common Stock which the Key Employee is entitled to receive (subject to reduction for withholding tax as provided in Section 7.3 hereof) under the provisions of the Plan and the Performance Unit Agreement.

  7.5 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any employee the right to continue in the employ of the Corporation or Subsidiary or affect any right which the Corporation or a Subsidiary may have to terminate the employment of any employee.

  7.6 Non-Uniform Determinations. The actions and recommendations of the Chief Executive Officer and the determinations by the Committee under the Plan (including without limitation the determinations by the Chief Executive Officer and the Committee of the persons to receive awards, and the determinations by the Committee of the form, amount and timing of such awards, and the terms and provisions of such awards) need not be uniform and may be made by the Chief Executive Officer or the Committee, as the case may be, selectively among persons who receive, or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

  7.7 Amendment or Termination of the Plan. The Board may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable; provided, however, that without shareholder approval, the Board of Directors may not (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under Paragraph 7.10 hereof), (ii) extend the term of the Plan, or (iii) extend the period during which Units may be granted. The termination or amendment of the Plan shall not, without the consent of a Grantee, affect such Grantee's rights under a previous grant of Units.

  7.8 Investment Representation. Each Performance Unit Agreement may provide that the Key Employee shall deliver to the Committee, upon demand by the Committee, at the time of any payment of an installment which contains shares of Common Stock a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares shall be a condition precedent to the right of the Key Employee to receive any shares.

  7.9 No Rights as Shareholders. Recipients of Units denominated in Common Stock under the Plan shall have no rights as shareholders of the Corporation with respect thereto unless and until certificates for shares of Common Stock are issued to them.

  7.10 Adjustment of Units. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any rights offering to purchase a substantial amount of Common Stock at below fair market value or of any similar change affecting the Common Stock, any of which takes effect after the first grant of a Unit under the Plan, the Committee may, in its discretion, appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Units theretofore granted under the Plan, and any and all other adjustments deemed appropriate by the Committee to prevent substantial dilution or enlargement of the rights granted to a Key Employee in such manner as the Committee shall deem appropriate.

  7.11 Units Not a Bar to Corporate Event. The existence of the Units granted hereunder shall not affect in any way the right or the power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                 ARTICLE VIII

             EFFECTIVE DATE OF THE PLAN; CONTINGENT EFFECTIVENESS

  The Plan became effective on the closing on the initial public offering by the Corporation of shares of Common Stock in a transaction registered under the Securities Act of 1933 on Form S-1. The effectiveness of the amendment and restatement of the Plan is conditioned upon approval, at a regular or special meeting at which a quorum is present and votes, by the holders of a majority of the securities of the Corporation present or represented at such meeting and entitled to vote with respect to the Plan.

                                  ARTICLE IX

                            TERMINATION OF THE PLAN

  The Plan shall expire on January 1, 2007.

                                   ARTICLE X

                             RULE 16B-3 COMPLIANCE

  It is intended, unless the Committee shall determine otherwise, that the Plan comply with Rule 16b-3, and that all interpretations of the Plan relating to Executive Officers shall be consistent with such Rule and the Exchange Act. In order to maintain compliance with such Rule and the Exchange Act and to facilitate and promote the conformity of the transactions of Executive Officers under the Plan with such Rule, the Committee may adopt such rules and policies as it deems advisable, including, but not limited to, rules and policies restricting the timing of the reduction in the number of shares to be issued in an installment pursuant to Section 7.3 hereof, and any related rules or policies delaying payments pursuant to Section 5.4 hereof, and any election with respect thereto.

                                  ARTICLE XI

                           SECTION 162(M) COMPLIANCE

  It is intended, unless the Committee shall determine otherwise, that the Plan comply with Section 162(m), and that all interpretations of the Plan relating to Executive Officers who are "covered employees" as defined in
Section 162(m) shall be consistent with such Section. In order to maintain compliance with such Section, the Committee may adopt such rules and policies as it deems advisable.

                                                                     APPENDIX G

                                TELEDYNE, INC.
                       SENIOR EXECUTIVE PERFORMANCE PLAN

  This Senior Executive Performance Plan ("Plan" or "SEP Plan") is established by Teledyne, Inc. ("Company") effective beginning on or after January 1, 1996 for any fiscal year beginning on or after January 1, 1996 with respect to those executives who are selected for participation in the Plan for such year.

1.PURPOSE

  The purposes of the Plan are to:

  (A) Promote the interests of the Company.

  (B) Provide incentives and rewards to key senior executives, as a group and individually, who are largely responsible for the management, growth and profitability of the Company.

  (C) Qualify compensation under the Plan as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or successor provision, and regulations promulgated thereunder ("Section 162(m)").

2.ADMINISTRATION

  The Plan will be administered by a committee satisfying the outside director requirements of Section 162(m) (including the transition rules) and, if applicable, the "Disinterested Administration" requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), which committee shall be the Compensation and Stock Option Committee, or a subcommittee thereof ("Committee"). Each Committee member serves in such capacity until the earlier of such time as he or she ceases to meet the applicable director administration requirements of Section 162(m) (including the transition rules) and Rule 16b-3 or until the Board of Directors decides to replace such member. The Committee will have full authority to administer the Plan, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations as it may deem necessary. The Plan is intended to comply with the provisions of Section 162(m). The Committee may adopt rules and regulations consistent with such intention. Decisions of the Committee are final and binding on all persons who have an interest in the Plan.

3.ELIGIBILITY AND PARTICIPATION

  (A) Eligible Officers. The executive officers eligible to participate in the Plan for any fiscal year shall be the Chief Executive Officer and each other executive officer of the Company within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended, or such other executive officers that are deemed, from time-to-time, to be "covered" employees under
Section 162(m).

  (B) Participation. Eligible executives shall only participate in the Plan for a fiscal year if approved for participation by the Committee and will not be eligible for an award for any year unless explicitly approved for such year. Participants may, at the discretion of the Committee, be approved for participation for part of a fiscal year.

  (C) Termination of Employment. The Committee has the right, in its sole and absolute discretion, to withhold an award under the Plan for any fiscal year if a participant's employment is terminated (involuntarily or voluntarily) for any reason.

4.SEP POOL; BONUSES

  (A) Determination of SEP Pool. The total amount of bonuses available for payout ("SEP Pool") for any fiscal year (or other performance period) to the group of participating executive officers shall be a specified percentage, not to exceed 5%, of that portion, if any, of the Company's net operating profit after tax in excess of a reference cost of capital of no less than 7% for the performance period ("EVA"). The specified percentage of EVA, the reference cost of capital, the constituent parts of net operating profit after tax and capital and the formula for determining the cost of capital (collectively, "Measurement Factors") shall be determined and specified in writing by the Committee no later than 90 days after the commencement of the applicable performance period; provided, however, the Measurement Factors must be established prior to the elapse of 25% of the applicable performance period (the "Establishment Date"). The Committee must determine affirmatively on or prior to the Establishment Date that achieving positive EVA for the performance period is "substantially uncertain" within the meaning of Section 162(m).

  (B) Bonuses. The Committee shall determine, in its sole discretion, no later than the Establishment Date, the share of the SEP Pool available to each participant. In no event shall any participant's share of the SEP Pool exceed 30%. Nor shall the sum of individual percentages of the SEP Pool available to participating executive officers exceed 100%. The Committee reserves the right to reduce or cancel any bonus payment from the applicable officer's percentage of the SEP Pool if, in its sole discretion, the Committee deems such action warranted based on the performance of the Company, the applicable participant or that participant's business unit; provided that any such reduction does not increase the bonus to any other participant.

  (C) Form of Payment. Bonuses may be paid in any combination of cash or shares of Company Common Stock (or following the effective time of the combination of the Company and Allegheny Ludlum Corporation, shares of Allegheny Teledyne Incorporated issued pursuant to such company's 1996 Incentive Plan), as determined in the discretion of the Committee prior to the end of the performance period. Payments shall be made no later than 75 days after the conclusion of the performance period. Shares of Company Common Stock to be awarded in connection with such bonuses shall be issued under the terms of the Teledyne, Inc. 1994 Long-Term Incentive Plan ("LTI Plan"), so long as such issuance complies with the terms of that plan and such issuance is coordinated with the administrative committee of the LTI Plan. The number of shares to be granted in connection with such bonus to correspond with the cash value of the bonus shall be determined by reference to the closing price of Company Common Stock reported in THE WALL STREET JOURNAL for the business day on which the cash payment otherwise would be made.

  (D) Certification. Before any bonus is paid to an executive officer under the Plan, the Committee shall certify in writing that the performance goals have been met which permit the payment of such bonus.

5.DEFERRAL ELECTION

  Each participant in the Plan may elect to defer part or all of the cash bonus awarded to him or her under the Plan in accordance with, and subject to, the terms of the Teledyne, Inc. Executive Deferred Compensation Plan.

6.AMENDMENT, TERMINATION

  The Company hereby reserves the right, exercisable by the Committee, to amend the Plan at any time and in any respect or to discontinue and terminate the Plan in whole or in part at any time, subject to Section 7. Any amendment or termination of the Plan may be effective with respect to any amount which has not yet been paid out, except that (i) amounts which have been credited to a deferred bonus account shall be paid out in accordance with the applicable deferral election or, if the Committee so determines upon termination of the Plan, distributed to such participant as soon as practicable after termination of the Plan, and (ii) absent any required shareholder approval, amendments cannot be made which alter the Measurement Factors or increase the maximum amounts payable hereunder.

  No provision of the Plan shall be deemed to constitute a commitment of the Company to pay, or to confer any contractual or other rights upon a participant to receive a bonus award for any one or more fiscal years or to confer upon any participant any right to continue in the employ of the Company or to constitute any contract or agreement of employment or to interfere in any way with the right of the Company to terminate a participant's employment at any time, with or without cause, but nothing contained herein shall affect any contractual right of a participant pursuant to a written employment agreement.

7.AWARDS AND SHAREHOLDER APPROVAL

  Neither the Plan, nor any award made hereunder, shall be effective unless the Plan is approved by the Company Shareholders. In no event shall any award be made under the Plan for any year after calendar year 2000. The Plan, awards under the Plan, and any amendment to the Plan which would change the class of executives who are eligible to receive awards under the Plan or the permissible amount of such awards shall be subject to approval of the Company's shareholders in such manner and with such frequency as shall be required under Section 162(m).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (the "Company") provides, among other things, that the personal liability of directors of the Company is so eliminated.

  Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Restated Certificate of Incorporation of the Company provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. The Company is also authorized to maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

ITEM 21. EXHIBITS.

  The following exhibits are filed as part of this registration statement:

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     2.1     Agreement and Plan of Merger and Combination, dated as of April 1,
             1996, as amended and restated, among Allegheny Teledyne
             Incorporated, Allegheny Ludlum Corporation, ALS Merger
             Corporation, Teledyne, Inc. and TDY Merger, Inc. (Filed herewith;
             appears as Appendix A to the Joint Proxy Statement/Prospectus
             forming part of this registration statement)
     2.2     Form of Shareholder Agreement, dated as of April 1, 1996, between
             Teledyne, Inc. and each of Richard P. Simmons, Arthur H. Aronson,
             Robert P. Bozzone and Charles J. Queenan, Jr. (Filed herewith;
             appears as Appendix D to the Joint Proxy Statement/Prospectus
             forming part of this registration statement)
     2.3     Form of Stockholder Agreement, dated as of April 1, 1996, between
             Allegheny Ludlum Corporation and each of William P. Rutledge,
             Donald B. Rice, George A. Roberts (and Mrs. Roberts), Fayez
             Sarofim and Henry E. Singleton (Filed herewith; appears as
             Appendix E to the Joint Proxy Statement/Prospectus forming part of this registration statement)
     3.1     Form of Restated Certificate of Incorporation of Allegheny
             Teledyne Incorporated (Filed herewith; appears as Annex A to
             Appendix A to the Joint Proxy Statement/Prospectus forming part of this registration statement)

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
     3.2     Form of Amended and Restated By-Laws of Allegheny Teledyne
             Incorporated (Filed herewith; appears as Annex B to Appendix A to the Joint Proxy Statement/Prospectus forming part of this
             registration statement)
     5.1     Opinion of Jon D. Walton, Esquire as to the legality of the securities being registered (Filed herewith)
     8.1     Opinion of Kirkpatrick & Lockhart LLP regarding certain tax matters (Filed herewith)
     8.2     Opinion of Irell & Manella LLP regarding certain tax matters
             (Filed herewith)
    10.1     Allegheny Teledyne Incorporated 1996 Incentive Plan (Filed
             herewith; appears as Annex E to Appendix A to the Joint Proxy
             Statement/Prospectus forming part of this registration statement)
    10.2     Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock
             Compensation Plan (Filed herewith; appears as Annex F to Appendix
             A to the Joint Proxy Statement/Prospectus forming part of this registration statement)
    10.3     Employment Agreement, dated July 15, 1996, between Allegheny
             Teledyne Incorporated and Arthur H. Aronson (Filed herewith)
    10.4     Employment Agreement, dated July 15, 1996, between Allegheny
             Teledyne Incorporated and James L. Murdy (Filed herewith)
    10.5     Employment Agreement, dated July 15, 1996, between Allegheny
             Teledyne Incorporated and Jon D. Walton (Filed herewith)
    10.6     Separation Agreement, dated July 12, 1996, among Teledyne, Inc.,
             Allegheny Teledyne Incorporated and Dr. Donald B. Rice (Filed
             herewith)
    23.1     Consent of Jon D. Walton, Esquire (Included in opinion filed as
             Exhibit 5.1)
    23.2     Consent of Kirkpatrick & Lockhart LLP (Included in opinion filed as Exhibit 8.1)
    23.3     Consent of Irell & Manella LLP (Included in opinion filed as
             Exhibit 8.2)
    23.4     Consent of Ernst & Young LLP (Filed herewith)
    23.5     Consent of Arthur Andersen LLP (Filed herewith)
    23.6     Consent of Salomon Brothers Inc
    23.7     Consent of Goldman, Sachs & Co.
    24.1     Power of Attorney (Filed herewith; appears as part of signature page)
    99.1     Form of Proxy of Allegheny Ludlum Corporation (Filed herewith)
    99.2     Form of Voting Instruction Materials of Allegheny Ludlum
             Corporation (Filed herewith)
    99.3     Form of Proxy of Teledyne, Inc. (Filed herewith)

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON JULY 16, 1996.

                                          Allegheny Teledyne Incorporated

                                               /s/ William P. Rutledge
                                          By: _________________________________
                                                    WILLIAM P. RUTLEDGE
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either William P. Rutledge or Douglas J. Grant and either James L. Murdy or Jon D. Walton, acting jointly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                      CAPACITY                DATE

                                       Chairman of the
     /s/ Richard P. Simmons             Board and a             July 16, 1996
- -------------------------------------   Director
         RICHARD P. SIMMONS

                                       President and Chief
    /s/ William P. Rutledge             Executive Officer       July 16, 1996
- -------------------------------------   and a Director
         WILLIAM P. RUTLEDGE

                                       Vice Chairman of the
     /s/ Robert P. Bozzone              Board and a             July 16, 1996
- -------------------------------------   Director
          ROBERT P. BOZZONE

                                       Executive Vice
     /s/ Arthur H. Aronson              President and a         July 16, 1996
- -------------------------------------   Director
          ARTHUR H. ARONSON

              SIGNATURE                         TITLE                DATE

                                        Senior Vice
       /s/ James L. Murdy                President and Chief    July 16, 1996
- -------------------------------------    Financial Officer
           JAMES L. MURDY                (Principal
                                         Financial and
                                         Accounting Officer)

                                        Director
    /s/ Paul S. Brentlinger                                     July 16, 1996
- -------------------------------------
         PAUL S. BRENTLINGER

                                        Director
      /s/ Frank V. Cahouet                                      July 16, 1996
- -------------------------------------
          FRANK V. CAHOUET

                                        Director
       /s/ Diane C. Creel                                       July 16, 1996
- -------------------------------------
           DIANE C. CREEL

                                        Director
     /s/ C. Fred Fetterolf                                      July 16, 1996
- -------------------------------------
          C. FRED FETTEROLF

                                        Director
      /s/ Thomas Marshall                                       July 16, 1996
- -------------------------------------
           THOMAS MARSHALL

                                        Director
    /s/ W. Craig McClelland                                     July 16, 1996
- -------------------------------------
         W. CRAIG MCCLELLAND

                                        Director
      /s/ William G. Ouchi                                      July 16, 1996
- -------------------------------------
          WILLIAM G. OUCHI

                                        Director
  /s/ Charles J. Queenan, Jr.                                   July 16, 1996
- -------------------------------------
       CHARLES J. QUEENAN, JR.

                                        Director
     /s/ George A. Roberts                                      July 16, 1996
- -------------------------------------
          GEORGE A. ROBERTS

                                        Director
       /s/ James E. Rohr                                        July 16, 1996
- -------------------------------------
            JAMES E. ROHR

                                        Director
       /s/ Fayez Sarofim                                        July 16, 1996
- -------------------------------------

         FAYEZ SAROFIM

                                        Director
     /s/ Henry E. Singleton                                     July 16, 1996
- -------------------------------------
         HENRY E. SINGLETON

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  2.1    Agreement and Plan of Merger and Combination, dated as of April 1,
         1996, as amended and restated, among Allegheny Teledyne Incorporated,
         Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc.
         and TDY Merger, Inc. (Appears as Appendix A to the Joint Proxy
         Statement/Prospectus forming part of this registration statement)
  2.2    Form of Shareholder Agreement, dated as of April 1, 1996, between
         Teledyne, Inc. and each of Richard P. Simmons, Arthur H. Aronson,
         Robert P. Bozzone and Charles J. Queenan, Jr. (Appears as Appendix D
         to the Joint Proxy Statement/Prospectus forming part of this registration statement).
  2.3    Form of Stockholder Agreement, dated as of April 1, 1996, between
         Allegheny Ludlum Corporation and each of William P. Rutledge, Donald
         B. Rice, George A. Roberts (and Mrs. Roberts), Fayez Sarofim and Henry
         E. Singleton (Appears as Appendix E to the Joint Proxy
         Statement/Prospectus forming part of this registration statement)
  3.1    Form of Restated Certificate of Incorporation of Allegheny Teledyne
         Incorporated (Appears as Annex A to Appendix A to the Joint Proxy
         Statement/Prospectus forming part of this registration statement)
  3.2    Form of Amended and Restated By-Laws of Allegheny Teledyne
         Incorporated (Appears as Annex B to Appendix A to the Joint Proxy
         Statement/Prospectus forming part of this registration statement)
  5.1    Opinion of Jon D. Walton, Esquire as to the legality of the securities being registered
  8.1    Opinion of Kirkpatrick & Lockhart LLP regarding certain tax matters
  8.2    Opinion of Irell & Manella LLP regarding certain tax matters
 10.1    Allegheny Teledyne Incorporated 1996 Incentive Plan (Appears as Annex
         E to Appendix A to the Joint Proxy Statement/Prospectus forming part of this registration statement)
 10.2    Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock
         Compensation Plan (Appears as Annex F to Appendix A to the Joint Proxy
         Statement/Prospectus forming part of this registration statement)
 10.3    Employment Agreement, dated July 15, 1996, between Allegheny Teledyne
         Incorporated and Arthur H. Aronson
 10.4    Employment Agreement, dated July 15, 1996, between Allegheny Teledyne
         Incorporated and James L. Murdy
 10.5    Employment Agreement, dated July 15, 1996, between Allegheny Teledyne
         Incorporated and Jon D. Walton
 10.6    Separation Agreement, dated July 12, 1996, among Teledyne, Inc.,
         Allegheny Teledyne Incorporated and Dr. Donald B. Rice
 23.4    Consent of Ernst & Young LLP
 23.5    Consent of Arthur Andersen LLP
 23.6    Consent of Salomon Brothers Inc
 23.7    Consent of Goldman, Sachs & Co.
 24.1    Power of Attorney (Appears as part of signature page)
 99.1    Form of Proxy of Allegheny Ludlum Corporation
 99.2    Form of Voting Instruction Materials of Allegheny Ludlum Corporation
 99.3    Form of Proxy of Teledyne, Inc.